As filed with the Securities and Exchange Commission on August 29, 2003

                                                    Registration No.__________
==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                    SECURITIZED ASSET BACKED RECEIVABLES LLC
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                              (State of Formation)

                                   37-1472598
                     (I.R.S. Employer Identification Number)

                    Securitized Asset Backed Receivables LLC
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 412-4000
                           Attention: General Counsel
   (Address and telephone number of Registrant's principal executive offices)

                    Securitized Asset Backed Receivables LLC
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 412-4000
                           Attention: Cheryl Grassmann
            (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                             Michael S. Gambro, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                            New York, New York 10038
                                  212-504-6000
 ==============================================================================

            Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement, as determined by market conditions. [_]

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]


                         CALCULATION OF REGISTRATION FEE

  Title of each                            Proposed        Proposed maximum     Amount of
    class of          Amount to be          maximum            aggregate      registration
securities to be     registered (2)     offering price         offering          fee (2)
   registered                            per unit (1)          price (1)
-------------------------------------------------------------------------------------------
  Asset-Backed      $5,000,000,000           100%          $5,000,000,000       $404,500
Certificates and
  Asset-Backed
Notes, issued in
     series

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) In accordance with Rule 429(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, see the second succeeding paragraph.

                         -------------------------------

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

This Registration Statement includes two base prospectuses and four forms of prospectus supplement. Version 1 of the base prospectus may be used in offering a series of certificates or notes backed by loans secured primarily by mortgages or deeds of trust on residential properties and security interests in manufactured homes. Version 2 of the base prospectus may be used in offering a series of certificates or notes backed by receivables consisting of loans on automobiles, motorcycles, recreational vehicles, light duty trucks, sport utility vehicles and vans. Version 1 of the form of prospectus supplement may be used in offering a series of certificates backed by loans secured primarily by mortgages or deeds of trust on residential properties and security interests in manufactured homes. Version 2 of the form of prospectus supplement may be used in offering a series of notes backed by loans secured primarily by mortgages or deeds of trust on residential properties and security interests in manufactured homes. Version 3 of the form of prospectus supplement may be used in offering a series of certificates backed by receivables consisting of loans on automobiles, motorcycles, recreational vehicles, light duty trucks, sport utility vehicles and vans. Version 4 of the form of prospectus supplement may be used in offering a series of notes backed by receivables consisting of loans on automobiles, motorcycles, recreational vehicles, light duty trucks, sport utility vehicles and vans. Each form of prospectus supplement is meant to be illustrative of the type of disclosure that might be presented for a series of certificates or notes, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series. These forms assume the possibility of credit enhancement in the form of overcollateralization and a security insurance policy, but as described in each base prospectus, the types of credit support may vary from series to series. Each base prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

PROSPECTUS
August 29, 2003

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                             Asset-Backed Securities
                              (Issuable in Series)

      Securitized Asset Backed Receivables LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

      For each series we will establish a trust fund consisting primarily of

      o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

      o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

      The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
      You should consider carefully the risk factors beginning on page 15 of this prospectus and in the related prospectus supplement.

      The securities will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

      You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                Barclays Capital

      We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                                   ----------

      This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary of Terms .........................................................     6
Risk Factors .............................................................    15
   Limited Liquidity of Securities May Adversely Affect the Market Value
      of Your Securities .................................................    15
   Assets of Trust Fund Are Limited ......................................    15
   Credit Enhancement Is Limited in Amount and Coverage ..................    15
   Yield Is Sensitive to Rate of Principal Prepayment ....................    16
   Borrower May Be Unable to Make Balloon Payment ........................    16
   Nature of Mortgages Could Adversely Affect Value of Properties ........    17
   Violations of Environmental Laws May Reduce Recoveries on Properties .. 18 Violations of Federal Laws May Adversely Affect Ability to Collect on
      Loans ..............................................................    19
   Rating of the Securities Are Limited and May be Withdrawn or Lowered .. 20 Adverse Conditions in the Residential Real Estate Markets May Result
      in a Decline in Property Values ....................................    21
   Book-Entry System for Certain Classes May Decrease Liquidity and
      Delay Payment ......................................................    21
   Unsecured Home Improvement Contracts May Experience Relatively Higher
      Losses .............................................................    21
   Mortgage Loans Underwritten as Non-Conforming Credits May Experience
      Relatively Higher Losses ...........................................    22
   Assets of the Trust Fund May Include Delinquent and Sub-Performing
      Residential Loans ..................................................    22
   Changes in the Market Value of Properties May Adversely Affect
      Payments on the Securities .........................................    22
Defined Terms ............................................................    23
The Trust Funds ..........................................................    23
   Residential Loans .....................................................    23
   Agency Securities .....................................................    29
   Stripped Agency Securities ............................................    33
   Additional Information Concerning the Trust Funds .....................    33
Use of Proceeds ..........................................................    35
Yield Considerations .....................................................    35
Maturity and Prepayment Considerations ...................................    37
The Depositor ............................................................    39
Residential Loans ........................................................    40
   Underwriting Standards ................................................    40
   Representations by Unaffiliated Sellers; Repurchases ..................    40
   Sub-Servicing .........................................................    41
Description of the Securities ............................................    41
   General ...............................................................    41
   Assignment of Assets of the Trust Fund ................................    43
   Deposits to the Trust Account .........................................    45
   Pre-Funding Account ...................................................    46
   Payments on Residential Loans .........................................    46
   Payments on Agency Securities .........................................    47
   Distributions .........................................................    47
   Principal and Interest on the Securities ..............................    48
   Available Distribution Amount .........................................    50
   Subordination .........................................................    50
   Advances ..............................................................    52
   Statements to Holders of Securities ...................................    53
   Book-Entry Registration of Securities .................................    54
   Collection and Other Servicing Procedures .............................    56
   Realization on Defaulted Residential Loans ............................    57
   Retained Interest, Administration Compensation and Payment
      of Expenses ........................................................    58
   Evidence as to Compliance .............................................    59
   Certain Matters Regarding the Master Servicer, the Depositor and
      the Trustee ........................................................    59
   Deficiency Events .....................................................    62
   Events of Default .....................................................    63
   Amendment .............................................................    67
   Termination ...........................................................    67
   Voting Rights .........................................................    68
Description of Primary Insurance Coverage ................................    68
   Primary Credit Insurance Policies .....................................    68
   FHA Insurance and VA Guarantees .......................................    69
   Primary Hazard Insurance Policies .....................................    70
Description of Credit Support ............................................    72
   Pool Insurance Policies ...............................................    72
   Special Hazard Insurance Policies .....................................    74
   Bankruptcy Bonds ......................................................    77
   Reserve Funds .........................................................    77
   Cross-Support Provisions ..............................................    77
   Letter of Credit ......................................................    78
   Insurance Policies and Surety Bonds ...................................    78
   Excess Spread .........................................................    78

                                                                            Page
                                                                            ----

   Overcollateralization .................................................    78
Certain Legal Aspects of Residential Loans ...............................    78
   General ...............................................................    78
   Mortgage Loans ........................................................    79
   Cooperative Loans .....................................................    80
   Tax Aspects of Cooperative Ownership ..................................    81
   Manufactured Housing Contracts Other Than Land Contracts ..............    81
   Foreclosure on Mortgages ..............................................    83
   Foreclosure on Cooperative Shares .....................................    85
   Repossession with respect to Manufactured Housing Contracts that are
      not Land Contracts .................................................    86
   Rights of Redemption with respect to Residential Properties ...........    87
   Notice of Sale; Redemption Rights with respect to Manufactured Homes .. 87 Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations
      on Lenders .........................................................    87
   Junior Mortgages ......................................................    90
   Consumer Protection Laws ..............................................    90
   Enforceability of Certain Provisions ..................................    92
   Prepayment Charges and Prepayments ....................................    93
   Subordinate Financing .................................................    93
   Applicability of Usury Laws ...........................................    94
   Alternative Mortgage Instruments ......................................    94
   Environmental Legislation .............................................    95
   Soldiers' and Sailors' Civil Relief Act of 1940 and the California
      Military and Veterans Code .........................................    96
   Forfeiture for Drug, RICO and Money Laundering Violations .............    96
Federal Income Tax Consequences ..........................................    97
   General ...............................................................    97
   REMICs ................................................................    97
   General ...............................................................    97
   Taxation of Owners of Regular Securities ..............................   100
   Taxation of Owners of Residual Securities .............................   108
   Taxes That May Be Imposed on the REMIC Pool ...........................   115
   Liquidation of the REMIC Pool .........................................   117
   Administrative Matters ................................................   117
   Limitations on Deduction of Certain Expenses ..........................   117
   Taxation of Certain Foreign Investors .................................   118
   Backup Withholding ....................................................   119
   Reporting Requirements ................................................   119
   Grantor Trust Funds ...................................................   120
   Classification of Grantor Trust Funds .................................   120
   Standard Securities ...................................................   120
   Stripped Securities ...................................................   123
   Reporting Requirements and Backup Withholding .........................   126
   Partnership Trust Funds ...............................................   126
   Classification of Partnership Trust Funds .............................   126
   Characterization of Investments in Partnership Securities and
      Debt Securities ....................................................   127
   Taxation of Holder of Debt Securities .................................   127
   Taxation of Owners of Partnership Securities ..........................   128
State and Other Tax Consequences .........................................   133
ERISA Considerations .....................................................   133
Legal Investment .........................................................   136
Plans of Distribution ....................................................   138
Incorporation of Certain Information by Reference ........................   140
Legal Matters ............................................................   140
Financial Information ....................................................   140
Additional Information ...................................................   140
Rating ...................................................................   140
Glossary of Terms ........................................................   142

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

      Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

      (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

      (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

      If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                   ----------

      If you require additional information, the mailing address of our principal executive offices is Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, NY 10166 and the telephone number is (212) 412-4000.

                                SUMMARY OF TERMS

      This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

     Depositor ......................   Securitized Asset Backed Receivables
                                        LLC, the depositor, is a limited
                                        liability company organized under the
                                        laws of Delaware. The depositor is a
                                        direct wholly owned subsidiary of
                                        Barclays Bank PLC.

      Master Servicer ...............   The entity or entities named as master
                                        servicer in the related prospectus
                                        supplement.

      Trustees ......................   The trustee or indenture trustee named
                                        as trustee in the related prospectus
                                        supplement. The owner trustee named as
                                        owner trustee in the related prospectus
                                        supplement.

      Issuer of Notes ...............   The depositor or an owner trust
                                        established for the purpose of issuing
                                        the series of notes will issue each
                                        series of notes through a separate
                                        trust. The depositor, and the owner
                                        trustee will enter into a separate trust agreement to form each owner trust.

Securities

      Description of Securities .....   The depositor will offer asset-backed
                                        pass-through certificates or
                                        asset-backed notes from time to time.
                                        The depositor will offer these
                                        securities in one or more series. Each
                                        series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund.
                                        The trust fund will consist of a
                                        segregated pool of residential loans or
                                        agency securities, or beneficial
                                        interests in them, and certain other
                                        assets described below.

                                        A series of securities may include one
                                        or more classes of securities that may
                                        be entitled to, among other things:

                                        o  principal distributions, with
                                           disproportionate nominal or no
                                           interest distributions;

                                        o  interest distributions, with
                                           disproportionate, nominal or no
                                           principal distributions;

                                        o  distributions only of prepayments of
                                           principal throughout the lives of the
                                           securities or during specified
                                           periods;

                                        o  subordinated distributions of
                                           scheduled payments of principal,
                                           prepayments of principal, interest or
                                           any combination of these payments;

                                        o  distributions only after the
                                           occurrence of events specified in the
                                           related prospectus supplement;

                                        o  distributions in accordance with a
                                           schedule or formula or on the basis
                                           of collections from designated
                                           portions of the assets in the related
                                           trust fund;

                                        o  interest at a fixed rate or a rate
                                           that is subject to change from time
                                           to time;

                                        o  distributions allocable to interest
                                           only after the occurrence of events
                                           specified in the related prospectus
                                           supplement and may accrue interest
                                           until these events occur.

                                        The related prospectus supplement will
                                        specify these entitlements.

                                        The timing and amounts of these
                                        distributions may vary among classes,
                                        over time. In addition, a series may
                                        include two or more classes of
                                        securities which differ as to timing,
                                        sequential order or amount of
                                        distributions of principal or interest,
                                        or both, or as to subordination.

                                        The related prospectus supplement will
                                        specify if each class of securities

                                        o  has a stated principal amount; and

                                        o  is entitled to distributions of
                                           interest on the security principal
                                           balance based on a specified security
                                           interest rate.

      Interest ......................   Interest on each class of securities for
                                        a series:

                                        o  will accrue at the applicable
                                           security interest rate on its
                                           outstanding security principal
                                           balance;

                                        o  will be distributed to holders of the
                                           securities as provided in the related
                                           prospectus supplement on the related
                                           distribution date; and

                                        o  may be reduced to the extent of
                                           certain delinquencies or other
                                           contingencies described in the
                                           related prospectus supplement.

                                        Distributions with respect to accrued
                                        interest on accrual securities will be
                                        identified in the related prospectus
                                        supplement. This accrued interest will
                                        not be distributed but rather will be
                                        added to the security principal balance
                                        of each series prior to the time when
                                        accrued interest becomes payable.

                                        Distributions with respect to interest
                                        on interest-only securities with no or,
                                        in certain cases, a nominal security
                                        principal balance will be made on each
                                        distribution date on the basis of a
                                        notional amount as described in this
                                        prospectus and in the related prospectus supplement.

                                        See "Yield Considerations," "Maturity
                                        and Prepayment Considerations" and
                                        "Description of the Securities" in this
                                        prospectus.

      Principal .....................   The security principal balance of a
                                        security represents the maximum dollar
                                        amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund.

                                        The related prospectus supplement will
                                        set forth the initial security principal balance of each class of securities.

                                        Generally, distributions of principal
                                        will be payable as set forth in the
                                        related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                                        If an interest-only security does not
                                        have a security principal balance, it
                                        will not receive distributions of
                                        principal. See "The Trust Funds,"
                                        "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

Assets

      The Trust Funds ...............   Each trust fund will consist of:

                                        o  a segregated pool of residential
                                           loans, agency securities and/or
                                           mortgage securities; and

                                        o  certain other assets as described in
                                           this prospectus and in the related
                                           prospectus supplement.

                                        The depositor will purchase all assets
                                        of the trust fund, either directly or
                                        through an affiliate, from unaffiliated
                                        sellers. The depositor will generally
                                        deposit the assets into the related
                                        trust fund as of the first day of the
                                        month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the
                                        Securities-Pre-Funding Account" in this
                                        prospectus.

            A. Residential Loans ....   The residential loans will consist of
                                        any combination of:

                                        o  mortgage loans secured by first or
                                           junior liens on one- to four-family
                                           residential properties;

                                        o  mortgage loans secured by first or
                                           junior liens on multifamily
                                           residential properties consisting of
                                           five or more dwelling units;

                                        o  home improvement installment sales
                                           contracts and installment loan
                                           agreements which may be unsecured or
                                           secured by a lien on the related
                                           mortgaged property;

                                        o  a manufactured home, which may have a
                                           subordinate lien on the related
                                           mortgaged property, as described in
                                           the related prospectus supplement;

                                        o  one- to four-family first or junior
                                           lien closed end home equity loans for
                                           property improvement, debt
                                           consolidation or home equity
                                           purposes;

                                        o  cooperative loans secured primarily
                                           by shares in a private cooperative
                                           housing corporation. The shares,
                                           together with the related proprietary
                                           lease or occupancy agreement give the
                                           owner of
                                           the shares the right to occupy a
                                           particular dwelling unit in the
                                           cooperative housing corporation; or

                                        o  manufactured housing conditional
                                           sales contracts and installment loan
                                           agreements which may be secured by
                                           either liens on:

                                           o  new or used manufactured homes; or

                                           o  the real property and any
                                              improvements on it which may
                                              include the related manufactured
                                              home if deemed to be part of the
                                              real property under applicable
                                              state law relating to a
                                              manufactured housing contract; and

                                           o  in certain cases, new or used
                                              manufactured homes which are not
                                              deemed to be a part of the related
                                              real property under applicable
                                              state law.

                                        The mortgage properties, cooperative
                                        shares, together with the right to
                                        occupy a particular dwelling unit, and
                                        manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                                        Each trust fund may contain any
                                        combination of the following types of
                                        residential loans:

                                        o  fully amortizing loans with a fixed
                                           rate of interest and level monthly
                                           payments to maturity;

                                        o  fully amortizing loans with

                                           o  a fixed interest rate providing
                                              for level monthly payments, or

                                           o  payments of interest that increase
                                              annually at a predetermined rate
                                              until the loan is repaid or for a
                                              specified number of years, after
                                              which level monthly payments
                                              resume;

                                        o  fully amortizing loans

                                           o  with a fixed interest rate
                                              providing for monthly payments
                                              during the early years of the term
                                              that are calculated on the basis
                                              of an interest rate below the
                                              interest rate,

                                           o  followed by monthly payments of
                                              principal and interest that
                                              increase annually by a
                                              predetermined percentage over the
                                              monthly payments payable in the
                                              previous year until the loan is
                                              repaid or for a specified number
                                              of years,

                                           o  followed by level monthly
                                              payments;

                                        o  fixed interest rate loans providing
                                           for

                                           o  level payments of principal and
                                              interest on the basis of an
                                              assumed amortization schedule and

                                           o  a balloon payment of principal at
                                              the end of a specified term;

                                        o  fully amortizing loans with

                                           o  an interest rate adjusted
                                              periodically, and

                                           o  corresponding adjustments in the
                                              amount of monthly payments, to
                                              equal the sum, which may be
                                              rounded, of a fixed margin and an
                                              index as described in the related
                                              prospectus supplement.

                                           These loans may provide for an
                                           election, at the borrower's option
                                           during a specified period after
                                           origination of the loan, to convert
                                           the adjustable interest rate to a
                                           fixed interest rate, as described in
                                           the related prospectus supplement;

                                        o  fully amortizing loans with an
                                           adjustable interest rate providing
                                           for monthly payments less than the
                                           amount of interest accruing on the
                                           loan and for the amount of interest
                                           accrued but not paid currently to be
                                           added to the principal balance of the
                                           loan;

                                        o  adjustable interest rate loans
                                           providing for an election at the
                                           borrower's option to extend the term
                                           to maturity for a period that will
                                           result in level monthly payments to
                                           maturity if an adjustment to the
                                           interest rate occurs resulting in a
                                           higher interest rate than at
                                           origination; or

                                        o  other types of residential loans as
                                           may be described in the related
                                           prospectus supplement.

                                        The related prospectus supplement may
                                        specify that the residential loans are
                                        covered by:

                                        o  primary mortgage insurance policies;

                                        o  insurance issued by the Federal
                                           Housing Administration; or

                                        o  partial guarantees of the Veterans
                                           Administration.

                                        See "Description of Primary Insurance
                                        Coverage" in this prospectus.

            B. Agency Securities ....   The agency securities may consist of any
                                        combination of:

                                        o  "fully modified pass-through"
                                           mortgage-backed certificates
                                           guaranteed by the Government National
                                           Mortgage Association;

                                        o  guaranteed mortgage pass-through
                                           securities issued by the Federal
                                           National Mortgage Association; and

                                        o  mortgage participation certificates
                                           issued by the Federal Home Loan
                                           Mortgage Corporation.

            C. Mortgage Securities ..   A trust fund may include previously
                                        issued:

                                        o  asset-backed certificates;

                                        o  collateralized mortgage obligations;
                                           or

                                        o  participation certificates evidencing
                                           interests in, or collateralized by,
                                           residential loans or agency
                                           securities.

            D. Trust Account ........   Each trust fund will include one or more
                                        trust accounts established and
                                        maintained on behalf of the holders of
                                        securities. To the extent described in
                                        this prospectus and in the related
                                        prospectus supplement, the master
                                        servicer or the trustee will deposit
                                        into the trust account all payments and
                                        collections received or advanced with
                                        respect to assets of the related trust
                                        fund. A trust account may be maintained
                                        as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See
                                        "Description of the Securities--
                                        Deposits to the Trust Account" in this
                                        prospectus.

            E. Credit Support .......   One or more classes of securities within
                                        any series may be covered by any
                                        combination of:

                                        o  a surety bond;

                                        o  a guarantee;

                                        o  letter of credit;

                                        o  an insurance policy;

                                        o  a bankruptcy bond;

                                        o  a reserve fund;

                                        o  a cash account;

                                        o  reinvestment income;

                                        o  overcollateralization;

                                        o  subordination of one or more classes
                                           of securities in a series or, with
                                           respect to any series of notes, the
                                           related equity certificates, to the
                                           extent provided in the related
                                           prospectus supplement;

                                        o  cross-support between securities
                                           backed by different asset groups
                                           within the same trust fund; or

                                        o  another type of credit support to
                                           provide partial or full coverage for
                                           certain defaults and losses relating
                                           to the residential loans.

                                        The related prospectus supplement may
                                        provide that the coverage provided by
                                        one or more forms of credit support may
                                        apply concurrently to two or more
                                        separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "Description of Credit Support" and "Description of the Securities -- Subordination" in this prospectus.

Pre-Funding Account .................   The related prospectus supplement may
                                        specify that funds on deposit in a
                                        pre-funding account will be used to
                                        purchase additional residential loans
                                        during the period specified in the
                                        related prospectus supplement.

Servicing And Advances ..............   The master servicer, directly or through
                                        sub-servicers:

                                        o  will service and administer the
                                           residential loans included in a trust
                                           fund; and

                                        o  if and to the extent the related
                                           prospectus supplement so provides,
                                           will be obligated to make certain
                                           cash advances with respect to
                                           delinquent scheduled payments on the
                                           residential loans. This advancing
                                           obligation will be limited to the
                                           extent that the master servicer
                                           determines that the advances will be
                                           recoverable.

                                        Advances made by the master servicer
                                        will be reimbursable to the extent
                                        described in the related prospectus
                                        supplement. The prospectus supplement
                                        with respect to any series may provide
                                        that the master servicer will obtain a
                                        cash advance surety bond, or maintain a
                                        cash advance reserve fund, to cover any
                                        obligation of the master servicer to
                                        make advances. The borrower on any
                                        surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances." in this prospectus.

Optional Termination ................   The related prospectus supplement may
                                        specify that the assets in the related
                                        trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities-- Termination" in this prospectus and the related section in the related prospectus supplement.

Tax Status ..........................   The treatment of the securities for
                                        federal income tax purposes will depend
                                        on:

                                        o  whether a REMIC election is made with
                                           respect to a series of certificates;
                                           and

                                        o  if a REMIC election is made, whether
                                           the certificates are "regular"
                                           interest securities or "residual"
                                           interest securities.

                                        Unless otherwise indicated in the
                                        related prospectus supplement, notes
                                        will represent indebtedness of the
                                        related trust fund. You are advised to
                                        consult your tax advisors.

                                        See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations ................   If you are a fiduciary of any employee
                                        benefit plan subject to the fiduciary
                                        responsibility provisions of the
                                        Employee Retirement Income Security Act
                                        of 1974, as amended, you should
                                        carefully review with your own legal
                                        advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the
                                        Internal Revenue Code.

                                        See "ERISA Considerations" in this
                                        prospectus and in the related prospectus supplement.

Legal Investment ....................   The applicable prospectus supplement
                                        will specify whether the securities
                                        offered will constitute "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984, as amended. If your
                                        investment activities are subject to
                                        review by federal or state authorities,
                                        you should consult with your counsel or
                                        the applicable authorities to determine
                                        whether and to what extent a class of
                                        securities constitutes a legal
                                        investment for you.

                                        See "Legal Investment" in this
                                        prospectus and in the related prospectus supplement.

Use Of Proceeds .....................   The depositor will use the net proceeds
                                        from the sale of each series for one or
                                        more of the following purposes:

                                        o  to purchase the related assets of the
                                           trust fund;

                                        o  to repay indebtedness which was
                                           incurred to obtain funds to acquire
                                           the assets of the trust fund;

                                        o  to establish any reserve funds
                                           described in the related prospectus
                                           supplement; and

                                        o  to pay costs of structuring,
                                           guaranteeing and issuing the
                                           securities.

                                        See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

Ratings .............................   Prior to offering securities pursuant to
                                        this prospectus and the related
                                        prospectus supplement, each offered
                                        class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                                        o  A security rating is not a
                                           recommendation to buy, sell or hold
                                           the securities of any series.

                                        o  A security rating is subject to
                                           revision or withdrawal at any time by
                                           the assigning rating agency.

                                        o  A security rating does not address
                                           the effect of prepayments on the
                                           yield you may anticipate when you
                                           purchase your securities.

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

      We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter must do so.

Assets of Trust Fund Are Limited

      The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

      o     payments with respect to the assets of the trust fund; and

      o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

      You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

      o     all payments due on the securities of your series;

      o adequate provision for future payments on certain classes of securities; and

      o     any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

      The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

      Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Yield Is Sensitive to Rate of Principal Prepayment

      The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

      o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

      o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

      o     the exercise of any right of optional termination; and

      o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

      Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      The rate of prepayments is influenced by a number of factors, including:

      o     prevailing mortgage market interest rates;

      o     local and national interest rates;

      o     homeowner mobility; and

      o     the ability of the borrower to obtain refinancing.

      Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal Interest on the Securities" in this prospectus.

Borrower May Be Unable to Make Balloon Payment

      Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

      o     timely refinance the loan; or

      o     timely sell the related residential property.

      A number of factors will affect a borrower's ability to accomplish either of these goals, including:

      o the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related residential property;

      o     the financial condition of the borrower; and

      o     the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

      Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

      o an overall decline in the residential real estate market in the areas in which the residential properties are located;

      o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

      o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

      Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

      o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

      o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

      o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

      In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

      If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

      o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

      o     incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

      Applicable state laws generally:

      o     regulate interest rates and other charges;

      o     require certain disclosures; and

      o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

      o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

      o     may entitle the borrower to a refund of amounts previously paid; and

      o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

Violations of Environmental Laws May Reduce Recoveries on Properties

      Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

      The residential loans may also be subject to federal laws, including:

      o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

      o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

      Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

      o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

      o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

      o     affect the enforceability of the related loans.

In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

      The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

      o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

      o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

      Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Rating of the Securities Are Limited and May be Withdrawn or Lowered

      Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

      o     the adequacy of the value of the assets of the trust fund;

      o     any credit enhancement with respect to the class; and

      o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

      The rating will not be based on:

      o the likelihood that principal prepayments on the related residential loans will be made;

      o the degree to which prepayments might differ from those originally anticipated; or

      o the likelihood of early optional termination of the series of securities.

      You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

      o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

      o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

      o if in the judgment of the rating agency, circumstances in the future so warrant;

      o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

      o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

      o that the historical data supporting the actuarial analysis will accurately reflect future experience;

      o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

      o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

      The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results:

      o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

      o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

      o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

      Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company, participating organizations, financial intermediaries and certain banks.
Therefore:

      o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

      o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

      o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Financial Intermediaries.

      See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

      A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

      o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

      o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

      o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

      o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

      The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

      A mortgage loan made to a "non-conforming credit" means a residential loan that is:

      o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

      o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

      o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

      Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

      The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o the rate of defaults and prepayments on the residential loans to increase; and

      o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

      See "The Trust Funds-- Residential Loans" in this prospectus.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

      We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus are defined under the caption "Glossary of Terms" in this prospectus on page 142.

                                 THE TRUST FUNDS

      The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

      The residential loans may consist of any combination of:

      o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

      o     Multifamily Loans;

      o     Home Improvement Contracts;

      o     Home Equity Loans;

      o     Cooperative Loans; or

      o     Manufactured Housing Contracts

      The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

      (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

      (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

      (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

      (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

      (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

      (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

      (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

      (8) Any other types of residential loans as may be described in the related prospectus supplement.

      The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

      o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

      o     have been issued previously by:

            o     the depositor or an affiliate of the depositor;

            o     a financial institution; or

            o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

      If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

      o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

            (1) offered and distributed to the public pursuant to an effective registration statement, or

            (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

      Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities that the Trust Fund includes mortgage securities, the related prospectus supplement will include a description of:

      o     the mortgage securities;

      o     any related credit enhancement;

      o     the residential loans underlying the mortgage securities; and

      o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

      The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

      The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

      Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

      o     detached and attached dwellings;

      o     townhouses;

      o     rowhouses;

      o     individual condominium units;

      o     individual units in planned-unit developments; and

      o     individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

      o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

            o first, to the payment of court costs and fees in connection with the foreclosure;

            o     second, to real estate taxes; and

            o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

      o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

            o In order for the debt related to the mortgage loan included in the Trust Fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

            o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien. As a result, holders of one or more classes of the securities bear:

                  o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

                  o the risk of loss if the deficiency judgment is not realized on; and

                  o the risk that deficiency judgments may not be available in certain jurisdictions.

      o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

      Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      The related prospectus supplement may specify that the Multifamily Loans:

      o     contain a Lockout Period;

      o     prohibit prepayments entirely; or

      o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

      Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

      Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

      The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

      o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account; and

      o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

      FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

      There are two primary FHA insurance programs that are available for Multifamily Loans:

      o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

      o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

      o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

            (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

            (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

      o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

      We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

      The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

      GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

      o     the GNMA guaranty program;

      o     the characteristics of the pool underlying the GNMA Certificates;

      o     the servicing of the related pool;

      o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the GNMA Certificates.

      Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

      The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

      GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

      o collecting payments from borrowers and remitting the collections to the registered holder;

      o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

      o     maintaining primary hazard insurance; and

      o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

      The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

      Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

      Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

      o must meet the applicable standards of the Fannie Mae purchase program;

      o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

      o     is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

      o     the Fannie Mae program;

      o     the characteristics of the pool underlying the Fannie Mae
            Certificates;

      o     the servicing of the related pool;

      o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Fannie Mae Certificates.

      Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

      The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

      The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

      Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

      o     the Freddie Mac guaranty program;

      o     the characteristics of the pool underlying the Freddie Mac
            Certificate;

      o     the servicing of the related pool;

      o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Freddie Mac Certificates.

      Except as described below with respect to Stripped Agency Securities:

      o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

      o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

      o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

            o     foreclosure sale;

            o     payment of the claim by any mortgage insurer; and

            o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

      The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

      The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

      o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

      o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      To the extent set forth in the related Prospectus Supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

      o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

      o the payments of principal and interest on the Stripped Agency Securities and

      o     other relevant matters with respect to the Stripped Agency
            Securities.

Additional Information Concerning the Trust Funds

      Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

      o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

      o     the types of related residential properties--e.g.,

            o     one- to four-family dwellings,

            o     multifamily residential properties,

            o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

            o     condominiums and planned-unit development units,

            o     vacation and second homes, and

            o     new or used manufactured homes;

      o     the original terms to maturity;

      o     the outstanding principal balances;

      o     the years in which the loans were originated;

      o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

      o the Loan-To-Value ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value ratios at origination;

      o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

      o the geographical distribution of the residential properties on a state-by-state basis;

      o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

      o information as to the payment characteristics of the residential loans.

      If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

      The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

      The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

      The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

      The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

      o     any applicable trust administration fee payable to the trustee,

      o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

      o any applicable withholding tax required to be withheld by the trustee and

      o     as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

      o     to purchase the related assets of the trust fund;

      o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

      o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

      o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

      The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

      The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

      o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

      o     in later months in the case of agency securities; or

      o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

      When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

      o     payments to senior lienholders,

      o     legal fees and costs of legal action,

      o     real estate taxes, and

      o     maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

      o     entitle the borrower to a refund of amounts previously paid, and

      o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

      The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The original terms to maturity of the assets of the trust fund in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

      The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

      Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

      o     homeowner mobility;

      o     economic conditions;

      o     enforceability of due-on-sale clauses;

      o     market interest rates and the availability of funds;

      o     the existence of lockout provisions and prepayment penalties;

      o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

      o     the relative tax benefits associated with the ownership of property;
            and

      o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

      Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

      o     the amounts of the underlying senior mortgage loans;

      o     the interest rates on the underlying senior mortgage loans;

      o the use of first mortgage loans as long-term financing for home purchase; and

      o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

            o     home improvement;

            o     education expenses; and

            o     purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

      In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

      In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

      With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

      With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

      In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

      The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

      Securitized Asset Backed Receivables LLC, the Depositor, is a Delaware limited liability company organized on August 5, 2003. The Depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The Depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

      Barclays Bank PLC together with its subsidiary companies (the "Barclays Bank Group" or the "Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, the Group is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centers. All of the issued share capital of Barclays Bank PLC is owned by Barclays PLC, a public limited company registered in England and Wales under company number 48839. The investment in Barclays Bank PLC is the only significant asset of Barclays PLC.

      The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

      Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

Underwriting Standards

      The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

      o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

      o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

      o that the residential property was free from damage and was in good repair;

      o that there were no delinquent tax or assessment liens against the residential property;

      o     that each residential loan was current as to all required payments;
            and

      o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

      The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

      o     the unpaid principal balance of the residential loans;

      o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

      o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

      An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

      Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

      Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

      The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

      Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

      As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

      o residential loans, including any mortgage securities, or agency securities, exclusive of

      o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("retained interest") and

            o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

      o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

      o     with respect to trust funds that include residential loans:

            o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

            o     any Primary Credit Insurance Policies and Primary Hazard
                  Insurance;

            o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

            o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

      o     if specified in the related prospectus supplement, the reserve fund;
            and

      o     any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each series of securities may consist of any combination of:

      o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement.

      o     one or more classes of securities which will be entitled to:

            o principal distributions, with disproportionate, nominal or no interest distributions; or

            o interest distributions, with disproportionate, nominal or no principal distributions;

      o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

      o other types of classes of securities, as described in the related prospectus supplement.

      Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this Prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

      At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

      o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

      o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

      o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

      o     the pass-through rate on the agency securities;

      o and with respect to a series of securities evidencing interests in residential loans, for each loan:

            o     information respecting its interest rate;

            o     its current scheduled payment of principal and interest;

            o     its Loan-to-Value Ratio; and

            o     certain other information.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscor. Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. , or MERS(R)System. With respect mortgage loans registered through the MERS(R)system, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

      o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

      o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that Mortgage submitted for recording; and

      o     an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

      Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

      o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

      o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

      o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

      The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

      With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

      Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

      o     the related cooperative note;

      o     the original security agreement;

      o     the proprietary lease or occupancy agreement;

      o the related stock certificate and related stock powers endorsed in blank; and

      o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

      Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

      o the original Manufactured Housing Contract endorsed to the order of the trustee; and

      o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities to the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

      Agency Securities. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

      Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

      We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

      The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

      The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will specify who is entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

      The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

      The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

      (1) all payments on account of principal, including principal prepayments, on the residential loans;

      (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

      (3) all proceeds of

            o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

            o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

      (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

      (5) any advances made as described under "--Advances" in this prospectus;

      (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

      (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

      (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

      (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

      (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

      (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

      (12) any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

      The agency securities included in a trust fund will be registered in the name of the trustee so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

      Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

      Distributions will be made either:

      o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

      o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

      Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

      The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

      Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

      o     substantial payments of principal on the assets of the trust fund,

      o low rates then available for reinvestment of payments on assets of the trust fund,

      o     substantial Realized Losses or

      o     some combination of the foregoing, and

      o     based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

      The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

      All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

      Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

      Some classes of securities will not be entitled to interest payments.

      With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

      The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

      Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

      Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

      The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

      With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

      o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

      o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

      Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

      As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

      A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

      Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

      All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

      As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

      Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

      The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

      Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

      If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

      Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

      Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

      The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

      Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

      Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

      The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

      The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

      On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

      (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

      (2) the amount of the distribution, if any, allocable to interest;

      (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

      (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

      (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

      (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

      (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

      (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

      (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

      (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

      (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

      (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

      (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

      (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

      (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

      The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the Internal Revenue Service and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

      If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through the Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme in Europe, if they are Participants of these systems, or indirectly through organizations which are Participants in these systems.

      The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that only "holders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

      The Security Owner's ownership of a book-entry security will be recorded on the records of the Financial Intermediary. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate).

      Security Owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and the Participants. While the securities are outstanding, except under the circumstances described under this caption "--Book-Entry Registration of Securities," under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the rules creating and affecting DTC and its operations provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

      Security Owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of securities only through Participants and indirect participants by instructing the Participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective Participants. Under the rules creating and affecting DTC and its operations and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

      We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

      (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

      (2) the depositor or trustee, at its sole option, elects to terminate the book-entry system through DTC, or

      (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

      If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Financial Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

      Residential Loans. The master servicer, directly or through sub-servicers, will be required to

      o make reasonable efforts to collect all required payments under the residential loans and

      o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

      In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

      The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

      Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

      As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

      If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

      (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

      (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

      o the outstanding principal balance of the defaulted residential loan, or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

      o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

      o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

      If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

      In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

      With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

      If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

      The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

      With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

      As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

      With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

      We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

      Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

      Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

      The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

      o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

      o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

      o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

      Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

      o against any liability for any breach of warranties or representations made in the servicing agreement; or

      o     against any specific liability imposed on the master servicer; or

            o     by the terms of the servicing agreement; or

            o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

            o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

      o     entitled to indemnification by the trust fund and

      o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

            o any loss, liability, or expense related to any specific residential loan or residential loans,

            o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

            o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

      In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

      The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

      The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

      o     the agreement or the securities;

      o     any Pool Insurance Policy;

      o     any special hazard insurance policy and the Bankruptcy Bond; or

      o     any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

      In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

      The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly.

The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

      Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

      Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

      With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

      A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

      If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

      The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

      If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

      If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

      Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

      o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

      So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

      No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

      o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

      o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

      o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

      o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

      o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

      Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

      o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o     any other servicing default specified in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

      Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

      o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

      o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

      o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

      o maintain possession of the collateral securing the notes of the series and

      o continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

      In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

      o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3 % of the then aggregate outstanding amount of the notes of the series, or

      o the trustee satisfies the other requirements as may be set forth in the related indenture.

      If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

      If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

      No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

      o the holder previously has given to the trustee written notice of default and the continuance of a default;

      o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

            o have made written request to the trustee to institute the proceeding in its own name as trustee; and

            o     have offered to the trustee reasonable indemnity;

      o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

      o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

      o exercise any of the trusts or powers vested in it by the indenture or

      o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

      With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

      (1) to cure any ambiguity;

      (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

      (3) to make any other provisions with respect to matters or questions arising under the agreement; and

      (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

            (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

      The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

      o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

      o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

      Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

      The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

      The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

      The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

      The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

      As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

      o     advance or discharge

            o     hazard insurance premiums; and

            o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

      o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

      Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

      The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

      Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

      With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

      The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

      The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

      Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     nuclear reactions,

      o     wet or dry rot,

      o     vermin, rodents, insects or domestic animals,

      o     theft, and,

      o     in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

      (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

      (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

      (1) the replacement cost of the improvements less physical depreciation;
and

      (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

      The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

      (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

      (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

      The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

      The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities may include credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

      o     a Pool Insurance Policy;

      o     a special hazard insurance policy;

      o     a Bankruptcy Bond;

      o     a reserve fund; or

      o     a similar credit support instrument.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

      To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

      The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

      Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

      Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

      o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

      o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

      o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

      o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

      (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

      (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

      Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

      (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

      (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

      The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

      In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

      If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

      Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

      Claims under each special hazard insurance policy will generally be limited to:

      (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

      (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

      (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

      As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

      o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

      o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

      o     normal wear and tear,

      o     war,

      o     civil insurrection,

      o     certain governmental actions,

      o     errors in design,

      o     faulty workmanship or materials,

      o except under certain circumstances, nuclear or chemical reaction or contamination,

      o flood, if the property is located in a federally designated flood area, and

      o     certain other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

      (1) the cost of repair to the property; and

      (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

            (a) accrued interest at the interest rate to the date of claim settlement and

            (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

            (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

            (b)   any amount paid as the cost of repair of the property.

      Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

      The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

      A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

      o     Primary Hazard Insurance Policy premiums,

      o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

      o     real estate property taxes, if applicable,

      o     property protection and preservation expenses and

      o     foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

      If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

      Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

      The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

      Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

      The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

      The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

Letter of Credit

      The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

      The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

      The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

      The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

      All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

      (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

      (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

      (3) Manufactured Housing Contracts evidencing both

            o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

            o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

      The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

      Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

      o     the law of the state in which the real property is located,

      o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

      o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

      The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations

      (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

      The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

      As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or the Unaffiliated Seller.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

      o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

      o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

      A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

      (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

      (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

      In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

      (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

      Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

      o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

      o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

      o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

      In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

      Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

      Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

      (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

      (3) Sale proceeds are to be applied first to repossession expenses-- expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

      Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

      While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

      States have taken a number of approaches to anti-deficiency and related legislation:

      o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

      o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

      o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

      o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

      A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

      A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

      Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

      In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

      Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

      For Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Junior Mortgages

      Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure" in this prospectus.

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

      Numerous Federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

      o     the federal Truth-in-Lending Act and Regulation Z,

      o     Real Estate Settlement Procedures Act and Regulation X,

      o     Equal Credit Opportunity Act and Regulation B,

      o     Fair Credit Billing Act,

      o     Fair Credit Reporting Act,

      o     Fair Housing Act, Housing and Community Development Act,

      o     Home Mortgage Disclosure Act,

      o     Federal Trade Commission Act,

      o     Fair Debt Collection Practices Act,

      o     Uniform Consumer Credit Code,

      o     Consumer Credit Protection Act,

      o     Riegle Act, and

      o     related statutes and regulations.

      In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

      o     the disclosures required to be made to borrowers,

      o     licensing of originators of residential loans,

      o     debt collection practices,

      o     origination practices, and

      o     servicing practices.

      These Federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

      o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

      o     subject the trust to an administrative enforcement action,

      o     provide the borrower with the right to rescind the loan, and

      o     provide the borrower with set-off rights against the trust.

      Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

      Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

      If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

Enforceability of Certain Provisions

      Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act "encourages" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      Mortgage Loans. The preemption pursuant to the Garn-St. Germain Act exempts mortgage loans, originated other than by federal savings and loan associations and federal savings banks, that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying the Window Period Loans unless the property underlying a window period loan is located in Michigan, New Mexico or Utah. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by these institutions are therefore not deemed to be Window Period Loans.

      When the Window Period Loans exemption expired on October 15, 1985, due-on-sale clauses became generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were

      (1) originated or assumed during the "window period," which ended in all cases not later than October 15, 1982, and

      (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

      Freddie Mac took the position in its published mortgage servicing standards that, out of a total of eleven "window period states," three states --Michigan, New Mexico and Utah--enacted statutes extending, on various terms and for varying periods, prohibiting enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St. Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

      Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

      Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

      o     prohibiting prepayment for a specified period after origination,

      o     prohibiting partial prepayments entirely or

      o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

      The laws of certain states may

      o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

      o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

Subordinate Financing

      When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

      Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII of the Garn-St. Germain Act which provides that, regardless of any state law to the contrary,

      (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

      (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      (3) all other non-federally chartered housing creditors, including without limitation

            o     state-chartered savings and loan associations,

            o     savings banks and mutual savings banks and

            o     mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

      Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

      (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

      (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Mortgage Loans" in this prospectus.

Soldiers' and Sailors' Civil Relief Act of 1940 and the California Military and Veterans Code

      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

      Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Holders of securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

      The following discussion addresses securities of four general types:

      (1) REMIC Securities,

      (2) Grantor Trust Securities,

      (3) Partnership Securities, and

      (4) Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

      (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

      (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made and

      (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

      The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

General

      Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

      (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and

      (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contact in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

      (i) in exchange for any qualified mortgage within a three-month period after that date; or

      (ii) in exchange for a "defective obligation" within a two-year period thereafter.

      A "defective obligation" includes

      (i) a mortgage in default or as to which default is reasonably foreseeable;

      (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

      (iii) a mortgage that was fraudulently procured by the borrower; and

      (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

      A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the Internal Revenue Service.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

      (1) one or more classes of regular interests or

      (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

      o     issued on the Startup Day with fixed terms,

      o     designated as a regular interest,

      o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

      o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code.

      In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC, and will be "permitted assets" within the meaning of Section 860L(c) for a financial asset securitization investment trust. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

Taxation of Owners of Regular Securities

      General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

      Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986

Act. We cannot assure you that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

      Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on them. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of

      (1) the sum of:

            (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

            (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

      (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      (1) the yield to maturity of the Regular Security at the issue date,

      (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

      (3) the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

      In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of Security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

      (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

      (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

      The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

      (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

      (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      (1) the issue price does not exceed the original principal balance by more than a specified amount and

      (2) the interest compounds or is payable at least annually at current values of:

            (a) one or more "qualified floating rates,"

            (b) a single fixed rate and one or more qualified floating rates,

            (c) a single "objective rate," or

            (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

      (1) within the control of the issuer or a related party or

      (2) unique to the circumstances of the issuer or a related party.

      A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

      (1) (a) a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate, or

            (b) the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions, or

            (c) a positive or negative multiple of that rate, plus or minus a specified number of basis points, or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or

      (2) one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

      Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

      Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

      (1) is exceeded by the then-current principal amount of the Regular Security, or

      (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

      Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

      (1) on the basis of a constant interest rate, or

      (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

      By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the conference committee report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

      (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

      (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. You should consult your own tax advisors regarding the advisability of making this type of an election.

      Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

      While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

      Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal

      (1) the cost of the Regular Security to the seller,

      (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

      (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

      (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

      (3) to the extent that the gain does not exceed the excess, if any, of

            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

            (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

      In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a Regular Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Taxation of Owners of Residual Securities

      Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (2) all bad loans will be deductible as business bad debts, and

      (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes:

      (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

      (2) reduced by amortization of any premium on the mortgage loans,

      (3) plus income from amortization of issue premium, if any, on the Regular Securities,

      (4) plus income on reinvestment of cash flows and reserve assets, and

      (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool's deductions include:

      (1) interest and original issue discount expense on the Regular
Securities,

      (2) servicing fees on the mortgage loans,

      (3) other administrative expenses of the REMIC Pool, and

      (4) realized losses on the mortgage loans.

The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

      The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular

Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

      If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Holder's after-tax rate of return.

      Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased, but not below zero,

      (1) first, by a cash distribution from the REMIC Pool, and

      (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom a loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

      A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest. Residual Holders should consult their own tax advisors in this regard.

      Further, to the extent that the initial adjusted basis of a Residual Holder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the Internal Revenue Service may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

      (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

      (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

      For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

      The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of that Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

      (1) could not be offset by net operating losses of its shareholders,

      (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

      (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

      (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer and

      (2) the highest marginal federal income tax rate applicable to corporations.

      The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

      In addition, if a "Pass-Through Entity," as defined in the second succeeding paragraph, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

      (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

      (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.

The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership," as defined in the immediately succeeding paragraph, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      For these purposes,

      (1) "Disqualified Organization" means:

            (a)   the United States,

            (b) any state or political subdivision of the United States or any state,

            (c)   any foreign government,

            (d)   any international organization,

            (e)   any agency or instrumentality of any of the foregoing,

            (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

            (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

However, the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity.

      (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

      (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

      The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

      (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

      (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Holder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Holder, other than a Residual Holder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

      (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

      (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

      The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      (1) the transferor

            (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

            (b) found that the transferee historically paid its debts as they came due, and

            (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

      (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

      (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

      (4) one of the following two tests is satisfied: either

      (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

            (i) the present value of any consideration given to the transferee to acquire the interest;

            (ii) the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

           (b)(i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

            (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

            (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be make upon transfer thereof.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

      (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

      (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

      If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

      Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Holder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security. As a result, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income

      (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

      (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The conference committee report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires, or enters into any other transaction that results in the application of Code Section 1091, any residual interest in any REMIC or any interest in a "taxable mortgage pool," such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

      Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

      Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

      (1) the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

            (b) foreclosure, default, or imminent default of a qualified mortgage,

            (c)   bankruptcy or insolvency of the REMIC Pool, or

            (d)   a qualified (complete) liquidation,

      (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      (3) the receipt of compensation for services, or

      (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by

      (1) a default or reasonably foreseeable default,

      (2) an assumption of the mortgage loan,

      (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

      (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

      (1) during the three months following the Startup Day,

      (2) made to a qualified Reserve Fund by a Residual Holder,

      (3) in the nature of a guarantee,

      (4) made to facilitate a qualified liquidation or clean-up call, and

      (5) as otherwise permitted in Treasury regulations yet to be issued. We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

      Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of Regular Securities and Residual Holders within the 90-day period.

Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit ("REMIC") Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation for subsequent years, or

      (2) 80% of the amount of itemized deductions otherwise allowable for the year.

These limitations will be phased out beginning in 2006 and eliminated after 2009.

      In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Holder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

      Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

      (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

      (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

      If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

      In the case of Regular Securities held by a foreign partnership, Treasury Regulations require that:

      (1) the certification described above be provided by the partners rather than by the foreign partnership and

      (2) the partnership provide certain information, including a United States taxpayer identification number.

      In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Regulations.

      Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

      (1) the mortgage loans were issued after July 18, 1984 and

      (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

      Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

      Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Holder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including

      o     corporations,

      o     non-calendar year taxpayers,

      o     securities or commodities dealers,

      o     real estate investment trusts,

      o     investment companies,

      o     common trust funds,

      o     thrift institutions and

      o     charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

      The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

      Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

Grantor Trust Funds

Classification of Grantor Trust Funds

      With respect to each series of Grantor Trust Securities, will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

Standard Securities

      General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," the holder of each security in the series, referred to in this Prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

      (1) interest at the coupon rate on the mortgage loans,

      (2) original issue discount, if any,

      (3) prepayment fees,

      (4) assumption fees, and

      (5) late payment charges received by the servicer.

      A holder of securities generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

      (2) 80% of the amount of itemized deductions otherwise allowable for that year.

These limitations will be phased out beginning in 2006 and eliminated after 2009.

      As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

      Tax Status. Tax Counsel has advised the depositor that:

      (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

      (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

      (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      (4) A Standard Security owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(a) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of related Grantor Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

      Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

      Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

      Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

      Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

      Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation --"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

      Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of securities will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

      (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction or

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Securities

      General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

      (1) the Depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

      (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

      (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

      (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

      This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

      (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

      (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

      (1) "real estate assets" within the meaning of Code Section 856(c)(4)(A),

      (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

      (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

      Taxation of Stripped Securities. Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

      Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Holders that recognize a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

      (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

      (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

      (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

      Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

      Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the Internal Revenue Service. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 30% backup withholding (which rate will be reduced to 29% in 2004 and 28% in 2006) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

      Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

Classification of Partnership Trust Funds

      With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

      For federal income tax purposes:

      (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) and

      (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

Taxation of Holder of Debt Securities

      Treatment of the Debt Securities as Indebtedness. The Depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

      (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

      (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

      (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Taxation of Owners of Partnership Securities

      Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the Depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

      (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the Partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership or

      (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

      (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

      (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

      (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

      That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

      Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

      Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

      The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

      Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

      (1) the name, address and taxpayer identification number of the nominee and

      (2) as to each beneficial owner:

            (x) the name, address and identification number of the beneficial owner,

            (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

            (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

      In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

      Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

      Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

      Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "Benefit Plan Investors" is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by "Benefit Plan Investors." "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

      In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

      Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to herein as an "Exemption," to certain underwriters. The Exemption has been amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41. The applicable Prospectus Supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

      (1) the underwriter to whom the Exemption was issued,

      (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

      (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

      (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

      (3) the trustee cannot be an affiliate of any other member of the "restricted group" other than an underwriter. The "restricted group" consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

      (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

            (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

            (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

      (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Exemption also requires that the trust fund meet the following requirements:

      (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

      (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

      A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate. The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the "Excluded Plan." For purposes of the certificates, an Excluded Plan is an ERISA Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

      (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

            (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

            (b)   an affiliate of that person,

      (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

      (3) the holding of certificates by an ERISA Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

      Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

      (1) that the certificates constitute "certificates" for purposes of the Exemption and

      (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

      In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95-60, Labor Department Regulation 29 CFR ss. 2550.401c-1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95-60.

      Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

      The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of SMMEA. Any class of securities offered by this prospectus and by the related prospectus supplement that is not initially rated in one of the two highest rating categories by at least one rating agency or that represents an interest in a trust fund that includes junior residential loans or loans originated by persons not qualifying under SMMEA will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those securities not qualifying as "mortgage related securities" -- "non-SMMEA securities" -- under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA securities constitute legal investments for them.

      Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

      (1) state-chartered savings banks, commercial banks and savings and loan associations,

      (2) insurance companies, and

      (3) trustees and state government employee retirement systems,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for these types of entities.

      Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for these legislative enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

      (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by these "mortgage related securities,"

      (2) federal credit unions may invest in "mortgage related securities," and

      (3) national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the National Credit Union Administration's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision has issued Thrift Bulletin

13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivatives Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in the securities.

      All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" -- the "1998 policy statement" -- of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The 1998 policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by federal and state authorities before purchasing any securities because certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines and in certain instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

      (1) "prudent investor" provisions,

      (2) percentage-of-assets limits,

      (3) provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and

      (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining

      (1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

      (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLANS OF DISTRIBUTION

      The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays

Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

      Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

      The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

      The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale or the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

      As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, or by telephone at
(212) 412-4000.

      We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      Copies of the registration statement may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, if payment of the prescribed charges is made, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional office of the SEC located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

      The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

      This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

      It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

      (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

      (2) the degree to which the rate of prepayments might differ from that originally anticipated or

      (3) the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

      The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

      If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                                GLOSSARY OF TERMS

      "1986 Act" is the Tax Reform Act of 1986.

      "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

      "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

      "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      "Available Subordination Amount" is an amount equal to the difference between

      (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

      (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

      "Bankruptcy Bond" is a bond insuring residential loans which covers

      (1) certain losses resulting from

            (a)   an extension of the maturity of a residential loan, or

            (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

      (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

      "Buydown Funds" are funds paid on the related Buydown Loans.

      "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

      "California Military Code" is the California Military and Veterans Code, as amended.

      "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

      (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

      (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable Assumed Reinvestment Rate; or

      (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

      "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      "Clearstream" is Clearstream Banking, societe anonyme.

      "Code" is the Internal Revenue Code of 1986, as amended.

      "Collateral Value" is

      (1) with respect to a residential property or cooperative unit, it is the lesser of:

            (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

            (b)   the sales price of the property.

      (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

      "Conservation Act" is the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

      "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

      "Cooperative Loans" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

      "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

      "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

      "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

      "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

      "DTC" is The Depository Trust Company.

      "Due Period" is the period of time specified in the related prospectus supplement.

      "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

      "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Euroclear" is Euroclear Bank, societe anonyme.

      "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

      "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

      "Financial Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

      "Freddie Mac Certificates" are mortgage participation certificates issued by the Freddie Mac.

      "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

      "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

      "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

      "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

      "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

      "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

      "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

      "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

      "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

      "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

      "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

      "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

      (1) new or used manufactured homes;

      (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

      (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

      "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

      "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

      "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

      "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

      "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

      "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

      "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

      "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

      "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

      "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

      (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

      (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

      and will end in both cases on the last day of the preceding calendar month.

      "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

      "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

      "PTCE" is the Prohibited Transaction Class Exemption.

      "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

      "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

      "Refinance Loan" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

      "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

      "Regular Securityholder" is a holder of a Regular Security.

      "Relief Act" is the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

      "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

      "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

      "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

      "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

      "Residual Securities" are Securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

      "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

      "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

      "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the Depositor, any of it affiliates or its predecessor in interest, are calculated.

      "SBJPA of 1996" is the Small Business Job Protection Act of 1996.

      "SEC" is the U.S. Securities and Exchange Commission.

      "Security Owner" is a person who has beneficial ownership interests in a security.

      "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

      "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

      "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

      "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

      "Startup Day" is the date the REMIC securities are issued.

      "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

      (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

      (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

      "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

      "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

      "U.S. Person" is

      (1) A citizen or resident of the United States,

      (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

      (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

      "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

PROSPECTUS
August 29, 2003

                    Securitized Asset Backed Receivables LLC,
                                    Depositor

                             Asset-Backed Securities
                              (Issuable in Series)

   Securitized Asset Backed Receivables LLC from time to time will offer asset-backed certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

   For each series we will establish a trust fund consisting primarily of:

   o any combination of retail installment sale and installment loan contracts secured by new or used automobiles, light duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans; and

   o security or ownership interests in the vehicles financed under the trust's receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancement arrangements specified in the related prospectus supplement.

   The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will represent indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------

   You should consider carefully the risk factors beginning on page 9 of this prospectus and in the related prospectus supplement.

   The securities will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

   You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

--------------------------------------------------------------------------------

   The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes of any series, or, if it does develop, that it will continue.

                ------------------------------------------------

                                Barclays Capital

   We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

   This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS



                                                                          Page
                                                                          ----

Summary of Terms............................................................1
Risk Factors................................................................9
   Limited Liquidity of Securities May Adversely Affect the Market
      Value of Your Securities..............................................9
   Credit Enhancement Is Limited in Amount and Coverage.....................9
   Competing Claims to Ownership of Receivables May Result in Reduced
      Payments on Your Securities...........................................9
   Interests of Other Persons in the Receivables and Financed
      Vehicles May Be Superior to the Trustee's Interests Which
      May Result in Reduced Payments on Your Securities....................10
   Issuer May Not Fully Rely Upon Repossession and Disposition.............10
   Insolvency and Bankruptcy Proceedings Could Adversely Affect
      Payments on the Securities...........................................10
   Insurance on Vehicles May Be Inadequate to Cover Losses.................11
   Levels of Delinquencies May Increase....................................11
   Some Classes of Securities May Be Subordinated in Priority of Payment...12
   Securityholders Must Rely on Limited Receivables for Repayment..........12
   Book-Entry Registration May Decrease Liquidity and Delay Payment........12
   A Reduction in the Rating of a Credit Enhancer Could Result
      in a Reduced Rating for the Securities...............................13
   Yield Is Sensitive to Rate of Principal Prepayments on Receivables......13
   Interest-Only or Principal-Only Securities Have Special Risks...........14
   State and Federal Consumer Protection Laws May Limit Collection of
      Principal and Interest on the Auto Loans.............................14
   Loans That Fail to Comply with Consumer Protection Laws May
      Result in a Loss on Your Investment in the Securities................14
   Defaulted Receivables May Result in a Delay in Payments to
      Securityholders and a Loss on Your Investment in the Securities......15
   Inability to Purchase Auto Loans from the Trust When a
      Representation or Warranty Is Breached May Cause Your Payments
      to Be Reduced or Delayed.............................................15
   Pre-Funding May Reduce Your Anticipated Yield...........................15
   Commingling of Funds with the Servicer's Funds May Result in
      Reduced or Delayed Payments to You...... ............................15
   Limitations on Interest Payments and Repossessions May Cause
      Losses on Your Investment............................................15
   Used Vehicles Included in the Receivables Pool May Incur Higher
      Losses Than New Automobiles..........................................16
Defined Terms..............................................................16
The Trust Funds............................................................16
The Issuers................................................................17
The Receivables............................................................18
   Receivables Pools.......................................................18
   The Loan Contracts Relating to Financed Vehicles........................18
   Recoveries on Vehicles..................................................19
   Delinquencies, Repossessions, and Net Losses............................20
   Maturity and Prepayment Considerations..................................20
   Acquisition of Receivables from Receivables Sellers.....................20
Use of Proceeds............................................................21
The Depositor..............................................................21
The Trustee................................................................21
Description of the Securities..............................................22
   General.................................................................22
   General Payment Terms of Securities.....................................22
   Book-Entry Registration of Securities...................................23
   Reports to Securityholders..............................................25
Description of the Trust Agreements........................................26
   Acquisition of the Receivables Under a Receivables purchase agreement...26
   Accounts................................................................27
   The Servicer............................................................27
   Servicing Procedures....................................................27
   Payments on Receivables.................................................28
   Servicing Compensation..................................................28
   Payments................................................................29
   Credit and Cash Flow Enhancements.......................................29
   Statements to Indenture Trustees and Trustees...........................30
   Evidence as to Compliance...............................................30

   Certain Matters Regarding the Servicers.................................30
   Servicer Default........................................................31
   Rights Upon Servicer Default............................................31
   Waiver of Past Defaults.................................................31
   Amendment...............................................................32
   Termination.............................................................32
Certain Legal Aspects of the Receivables...................................33
   Financed Vehicles--General..............................................33
   Security Interests in the Financed Vehicles.............................33
      The Trustee's Interests in the Loan Contracts........................33
      Perfection...........................................................33
      Continuity of Perfection.............................................34
      Priority of Certain Liens Arising by Operation of Law................35
   Repossession............................................................35
   Notice of Sale; Redemption Rights.......................................36
   Deficiency Judgments and Excess Proceeds................................36
   Soldiers' and Sailors' Civil Relief Act of 1940.........................36
   Consumer Protection Laws................................................37
      Loan Contracts.......................................................37
   Other Limitations.......................................................38
Federal Income Tax Considerations..........................................38
   FASITs..................................................................38
   Issuers Treated as Partnerships.........................................39
      Tax Characterization of the Issuer as a Partnership..................39
      Tax Consequences to Holders of the Notes.............................39
      Tax Consequences to Holders of the Certificates......................41
   Issuers Treated as Grantor Trusts.......................................45
      Tax Characterization of Grantor Trusts...............................45
      Strip Certificates...................................................48
ERISA Considerations.......................................................51
   Underwriter Exemptions..................................................51
Plans of Distribution......................................................53
Incorporation of Certain Information by Reference..........................54
Legal Matters..............................................................54
Financial Information......................................................54
Additional Information.....................................................54
Rating.....................................................................55
Glossary of Terms..........................................................56

              Important Notice about Information Presented in This
             Prospectus and Each Accompanying Prospectus Supplement

      Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

   (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

   (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                       ---------------------------------

If you require additional information, the mailing address of our principal executive offices is Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166 and the telephone number is (212) 412-4200. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  SUMMARY OF TERMS


   This summary highlights important information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of securities.

Relevant Parties

Depositor.................... Securitized Asset Backed Receivables LLC, the
                              depositor, is a limited liability company organized under the laws of the Delaware. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

Servicer..................... The entity or entities named as servicer in the related prospectus supplement.

Trustees..................... The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

Issuer of Notes.............. The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate trust. The depositor, and the owner trustee will enter into a separate trust agreement to form each owner trust.

Securities

Description of Securities.... Each class of securities of any series will either be:

                              o  certificates which evidence beneficial
                                 ownership in a segregated pool of receivables;
                                 or

                              o notes which represent indebtedness secured by the trust fund, as described in this prospectus and in the related prospectus supplement.

                              For each series we will establish a trust fund consisting primarily of any combination of retail installment sale and installment loan contracts secured by new or used automobiles, light duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans, and claims on related insurance policies.

                              Each trust fund also may include a security or ownership interest in the assets underlying the receivables and any related property and proceeds.

                              With respect to securities that represent beneficial ownership interests in a trust, each trust will be established under a pooling agreement between the depositor and the trustee named in the pooling agreement. Each pooling agreement will describe the related pool of receivables held by the trust.

                              With respect to securities that represent debt issued by the issuer, the issuer will enter into an indenture between the issuer and the trustee named in the indenture. Each indenture will describe the related pool of receivables comprising the trust fund and securing the debt issued by the related issuer.

                              The receivables comprising each trust fund will be serviced by the servicer under a servicing agreement between the servicer and the related issuer.

                              Any individual trust fund may contain in a single agreement, or in several agreements:

                              o the contractual arrangements relating to the establishment of a trust, if any;

                              o  the servicing of the related receivables;

                              o  and the issuance of the related securities.

                              These agreements may combine certain aspects of the pooling agreement, the servicing agreement and the indenture. For example, the agreement may be in the form of a pooling and servicing agreement, or a servicing and collateral management agreement.

                              The trustee is any and all persons acting as trustee under a trust agreement. For purposes of this prospectus, the term "trust agreement" as used with respect to a trust fund means:

                              o  any and all agreements relating to the
                                 establishment of a trust, if any;

                              o  the servicing of the related receivables; and

                              o  the issuance of the related securities.

Securities Will Be
  Non-Recourse............... Except for certain non-recourse debt described under "Federal Income Tax Considerations," the securities will not be obligations of the depositor. The related servicer, the related receivables seller(s) or any person other than the related issuer in the case of securities issued as debt. The notes of a given series will represent obligations of the issuer. The certificates of a given series represent beneficial interests in the related issuer only. In each case, the sole source of payment for the securities will be the receivables of the issuer. As may be described further in the related prospectus supplement, certain types of credit enhancement, including the following, may constitute a full recourse obligation of the issuer for that credit enhancement:

                              o  a letter of credit;

                              o  a financial guaranty insurance policy; or

                              o  a reserve fund.

General Nature of the
  Securities as Investments.. All of the securities offered under this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more rating agencies. Additionally, all of the securities offered under this prospectus and the related prospectus supplement will be of the fixed-income type. Fixed income securities generally, but not always, have a principal balance and a specified interest rate.

                              Each series or class of fixed income securities offered under this prospectus and the related prospectus supplement may have a different interest rate, which may be a fixed or adjustable rate. The related prospectus supplement will specify the interest rate for each series or class of fixed income securities or the initial interest rate and the method for determining subsequent changes to the interest rate.

                              A series may include one or more classes of fixed income securities, known as strip securities. These strip securities will be entitled to:

                              o principal payments, with disproportionate, nominal or no interest payments; or

                              o interest payments, with disproportionate, nominal or no principal payments.

                              In addition, a series of securities may include two or more classes of fixed income securities:

                              o that differ as to timing, sequential order, priority of payment, interest rate, amount of payments of principal or interest or both; or

                              o as to which payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of receivables.

                              These series may include one or more classes of fixed income securities known as accrual securities. Accrual securities will not have a portion of their accrued interest distributed. Rather, the accrued interest will be added to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, of those classes of fixed income securities on each payment date, or in the manner described in the related prospectus supplement.

                              A series may include one or more other classes of fixed income securities that are senior to one or more other classes of fixed income securities in respect of a portion of the payments of principal and interest and allocations of losses on receivables, if provided for in the related prospectus supplement. In addition, certain classes of senior fixed income securities, or subordinate fixed income securities may be senior to other classes of senior or subordinate fixed income securities in respect of these payments or losses.

General Payment
  Terms of Securities........ The holders of the securities will be entitled to receive payments on their securities on specified payment dates. Payment dates with respect to fixed income securities will generally occur monthly, quarterly or semi-annually, as described in the related prospectus supplement.

                              The related prospectus supplement will describe a record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date. The payment date will be a specified day of each month described in the related prospectus supplement.

                              Each trust agreement will provide for, and the related prospectus supplement will describe, a remittance period preceding each payment date. For example, in the case of monthly-pay securities, the remittance period may be the calendar month preceding the month in which a payment date occurs. Collections received on or with respect to the related receivables constituting a trust fund during a remittance period will be required to be remitted by the servicer to the related trustee prior to the related payment date and will be used to fund payments to securityholders on the payment date.

                              The related trust agreement may provide that all or a portion of the payments collected on the related receivables may be applied by the related trustee to the acquisition of additional receivables during a specified period rather than be used to fund payments of principal to securityholders during that period. The result of this application of funds is that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest only or revolving period may, upon the occurrence of specified events that may be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities. In addition, the related trust agreement may provide that all or a portion of the collected payments may be retained by the trustee, and held in certain temporary investments for a specified period prior to being used to fund payments of principal to securityholders.

                              The retention and temporary investment by the trustee of the collected payments may be required by the related trust agreement for the purpose of:

                              o slowing the amortization rate of the related securities relative to the rent payment schedule of the related receivables; or

                              o attempting to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

                              This retention and temporary investment feature may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in payments to the specified securityholders and an acceleration of the amortization of those securities.

                              Neither the securities nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or the depositor, the related servicer, the related receivables seller, any trustee, or any of their affiliates.

Cross-Collateralization...... The source of payment for securities of each series will be the receivables of the related trust fund only. However, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

                              Common pools of credit enhancement include:

                              o  a master reserve account;

                              o  a master insurance policy; or

                              o a master collateral pool consisting of similar receivables.

                              No payment received on any receivable held by any issuer may be applied to the payment of securities issued by any other issuer. However, collections in excess of the amounts needed to pay the related securities may be deposited in:

                              o  a common master reserve account; or

                              o an over-collateralization account that provides credit enhancement for more than one series of securities issued under the related trust agreement.

Trust Funds.................. The related prospectus supplement will specify the receivables to be included in each trust fund and may specify that a security interest in the underlying property will also be included in the trust fund. To the extent specified in the related prospectus supplement, credit enhancement with respect to a trust fund or any class of securities may include any one or more of the following:

                              o a policy issued by an insurer specified in the related prospectus supplement;

                              o  a reserve account;

                              o  letters of credit;

                              o  credit or liquidity facilities;

                              o  repurchase obligations;

                              o  third party payments or other support; or

                              o  cash deposits or other arrangements.

                              Credit enhancement may be provided by means of subordination, cross-support among the receivables or over-collateralization. See "Description of the Trust Agreements--Credit and Cash Flow Enhancements" in this prospectus. The retail installment sale or installment loan contract are obligations for the purchase of the property, or evidence borrowings used to acquire the property or refinancings of those borrowings. The receivables contracts may consist of any combination of:

                              o contracts that provide for fixed level monthly payments which will amortize the full amount of the contract over its term;

                              o contracts that provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments; or

                              o contracts that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments.

                              The receivables will either be:

                              o transferred to an issuer under a pooling agreement; or

                              o  pledged to a trustee on behalf of
                                 securityholders under an indenture.

                              The rights and benefits of the depositor or transferor under a receivables purchase agreement will be assigned to the trustee on behalf of the related securityholders.

Pre-funding Account.......... The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional receivables during the period specified in the related prospectus supplement.

Registration of Securities... Securities may be represented by global securities registered in the name of Cede & Co., as nominee of DTC, or another nominee. In this case, securityholders will not be entitled to receive definitive securities representing the securityholders' interests, except in certain circumstances that may be described in the related prospectus supplement.

Credit and Cash Flow
  Enhancement................ Credit enhancement with respect to a trust fund or any class of securities may include any one or more of the following:

                              o a policy issued by an insurer specified in the related prospectus supplement;

                              o  a reserve account;

                              o  letters of credit;

                              o  credit or liquidity facilities;

                              o  third party payments or other support; and

                              o  cash deposits or other arrangements.

                              Any form of credit enhancement will have certain limitations and exclusions from coverage which will be described in the related prospectus supplement.

                              See "Description of the Trust Agreements--Credit and Cash Flow Enhancements" in this prospectus.

Receivables Purchase
  Agreement.................. The depositor or the related receivables seller will be obligated to acquire from the related trust fund any receivable transferred under a pooling agreement or pledged under an indenture if the interest of the securityholders in that receivable is materially and adversely affected by a breach of any representation or warranty made by the depositor or the related receivables seller with respect to that receivable, if the breach has not been cured. To the extent that the depositor acquires any receivables, the related receivables seller will be obligated to acquire those receivables from the depositor under the related receivables purchase agreement at the same time as the depositor's acquisition of the receivables from the applicable trust fund. The obligation of the depositor to acquire any receivables for which the related receivables seller has breached a representation or warranty is subject to the related receivables seller's acquisition of those receivables from the depositor. In addition, if so specified in the related prospectus supplement, the depositor may reacquire certain receivables or substitute other receivables for those receivables held by a trust fund, subject to specified conditions set forth in the related trust agreement and receivables purchase agreement.

Servicer's Compensation...... The servicer will be entitled to receive a fee for servicing the receivables of each trust fund equal to a specified percentage of the value or principal balance of the receivables held in the related trust fund, as set forth in the related prospectus supplement. See "Description of the Trust Agreements--Servicing Compensation" in this prospectus and as may be described in the related prospectus supplement.

Servicing and Advances....... The servicer, directly or through sub-servicers:

                              o will service and administer the receivables included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the receivables. This advancing obligation will be limited to the extent that the servicer determines that the advances will be recoverable.

                              Advances made by the servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement.

Optional Termination......... The related servicer, the related receivables seller, the depositor, or other entities may cause early retirement of a series of securities under the circumstances and in the manner set forth in this prospectus under "Description of the Trust Agreements--Termination" and as may be described in the related prospectus supplement.

Mandatory Termination........ The trustee, the related servicer or other entities that may be specified in the related prospectus supplement may be required to cause the early retirement of all or any portion of a series of securities. The applicable party would cause the early retirement by soliciting competitive bids for the purchase of the related trust fund or otherwise, in the manner specified under "Description of the Trust Agreements--Termination" in this prospectus and as may be described in the related prospectus supplement.

Tax Considerations........... Securities of each series offered by this prospectus will, for federal income tax purposes, constitute either:

                              o interests in an issuer treated as a grantor trust under applicable provisions of the Code;

                              o  debt issued by an issuer or by the depositor;
                                 or

                              o interests in an issuer which is treated as a partnership.

                              The prospectus supplement for each series of securities will summarize federal income tax considerations relevant to the purchase, ownership and disposition of the securities. Investors are advised to consult their tax advisors and to review "Federal Income Tax Considerations" in this prospectus and in the related prospectus supplement.

ERISA Considerations......... If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Ratings...................... Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

Use of Proceeds.............. The  depositor  will use the net  proceeds  from the sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds or other funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

                                    RISK FACTORS


   Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, payments on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your
  Securities

   We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter must do so.

Credit Enhancement Is Limited in Amount and Coverage

   Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of the Trust Agreements--Credit and Cash Flow Enhancements" in this prospectus.

Competing Claims to Ownership of Receivables May Result in Reduced Payments on
  Your Securities

   In connection with the issuance of any series of securities, the related receivables seller(s) will transfer retail installment sale or installment loan contracts to the depositor. The receivables may consist of a security interest in the retail installment contracts or notes and security agreements evidencing the obligor's obligation to pay.

   The related prospectus supplement will further describe the provisions in the related trust agreement that either:

   o the trustee will be required to maintain possession of the original copies of all retail installment sale or installment loan contracts that constitute chattel paper; or

   o that the depositor, the related receivables seller(s) or the related servicer will retain possession of the retail installment sale or installment loan contract.

   If the depositor or a receivables seller retains possession of the related retail installment sale or installment loan contract, the servicer may take possession of the original copies as necessary for its enforcement. If any retail installment sale or installment loan contract remains in the possession of the depositor or a receivables seller, the related prospectus supplement may describe specific trigger events that will require delivery to the trustee. If the depositor, servicer, trustee, receivables seller or other third party, sells or pledges and delivers the receivable to another party, in violation of the receivables purchase agreement or the trust agreement, there is a risk that the other party could acquire an interest in them that has a priority over the issuer's interest.

   Furthermore, if the depositor, the servicer, a receivables seller or a third party is rendered insolvent, the event of insolvency may result in competing claims to ownership or security interests in the retail installment sale or installment loan contract. The claim, even if unsuccessful, could result in delays in payments on the securities. If successful, the claim could result in losses to the securityholders or an acceleration of the repayment of the securities. The related receivables seller will be obligated to acquire any receivable from the related trust fund if there is a breach of the representations and warranties that materially adversely affect the interests of the depositor or the issuer in them and the breach has not been cured or as otherwise provided in the related prospectus supplement.

Interests of Other Persons in the Receivables and Financed Vehicles May Be
  Superior to the Trustee's Interests Which May Result in Reduced Payments on Your Securities

   Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the depositor nor the servicer will have any obligation to repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the trust in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into an account controlled by the applicable trustee.

Issuer May Not Fully Rely Upon Repossession and Disposition

   In the case of receivables relating to financed vehicles, if the trustee must rely on repossession and disposition of vehicles to recover scheduled payments due on defaulted receivables, the issuer may not receive the full amount due on the receivables or may not receive the full amount on a timely basis. Other factors that may affect the ability of the issuer to receive the full amount due on the receivables include:

   o whether the certificates of title relating to the vehicles are in the name of the related titling issuer or indicate the existence of a security interest;

   o  depreciation;

   o  obsolescence;

   o  damage or loss of any vehicles; and

   o  the application of federal and state bankruptcy and insolvency laws.

   As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Insolvency and Bankruptcy Proceedings Could Adversely Affect Payments on the
  Securities

   The depositor will take steps in structuring the transactions contemplated by this prospectus that are intended to ensure that the voluntary or involuntary application for relief by the related receivables seller or the depositor under insolvency laws like the United States Bankruptcy Code or similar applicable state laws will not result in the receivables of the related trust fund becoming property of the estate of the receivables seller or the depositor within the meaning of those insolvency laws. These steps may involve the creation by the related receivables seller or the depositor of a separate, limited-purpose company or trust whose organizational documents contain certain limitations, including:

   o  restrictions on the nature of its business; and

   o restrictions on its ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its directors.

   However, there can be no assurance that the activities of any limited-purpose company or trust would not result in a court concluding that the receivables and liabilities of the limited-purpose company or trust should be consolidated with those of the related receivables seller or depositor in a proceeding under any insolvency law.

   The related prospectus supplement may provide that the equity interest in a trust fund, if any, may be transferred to the related limited-purpose subsidiary.

   If a receivables seller is the servicer, cash collections held by the receivables seller may be commingled and used for the benefit of that receivables seller prior to each payment date. In the event of the bankruptcy of that receivables seller, the trustee may not have a perfected interest in those collections.

   In the event of an insolvency of the transferor of receivables, a court, among other remedies, could attempt to recharacterize the transfer of the receivables as a borrowing by the transferor of receivables or the related securityholders, secured by a pledge of the receivables.

   The attempt to recharacterize, even if unsuccessful, could result in delays in payments on the securities. If the attempt to recharacterize were successful, a court could elect to accelerate payment of the securities and liquidate the receivables. The securityholders would then be entitled to the then outstanding principal and interest on the receivables at the applicable interest rate to the date of payment. Thus, the securityholders could lose the right to future payments of interest and might incur reinvestment losses. The related prospectus supplement may provide that, in the event the related issuer is rendered insolvent, the related trustee will promptly sell, dispose of, or otherwise liquidate the related receivables.

   The proceeds from this sale, disposition or liquidation of the receivables will be treated as collections on the receivables. If the proceeds from the liquidation of the receivables and any amount available from any credit enhancement are not sufficient to pay securities of the related series in full, the amount of principal returned to the securityholders will be reduced and you will incur a loss.

   Obligors under the receivables may be entitled to assert against the related receivables seller, the depositor, or the issuer, if any, claims and defenses which they have against the receivables seller with respect to the receivables.

Insurance on Vehicles May Be Inadequate to Cover Losses

   In the case of receivables relating to financed vehicles, each contract generally requires the related obligor to maintain insurance covering physical damage to the vehicle in an amount not less than the unpaid principal balance of the contract under which the receivables seller is named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

   In addition to physical damage insurance which may be required to be maintained by the obligors, each vehicle may be insured against physical damage risks by a policy of vendor's single interest physical damage insurance which provides limited coverage for:

   o  physical loss or damage from any external cause to the vehicle; and

   o  inability to locate the vehicle or the related obligor.

   Any recovery under a policy of vendor's single interest physical damage insurance may be less than the outstanding principal and interest due on the related receivable. If these shortfalls occur, you could suffer a loss on your investment.

Levels of Delinquencies May Increase

   We cannot assure you that:

   o the historical levels of delinquencies and losses experienced by any receivables seller on its portfolio of retail installment sale or installment loan contracts will be the same as the performance of the contracts included in any trust fund; or

   o  that those levels will continue in the future.

   Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies.

Some Classes of Securities May Be Subordinated in Priority of Payment

   Payments of interest and principal on one class of securities of a series may be subordinated in priority of payment to interest and principal due on other classes of securities of a related series. Moreover, each trust fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than:

   o  the related receivables;

   o  a pre-funding account;

   o  any related reserve accounts; and

   o  any other credit enhancement.

Securityholders Must Rely on Limited Receivables for Repayment

   The securities solely represent obligations solely of the related trust or debt secured by the related trust fund, and will not represent a recourse obligation to other assets of the related receivables seller(s) or of the depositor. No securities of any series will be insured or guaranteed by any receivables seller, the depositor, the servicer, or the applicable trustee. Consequently, holders of the securities of any series must rely for repayment primarily upon payments on:

   o  the related receivables;

   o  any amounts on deposit in the pre-funding account;

   o  any reserve account; and

   o any other credit enhancement as may be specified in the related prospectus supplement.

Book-Entry Registration May Decrease Liquidity and Delay Payment

   Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities representing the securityholders' interests, except in the circumstances that may be described in the related prospectus supplement.

   Transactions in securities usually will be effected only through:

   o  DTC,

   o  direct or indirect participants in DTC's book-entry system, or

   o  certain banks.

   As a result, the ability of a securityholder to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to the securities, may be limited due to lack of a physical security representing the securities.

   Securityholders may experience some delay in their receipt of payments of interest on and principal of the securities since payments may be required to be forwarded by the trustee to DTC. In this event, DTC will credit the payments to the accounts of its participants which then will credit them to the accounts of the applicable class of securityholders either directly or indirectly through indirect participants. See "Description of the Securities--Book-Entry Registration" in this prospectus.

A Reduction in the Rating of a Credit Enhancer Could Result in a
Reduced Rating for the Securities

   The rating of securities credit enhanced by the following will depend primarily on the creditworthiness of the credit enhancer that is the issuer of the external credit enhancement device:

   o  a letter of credit,

   o  a financial guaranty insurance policy,

   o  a reserve fund,

   o  a credit or liquidity facilities,

   o  cash deposits, or

   o  other forms of credit enhancement.

   Any reduction in the rating assigned to the claims-paying ability of the related credit enhancer to honor its obligations under any credit enhancement below the rating initially given to the securities would likely result in a reduction in the rating of the securities.

Yield Is Sensitive to Rate of Principal Prepayments on Receivables

   Because the rate of payment of principal on the securities will depend on the rate of payment on the related receivables, the rate of payment of principal on the securities cannot be predicted. Payments on the receivables will include:

   o scheduled payments as well as partial and full prepayments, to the extent not replaced with substitute receivables;

   o  payments upon the liquidation of defaulted receivables;

   o payments upon acquisitions by the related receivables seller, the related servicer or the depositor of receivables from the related trust fund on account of a breach of representations and warranties in the related trust agreement;

   o payments upon an optional acquisition by the related receivables seller, the related servicer or the depositor of receivables from the related trust fund; and

   o  residual payments.

   The rate of early terminations of receivables due to prepayments and defaults may be influenced by a variety of economic and other factors, including:

   o  obsolescence;

   o  current economic conditions; and

   o  tax considerations.

   The risk of reinvesting payments of the principal of the securities will be borne by the securityholders. The yield to maturity on strip securities or securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the related receivables. In addition, the yield to maturity on other types of securities may be relatively more sensitive to the rate of prepayment of the related retail installment sale or installment loan contracts than other classes of securities. The other types of securities include:

   o  strip securities;

   o  accrual securities; or

   o  other classes in a series including more than one class of securities.

   The rate of prepayments of receivables cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including:

   o  prevailing interest rates;

   o  the availability of alternate financing; and

   o  local and regional economic conditions.

   Therefore, we cannot assure you as to the level of prepayments that a trust fund will experience.

   You should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual yield that is less than the anticipated yield, in the case of securities purchased at a discount.

   You should also consider the risk that a faster than anticipated rate of prepayments on the receivables could result in an actual yield that is less than the anticipated yield, in the case of any securities purchased at a premium.

Interest-Only or Principal-Only Securities Have Special Risks

   Interest-only and principal-only securities are subject to investment risks that are a function of how quickly principal payments are received on the underlying pool of auto loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Investors in these types of securities could lose their investment. The ratings assigned to the securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest-only and principal-only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

State and Federal Consumer Protection Laws May Limit Collection of Principal and
  Interest on the Auto Loans

   State and federal laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans. As a result, you may experience delays in receiving payments and suffer losses. Additional factors that may affect the trust's ability to recoup the full amount due on a receivable, including:

   o failure to file amendments to certificates of title relating to the vehicles;

   o failure to file financing statements to perfect the security interest in the vehicle;

   o  depreciation of the financed vehicles;

   o  obsolescence of the financed vehicles;

   o  damage or loss of any financed vehicle; and

   o  the application of bankruptcy and insolvency laws.

Loans That Fail to Comply with Consumer Protection Laws May Result in a Loss on
  Your Investment in the Securities

   Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make the issuer liable to the obligor for any violation by the lender. In some cases, this liability could affect the servicer's ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the prospectus supplement, the transferor may be obligated to repurchase any receivable that fails to comply with these legal requirements from the trust. If the transferor fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

Defaulted Receivables May Result in a Delay in Payments to Securityholders and a
  Loss on Your Investment in the Securities

   If the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted receivables, the trust may not realize the full amount due on a receivable, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on a receivable include whether endorsements or amendments to certificates of title relating to the vehicles have been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the auto loans have been filed, depreciation, obsolescence, current market conditions, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer a loss on your investment in the securities.

Inability to Purchase Auto Loans from the Trust When a Representation or
  Warranty Is Breached May Cause Your Payments to Be Reduced or Delayed

   If a representation or warranty concerning an auto loan is breached, the transferor of the auto loan must purchase the auto loan from the trust. If the transferor is unable to purchase such auto loan, you may experience delays in receiving payments or suffer a loss on your investment in the securities.

Pre-Funding May Reduce Your Anticipated Yield

   If the related prospectus supplement provides for the sale and purchase of receivables during a funding period after the closing date using a pre-funded amount, the depositor or the trust will deposit the pre-funded amount specified in such prospectus supplement into the pre-funding account on the closing date. During the funding period and until such amounts are applied by the trustee to purchase subsequent receivables, amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment income with respect to such investments (net of any related investment expenses) will be distributed on each payment date during the funding period as part of the available funds for the preceding calendar month. We expect that the investment income earned on amounts on deposit in the pre-funding account will be less than the interest accrued at the interest rate or pass-through rate applicable to the portion of the securities represented by the pre-funded amount.

   If the principal amount of receivables originated or acquired by the transferor during a funding period and possessing the required attributes to transfer to a trust is less than the pre-funded amount, the transferor and the depositor may have insufficient eligible receivables to subsequently transfer to a trust. To the extent that the entire pre-funded amount has not been applied to the subsequent purchase of receivables by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a full or partial prepayment of principal to holders of one or more classes of the related series of securities following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Such prepayment may reduce the securityholder's outstanding principal balance and anticipated yield. See "Summary of Terms--Pre-Funding Account" and "The Trust Funds."

Commingling of Funds with the Servicer's Funds May Result in Reduced or Delayed
  Payments to You

   Pending deposit into the collection or certificate account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, whether due to the bankruptcy of the servicer or otherwise, securityholders might incur a loss.

Limitations on Interest Payments and Repossessions May Cause Losses on Your
  Investment

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above a specified annual rate during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer's ability to collect full amounts of interest on some of the automobile loans. In addition, these statutes imposes limitations that would impair the servicer's ability to repossess an affected receivable during the obligor's period of active duty status. Thus, if the receivables go into default, there may be delays and losses to you.

Used Vehicles Included in the Receivables Pool May Incur Higher Losses Than New Automobiles

   Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine than a new vehicle, upon sale of a repossessed used vehicle, a greater loss may be incurred.


                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus to assist you in understanding the terms of the securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 56.


                                 THE TRUST FUNDS

   The property of each trust fund, as specified in the related prospectus supplement, will include

   o a pool of Receivables, including any Receivables conveyed to the issuer after the related closing date;

   o all monies, including accrued interest, due under the Receivables on or after the applicable cut-off date;

   o the amounts as from time to time may be held in one or more accounts established and maintained by the servicer under the related Trust Agreement, as may be further described in the related prospectus supplement;

   o the security interests, if any, in the assets underlying the related pool of Receivables;

   o in the case of Receivables consisting of Loan Contracts, the right to proceeds from claims on physical damage policies, if any, covering the related Vehicles or the related obligors, as the case may be;

   o in the case of Receivables consisting of Loan Contracts, the proceeds of any repossessed Vehicles related to the pool of Receivables;

   o the rights of the depositor under the related Receivables purchase agreement; and

   o interest earned on certain short-term investments held by the trust fund, unless the related prospectus supplement specifies that the earnings may be paid to the related servicer or Receivables seller(s).

   The trust fund may also include, if so specified in the related prospectus supplement, monies on deposit in a pre-funding account. The pre-funding account will be used by the trustee to acquire or receive a security interest in subsequent Receivables during the pre-funding period specified in the related prospectus supplement. In addition, some combination of credit enhancements may be issued to or held by the trustee on behalf of the related trust fund for the benefit of the holders of one or more classes of securities. The Receivables comprising a trust fund, as specifically described in the related prospectus supplement, will be either:

   o  originated by the related Receivables seller;

   o originated by various manufacturers and acquired by the related Receivables seller;

   o originated by various dealers and acquired by the related Receivables seller; or

   o acquired by the related Receivables seller from originators or owners of Receivables.

   o In the case of Receivables consisting of Loan Contracts, the related Vehicle will be subject to federal or state registration or titling requirements.

   The Receivables will be acquired by the depositor from the related Receivables seller under a Receivables purchase agreement or under provisions of the Trust Agreements between the Receivables seller and the depositor. The Receivables included in each trust fund will be selected from those Receivables held by Receivables sellers based on the criteria specified in the applicable Trust Agreement and described in this prospectus or in the related prospectus supplement.

   With respect to each series of securities, on or prior to the closing date on which the securities are delivered to securityholders, the depositor will form a trust fund by either:

   o  transferring the related Receivables into a trust under a Trust Agreement;
      or

   o entering into an indenture, or causing a special purpose company or trust to enter into an indenture, with an indenture trustee, relating to the issuance of the securities, secured by the related Receivables.

   The Receivables comprising each trust fund will generally have been originated by the related Receivables seller or acquired by the Receivables seller from vendors or from other lessors in accordance with the Receivables seller's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any trust fund will be described in all material respects in the related prospectus supplement.


                                   THE ISSUERS

   With respect to each series of securities, the issuer will be:

   o  the depositor;

   o  a special-purpose company organized and established by the depositor; or

   o  a trust to be formed by the depositor.

   For purposes of this prospectus and the related prospectus supplement, the depositor, if the depositor issues the related securities, the related special-purpose company, if a special-purpose company issues the related securities, or the related trust, if a trust issues the related securities, will be referred to as the "issuer" with respect to those securities.

   Upon the issuance of the securities of a given series, the proceeds from the issuance will be used by the depositor to acquire the related Receivables from the related Receivables seller. The related servicer will service the related Receivables under the applicable servicing agreement, and will be compensated for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicers may be appointed custodians for the related Receivables by each trustee and the depositor, as may be set forth in the related prospectus supplement.

   The following protection may be provided to the securityholders of a given class:

   o  the subordination of another class of securities of that series;

   o  the availability of the funds in the reserve account; or

   o any other credit enhancement for that series as may be specified in the related prospectus supplement.

If this protection is insufficient, the issuer must rely solely on the payments from the obligors on the Receivables and the proceeds from the sale of the assets which secure or are leased under the defaulted Receivables. It may be difficult for the issuer to realize on the collateral securing those Receivables, and thus the proceeds to be paid to the securityholders of that series may be reduced.

                                 THE RECEIVABLES


Receivables Pools

   Information with respect to the Receivables in each trust fund will be set forth in the related prospectus supplement, including:

   o  the identity of the related Receivables seller(s);

   o  the related underwriting criteria and collection policies;

   o the composition of the Receivables and the distribution of the Receivables by geographic location;

   o  the annual percentage rate; and

   o  remaining principal balance as of the applicable cut-off date.

The Loan Contracts Relating to Financed Vehicles

   The Loan Contracts may consist of any combination of:

   o  Rule of 78s Contracts;

   o  Fixed Value Contracts; or

   o  Simple Interest Contracts.

   Each Rule of 78s Contract provides for the payment by the obligor of a specified total amount of payments, payable in monthly installments on the related due date. The total amount of payments represents:

   o  the principal amount financed; and

   o finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the Loan Contract.

   The rate at which the amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Loan Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Loan Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. However, the related prospectus supplement may provide that all payments received by the related servicer on the Rule of 78s Contracts may be allocated on an actuarial basis.

   A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of the monthly installments which may be satisfied by:

   o  payment in full in cash of the amount;

   o transfer of the vehicle to the related Receivables seller provided certain conditions are satisfied; or

   o  refinancing the fixed value payment in accordance with certain conditions.

   Only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related trust fund.

   For Simple Interest Contracts, each monthly payment consists of:

   o an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable:

   o  multiplied by the stated annual percentage rate; and

   o further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.

   This is unlike the monthly payment under Rule of 78s Contracts. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

   If an obligor pays a fixed monthly installment before its scheduled due date:

   o the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

   o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

   If an obligor pays a fixed monthly installment after its scheduled due date:

   o the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

   o the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

   In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

   If an obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had the rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Payments to security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because under the related prospectus supplement the payments may be determined using the actuarial method.

Recoveries on Vehicles

   The trust fund will not include underlying Vehicles, although the right to receive recoveries with respect to the Vehicles in the event that the related Contract becomes defaulted may be included in the trust fund. The related prospectus supplement may specify that the depositor will execute the requisite documents in order to convey title to the Vehicle to a finance subsidiary, or the trustee.

   Since the trust fund will not contain leased Vehicles, no securities will be issued in respect of leased Vehicles or any residual values associated with leased Vehicles.

   In the event that any Contract becomes a defaulted Contract, the servicer will be required to attempt to maximize the recoveries on the Contract, which may include commencing a legal action against the related obligor for the balance of the scheduled monthly payments remaining on the Contract, repossessing and selling the related Vehicle or both.

   Repossessions involve the seizure of the related Vehicle, followed by either the sale of the Vehicle or, in the case of leased Vehicles, the releasing of the Vehicle to a new obligor. In the event that the Vehicle is repossessed and offered for sale, the sale will be conducted either at a public auction, or the Vehicle will be consigned to a dealership and offered for sale on the lot. The sale method that is selected by the servicer will depend on the servicer's determination of which method will likely maximize the recovery proceeds, and will also depend upon the availability of public auctions versus dealerships in the locale in which the repossession is effected.

   The servicer may, in realizing on defaulted Contracts, utilize the original lessor, as servicer.

Delinquencies, Repossessions, and Net Losses

   Certain information relating to the related Receivables seller's or the servicer's delinquency, repossession and net loss experience with respect to the Receivables it has originated or acquired or serviced will be set forth in each prospectus supplement. This information may include, among other things, the experience with respect to all the Receivables in the Receivables seller's or servicer's portfolio during certain specified periods, including receivables which may not meet the criteria for selection as a Receivable for any particular trust fund. There can be no assurance that the delinquency, repossession and net loss experience on any trust fund will be comparable to the related Receivables seller's or servicer's prior experience.

Maturity and Prepayment Considerations

   If a Receivable permits a prepayment, the prepayment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related securities. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the depositor or the related Receivables seller will be obligated to acquire Receivables from the related trust fund under the applicable Trust Agreement or Receivables purchase agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related securities which results from prepayments will be borne entirely by the related securityholders.

   The related prospectus supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of securities, together with a description of any applicable prepayment penalties.

Acquisition of Receivables from Receivables Sellers

   The Receivables underlying a series of securities may be acquired by the depositor, either directly or through affiliates from the related Receivables seller under a Receivables purchase agreement between the depositor or its affiliate and each related Receivables seller.

   Each Receivable acquired by the depositor may be one originated by the Receivables seller in accordance with the underwriting criteria specified in the prospectus supplement or purchased by the Receivables seller. The related prospectus supplement may provide that:

   o each Receivables seller which is an originator will be an institution experienced in originating and servicing retail installment sale and installment loan contracts in accordance with accepted industry practices and prudent guidelines;

   o each Receivables seller under the related Receivables purchase agreement will make certain representations and warranties to the depositor or the related trustee in respect of the related Receivables; and

   o in the event the representations and warranties are not made to the related trustee, the depositor will assign its rights relating to those representations and warranties, except certain rights of indemnification, and interest in the related Receivables purchase agreement to the related trustee for the benefit of the securityholders of that series, and the Receivables seller will then be liable to the trustee for defective or missing documents or an uncured breach of the Receivables seller's representations or warranties.

                                 USE OF PROCEEDS


   The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

   o  to purchase the related assets of the trust fund;

   o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

   o to establish any reserve funds or other funds described in the related prospectus supplement; and

   o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.


                                  THE DEPOSITOR

   Securitized Asset Backed Receivables, the depositor, is a Delaware limited liability company organized on August 5, 2003. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The Depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

   Barclays Bank PLC together with its subsidiary companies (the "Barclays Bank Group" or the "Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, the Group is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centers. All of the issued share capital of Barclays Bank PLC is owned by Barclays PLC, a public limited company registered in England and Wales under company number 48839. The investment in Barclays Bank PLC is the only significant asset of Barclays PLC.

   As described in this prospectus under "The Trust Funds," the only obligations, if any, of the depositor with respect to a series of securities may be limited representations and warranties and limited undertakings to repurchase or substitute Receivables under limited circumstances. We do not expect that the depositor will have any servicing obligations or responsibilities with respect to any trust fund. The depositor does not have, nor is it expected in the future to have, any significant assets.

   The servicer with respect to any series of securities may be an affiliate of the depositor. As described in this prospectus under "The Trust Funds," the depositor may acquire Receivables through or from an affiliate.

   Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee the securities of any series.


                                   THE TRUSTEE

   The trustee for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement.

   With respect to each series of securities, no resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by the successor trustee. The related prospectus supplement will describe the manner in which the trustee may resign. If no successor trustee is appointed by the depositor or the securityholders, or if no successor trustee accepts appointment within a specified period following any resignation or removal, the trustee or any securityholder may petition any court of competent jurisdiction for the appointment of a successor trustee.

                          DESCRIPTION OF THE SECURITIES

General

   The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

   The agreement relating to each series of securities will be filed as an exhibit to a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

   Fixed income securities generally, but not always, have a principal balance and a specified interest rate.

   Each series or class of securities offered under this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of securities described in that prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

   A series may include one or more classes of Strip Securities entitled to:

   o principal payments, with disproportionate, nominal or no principal payments; or

   o  interest payments, with disproportionate, nominal or no interest payments.

   In addition, a series of securities may include two or more classes of securities:

   o that differ as to timing, sequential order, priority of payment, interest rate or amount of payment of principal or interest or both; or

   o as to which payments of principal or interest or both on any class may be made:

   o  upon the occurrence of specified events;

   o  in accordance with a schedule or formula; or

   o on the basis of collections from designated portions of the related pool of Receivables.

   A series may include one or more classes of Accrual Securities, as to which certain accrued interest will not be paid but rather will be added to its principal balance, or nominal balance, on each payment date, or in the manner that may be described in the related prospectus supplement.

   If provided in the related prospectus supplement, a series may include one or more other classes of senior securities that are senior to one or more other classes of subordinate securities in respect of payments of principal and interest and allocations of losses on Receivables.

   In addition, certain classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of payments or losses.

General Payment Terms of Securities

   As will be provided in the related Trust Agreement and as described in the related prospectus supplement, securityholders will be entitled to receive payments on their securities on the specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as will be described in the related prospectus supplement.

   The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

   Each Trust Agreement will describe a remittance period preceding each payment date. As may be more fully provided in the related prospectus supplement, collections received on the related Receivables during a remittance period will be required to be remitted by the related servicer to the related trustee prior to the related payment date and will be used to fund payments to securityholders on that payment date. The related prospectus supplement may provide that all or a portion of the payments collected on the related Receivables may be applied by the related trustee to the acquisition of subsequent Receivables during a specified period rather than be used to fund payments of principal to securityholders during that period. This results in securities with an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest-only or revolving periods may, upon the occurrence of events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

   In addition, the related prospectus supplement may provide that all or a portion of the collected payments may be retained by the trustee for a specified period prior to being used to fund payments of principal to securityholders. These collected payments may be held in certain temporary investments, including Receivables.

   The retention and temporary investment by the trustee of the collected payments may be required by the related Trust Agreement for the purposes of:

   o slowing the amortization rate of the related securities relative to the payment schedule of the related Receivables; or

   o attempting to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

   If applicable to any securities, these features may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in payments to the specified securityholders and an acceleration of the amortization of the securities.

   Neither the securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the depositor, the related servicer, the related Receivable seller, any trustee or any of their respective affiliates unless specifically set forth in the related prospectus supplement.

   As may be described in the related prospectus supplement, securities of each series will either represent:

   o specified beneficial ownership interests in a separate trust fund created under the Trust Agreement; or

   o  debt secured by the related trust fund.

   If any trust fund includes certificates of interest or participations or security interests in Receivables, the related prospectus supplement will describe the material terms and conditions of the certificates or participations or describe the security interest.

Book-Entry Registration of Securities

   If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through the Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme in Europe, if they are Participants of these systems, or indirectly through organizations which are Participants in these systems.

   The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and

Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Securities are issued, we anticipate that only "holders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

   The Security Owner's ownership of a book-entry security will be recorded on the records of the Financial Intermediary. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate).

   Security Owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and the Participants. While the securities are outstanding, except under the circumstances described under this caption "--Book-Entry Registration of Securities," under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the rules creating and affecting DTC and its operations provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

   Security Owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of securities only through Participants and indirect participants by instructing the Participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective Participants. Under the rules creating and affecting DTC and its operations and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

   Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

   We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

   (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

   (2) the depositor or trustee, at its sole option, elects to terminate the book-entry system through DTC, or

   (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

   If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Financial Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Reports to Securityholders

      On or prior to each payment date for a series of securities, the related servicer or the related trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements for the related trust fund setting forth the information which may generally include the following information, to the extent applicable:

   (1)   the amount of the payment for each class of securities;

   (2)   the amount of the payment allocable to principal;

   (3)   the amount of the payment allocable to interest;

   (4) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

   (5) the aggregate outstanding principal balance and the pool factor for each class of securities after giving effect to all payments reported under (2) above on the payment date;

   (6)   the amount paid to the servicer for the related remittance period;

   (7) the amount of the aggregate purchase amounts for Receivables that have been reacquired for the remittance period; and

   (8) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable payment date and a description of any credit enhancement substituted for any letter of credit, financial guaranty insurance policy, or reserve account.

   Each amount set forth under subclauses (1), (2), (3) and (4) for the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable.

   Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable trustee will provide to the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws, for the purpose of the securityholders' preparation of federal income tax returns.


                       DESCRIPTION OF THE TRUST AGREEMENTS

   The following summary describes certain terms which may be included in each Trust Agreement under which a trust fund will be created and the related securities for the trust fund will be issued. For purposes of this prospectus, the term "Trust Agreement" as used regarding a trust means any and all agreements relating to:

   o     the establishment of the related trust;

   o     the servicing of the related Receivables; and

   o     the issuance of the related securities, including the indenture.

Acquisition of the Receivables Under a Receivables purchase agreement

   On the closing date specified for any series of securities, the depositor will acquire the related Receivables or a security interest in the Receivables from the related Receivables seller under a Receivables purchase agreement. The depositor will either transfer the Receivables to an issuer under a pooling agreement, or will pledge the depositor's right, title and interests in and to the Receivables to a trustee on behalf of securityholders under an indenture.

   The depositor and/or the related Receivables seller may be obligated to acquire from the related trust fund its interest in any Receivable transferred to an issuer or pledged to a trustee on behalf of securityholders. This obligation may arise if the interest of the securityholders in the Receivables is materially and adversely affected by a breach of any representation or warranty made by the depositor or the related Receivables seller for the Receivable, which breach is not cured following the discovery by or notice to the depositor or the related Receivables seller of the breach. The obligation of the depositor to acquire the Receivables for which a Receivables seller has breached a representation or warranty would be subject to the Receivables seller's acquisition of the Receivables from the depositor. In addition, if so specified in the related prospectus supplement, the depositor and/or the Receivables seller may reacquire Receivables or substitute other Receivables for the Receivable held by a trust fund subject to specified conditions set forth in the related Trust Agreement and Receivables purchase agreement.

Accounts

   With respect to each series of securities, the related servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders, into which all payments made on the related Receivables will be deposited. The servicer will also establish and maintain with the trustee separate payment accounts, in the name of the trustee on behalf of the securityholders, in which amounts released from a collection account and any reserve account or other credit enhancement, if any, for payment to the securityholders will be deposited and from which payments to the securityholders will be made.

   Any other accounts to be established with respect to an issuer, including any reserve account, will be described in the related prospectus supplement.

   For any series of securities, funds in the accounts established under the related Trust Agreement will be invested as provided in the related Trust Agreement in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. If the rating agencies so permit, eligible investments may include securities issued by the depositor, the related Receivables seller, the related servicer or their affiliates or other trusts created by the depositor or its affiliates. Eligible investments are mostly limited to obligations or securities that mature not later than the business day immediately preceding the related payment date. However, funds in any reserve account may be invested in securities that will not mature prior to the date of the next payment and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in the reserve account a temporary shortfall in the amounts paid to the related securityholders could result. This temporary shortfall could, in turn, increase the average life of the securities of that series. The related prospectus supplement will provide whether or not investment earnings on funds deposited in the accounts, net of losses and investment expenses, will be available to pay securityholders.

   The accounts will be maintained with a federally or state chartered depository institution and in a manner satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the accounts.

   To the extent that a servicer's unsecured debt ratings are acceptable to the rating agencies, amounts deposited to any account maintained by the servicer may be commingled with the servicer's general account monies. Any rights to so commingle monies will be described in the related prospectus supplement.

The Servicer

   The servicer under each Trust Agreement will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the Receivables seller or the depositor and may have other business relationships with the Receivables seller or the depositor or their affiliates. The servicer for each series will service the Receivables contained in the trust fund for that series. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities by doing so.

   Each servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of a representation or warranty that in any respect materially and adversely affects the interests of the securityholders will constitute a default by the servicer under the related Trust Agreement.

Servicing Procedures

   Each Trust Agreement will provide that the related servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related trust fund. The servicer will also continue the collection procedures that the servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others in a manner consistent with the related Trust Agreement. Consistent with its normal procedures, and, to the extent described in the related prospectus supplement, the servicer may, in its discretion and on a case-by-case basis, arrange with the obligor to extend or modify the payment schedule on a Receivable. Some of the arrangements, including, any extension of the payment schedule beyond the final scheduled payment date for the related securities, may result in the servicer acquiring the Receivable if the Receivable becomes a defaulted Contract. The servicer may sell the asset underlying the defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables" in this prospectus.

   The material aspects of any particular servicer's collections procedures will be set forth in the related prospectus supplement.

Payments on Receivables

   With respect to each series of securities, the related servicer will deposit all payments on the related Receivables and all proceeds of the Receivables collected in the related collection facility, such as a lock-box account or collection account. Monies deposited in a collection facility for a trust fund may be commingled with funds from other sources. As will be further specified in the related prospectus supplement, the related servicer will be required to deposit payments on the related Receivables collected during each collection period into the related collection account on a specified day each month. Pending deposit into the related collection account, collections in the collection facility may be invested by the related servicer at its own risk and for its own benefit, and will not be segregated from funds of the related servicer.

Servicing Compensation

   With respect to any series of securities, the related servicer will be entitled to receive a servicing fee for each collection period. The servicing fee will be in an amount equal to a percentage per annum set forth in the related prospectus supplement of the value of the Receivables held in the related trust fund, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of payments with respect to the servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee may be paid prior to any payment to the related securityholders.

   Each servicer may also, if specified in the related prospectus supplement, collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables. Each servicer will generally be entitled to reimbursement from the related trust fund for expenses and liabilities incurred by it in servicing the Receivables. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

   The servicing fee will:

   (1) compensate the related servicer for performing the functions of a third party servicer of similar types of Receivables as an agent for their beneficial owner, including:

         o  collecting and posting all payments;

         o  responding to inquiries of obligors on the related Receivables;

         o  investigating delinquencies;

         o  sending payment coupons to obligors;

         o  reporting tax information to obligors;

         o  paying costs of collection and disposition of defaults; and

         o  policing the collateral.

   (2) compensate the related servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable trustee and the applicable indenture trustee;

   (3)   reimburse the related servicer for:

         o  certain taxes;

         o  accounting fees;

         o  outside auditor fees; and

         o data processing costs and other costs incurred in connection with administering the Receivables.

Payments

   With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of the securities entitled to those payments will be made by the applicable indenture trustee to the noteholders and by the applicable trustee to the certificateholders of those series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all payments to each class of certificateholders of each series will be set forth in the related prospectus supplement.

   With respect to each series of securities, on each payment date collections on the related Receivables will be transferred from the collection account to the payment account for payment to securityholders, to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for payment on that date, to the extent specified in the related prospectus supplement. As may be more fully described in the related prospectus supplement, payments in respect of principal of a class of securities of a given series will be subordinate to payments in respect of interest on that class, and payments in respect of the certificates of that series may be subordinate to payments in respect of the notes of that series.

Credit and Cash Flow Enhancements

   The amounts and types of credit enhancement arrangements, if any, and the provider of the credit enhancements, if applicable, for each class of securities of a given series will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

   o  a financial guaranty insurance policy;

   o  subordination of one or more classes of securities;

   o  reserve accounts;

   o  over-collateralization;

   o  letters of credit;

   o  credit or liquidity facilities;

   o  third party payments or other support;

   o  surety bonds;

   o guaranteed cash deposits or any other arrangements as may be described in the related prospectus supplement; or

   o  any combination of two or more of the above forms of credit enhancement.

   If specified in the related prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

   The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders or the class or series of the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. As may be more specifically provided in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest on the principal balance. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as may be described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Statements to Indenture Trustees and Trustees

   Prior to each payment date with respect to each series of securities, the related servicer will be required to provide to the applicable indenture trustee and/or the applicable trustee and credit enhancer a statement setting forth the information described in the related prospectus supplement, which may include the same information as is required to be provided in the periodic reports provided to securityholders of that series described under "Description of the Securities--Reports to Securityholders" in this prospectus. The statement will be as of the close of business on the last day of the preceding related remittance period.

Evidence as to Compliance

   Each Trust Agreement will generally provide that a firm of independent public accountants will furnish to the related issuer and/or the applicable trustee, an annual statement as to compliance by the related servicer during the preceding twelve months with the standards relating to the servicing of the Receivables. In the case of the first certificate, the period will cover the time since the applicable closing date.

   Each Trust Agreement will also generally provide for delivery to the related issuer and/or the applicable trustee of a certificate signed by an officer of the related servicer. The certificate will either:

   o state that the servicer has fulfilled its obligations under the Trust Agreement in all material respects throughout the preceding 12 months, or, in the case of the first certificate, the period from the applicable closing date; or

   o describe the default if there has been a default in the fulfillment of its obligation in any material respect.

   Each servicer may also be required to agree to give the issuer and the trustee notice of certain servicer defaults under the related Trust Agreement.

Certain Matters Regarding the Servicers

   The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law and except pursuant to terms specified in the related prospectus supplement. The resignation will not become effective until the related trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the Trust Agreement.

   Neither the related servicer nor any of its respective directors, officers, employees, or agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action under the Trust Agreement, or for errors in judgment, except pursuant to terms specified in the related prospectus supplement. However, neither the servicer nor any similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. In addition, the Trust Agreement may provide that the related servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

   Under the circumstances specified in the Trust Agreement the following entity will be the successor to the servicer under the Trust Agreement:

   o  any entity into which the related servicer may be merged or consolidated;

   o any entity resulting from any merger or consolidation to which the servicer is a party;

   o  any entity succeeding to the business of the servicer; or

   o any corporation or other entity that assumes the obligations of the servicer.

Servicer Default

   A "servicer default" under a Trust Agreement may include:

   (1) any failure by the related servicer to deliver to the applicable trustee for deposit in any of the applicable accounts any required payment or to direct the trustee to make any required payments from the applicable accounts, which failure continues unremedied for greater than 2 business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

   (2) any failure by the servicer or the related Receivables seller to observe or perform in any material respect any other covenant or agreement in the Trust Agreement, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for a period greater than 120 days after written notice is given of the failure; and

   (3)   any Insolvency Event.

Rights Upon Servicer Default

   As long as a servicer default under a Trust Agreement remains unremedied, the applicable trustee, credit enhancer or holders of securities of the related series with not less than a percentage of the voting rights of the outstanding securities as specified in the related prospectus supplement may terminate all the rights and obligations of the servicer, if any, under the Trust Agreement. After the rights and obligations of the servicer are terminated the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable trustee or the securityholders from effecting a transfer of servicing. In the event that the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of an amount set forth in the related Trust Agreement and whose regular business includes the servicing of a similar type of Receivables. This trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the servicer under the related Trust Agreement.

Waiver of Past Defaults

   Subject to the approval of any credit enhancer, the holders of securities evidencing at least a majority of the voting rights of the outstanding securities may, on behalf of all securityholders of the related securities, waive any default by the servicer, or by the related Receivables seller, in the performance of its obligations under the related Trust Agreement and its consequences. However, a default in making any required deposits to or payments from any of the accounts in accordance with the Trust Agreement may not be waived. No waiver will impair the securityholders' rights with respect to subsequent defaults.

Amendment

   To the extent provided in the related prospectus supplement, each of the Trust Agreements may be amended by the parties to the Trust Agreement, without the consent of the related securityholders. This amendment may be for the purpose of:

   o adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreements; or

   o     modifying in any manner the rights of the securityholders.

This type of amendment may be made if it does not materially and adversely affect the interests of any of those securityholders.

   The Trust Agreements may also be amended by the depositor, the servicer, and the applicable trustee with the consent of any credit enhancer and the holders of securities evidencing at least a majority of the voting rights of the outstanding securities for the purpose of:

   o adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreements; or

   o     modifying in any manner the rights of the securityholders.

   This type of amendment may be made if it does not:

   o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or payments that are required to be made for the benefit of the securityholders; or

   o reduce the percentage of the securities of the series which are required to consent to the amendment, without the consent of the securityholders of that series.

Termination

      With respect to each trust, the obligations of the related servicer, the related Receivables seller(s), the depositor and the applicable trustee under the related Trust Agreement will terminate upon the earlier to occur of:

   (1) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; and

   (2) the payment to securityholders of the related series of all amounts required to be paid to them under the Trust Agreement.

   In order to avoid excessive administrative expense, the related servicer may be permitted to purchase from a trust fund all the remaining Receivables, as of the end of any collection period immediately preceding a payment date. The purchase will be permitted only if the current balance of the Receivables is less than a specified percentage set forth in the related prospectus supplement of the initial pool balance for the trust fund, and the price for the purchase will be set forth in the related prospectus supplement. The related securities will be redeemed following the purchase.

   A trustee may solicit bids for the purchase of the Receivables remaining in a trust within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement. This purchase must be in accordance with the terms and conditions set forth in the related prospectus supplement. If the trustee receives satisfactory bids as described in the prospectus supplement, then the Receivables remaining in that trust fund will be sold to the highest bidder.

   Any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent payment to the related certificateholders of all amounts required to be paid to them under the applicable Trust Agreement may effect the prepayment of the certificates of that series.

                      CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


Financed Vehicles--General

   A number of federal and state laws, including the UCC as in effect in various states, govern:

   o the transfer of the Receivables by the related Receivables seller to the depositor under each Receivables purchase agreement;

   o the transfer of the Receivables by the depositor to the trustee under the related Trust Agreement;

   o  the perfection of the security interests in the Receivables; and

   o the enforcement of rights to realize on the Receivables and Vehicles as collateral for the Receivables.

   The related servicer will take the actions required to perfect the rights of the trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase, including the taking of a security interest, a Receivable for new value in the ordinary course of its business, without actual knowledge of the issuer's interest, and take possession of a Receivable, the purchaser would acquire an interest in the Receivable superior to the interest of the issuer. As may be further specified in the related prospectus supplement, no action will be taken to perfect the rights of the trustee in proceeds of any vendor's single interest physical damage policy or of any other insurance policies covering individual property or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the related servicer into an account.

Security Interests in the Financed Vehicles

   The Trustee's Interests in the Loan Contracts

   Retail installment sale contracts and note and security agreements, such as the Loan Contracts related to the Vehicles, evidence the credit sale by dealers to consumers or indebtedness of consumers incurred to acquire Vehicles. These Loan Contracts also constitute personal property security agreements and include grants of security interests in the related Vehicles under the UCC. Perfection of security interests in Vehicles is generally governed by the registration or titling laws of the state in which each Vehicle is registered or titled. In most states a security interest in a Vehicle is perfected by notation of the secured party's lien on the Vehicle's certificate of title.

   The related prospectus supplement may provide that the Loan Contracts acquired from Receivables seller name the related Receivables seller as obligee or assignee and as the secured party. As may be specified in the related prospectus supplement, the related Receivables seller will represent that it has taken all actions necessary under the laws of the state in which the related Vehicle is titled to perfect its security interest in the Vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title.

   Perfection

   Under the related Receivables purchase agreement, the Receivables seller will sell and assign or, if so specified in the related prospectus supplement, either sell and assign or pledge the Loan Contracts and the related security interests in the Vehicles to the depositor. Under the related Trust Agreement, the depositor will assign to the trustee the Loan Contracts and its interest in the Receivables seller's security interests in the Vehicles. Because of the administrative burden and expense, none of the depositor, the related servicer nor the trustee will generally amend any certificate of title to identify the depositor or the trustee as the new secured party on the certificates of title relating to the Vehicles. The trustee, if so specified in the related prospectus supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the trustee under the related Trust Agreement even though the depositor and the trustee may not be relying on possession as the exclusive legal basis for the perfection of their interests in the Receivables or in the security interests in the Vehicles. This, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

   A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following:

   o depositing with the related state department of motor vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

   o filing a sworn notice of lien with the related state department of motor vehicles or analogous state office and noting the lien on the certificate of title; or

   o if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder.

   However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related state department of motor vehicles for a transfer of registration in order to obtain an effective assignment of the security interest. The transferee also is not required to reapply when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. In addition, the UCC as in effect in most states provides that perfection of a security interest in the Receivables will result automatically in the perfection of a security interest in property that secures the Receivables, i.e., the Vehicles. Accordingly, under the laws of those states, the assignment by the related Receivables seller of their interests in the Receivables to the depositor under the related Receivables purchase agreement, and the assignment by the depositor of its interest in the Receivables to the trustee under the related Trust Agreement should be effective conveyances of the respective security interests of the related Receivables seller and the depositor in the Vehicles. Even without re-registration and without amendment of any lien noted on the related certificate of title, the depositor should succeed to the related Receivables seller's rights as secured party and the trustee should succeed to the depositor's rights as secured party.

   Although re-registration of the Vehicles is not necessary to convey a perfected security interest in the Vehicles to the trustee, the trustee's security interest could be defeated through:

   o  fraud;

   o  negligence;

   o  forgery; or

   o administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles.

   However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related Receivables seller's lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers of, or subsequent creditors who take a security interest in, a Vehicle. If there are any Vehicles as to which the related Receivables seller failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of first priority perfected security interests in the Vehicles.

   Continuity of Perfection

   Under the laws of most states, a perfected security interest in a motor vehicle generally continues for four months after the vehicle is moved from the state in which it is initially registered and then until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract or note and security agreement to surrender possession of the certificate of title to assist in the re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection.

   In each of the Trust Agreements, the related servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the related servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related servicer will receive notice as a result of its lien noted on the certificate of title. Under the related Trust Agreement, the related servicer will hold the certificates of title for the related property as custodian for the trustee. Under the related Trust Agreement, the related servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

   Priority of Certain Liens Arising by Operation of Law

   Under the laws of most states, certain of the following statutory liens take priority over even a first priority perfected security interest in the Vehicle by operation of law:

   o  mechanic's liens;

   o  repairmen's liens;

   o  garagemen's liens for repairs performed on a motor vehicle;

   o  motor vehicle accident liens;

   o  towing and storage liens;

   o  liens arising under various state and federal criminal statutes; and

   o  liens for unpaid taxes.

   Federal law and the UCC also grant priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities. This confiscation may result in the loss of a secured party's perfected security interest in a confiscated vehicle. Liens for repairs or taxes superior to the security interest of the trustee in the Vehicle could arise, or the confiscation of the Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the trustee or any securityholder in the event the superior lien for repairs or taxes or confiscation arises. In addition, the superior lien for repairs or taxes or confiscation arising after the related closing date would not give rise to the related Receivables seller's repurchase obligation under the related Receivables purchase agreement.

Repossession

   In the event of default by an obligor, the holder of the related retail installment sale contract or note and security agreement has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless the means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace. However, in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

   The UCC requires the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the vehicle may be held. Under the UCC, the obligor has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, plus, in some jurisdictions, reasonable attorneys' fees. Repossessed vehicles are generally resold by the subservicer through automobile auctions attended principally by automobile dealers.

Deficiency Judgments and Excess Proceeds

   The proceeds of sale of repossessed vehicles generally will be applied first to the outstanding balance of the auto loan and then to the expense of resale and repossession, as permitted by the applicable state law, and past due interest on the outstanding balance of the auto loan. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale to not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

   The UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment and may incur statutory damages. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions of the UCC.

   Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

Soldiers' and Sailors' Civil Relief Act of 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a lessee who enters the military service after the origination of the lessee's lease contract, may not be charged interest above an annual rate of 6% during the period of such lessee's active duty status, unless a court orders otherwise upon application of the lender. This also applies to a lessee who is a member of the National Guard or is in reserve status at the time of the origination of the lease contract and is later called to active duty. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by credit support, could result in losses to securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to repossess the leased vehicle relating to an affected lease contract, or otherwise to take legal action with respect to that lease contract, during the lessee's period of active duty status. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to lessees who enter military service, no information can be provided as to the number of Lease Contracts that may be affected by the Relief Act or the California Military Code. Thus, in the event that the lease contract goes into default, application of the Relief Act or the California Military Code may cause delays and losses occasioned by the inability to realize upon the related leased vehicle in a timely fashion.

Consumer Protection Laws

   Loan Contracts

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

   o  the Truth-in-Lending Act;

   o  the Equal Credit Opportunity Act;

   o  the Federal Trade Commission Act;

   o  the Fair Credit Reporting Act;

   o  the Fair Debt Collection Practices Act;

   o  the Magnuson-Moss Warranty Act;

   o  the Federal Reserve Board's Regulations B and Z;

   o  state adaptations of the Uniform Consumer Credit Code;

   o  state motor vehicle retail installment sale and loan acts;

   o  state "lemon" laws; and

   o  other similar laws.

   Also, some state laws may, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the trustee to enforce consumer finance contracts such as the Receivables.

   The so-called "holder-in-due-course rule" of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses that the obligor could assert against the originator of the auto loan. The provisions of the holder-in-due-course rule are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in some states. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor, but may also require rescission of the auto loan. Accordingly, the trust may be unable to collect any remaining balance from the obligor.

   Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for those vehicles. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the obligor may be able to assert a defense against the seller. If an obligor on a Receivable were to be successful in asserting any of these claims or defenses, the related servicer would pursue on behalf of the issuer any reasonable remedies against the seller or manufacturer of the vehicle.

   The subservicer and the seller will represent and warrant that each auto loan was originated in compliance with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust or violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and the seller would be obligated to repurchase the auto loan unless the breach is cured.

Other Limitations

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the issuer and the servicer to collect payments, repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of the rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                        FEDERAL INCOME TAX CONSIDERATIONS

   The following is a general summary of the material federal income tax considerations of the purchase, ownership and disposition of the securities. The summary does not purport to deal with federal income tax considerations applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities.

   The following summary is based upon current provisions of the Code, the Treasury regulations issued under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The depositor will be provided with an opinion of Cadwalader, Wickersham & Taft LLP regarding certain federal income tax matters discussed below. Those opinions, however, are not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents will be deemed to refer, unless otherwise specified in this prospectus, to each issuer, the notes and the certificates and the related terms, parties and documents applicable to that issuer.

   The federal income tax consequences to certificateholders will vary depending on:

   o whether the issuer is treated as a partnership under the Code and applicable Treasury regulations; or

   o    whether the issuer will be treated as a grantor trust.

   The prospectus supplement for each series of certificates will specify whether the issuer will be treated as a partnership or as a grantor trust.

FASITs

      Sections 860H through 860L of the Code provide for the creation of an entity for federal income tax purposes, referred to as a FASIT. These provisions were effective as of September 1, 1997 and proposed regulations have been issued, but many technical issues concerning FASITs have not yet been addressed by final Treasury regulations. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect that treatment. The applicable Trust Agreement, if applicable, may be amended to provide that the depositor and trustee will cause a FASIT election to be made for the issuer if the depositor delivers an opinion of Cadwalader, Wickersham & Taft LLP to the effect that, for federal income tax purposes,

   (1) the deemed issuance of FASIT regular interests, occurring in connection with the election, will not adversely affect the federal income tax treatment of the securities,

   (2) following the election the issuer will not be deemed to be an association, or publicly traded partnership, taxable as a corporation, and

   (3) the election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the issuer.

Issuers Treated as Partnerships

   Tax Characterization of the Issuer as a Partnership

   An issuer which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners. The issuer will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series, including any class of notes treated as equity for federal income tax purposes. Cadwalader, Wickersham & Taft LLP, federal tax counsel to the depositor, will deliver their opinion that an issuer will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Federal tax counsel's opinion will also conclude that either:

   (1) the nature of the income of the issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations; or

   (2) the restrictions on transfer of certain classes of the securities will prevent the issuer from being classified as a publicly traded partnership.

   If an issuer were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The issuer's taxable income would include all of its income on the related Receivables, less servicing fees and other deductible expenses, which may include its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the securities, and beneficial owners of securities could be liable for the part of the tax that is unpaid by the issuer.

   Tax  Consequences to Holders of the Notes

   Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal tax counsel will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with more than a de minimis amount of OID must include the OID in income, on a pro rata basis as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of the short-term note may be subject to special rules. An accrual basis holder of a short-term note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.

A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. The gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Holders that recognize a loss on a sale or exchange of a Note for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

      Non-U.S. Holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other holder who is a Non-U.S. Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

   (1) is not actually or constructively a "10 percent shareholder" of the issuer or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the issuer or the depositor is a "related person" within the meaning of the Code; and

   (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 BEN, Form W-8 JMY (including appropriate attachments), or similar forms), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

   If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the Non-U.S. Person that owns the note. If this interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that:

   (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

   (2) in the case of an individual Non-U.S. Person, the individual is not present in the United States for 183 days or more in the taxable year.

      The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of notes held by a foreign partnership, that
(x) the statements described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Similar rules apply in the case of notes held by other flow-through entities and intermediaries. Investors who are non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

   Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuer will be required to withhold 28% (increasing to 31% after 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of Cadwalader, Wickersham & Taft LLP, the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuer. If so treated, unless otherwise indicated in the applicable prospectus supplement, the issuer should be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in this kind of publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to Non-U.S. Persons generally would be subject to U.S. tax and U.S. withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuer expenses.

   Tax Consequences to Holders of the Certificates

   Treatment of the Issuer as a Partnership. The depositor will agree, and the related certificateholders will agree by their purchase of certificates, to treat the issuer as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuer, the partners of the partnership being the certificateholders (including the holder of any certificates representing the retained interest in the issuer) and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuer, the certificates, the notes and the depositor is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuer. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

   Partnership Taxation. As a partnership, the issuer will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the issuer. The issuer's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Receivables. The issuer's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuer for each month equal to the sum of:

   (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the related pass-through rate for that month and interest, if any, on amounts previously due on the certificates but not yet paid;

   (2) any issuer income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

   (3) any other amounts of income payable to the certificateholders for that month; and

   (4) in the case of an individual, estate or trust, the certificateholder's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph.

   This allocation of interest will be reduced by any amortization by the issuer of premium on Receivables that corresponds to any excess of the issue price of certificates over their principal amount. Unless otherwise provided in the related prospectus supplement, all remaining taxable income of the issuer will be allocated to the owner of the retained interest of the issuer. Losses of the issuer will be allocated to the retained interest and to the certificates in the order in which such losses are borne, and additional income will be allocated to a class that receives a recovery of a previously allocated loss.

   In the event the issuer issues certificates which are Strip Securities, the amount allocated to the certificateholders will equal the excess of:

   (1) the pass-through rate applicable to the Strip Securities times the notional principal amount for the Strip Securities for the month over

   (2) the portion of the amount paid with respect to the Strip Securities for the month that would constitute a return of basis if the Strip Securities constituted an instrument described in Section
        860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption).

   However, no negative accruals will be permitted, and other deductions of the issuer will be allocated to the Strip Securities up to their remaining capital account balances immediately before the final redemption.

   The portion of expenses of the issuer (including fees to the servicer, but not interest expense) allocated to taxpayers that are individuals, estates or trusts would be miscellaneous itemized deductions to those taxpayers. The deductions might be disallowed to the taxpayers in whole or in part and might result in those taxpayers being taxed on an amount of income that exceeds the amount of cash actually paid to those taxpayers over the life of the issuer. Any net loss of the issuer will be allocated first to the retained interest holder to the extent of its adjusted capital account, then to the other certificateholders in the priorities set forth in the Trust Agreement to the extent of their respective adjusted capital accounts, and thereafter to the retained interest holder.

   The issuer intends to make all calculations relating to market discount income and amortization of premium with respect to both simple interest Receivables and precomputed Receivables on an aggregate basis rather than a Receivable-by-Receivable basis. If the IRS were to require that the calculations be made separately for each Receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. Except as otherwise provided in the related prospectus supplement, it is believed that the Receivables were not issued with OID, and, therefore, the issuer should not have OID income. However, the purchase price paid by the issuer for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

   If the issuer acquires the related Receivables at a market discount or premium, it will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on those Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination. Under Section 708 of the Code, the issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under applicable Treasury regulations, this kind of 50% or greater transfer would cause a deemed contribution of the assets of the issuer to a new partnership in exchange for interests in the issuer. These interests in a new partnership would be deemed paid to the partners of the issuer in liquidation thereof, which would not constitute a sale or exchange. The issuer will not comply with certain technical requirements that might apply when this kind of constructive termination occurs. As a result, the issuer may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuer might not be able to comply due to lack of data.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the depositor's tax basis in the certificates sold. With respect to noncorporate certificateholders, this capital gain or loss will be short-term or long-term, depending on whether the certificate has been held for

   (1)  12 months or less, or

   (2)  more than 12 months, respectively.

   Long-term capital gain tax rates are lower for noncorporate certificateholders as compared with short-term capital gains, which are taxed at ordinary income tax rates. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuer income (includible in income) and decreased by any payments received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the liabilities of the issuer. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuer does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid these special reporting requirements, the issuer will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash payments with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates (or notional principal amount, in the case of any Strip Securities) owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of this type of monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuer might be reallocated among the certificateholders. The retained interest holder, acting as tax matters partner for the issuer, will be authorized to revise the issuer's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuer income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the issuer is expected to be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuer and will report each certificateholder's allocable share of items of issuer income and expense to holders and the IRS on Schedule K-1. The issuer will provide the Schedule K-l information to nominees that fail to provide the issuer with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes:

   (1)  the name, address and taxpayer identification number of the nominee; and

   (2)  as to each beneficial owner:

        (a)  the name, address and identification number of that person,

        (b) whether that person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

        (c) certain information on certificates that were held, bought or sold on behalf of that person throughout the year.

   In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the issuer. The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

   The retained interest holder will be designated as the tax matters partner for each issuer in the related Trust Agreement and, as such, will be responsible for representing the certificateholder in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuer.

   Tax Consequences to Non-U.S. Certificateholders. Pursuant to the safe harbor provisions of Section 864(b)(2)(A) of the Code, certificateholders who are Non-U.S. Persons will not be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons solely as a result of owning or trading certificates. As a result, the issuer is not obligated to withhold on the portion of its taxable income that is allocable to Non-U.S. Persons at regular graduated rates, unless those Non-U.S. Persons hold certificates in connection with the conduct of a U.S. trade or business.

   Interest allocable to a Non-U.S. Person that does not hold certificates in connection with the conduct of a U.S. trade or business will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because underlying Receivables owned by the issuer are not in "registered form" as that term is defined in applicable Treasury regulations. As a result, this Non-U.S. Person who holds certificates will be subject to United States withholding tax on interest or OID attributable to the underlying Receivables (whether or not that amount is paid) at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. Potential investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

   Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Issuers Treated as Grantor Trusts

   Tax  Characterization of Grantor Trusts

   The prospectus supplement may provide an opinion by Cadwalader, Wickersham & Taft LLP that the issuer will not be classified as an association taxable as a corporation and that the issuer will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code (a "grantor trust fund"). In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the issuer's assets as described below. The certificates issued by an issuer that is treated as a grantor trust are referred to as grantor trust certificates. Grantor trust certificates may either be "standard certificates" or "strip certificates" as described below.

   Standard Certificates. The holder of certificates representing the same percentage of interest and principal payments in the Receivables with respect to a series, referred to in this prospectus as "standard certificates," will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuer represented by the standard certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the issuer. Any amounts received by a standard certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each standard certificateholder will be required to report on its federal income tax return in accordance with that standard certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the issuer represented by the standard certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each standard certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuer. Standard certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. Such expenses are not deductible at all for purposes of computing the alternative minimum tax, which may expose such holders to significant additional tax liability. A standard certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A standard certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

   Original Issue Discount. Except as discussed below with respect to strip certificates or as otherwise discussed in the applicable prospectus supplement, it is not anticipated that the receivables or the standard certificates will be issued with original issue discount ("OID") for federal income tax purposes.

   Market Discount. A standard certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the Receivable allocable to the holder's undivided interest over the holder's tax basis in that interest. Market discount with respect to a standard certificate will be considered to be zero if the amount allocable to the standard certificate is less than 0.25% of the standard certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278. The IRS may require you to compute market discount on a Receivable by Receivable basis, based on the allocation of your purchase price among the Receivables based on their fair market values. However, we will not furnish information to you on a Receivable by Receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, you may be required by the IRS to recompute the premium on a Receivable by Receivable basis.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or in an amount, for each accrual period, equal to the product of:

   (1) the total remaining market discount; and

   (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

   For purposes of calculating market discount under any of the above methods in the case of instruments (such as the standard certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, a prepayment assumption will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a standard certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a standard certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the standard certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. This deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. The price paid for a standard certificate by a holder will be allocated to that holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that the holder's undivided interest in each Receivable will have its own tax basis. A standard certificateholder that acquires an interest in Receivables at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the standard certificate. The basis for the standard certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A standard certificateholder that makes this election for a standard certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the standard certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a Receivable by Receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute the premium.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a standard certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of the Receivable that is allocable to the standard certificate and the portion of the adjusted basis of the standard certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize the premium, it appears that that type of loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   Election to Treat All Interest as OID. The OID regulations permit a standard certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If that kind of election were to be made with respect to a standard certificate with market discount, the standard certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the standard certificateholder acquires during the year of the election or thereafter. Similarly, a standard certificateholder that makes this election for a standard certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the standard certificateholder owns or acquires. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a standard certificate is irrevocable.

   Sale or Exchange of a Standard Certificate. Sale or exchange of a standard certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the standard certificate. This adjusted basis generally will equal the depositor's purchase price for the standard certificate, increased by the OID and any market discount included in the depositor's gross income with respect to the standard certificate, and reduced by any market premium amortized by the depositor and by principal payments on the standard certificate previously received by the depositor. This gain or loss will be capital gain or loss to an owner for which a standard certificate is a "capital asset" within the meaning of Section 1221 of the Code (except in the case of gain attributable to accrued market discount, as noted above under "--Market Discount") and, with respect to noncorporate owners, will be short-term or long-term, depending on whether the standard certificate has been held for 12 months or less, or more than 12 months, respectively. (Long-term capital gain tax rates are less than short-term capital gains rates for individuals, which are taxed at ordinary income tax rates.)

   Standard certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a standard certificate by a bank or a thrift institution to which that section applies will be treated as ordinary income or loss.

   Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

   Non-U.S. Persons. Interest or OID paid to Non-U.S. Persons who own standard certificates will be treated as "portfolio interest" for purposes of United States withholding tax. That interest (including OID, if any) attributable to the underlying Receivables will not be subject to the normal 30% (or any lower rate provided for by an applicable tax treaty) withholding tax imposed on those amounts provided that:

   (1) the Non-U.S. Person is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the Receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the Receivables; and

   (2) that certificateholder fulfills certain certification requirements.

   Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a U.S. Person and must provide its name and address. If, however, the interest or gain is effectively connected to the conduct of a trade or business within the U.S. by that certificateholder, that owner will be subject to U.S. federal income tax on the interest or gain at graduated rates. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

   Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a standard certificateholder at any time during that year, any information that servicer deems necessary or desirable to assist standard certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold standard certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax liability.

   Strip Certificates

   General. Strip Certificates are subject to the rules of Code Section 1286, under which the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. The securities will be subject to those rules, if:

   (1) the depositor or any of its affiliates is treated as having an ownership interest in the Receivables to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans, or

   (2) securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Receivables.

   In general, a holder of a Strip Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Receivable and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Receivable, including the Strip Certificate's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. Although not free from doubt, for purposes of reporting to holders of Strip Certificates, the servicing fees will be allocated to the classes of Strip Certificates in proportion to the distributions to the classes for the related period or periods. The holder of a Strip Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Strip Certificates for federal income tax purposes is not clear in certain respects, particularly where Strip Certificates are issued with respect to a pool of Receivables containing variable-rate Receivables, the depositor has been advised by counsel that:

   (1) The Issuer will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association or publicly traded partnership taxable as a corporation; and

   (2) each Strip Certificate should be treated as a single installment obligation for purposes of calculating OID and gain or loss on disposition.

   This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID regulations. Although it is possible that computations with respect to Strip Certificates could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Strip Certificates should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Strip Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any OID. In addition, under those regulations, a Strip Certificate that represents a right to payments of both interest and principal may be viewed either as issued with OID or market discount, as described below, at a de minimis, or, presumably, at a premium. This treatment indicates that the interest component of a Strip Certificate of this type would be treated as qualified stated interest under the OID Regulations (reportable as interest under the cash or accrual method, as the case may be), assuming it is not an interest-only Strip Certificate. Further, these regulations provide that the purchaser of a Strip Certificate will be required to account for any discount as market discount rather than OID if either:

   (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or

   (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related Receivables. Any market discount would be reportable as described above under "Standard Certificates--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

   Taxation of Strip Certificates. Except as described above under "General," each Strip Certificate will be considered to have been issued with OID for federal income tax purposes. OID with respect to a Strip Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. For Receivables that are prepayable, such accrual will likely employ a prepayment assumption. With the apparent exception of a Strip Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Strip Certificate will be the purchase price paid by each holder of the Strip Certificate. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Strip Certificate to the holder of securities, presumably under the prepayment assumption, other than qualified stated interest.

   If the Receivables prepay at a rate either faster or slower than under the applicable prepayment assumption, a holder's recognition of OID will be either accelerated or decelerated and the amount of the OID will be either increased or decreased depending on the relative interests in principal and interest on each Receivable represented by the holder's Strip Certificate. While the matter is not free from doubt, the holder of a Strip Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Strip Certificate to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Strip Certificates will not be made if the Receivables are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to repayable securities. However, if final regulations dealing with contingent interest with respect to the Strip Certificates apply the same principles as the OID regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Strip Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Strip Certificates.

   Sale or Exchange of Strip Certificates. Sale or exchange of a Strip Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Strip Certificate, as described above under "Standard Certificates--Sale or Exchange of a Standard Certificate." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Strip Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were OID in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the original prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Holders that recognize a loss on a sale or exchange of a Strip Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

   Purchase of More Than One Class of Strip Certificates. When an investor purchases more than one class of Strip Certificates, it is currently unclear whether for federal income tax purposes the classes of Strip Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterization. The characterizations of the Strip Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

   (1) one installment obligation consisting of the Strip Certificate's pro rata share of the payments attributable to principal on each Receivable and a second installment obligation consisting of the respective Strip Certificate's pro rata share of the payments attributable to interest on each Receivable,

   (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Receivable, or

   (3) a separate installment obligation for each Receivable, representing the Strip Certificate's pro rata share of payments of principal and/or interest to be made with respect to that Strip Certificate.

   Alternatively, the holder of one or more classes of Strip Certificates may be treated as the owner of a pro rata fractional undivided interest in each Receivable to the extent that the related Strip Certificate, or classes of Strip Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Receivable, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding OID on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether OID on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

   Because of these possible varying characterizations of Strip Certificates and the resultant differing treatment of income recognition, holders of securities are urged to consult their own tax advisors regarding the proper treatment of Strip Certificates for federal income tax purposes.

   Information Reporting and Backup Withholding. The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Strip Certificates at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those Strip Certificates to prepare its federal income tax returns. The information will include the amount of OID accrued on Strip Certificates held by persons other than holders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a holder of Strip Certificates other than an original holder that purchased at the issue price. In particular, in the case of Strip Certificates, the reporting will be based on a representative initial offering price of each class of Strip Certificates or a price as set forth in the related prospectus supplement. The trustee will also file OID information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "Standard Certificates--Information Reporting and Backup Withholding."

   Non-U.S. Persons. To the extent that a Strip Certificate evidences ownership in Receivables that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the holder of Strip Certificates on a sale or exchange also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or OID paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "Standard
Certificates--Non-U.S. Persons."

   On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

                                      * * *

   The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. We suggest that you consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.


                              ERISA CONSIDERATIONS

   Section 406 of ERISA, and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and parties in interest with respect to such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exception not here relevant). A violation of these "prohibited transaction" rules may subject a disqualified person to excise taxes under the Code and expose a fiduciary to liabilities under ERISA.

   Certain transaction involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of a trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code if the Plan acquired a "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument that is treated as indebtedness under the Plan Asset Regulations as an interest other than instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. To the extent that the notes are treated as indebtedness under applicable local law and do not have substantial equity features, their acquisition should not be considered the acquisition of an "equity interest" in the related trust and so the assets underlying the trust would not be considered plan assets for Code and ERISA purposes. In addition, although they may represent equity interests in the related trust, certain classes of certificates may be exempted from certain of the prohibited transaction rules of ERISA as discussed below. The likely treatment in this context of notes or certificates of a given series will be discussed in the related prospectus supplement.

   Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to these ERISA requirements.

   A Plan fiduciary considering the purchase of notes or certificates of a given series should consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences under the Code or ERISA.

Underwriter Exemptions

   The U.S. Department of Labor may have granted to the underwriter named in each prospectus supplement an exemption (each, an "Underwriter Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption. The Receivables covered by the Underwriter Exemption include motor vehicle installment sales contracts such as the receivables. The Underwriter Exemption will apply to the acquisition, holding and resale of certain securities by a Plan, provided that certain conditions (certain of which are described below) are met.

   Among the conditions that must be satisfied for the Exemption to apply to the securities are the following:

   (1) The trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Underwriter Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which payments are to be made to the securities owners, and rights of the indenture trustee under the indenture or the rights of the owner trustee or trustee under the pooling and servicing agreements and under credit support arrangements with respect to such obligations or qualified motor vehicle leases.

   (2) The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   (3) The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch, Inc.;

   (4) The related owner trustee or indenture trustee is not an affiliate of any other member of the Restricted Group (as defined below);

   (5) The sum of all payments made to the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the related trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related transfer and servicing agreements and indenture, if applicable, and reimbursement of the servicer's reasonable expenses in connection therewith; and

   (6) The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.

   Moreover, the Underwriter Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirement, (1) in the case of the acquisition of a class of eligible securities in connection with the initial issuance, at least fifty percent of such securities are acquired by persons independent of the Restricted Group (as defined below), (2) the Plan's investment in a class of eligible securities does not exceed twenty-five percent of all of such securities outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemption does not apply to Plans sponsored by the depositor, any underwriter, the related trustee, the servicer, any obligor with respect to receivables included in the related trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of certificates.

   The sale of certificates to a Plan or any other employee benefit plan or arrangement is in no respect a representation by the depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

                              PLANS OF DISTRIBUTION

   The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

   Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the related cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

   The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

   The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. Any commissions and discounts received by a dealer and any profit on the resale or the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

   The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

   As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

   If required by applicable law or regulation, this prospectus will be used by Barclays Capital Inc., our affiliate, in connection with offers and sales related to making transactions in the securities previously offered by this prospectus in transactions in which Barclays Capital Inc. acts as principal. Barclays Capital Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed by the depositor as required by
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that relate specifically to the related series of securities. We will provide or cause to be provided, prior to the termination of the offering of the related securities, without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without the exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention:
General Counsel, or by telephone at (212) 421-4000.

   We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, if payment of the prescribed charges is made, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional office of the SEC located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval - EDGAR - system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging on to the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                  LEGAL MATTERS

   The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

   A prospectus supplement may contain the financial statements of the related credit enhancer, if any.


                             ADDITIONAL INFORMATION

   This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of the SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.


                                     RATING

   It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

   (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

   (2) the degree to which the rate of prepayments might differ from that originally anticipated, or

   (3) the likelihood of early optional termination of the series of securities.

   The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

   The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

                                GLOSSARY OF TERMS

   "Accrual Securities" are one or more classes of fixed income securities as to which a portion of the accrued interest will not be paid but rather will be added to the principal balance, or nominal balance in the case of Accrual Securities which are also Strip Securities, of those classes of fixed income securities on each payment date.

   "Benefit Plans" are Exempt Plans, ERISA Plans and Non-ERISA Plans referred to collectively.

   "Clearstream" is Clearstream Banking, societe anonyme.

   "Clearstream Participants" are participating organizations for which Clearstream holds securities.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Contracts" are Loan Contracts.

   "Cooperative" is the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

   "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

   "Discounted Contract Balance" of a Contract as of any cut-off date is the present value of all of the remaining payments scheduled to be made with respect to that Contract, discounted at a rate specified in the related prospectus supplement and the Trust Agreement

   "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of those bodies, provided that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by these governmental entities, any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), and any organization, other than a farmers' cooperative described in Code Section 521, that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511.

   "DTC" is The Depositary Trust Company.

   "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, which are subject to ERISA, and bank collective investment funds and insurance company general and separate accounts in which the plans, accounts or arrangements are invested.

   "Euroclear" is the Euroclear System.

   "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.

   "Euroclear Participants" are participating organizations for which Euroclear holds securities.

   "Exempt Plans" are employee benefit plans that are governmental plans, (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA).

   "FASIT" is a financial asset securitization investment trust.

   "Financial Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

   "Fixed Value Contracts" are Loan Contracts that provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payment.

   "Insolvency Event" is financial insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or the Receivables seller and actions by the servicer or the related Receivables seller indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

   "Loan Contracts" with respect to each trust fund consists of retail installment sales contracts and note and security agreements secured by new and used Vehicles financed by those contracts, or participation or security interests in them, together with all related monies.

   "Non-U.S. Person" is a person who is not a U.S. Person.

   "OID" is original issue discount.

   "OID Regulations" are U.S. Treasury regulations relating to OID.

   "Participants" are participating organizations through which a securityholder can hold its book-entry security.

   "Receivables" are Contracts.

   "Receivables Purchase Agreement" the agreement between the Receivables seller and the depositor under which the Receivables will be acquired by the depositor from the related Receivables seller.

   "Rule of 78s" is the provision of payments according to a "sum of periodic balances" or "sum of monthly payments" method and under which the portion of each payment allocable to interest is higher during the early months of the term of a Loan Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal.

   "Rule of 78s Contracts" are contracts that provide for fixed level monthly payments which will amortize the full amount of the Loan Contract over its term and that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method. Each Rule of 78s Contract provides for the payment by the obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the Loan Contract.

   "SEC" is the U.S. Securities and Exchange Commission.

   "Security Owner" is a person who has beneficial ownership interest in a security.

   "Simple Interest Contracts" are contracts that provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

   "Strip Certificates" means securities subject to Code Section 1286, under which the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.

      "Strip Securities" are one or more classes of fixed income securities entitled to:

   (1) principal payments, with disproportionate, nominal or no interest payments; or

   (2) interest payments, with disproportionate, nominal or no principal payments.

   "Trust Agreement" as used with respect to a trust fund means any and all agreements relating to the establishment of the trust, the servicing of the related Receivables and the issuance of the related securities, including an indenture and a pooling and servicing agreement.

   "UCC" means the Uniform Commercial Code.

   "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more of those U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

   "Vehicles" means new and used automobiles, motorcycles, light duty trucks, recreational vehicles, sport utility vehicles and vans and any related property, together with any related proceeds which may be financed under Loan Contracts.

   "VSI Insurance Policy" means a policy of vendor's single interest physical damage insurance which provides insurance against physical damage risks.

PROSPECTUS SUPPLEMENT DATED ______, 200_
(To prospectus dated _______, 2003)

                           $__________________________
                                  (Approximate)

                            ____________ Trust 200_-_
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                       __________________________________
                            (Transferor and Servicer)

               __________ Asset-Backed Certificates, Series 200_-_

      o The issuer, an owner trust is issuing certificates in ___ classes, but is offering only ____ classes through this prospectus supplement.

      o The trust's main source of funds for making distributions on the certificates will be collections on a pool of closed-end, fixed-rate loans secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties and security interests in manufactured homes.

      o [Credit enhancement consisting of an unconditional and irrevocable guarantee of timely payment of interest and ultimate payment of principal on the certificates is provided by a financial guaranty insurance policy issued by ____________________.]

       Price to Public    Underwriting Discount    Proceeds to Depositor
       ---------------    ---------------------    ---------------------
       $______________    $____________________    $____________________
       _______________%   _____________________%

      The price to public, underwriting discount and proceeds to depositor shown are for all classes of offered certificates in the aggregate. This information is shown for each individual class on page S-__. See "Underwriting."

      The proceeds to depositor are less expenses, estimated at $___________, plus accrued interest. See "Underwriting."

--------------------------------------------------------------------------------
      You should consider carefully the risk factors beginning on page S-__ of this prospectus supplement and page __ in the prospectus.

      The certificates will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates[, except that _________ will insure the certificates].

      You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

      Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      We will not list the offered certificates on any national securities exchange or on any automated quotation system.

      The underwriter[s], Barclays Capital Inc. [and _______________], will purchase the offered certificates from Securitized Asset Backed Receivables LLC and expect to deliver the offered certificates in book-entry form through the facilities of The Depository Trust Company to Clearstream Banking societe anonyme and Euroclear Bank, societe anonyme purchasers on or about ________, 200_.

                                Barclays Capital

              Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

      We provide information about the offered certificates for the series 200_-_ in two separate documents that progressively include more detail:

      o the accompanying prospectus dated ___________, 200_, which provides general information, some of which may not apply to the series 200_-_ certificates.

      o this prospectus supplement, which describes the specific terms of the certificates for the series 200_-_.

      Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

      If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                         The Series _______ Certificates

                         Principal Amount   Pass-Through Rate   Expected Ratings
                         ----------------   -----------------   ----------------

Class ___ ............

Class ___ ............

Class ___ ............

Class ___ ............

Class ___ ............

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Summary ....................................................................S-5
Risk Factors ..............................................................S-12
     Actual Yield to Maturity May Be Less Than Anticipated ................S-12
     Unpredictability of Prepayments Could Adversely Affect Yield .........S-12
     Limited Liquidity May Adversely Affect Market Value of Certificates ..S-12
     Credit Enhancement May Not Be Adequate ...............................S-13
     Risks Relating to Non-Conforming Underwriting Guidelines .............S-13
     Inadequacy of Value of Properties Could Affect Severity of Losses ....S-14
     Geographic Concentration Could Increase Losses on the Loans ..........S-14
     Recently Originated Loans May Have Higher Default Rates ..............S-14
     Borrower May Be Unable to Make Balloon Payments ......................S-14
     Subordinate Mortgages May Provide Insufficient Security
          for the Loans ...................................................S-14
     Bankruptcy of Borrowers May Adversely Affect Distributions
          on Certificates .................................................S-15
     Bankruptcy of Other Parties May Adversely Affect Distributions
          on Certificates .................................................S-15
     Violations of Federal and State Laws May Adversely Affect Ability
          to Collect on Loans .............................................S-15
     Failure of Servicer to Perform May Adversely Affect Distributions
          on Certificates .................................................S-15
     Transferor May Not Be Able to Repurchase or Replace Defective Loans ..S-16
Forward-Looking Statements ................................................S-16
Description of the Loans ..................................................S-16
     General ..............................................................S-16
     Statistical Information ..............................................S-17
     Assignment of Loans ..................................................S-21
     Trustee's Loan File ..................................................S-21
     Representations and Warranties of the Transferor .....................S-22
The Transferor and the Servicer ...........................................S-22
     General ..............................................................S-22
     Credit and Underwriting Guidelines ...................................S-23
     Delinquency and Foreclosure Information ..............................S-25
Prepayment and Yield Considerations .......................................S-26
     General ..............................................................S-26
     Modeling Assumptions .................................................S-27
Description of the Offered Certificates ...................................S-35
     General ..............................................................S-35
     Definitive Certificates ..............................................S-35
     Certificate Principal Balances and Notional Amount ...................S-36
     Pass-Through Rates ...................................................S-36
     Distributions ........................................................S-36
     Calculation of LIBOR .................................................S-37
     Termination; Purchase of Loans .......................................S-38
     Report to Certificateholders .........................................S-38
Servicing of the Loans ....................................................S-38
     The Servicer .........................................................S-38
     Collection and Other Servicing Procedures; Loan Modifications ........S-39
     Payments on the Loans ................................................S-39
     Realization on or Sale of Defaulted Loans ............................S-40
     Servicing Fees and Other Compensation and Payment of Expenses ........S-42
     Enforcement of Due-on-Sale Clauses ...................................S-42
     Maintenance of Insurance Policies and Errors and Omissions
          and Fidelity Coverage ...........................................S-42
     Servicer Reports .....................................................S-43
     Removal and Resignation of Servicer ..................................S-44
     Amendment ............................................................S-44
The Trustee ...............................................................S-45
The Certificate Insurance Policy ..........................................S-46
The Certificate Insurer ...................................................S-46
Certain Federal Income Tax Consequences ...................................S-48
     General ..............................................................S-48
     Discount and Premium .................................................S-48
     Characterization of Investments in Certificates ......................S-48
ERISA Considerations ......................................................S-49
Legal Investment ..........................................................S-51
Underwriting ..............................................................S-51
Experts ...................................................................S-52
Ratings ...................................................................S-53
Legal Matters .............................................................S-53
Glossary of Terms .........................................................S-54

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties

   Depositor ........................   Securitized Asset Backed Receivables
                                        LLC, the depositor, is a limited
                                        liability company organized under the
                                        laws of Delaware. The depositor is a
                                        direct wholly owned subsidiary of
                                        Barclays Bank PLC. See "The Depositor"
                                        in the accompanying prospectus.

   Trust ............................   _________ Trust 200_-_, a [New York]
                                        [common law] trust created pursuant to a
                                        pooling and servicing agreement among
                                        the depositor, ________________ and
                                        ____________________.

   Servicer .........................   ________________. The servicer is a
                                        _______________________ with its
                                        principal place of business in
                                        _________________. The servicer is a
                                        wholly owned subsidiary of
                                        _________________, a ____________
                                        corporation. The servicer's address is
                                        _______________________________________,
                                        telephone number (___) _____________.
                                        ___________ will act as servicer of the
                                        loans and, in that capacity, will:

                                        (1) provide customary servicing
                                        functions with respect to the loans
                                        pursuant to a pooling and servicing
                                        agreement among the depositor, the
                                        servicer and __________________;

                                        (2) provide certain reports to the
                                        trustee; and

                                        (3) make certain advances.

   Transferor .......................   ___________________________.

   Trustee ..........................   _________________________, a
                                        ______________________ corporation. The
                                        trustee's address is
                                        ___________________________, telephone
                                        number (___) ___________.

   [The Certificate Insurer .........   ___________________. The certificate
                                        insurer's address is _______________
                                        ____________________________, telephone
                                        number (___) ___-____.]

Relevant Dates

   Cut-Off Date .....................   __________, 200_.

   Closing Date .....................   On or about __________, 200_.

   Distribution Date ................   Distributions on the certificates will
                                        be made on the ___th day of each month,
                                        or, if the ___th day is not a business
                                        day, on the next succeeding business
                                        day, commencing in ______ 200_.

   Determination Date ...............   The __th calendar day of each month or,
                                        if not a business day, then the
                                        preceding business day.

   Due Period .......................   The calendar month preceding the
                                        relevant distribution date or
                                        determination date, as the case may be.

   Accrual Date .....................   For the offered certificates, other than
                                        the Class A-1 certificates, the calendar month immediately prior to the month in which the relevant distribution date occurs. For the Class A-1 certificates, the period beginning on the prior distribution date (or on the closing date in the case of the first distribution date) and ending on the day prior to the relevant distribution date.

Assets of the Pool

   Loans ............................   The loans will consist primarily of
                                        fixed rate, closed-end loans secured by
                                        first or second priority liens and
                                        having original terms to maturity of not greater than 30 years. Loans representing approximately __% of the initial aggregate unpaid principal balance of the loans will be secured by mortgages or deeds of trust on properties. Loans representing approximately ___% of the aggregate unpaid principal balance of the loans as of the cut-off date will be secured by security interests in manufactured homes that are not real estate.

                                        The statistical information regarding
                                        the loans, the mortgaged properties and
                                        the manufactured homes is based on the
                                        characteristics of the loans as of the
                                        close of business on the cut-off date.
                                        Unless otherwise indicated, all
                                        percentages set forth in this prospectus supplement are based on the aggregate unpaid principal balance as of the cut-off date. The aggregate unpaid principal balance as of the cut-off date will be $__________.

                                        See "Description of the Loans" in this
                                        prospectus supplement.

   Loan Interest Rate ...............   The loan interest rate of each loan is
                                        the per annum interest rate which the
                                        borrower is required to pay under the
                                        terms of the related loan. The loan
                                        interest rate borne by each loan is
                                        fixed as of the date of origination of
                                        the loan. As of the cut-off date, the
                                        weighted average loan interest rate for
                                        the loans was approximately ______%.

   Offered Certificates .............   We are offering the following __ classes
                                        of certificates as part of the series
                                        200_-_:

                                           o  Class A-1

                                           o  Class A-2

                                           o  Class A-3

                                           o  Class A-4

                                           o  Class A-5

                                           o  Class A-6

                                           o  Class A-6IO

                                        The series 200_-_ will consist of a
                                        total of ___ classes. The Class R
                                        certificates are not being offered
                                        through this prospectus supplement and
                                        the accompanying prospectus.

   Certificate Principal
      Balance and Pass-Through
      Rates .........................   Your certificates will have the
                                        approximate original certificate
                                        principal balances or notional balance
                                        set forth below, subject to a permitted
                                        variance of plus or minus 5%:

                                           o Class A-1 ......   $_______________

                                           o Class A-2 ......   $_______________

                                           o Class A-3 ......   $_______________

                                           o Class A-4 ......   $_______________

                                           o Class A-5 ......   $_______________

                                           o Class A-6 ......   $_______________

                                        The notional balance of the Class A-6IO
                                        certificates at all times will equal the class principal balance of the Class A-6 certificates.

                                        Each class of offered certificates will
                                        accrue interest for each accrual period
                                        on its unpaid class principal balance or notional balance at the rate set forth on page [ ] of this prospectus supplement.

   Distributions ....................   The available distribution amount for
                                        any distribution date will consist of
                                        the total of all payments or other
                                        collections, or advances in lieu of the
                                        payments, on or in respect of the loans
                                        that are available for distributions of
                                        interest on and principal of the offered certificates. See "Description of the
                                        Certificates - Distributions - Available
                                        Distribution Amount" in this prospectus
                                        supplement.

                                        On each distribution date, the trustee
                                        will apply the available distribution
                                        amount for that date for the following
                                        purposes and in the following order of
                                        priority:

                                        First, Class A: To interest on the Class
                                        A certificates, pro rata, in accordance
                                        with their interest entitlements, and
                                        interest due in prior periods and not
                                        paid.

                                        Second, Class A: To the extent of
                                        amounts then required to be distributed
                                        as principal on the Class A
                                        certificates, other than the Class A-6IO certificates, payment of principal to be made in accordance with the respective principal entitlements for each class, in each case until that class is reduced to zero.

                                        [Third, certificate insurer: To
                                        reimburse the certificate insurer for
                                        all insured payments made by the
                                        certificate insurer which have not been
                                        repaid, together with interest on these
                                        unpaid amounts.]

                                        Distributions of principal to the Class
                                        A certificates described in priority
                                        Second above will be paid first, to the
                                        Class A-6IO certificates in the amounts
                                        described in this prospectus supplement.
                                        These amounts are zero prior to _____
                                        20__. After paying the Class A-6IO
                                        certificates, distributions of principal will be paid sequentially to Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates, in each case until the respective class has been paid in full.

                                        However, distributions to the Class A
                                        certificates referred to in priority
                                        Second above will be made pro rata among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates [when the certificate insurer has defaulted under the certificate insurance policy and] [if the overcollateralization amount has been reduced to zero] as described under "Description of the Certificates - Distributions" in this prospectus supplement.

                                        A description of each class of
                                        certificates' interest entitlement can
                                        be found in "Description of the
                                        Certificates - Distributions" in this
                                        prospectus supplement. As described in
                                        the above-referenced section, there are
                                        circumstances in which your interest
                                        entitlement for a distribution date
                                        could be less than one full month's
                                        interest at the pass-through rate on
                                        your certificate principal balance.

                                        The amount of principal required to be
                                        distributed to the classes entitled to
                                        principal on a particular distribution
                                        date also can be found in "Description
                                        of the Certificates - Distributions" and "--Related Definitions" in this prospectus supplement. None of the offered certificates will be entitled to receive any prepayment premiums received on the loans.

   Servicing of the Loans ...........   The servicer has agreed to service the
                                        loans on a "scheduled/actual" basis.
                                        This means the servicer is responsible
                                        for advancing scheduled payments of
                                        interest in accordance with the pooling
                                        and servicing agreement. The servicer
                                        has also agreed to cause the loans to be serviced

                                           o  with the same care as it
                                              customarily employs in servicing
                                              and administering loans for its
                                              own account,

                                           o  in accordance with accepted
                                              mortgage servicing practices of
                                              prudent lending institutions and

                                           o  giving due consideration to [the
                                              certificate insurer's and] the
                                              certificateholders' reliance on
                                              the servicer.

                                        The servicer will be required to advance delinquent payments of interest on the loans and advance any property protection expenses relating to the loans. The servicer will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

                                        See "Servicing of the Loans" in this
                                        prospectus supplement.

   Optional Termination .............   The servicer may, at its option
                                        repurchase all but not less than all of
                                        the loans in the trust on any date on
                                        which the aggregate principal balance of the loans, as of that date of determination, is less than 10% of the aggregate unpaid principal balances of the loans as of the cut-off date. [If this option is not exercised by the servicer, the certificate insurer may exercise the option.] See "Description of the Offered
                                        Certificates--Termination; Purchase of
                                        Loans" in this prospectus supplement.

   Credit Enhancement ...............   The credit enhancement provided for the
                                        benefit of the offered certificates
                                        consists of:

                                           o  excess interest;

                                           o  the overcollateralization
                                              amounts[; and

                                           o  the certificate insurance policy].

   Excess Interest ..................   Excess interest will be generated
                                        because the amount of interest collected on the loans for each due period is expected to be higher than the interest distributable on the certificates for the related distribution date. A portion of this excess interest will be applied both to absorb interest shortfalls and to create and maintain the required level of overcollateralization.

   [Overcollateralization ...........   On the closing date, the
                                        overcollateralization amount will equal
                                        zero. As a result of the application of
                                        a portion of the excess interest in
                                        reduction of the principal balance of
                                        the Class A certificates, the applicable overcollateralization amount is expected to increase over time until it reaches the applicable required level of overcollateralization. However, subject to the satisfaction of certain loss and delinquency tests, the required percentage level of overcollateralization may increase or decrease over time. The overcollateralization amount is the first amount to absorb realized losses on the loans and designated unreimbursed expenses of the trust fund.]

   [Certificate Insurance
      Policy ........................   The certificate insurer will issue a
                                        certificate guaranty insurance policy.
                                        Under this policy, the certificate
                                        insurer will irrevocably and
                                        unconditionally guaranty payment on each distribution date of timely payment of interest and ultimate payment of principal due on the Class A certificates. A payment by the certificate insurer under the certificate Insurance Policy is referred to in this prospectus supplement as an insured payment. The certificate insurer will be entitled to reimbursement from excess interest and the overcollateralization amount for all insured payments, together with interest. See "The Certificate Insurance
                                        Policy" in this prospectus supplement.]

   Registration and
      Denominations of the
      Certificates ..................   The Class A certificates initially will
                                        be issued in book-entry form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount. However, one certificate of each class may be issued in a greater or lesser amount. The Class A certificates are sometimes referred to as book-entry certificates. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, societe anonyme, in Europe. Transfers within DTC,
                                        Clearstream or Euroclear, as the case
                                        may be, will be in accordance with the
                                        usual rules and operating procedures of
                                        the relevant system. See "Description of the Offered Certificates - General" in this prospectus supplement.

   Tax Status .......................   The trustee will make elections to treat
                                        designated portions of the trust fund as separate REMICs for federal income tax purposes. In the opinion of counsel, those designated portions of the trust fund will qualify for this treatment. A portion of the trust fund will be treated as a grantor trust. This portion includes certain interest distributable to holders of the offered certificates, other than the Class A-6IO certificates, at their respective LIBOR-based or fixed rates in excess of the weighted average of the net loan interest rates less
                                        ___%.

                                        Pertinent federal income tax
                                        consequences of an investment in the
                                        offered certificates include:

                                           o  Each class of offered certificates
                                              will represent "regular interests"
                                              in a REMIC and interests in a
                                              grantor trust.

                                           o  The regular interests will be
                                              treated as newly originated debt
                                              instruments and the interests in
                                              the grantor trust will represent
                                              notional principal contracts for
                                              federal income tax purposes.

                                           o  You will be required to report
                                              income on the offered certificates
                                              in accordance with the accrual
                                              method of accounting.

                                           o  One or more classes of offered
                                              certificates may be issued with
                                              original issue discount for
                                              federal income tax purposes. This
                                              generally requires you to report
                                              income in advance of the related
                                              cash distributions.

                                           o  If a portion of your purchase
                                              price is allocable to the right to
                                              receive excess interest through
                                              the grantor trust, you will be
                                              able to amortize this portion
                                              under the rules for notional
                                              principal contracts, subject to
                                              limitations if you are an
                                              individual.

                                        See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations ................   A fiduciary of any employee benefit plan
                                        or other retirement arrangement subject
                                        to ERISA, or the Internal Revenue Code
                                        of 1986, as amended should carefully
                                        review with its legal advisors whether
                                        the purchase or holding of Class A
                                        certificates could give rise to a
                                        transaction prohibited or not otherwise
                                        permissible under ERISA or the Internal
                                        Revenue Code. The U.S. Department of
                                        Labor has issued to
                                        [_______________________] Prohibited
                                        Transaction Exemption [___], as amended
                                        by PTE 97-34, 62 Fed. Reg. 39021 (1997),
                                        PTE 2000-58, 65 Fed. Reg. 67765 (2000)
                                        and PTE 2002-41, 67 Fed. Reg. 54487
                                        (2002). This exemption generally exempts from the application of certain of the prohibited transaction provisions of
                                        ERISA, and the excise taxes imposed on
                                        prohibited transactions by Section
                                        4975(a) and (b) of the Internal Revenue
                                        Code and Section 502(i) of ERISA,
                                        transactions relating to the purchase,
                                        sale and holding of pass-through
                                        certificates such as the Class A
                                        certificates and the servicing and
                                        operation of asset pools such as the
                                        trust, provided that specified
                                        conditions are satisfied. See "ERISA
                                        Considerations" in this prospectus
                                        supplement.

Legal Investment ....................   If your investment activities are
                                        subject to legal investment laws and
                                        regulations, regulatory capital
                                        requirements, or review by regulatory
                                        authorities, then you may be subject to
                                        restrictions on investment in the
                                        Certificates. You should consult your
                                        own legal advisors for assistance in
                                        determining the suitability of and
                                        consequences to you of the
                                        purchase, ownership, and sale of the
                                        Certificates. The [Class _____]
                                        Certificates will constitute "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The [Class _____]
                                        Certificates will not constitute
                                        "mortgage related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended. See "Legal Investment" in this
                                        prospectus supplement and in the
                                        prospectus.

Ratings .............................   On the closing date, the offered
                                        certificates must have the following
                                        ratings by each of ___________________
                                        and ____________________,

                                        Class             _____            _____

                                        _____             _____            _____

                                        _____             _____            _____

                                        _____             _____            _____

                                        _____             _____            _____

                                        _____             _____            _____

                                        _____             _____            _____

                                        _____             _____            _____

                                        _____             _____            _____

                                        [The ratings on the Class A certificates are based on the presence of the certificate insurance policy.] A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

                                        See "Ratings" in this prospectus
                                        supplement for discussion of the primary factors on which the ratings are based.

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans.

Actual Yield to Maturity May Be Less Than Anticipated

      The degree to which the actual yield of your certificates may vary from the anticipated yield will depend on:

      o the price of your certificates, including the amount of any premium or discount;

      o the degree to which the timing of payments on your certificates is sensitive to the prepayment experience of loans and the application of a portion of the excess interest on the loans as principal on the certificates;

      o the timing of delinquencies, defaults and losses on the loans to the extent not covered by the credit enhancement[, including the certificate insurance policy]; and

      o a change in the required level of overcollateralization or a change in the delinquency or loss levels with respect to the loans or excess interest requirements used to determine an increase or decrease in the required level of overcollateralization.

      The allocation of a portion of the excess interest on the loans as an additional payment of principal on the certificates as described in this prospectus supplement will accelerate the principal amortization of the certificates relative to the speed at which principal is paid on the loans. However, any reduction in the required level of overcollateralization will slow the principal amortization of the certificates. See "Prepayment and Yield Considerations" in this prospectus supplement.

Unpredictability of Prepayments Could Adversely Affect Yield

      Approximately ___% of the loans by cut-off date principal balance provide that the borrowers may, without penalty, prepay their loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a loan would result in a prepayment on the related certificates.

      o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

      o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

      o The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the loans, those loans are more likely to prepay than if prevailing rates remain above the interest rates on those loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the loans are likely to decrease.

      o So long as credit enhancement is available, liquidations of defaulted loans generally will have the same effect on the related certificates as a prepayment of a loan.

      o If the rate of default and the amount of losses on the loans related to your certificate is higher than you expect, then your yield may be lower than you expect.

      See "Prepayment and Yield Considerations" in this prospectus supplement.

Limited Liquidity May Adversely Affect Market Value of Certificates

      A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Limited Liquidity" in the accompanying prospectus.

Credit Enhancement May Not Be Adequate

      [Ratings of Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer may result in a reduction in the rating of the Class A certificates. Future events may reduce the rating of the certificate insurer or impair the ability of the certificate insurer to pay claims for insured payments under the certificate insurance policy. In that event, the certificate insurer might not have the ability to cover delays or shortfalls in payments of interest or ultimate principal due on the certificates. See "The Certificate Insurance Policy" and "The Certificate Insurer" in this prospectus supplement.]

      Loan Delinquencies, Defaults and Losses. Delinquencies, if not advanced by the servicer, defaults and losses on the loans will reduce the credit enhancement available from the overcollateralization feature. If amounts available from this credit enhancement are not adequate to protect against the delinquencies, defaults and losses experienced on the loans, then delays or shortfalls in payments of interest or principal due on the certificates will occur[, unless the delays or shortfalls are covered under the certificate insurance policy].

      Availability of Excess Interest for Overcollateralization. Each loan is expected to generate more interest than is needed to pay interest on the related certificates since the net weighted average interest rate on the related loans is expected to be higher than the weighted average interest rate on the related certificates. If the loans generate more interest than is needed to pay interest on the offered certificates and certain fees and expenses of the trust, the remaining interest will be used to compensate for losses and delinquencies experienced by the loans. After these financial obligations of the trust have been satisfied, a certain portion of the available excess interest will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to:

      o compensate for interest losses or shortfalls in payments on the loans or

      o     maintain the required level of overcollateralization.

      The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or recovered in respect of the loans during the preceding month and by the weighted average of the pass-through rates on the offered certificates for the related distribution date. This amount will be influenced by changes in the weighted average of the loan interest rates and of the pass-through rates on the classes of certificates resulting from prepayments and liquidations of the related loans and payments made in reduction of the principal balances of the classes of certificates.

      [The pooling and servicing agreement requires the trustee to make a claim for an insured payment under the certificate insurance policy as to which the trustee has determined that an insured payment will be necessary. Investors in the Class A certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

      If the protection afforded by overcollateralization is insufficient [and if the certificate insurer is unable to meet its obligations under the certificate insurance policy, then you could experience a loss on your investment.]

Risks Relating to Non-Conforming Underwriting Guidelines

      The transferor's underwriting standards are intended to assess the creditworthiness of the borrower and the value of the property and to evaluate the adequacy of the property as collateral for the loan. In comparison to first lien mortgage loans that conform to the underwriting guidelines of Fannie Mae or Freddie Mac, the loans have generally been underwritten or reunderwritten with more lenient underwriting criteria. For example, the loans may have been made to borrowers with

      o imperfect credit histories, ranging from minor delinquencies to bankruptcies, or

      o higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income.

      Accordingly, the loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to Fannie Mae or Freddie Mac guidelines. As a result, the risk that you will suffer losses could increase. Furthermore, changes in the values of the properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the loans than on mortgage loans originated according to Fannie Mae or Freddie Mac guidelines. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. See "--Adequacy of Credit Enhancement" above, and "Description of the Loans--Credit and Underwriting Guidelines" in this prospectus supplement.

Inadequacy of Value of Properties Could Affect Severity of Losses

      Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. [If any of the properties fail to provide adequate security for the related loan, you may experience a loss if the certificate insurer were unable to perform its obligations under the certificate insurance policy.] See "Servicing of the Mortgage Loans--Realization on Defaulted Loans" in this prospectus supplement, and "Certain Legal Aspects of Residential Mortgage Loans--Foreclosure on Mortgages" in the prospectus.

Geographic Concentration Could Increase Losses on the Loans

      When measured by aggregate principal balance as of the cut-off date, mortgaged properties and manufactured homes located in ________, __________ and ___________ secure approximately ____%, ____% and ____%, respectively, of the loans by cut-off date principal balance. This geographic concentration might magnify the effect on the pool of loans of adverse economic conditions or of special hazards in these areas and might increase the rate of delinquencies, defaults and losses on the loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties and manufactured homes were more geographically diversified. See "Description of the Loans" in this prospectus supplement.

Recently Originated Loans May Have Higher Default Rates

      Defaults on loans tend to occur at higher rates during the early years of the loans. Substantially all of the loans were originated within twelve months prior to sale to the trust. As a result, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time. This could result in shortfalls in distributions due on your certificates.

Borrower May Be Unable to Make Balloon Payments

      Approximately ___% of the loans by cut-off date principal balance have monthly payments based on an amortization which would require the payment of a substantial portion of the principal balance of those loans at maturity. The ability of a borrower to make that payment may depend on the borrower's ability to obtain refinancing of the balance due on the loan at maturity. An increase in interest rates over the interest rate on the loan may have an adverse effect on the borrower's ability to obtain refinancing and to pay the required payment due at maturity. A borrower's inability to pay the required payment due at maturity could result in shortfalls in distributions due on your certificates.

Subordinate Mortgages May Provide Insufficient Security for the Loans

      Approximately ___% of the loans by cut-off date principal balance evidence a lien that is subordinate to the rights of the mortgagee under a senior mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of these junior loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related loan as bad debt. The foregoing considerations will be particularly applicable to junior loans that have high combined loan-to-value ratios because in those cases, the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on loans are not covered by available credit enhancement, you will bear the losses.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Adequacy of Credit Enhancement" above and "--Legal Considerations--Risks Relating to Violations of Federal and State Laws" below.

Bankruptcy of Other Parties May Adversely Affect Distributions on Certificates

      The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

      If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent [the certificate insurer,] the trustee or the depositor from appointing a successor servicer.

      In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

Violations of Federal and State Laws May Adversely Affect Ability to Collect on Loans

      Federal and state laws regulate the underwriting, origination, servicing and collection of the loans. These laws will likely change over time and may become more restrictive or stringent with respect to specific activities of the servicer and transferor. Violations of these Federal and state laws may

      o limit the ability of the servicer to collect principal or interest on the loans,

      o     entitle the borrowers to a refund of amounts previously paid, and

      o subject the servicer or the transferor to damages and administrative sanctions.

      The inability to collect principal or interest on the loans because of violations of Federal or state laws will likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, these violations could result in shortfalls in the distributions due on your certificates. An assessment of damages or sanctions against the servicer or the transferor may adversely affect the ability of the servicer to service the loans or the transferor to repurchase or replace defective loans. See "Risk Factors--Certain Other Legal Considerations Regarding Residential Loans" in the accompanying prospectus. The transferor will be required to repurchase or replace any loan that did not comply with applicable Federal and state laws. See "--Limitations on the Transferor" below.

Failure of Servicer to Perform May Adversely Affect Distributions on
Certificates

      The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See "Servicing of the Loans" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

Transferor May Not Be Able to Repurchase or Replace Defective Loans.

      If the transferor fails to cure a material breach of its loan representations and warranties with respect to any loan in a timely manner, then the transferor is required to repurchase or replace this defective loan. See "Description of Loans--Representations and Warranties" in this prospectus supplement. The transferor may not be capable of repurchasing or replacing any defective loans, for financial or other reasons. The transferor's inability to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur. See "--Adequacy of Credit Enhancement" above.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition,

      o     political and/or social conditions, and

      o     the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-54 in this prospectus supplement.

                            DESCRIPTION OF THE LOANS

General

      On or about ________, 200_, Securitized Asset Backed Receivables LLC will acquire from ______________ a pool of loans, having an aggregate unpaid principal balance as of ________, 200_ of approximately $______________. The depositor will then transfer the loans to the trust pursuant to the Pooling and Servicing Agreement. The trust will be entitled to all payments of principal and interest in respect of the loans due after the cut-off date.

      The mortgage loans are evidenced by Mortgage Notes, secured by mortgages or deeds of trust on the mortgaged properties of which approximately ____% are second lien mortgages. The manufactured housing contracts are secured by manufactured homes that are not real estate.

      The loans have original terms to stated maturity of up to 30 years. The loans were selected by the transferor from the loans in the transferor's portfolio that met the above criteria using a selection process believed by the transferor not to be adverse to the certificateholders [or to the certificate insurer]. As of the cut-off date, the average unpaid principal balance of the loans was approximately $__________. As of the cut-off date, the weighted average loan interest rate of the loans was approximately _____%. The weighted average CLTV of the loans was approximately _____%. The weighted average remaining term to maturity was approximately __ months and the latest scheduled maturity of any loan is _______, 20__. However the actual date on which any loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

      As of the cut-off date, all of the loans were secured by mortgaged properties or manufactured homes. Based on information supplied by the borrowers in connection with their loan applications at origination, properties securing approximately _____% of the loans by cut-off date principal balance will be owner occupied primary residences. Properties securing approximately ___% of the loans by cut-off date principal balance will be non-owner occupied or second homes.

      Approximately ___% of the loans by cut-off date principal balance provide for penalties if full prepayment occurs during the first two, three, four or five years after origination thereof. Each of the loans is subject to a due-on-sale clause. See "Certain Legal Aspects of Residential Loans" in the prospectus.

      Except for approximately ____% of the loans by cut-off date principal balance, the scheduled monthly payment on each loan includes interest plus an amount that will amortize the outstanding principal balance of the loan over its remaining term.

Statistical Information

      Set forth below is a description of certain additional characteristics of the loans as of the cut-off date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

                        Geographic Distribution of Loans

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Jurisdiction                                       Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------


                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

      No more than approximately ____% of the loans will be secured by properties located in any one zip code.

                               Principal Balances

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Range of Principal Balances                        Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
$_________ - _________ ..........................          $                   %
                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

      As of the cut-off date, the average unpaid principal balance of the loans was approximately $______.

                                  Lien Priority

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Lien Priority                                      Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
First Lien.......................................  $                           %
Second Lien......................................
                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

                           Current Loan Interest Rates

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Range of Loan Interest Rates                       Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

      As of the cut-off date, the weighted average loan interest rate of the loans was approximately _____% per annum.

                          Combined Loan-to-Value Ratios

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Range of Combined Loan-to-Value Ratio              Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
_________% - _________ ..........................          $                   %
                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

      As of the cut_off date, the weighted average CLTV of the loans was approximately _____.

                                Occupancy Status

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Occupancy                                          Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
Owner Occupied...................................          $                   %
Non-Owner Occupied...............................
Second Home......................................
                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

                                 Property Types

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Property Type                                      Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
Single Family....................................          $                   %
Two Family.......................................
Three Family.....................................
Four Family......................................
Planned Unit Development.........................
Condominium......................................
Manufactured Housing.............................
                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

                            Months Since Origination

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Range of Loan Age (in months)                      Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
                                                           $                   %


                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

      As of the cut-off date, the weighted average number of months since origination of the loans was approximately ___ months.

                           Remaining Terms to Maturity

                                                                      % of Cut-
                                                   Number  Aggregate  Off Date
                                                     of    Principal  Principal
Range of Remaining Terms to Maturity (in months)   Loans    Balance    Balance
-------------------------------------------------  ------  ---------  ---------
                                                           $                   %


                                                   ------  ---------  ---------
Total ...........................................          $       0     100.00%
                                                   ======  =========  =========

      As of the cut-off date, the weighted average remaining term to maturity of the loans was approximately ___ months.

      The information set forth in the preceding section "Description of the Loans" has been based on information provided by the transferor and tabulated by the depositor. None of the depositor, the trustee [or the certificate insurer] make any representation as to the accuracy or completeness of that information.

Assignment of Loans

      Pursuant to the Pooling and Servicing Agreement, the depositor will convey without recourse to the trust in trust for the benefit of the certificateholders [and the certificate insurer] all right, title and interest in and to each loan. Each transfer will convey all right, title and interest in and to:

            (1) principal due to the extent of the unpaid principal balance and

            (2) interest accrued after the cut-off date.

      However, the depositor will not convey its interest in principal, including principal prepayments in full and curtailments, including partial prepayments, due on each loan on or prior to the cut-off date. The transferor will retain its rights to these amounts.

      In connection with the transfer and assignment, the depositor will cause the Trustee's Loan Files to be delivered to the trustee on the closing date.

Trustee's Loan File

      If the trustee [or the certificate insurer] during the process of reviewing the Trustee's Loan Files finds any document constituting a part of a Trustee's Loan File

            (1) which is not executed,

            (2) which has not been received,

            (3) which is unrelated to the loans, or

            (4) that any loan does not conform to its requirements or to the description thereof as set forth in the Loan Schedule,

the trustee [or the certificate insurer], as applicable, is required to promptly so notify the trustee, the servicer, the transferor [and the certificate insurer]. If notified, the transferor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Loan File. If, however, the transferor has not remedied the defect within 120 days after the trustee's notice to it and the defect materially and adversely affects the value of the loan or the interest of the certificateholders [or the certificate insurer] in the loan, the transferor will be required to either:

            (1) substitute in lieu of the loan a Qualified Substitute Loan. If the then unpaid principal balance of the Qualified Substitute Loan is less than the principal balance of the loan as of the date of the substitution plus accrued and unpaid interest on the loan, the transferor will be required to deliver to the servicer as part of the related monthly remittance remitted by the servicer, the Substitution Adjustment; or

            (2) purchase the loan at the Purchase Price.

Representations and Warranties of the Transferor

      The transferor will represent, among other things, with respect to each loan, as of the closing date, the following:

            (1) The information set forth in the Loan Schedule with respect to each loan is complete, true and correct as of the cut-off date;

            (2) Immediately prior to the sale of the loans to the depositor, the transferor had good and marketable title to each loan subject to no prior lien or interest of any nature; and

            (3) The transferor has transferred all right, title and interest of the transferor in and to the loans and in the proceeds thereto to the depositor.

      Pursuant to the Pooling and Servicing Agreement, the certificateholders, the servicer, the transferor[, the certificate insurer] and the trustee are required to give prompt written notice to the others if they discover that:

            (1) any of the representations and warranties of the transferor have been breached in any material respect as of the closing date, and

            (2) the value of the loan or the interests of the certificateholders in the related loan [or the interests of the certificate insurer] were materially and adversely affected.

      Within 120 days of the earlier to occur of the transferor's discovery or its receipt of written notice of any breach, the transferor will be required to:

            (1) promptly cure the breach in all material respects;

            (2) (a) remove each loan which has given rise to the requirement for action by the transferor to substitute one or more Qualified Substitute Loans and,

            (b) if the unpaid principal balance of the Qualified Substitute Loans as of the date of substitution is less than the unpaid principal balance, plus accrued and unpaid interest thereon of the replaced loans as of the date of substitution, deliver to the trust fund the Substitution Adjustment; or

            (3) purchase the loan at the Purchase Price and deposit the Purchase Price into the Collection Account on the next succeeding Determination Date. This deposit will be net of any amounts received in respect of the repurchased loan or loans and amounts that are held in the Collection Account or the Certificate Account for future distribution to the extent the amounts have not yet been applied to principal or interest on the loan.

Any substitution of one or more Qualified Substitute Loans must be effected within two years after the closing date unless the trustee [and the certificate insurer] receive an opinion of counsel that the substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Internal Revenue Code. The obligation of the transferor to cure the breach or to substitute or purchase any loan will constitute the sole remedy respecting a material breach of any representation or warranty to the certificateholders, the trustee [and the certificate insurer].

                         THE TRANSFEROR AND THE SERVICER

General

      __________________ ("__________") is the transferor and servicer under the Pooling and Servicing Agreement. __________ is a _________________ with its principal place of business in _________________, and is a wholly owned subsidiary of _____________________, a _____________ corporation. As of
___________,

200_, ___________ had total assets of approximately $___ million, net loans of approximately $___ million, deposits of approximately $___ million and capital of approximately $___ million. At _______, 200_, ___________'s regulatory capital measures, determined under the regulatory reporting requirement of the ____________________, were as follows: core capital ___% and total risk based capital ___%.

      The transferor will sell and assign each loan to the depositor in consideration for the net proceeds from the sale of the offered certificates, and for the Class R certificates. The Class R Certificates will initially be retained by the transferor.

      The offered certificates will not represent an interest in or obligation of, nor are the loans guaranteed by, the transferor or any of its affiliates.

      The servicer may utilize one or more subservicers in the performance of the administrative and servicing obligations of the servicer under the Pooling and Servicing Agreement. However, no subservicing arrangement will discharge the servicer from its obligations under the Pooling and Servicing Agreement.

      The trustee may remove the servicer, and the servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation will become effective until the trustee or a successor servicer shall have assumed the servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement. Any collections received by the servicer after its removal or resignation will be endorsed by it to the trustee and remitted directly to the trustee.

Credit and Underwriting Guidelines

      The following is a brief description of ______________'s underwriting guidelines as they are currently in effect. The underwriting guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as in the expected market for securities backed by these loans. _________ has informed the depositor that it believes that the underwriting guidelines are consistent with standards generally used by lenders in the business of making loans based on non-conforming credits.

      Loans originated by correspondent originators generally will have been originated in accordance with ______________'s underwriting guidelines. However, some loans may be employee or preferred customer loans with respect to which no income or asset verifications were required.

      The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property as collateral for the loan granted. __________'s underwriting guidelines permit the origination and purchase of loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, ____________'s underwriting guidelines require an analysis of

      o     the equity in the collateral,

      o     the payment history and debt-to-income ratio of the borrower,

      o     the property type, and

      o     the characteristics of the underlying first mortgage, if any.

A lower maximum CLTV is required for lower gradations of credit quality.

      ___________'s underwriting guidelines permit the origination or purchase of fixed or adjustable rate loans that either fully amortize over a period generally not to exceed 30 years. In the case of a balloon loan, the amortization period is generally based on a 30-year or less amortization schedule with a due date and a "balloon" payment at the end of a term that can be no greater than 15 years.

      The homes pledged to secure loans are single-family residences that may be either owner occupied, which includes second homes, or non-owner occupied investor properties. These properties may be

      o     detached,

      o     part of a two-or four-family dwelling,

      o     manufactured homes,

      o     condominium units or

      o     units in a planned unit development.

Commercial properties or agricultural land are not generally accepted as collateral; however, they may be added as additional security.

      ____________'s underwriting guidelines require that the CLTV of a loan generally not exceed 90%. However, a second loan in an amount of $50,000 or less may have a CLTV of up to 95%, and a second loan in an amount of $25,000 or less may have a CLTV of up to 100%. ___________'s underwriting guidelines do not permit the origination or purchase of loans where the senior mortgagee may share in any appreciation in the value of the related mortgaged property.

      In most cases, the value of each property proposed as security for a loan is determined by a full appraisal. A limited appraisal, conducted on a drive-by basis, is sometimes utilized for loans with CLTVs under 50%. Appraisals are performed by professional appraisers who have been approved by __________ or who are employed by an appraisal service company approved by ________. _____________ evaluates appraisers based on established criteria and appraisal requirements, and maintains a current approved appraiser list.

      ______________'s underwriting guidelines provide for the origination of loans under two programs:

            (1) a full verification program for salaried or self-employed borrowers; and

            (2) a non-income verification program for self-employed borrowers only.

      Under the full verification program, each mortgage applicant is required to provide, and ____________ or its designee generally verifies, certain personal financial information. The applicant's total monthly obligations should not exceed 45% of the applicant's gross monthly income, as certified by the borrower on the application. Total monthly obligations include principal and interest on each mortgage, other loans, charge accounts and all other scheduled indebtedness, generally, in the absence of countervailing considerations, such as relatively high income or a relatively low CLTV. Applicants who are salaried employees must provide current employment information in addition to recent employment history. ___________ or its designee generally verifies this information for salaried borrowers based on written confirmation from employers or a combination of two of the following:

            (1) the most recent pay stub;

            (2) the most recent W-2 tax form; or

            (3) telephone confirmation from the employer.

      Self-employed applicants are required to provide personal and business financial statements and signed copies of complete federal income tax returns, including schedules, filed for the most recent two years. Unverifiable income may be considered if an applicant's standard of living indicates substantial financial resources and the applicant has a good credit record. Under the non-income verification program, two years' history of self employment plus proof of current self-employed status is required.

      A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. Verification is required to be obtained of

            (1) the senior loan balance, if any,

            (2) the payment status of the senior loans and

            (3) whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment.

All taxes and assessments not included in the payment are required to be verified as current.

      A poor credit history may not disqualify an applicant if, in ___________'s judgment, there are offsetting factors. Offsetting factors include the applicant's ability to pay and a relatively low CLTV.

      In connection with purchase-money loans, __________'s underwriting guidelines require

            (1) an acceptable source of downpayment funds;

            (2) verification of the source of the downpayment funds; and

            (3) adequate cash reserves.

      ______________'s underwriting guidelines generally require title insurance coverage issued by an approved American Land Title Association or California Land Title Association title insurance company on each loan it originates or purchases. The applicant is required to secure property insurance in an amount equal to the lesser of

            (1) an amount sufficient to cover the new loan and any prior loan;
      and

            (2) the cost of rebuilding the subject property, which generally does not include land value.

Delinquency and Foreclosure Information

      The following table sets forth the delinquency experience of the transferor's servicing portfolio of loans generally similar in type to the loans, as of the dates indicated below. However, the aggregate delinquency experience on the loans will depend on the results obtained over the life of the loans. The transferor's portfolio of loans may differ significantly from the loans included in the trust fund in characteristics such as interest rates, principal balances, geographic distribution, CLTV ratios and other relevant characteristics. We cannot assure you that the delinquency and foreclosure experience on the loans will be consistent with the historical information provided below. The rates of delinquencies and foreclosures on the loans may be higher than the historical information presented below.

      The following table sets forth information relating to the delinquency experience of a portfolio of loans for the quarters beginning ________, 200_ and ending __________, 200_.

                     Delinquency and Foreclosure Experience
                             (Dollars in Thousands)

                      _______, 200_       _______, 200_       _______, 200_       _______, 200_
                    -----------------   -----------------   -----------------   -----------------
                     Number    Dollar    Number    Dollar    Number    Dollar    Number    Dollar
                    of Loans   Amount   of Loans   Amount   of Loans   Amount   of Loans   Amount
                    --------   ------   --------   ------   --------   ------   --------   ------
Portfolio .......
Delinquencies
 and Foreclosures
Delinquency
 Percentage .....
 30-59 days .....
 60-89 days .....
 90 days or more
Foreclosure
 Percentage .....
      Total .....

      The period of delinquency in the above table is based on the number of days that a payment is contractually past due. The above delinquency and foreclosure experience statistics are calculated on the basis of the total home equity loan portfolio serviced by the transferor as of the dates indicated. All of the loans were originated or acquired by the transferor. These statistics are not cumulative. The above statistics do not include any of the loans secured by manufactured homes or the loans which were recently acquired by the transferor from _________ and ___________. Because the total amount of loans serviced by the transferor has increased over these periods as a result of new originations, the delinquency and foreclosure percentages shown above are lower than they would be if these loans had been outstanding for a longer period of time. Because the trust fund consists of a fixed pool of loans, the actual delinquency and foreclosure percentages with respect to the loans may be higher, and could be significantly higher, than the delinquency and foreclosure percentages indicated in the table above.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

      The yield to maturity of a Class A certificate will depend on the price paid by the related certificateholder for the Class A certificate, the related pass-through rate and the rate and timing of principal payments. Principal payments include payments in excess of the scheduled monthly payment, prepayments in full or terminations, liquidations and repurchases on the loans. Approximately _____% of the loans by cut-off date principal balance provide for the payment of a penalty in connection with prepayment in full during the first two, three, four or five years after origination of the related loan.

      The rate of principal prepayments on the loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among loans at any time because of specific factors relating to the loans. These factors include

            (1) the age of the loans,

            (2) the geographic location of the related properties and the extent of the related borrowers' equity in those properties, and

            (3) changes in the borrowers' housing needs, job transfers and employment.

      In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time those loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time those loans were originated. We cannot make assurances as to the prepayment rate of the loans. In addition, we cannot make assurances that the loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

      In general, if a Class A certificate is purchased at a premium over its face amount and payments of principal of the Class A certificate occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Class A certificate is purchased at a discount from its face amount and payments of principal of the Class A certificate occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

      The rate and timing of defaults on the loans will also affect the rate and timing of principal payments on the loans and thus the yield on the Class A certificates. We cannot make assurances as to the rate of losses or delinquencies on any of the loans. To the extent that any losses are incurred on any of the loans that are not covered by excess interest or an Insured Payment, the Class A certificateholders will bear the risk of losses resulting from default by borrowers. See "Risk Factors" in this prospectus supplement and in the prospectus.

      The Weighted Average Life of the Class A certificates will be influenced by, among other factors, the rate of principal payments on the loans.

      The primary source of information available to investors concerning the Class A certificates will be the monthly statements discussed herein under "Servicing of the Loans - Servicer Reports." These statements will include information as to the outstanding certificate principal balance of the certificates. We cannot assure that any additional information regarding the Class A certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A certificates will be generally available on an ongoing basis. The limited nature of the information regarding the Class A certificates may adversely affect the liquidity of the Class A certificates, even if a secondary market for the Class A certificates becomes available.

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Prepayment Assumption model. A 100% Prepayment Assumption assumes a CPR of ___% per annum of the outstanding principal balance of the loans in the first month of the life of the loans and an additional approximate __% per annum in each month thereafter until the ___ month. Beginning in the ____ month and in each month thereafter during the life of the loans, a CPR of _____% per annum each month is assumed.

      As used in the tables below, a 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, -- i.e., no prepayments. Correspondingly, a 75% Prepayment Assumption assumes a prepayment rate equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans. Neither the transferor, the depositor nor the underwriters make any representations about the appropriateness of the Prepayment Assumption or the CPR.

Modeling Assumptions

      For purposes of preparing the tables below, the following modeling assumptions have been made:

            (1) no delinquencies or losses occur on the loans and all scheduled principal payments on the loans are timely received on the first day of a Due Period. Each Due Period will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period for the loans commencing on ________, 200_;

            (2) the scheduled payments on the loans have been calculated on the outstanding principal balance, prior to giving effect to prepayments, the loan interest rate, and the remaining term to stated maturity such that the loans will fully amortize by their remaining term to stated maturity;

            (3) all scheduled payments of interest and principal in respect of the loans have been made through the cut-off date;

            (4) (a) all loans prepay monthly at the specified percentages of the Prepayment Assumption,

            (b) no optional or other early termination of the offered certificates occurs, except with respect to the calculation of the "Weighted Average Life-to-Call (Years)" figures in the following tables, and

            (c) no substitutions or repurchases of the loans occur;

            (5) all prepayments in respect of the loans include 30 days' accrued interest;

            (6) the closing date for the offered certificates is ________, 200_;

            (7) each year will consist of twelve 30-day months with respect to the Class A-1 certificates, interest will be calculated on the basis of a 360 day year and the actual number of days elapsed;

            (8) cash distributions are received by the holders of the offered certificates on the ___ day of each month, commencing in ______ 200_;

            (9) the pass-through rate for each class of offered certificates other than the Class A-1 certificates is as set forth on page [ ] of this prospectus supplement;

            (10) the pass-through rate on the Class A-1 certificates will remain constant at ___% per annum;

            (11) the additional fees deducted from the interest collections in respect of the loans include the Servicing Fee, and _______% on the aggregate certificate principal balances in respect of all other fees;

            (12) no reinvestment income from any account is earned and available for distribution;

            (13) the pool consists of loans having the following characteristics:

                          ASSUMED LOAN CHARACTERISTICS

                      Cut-Off                Remaining   Original
                       Date                   Term to    Term to
              Sub-   Principal   Loan Rate   Maturity    Maturity
              Pool    Balance        %       (Months)    (Months)
              ----   ---------   ---------   ---------   --------



      The following tables indicate at the specified percentages of the Prepayment Assumption the corresponding weighted average lives of each class of certificates. All percentages in the following tables are rounded to the nearest 1%. As used in the following tables, the weighted average life of a class is determined by

            (1) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related distribution date,

            (2) summing the results and

            (3) dividing the sum by the aggregate distributions of principal referred to in clause (1) and rounding to two decimal places.

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                           Class A-1 Certificates
                             ---------------------------------------------------
       Payment Date            0%      50%      75%      100%     125%     150%
--------------------------   ------   ------   ------   ------   ------   ------

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average
  Life-to-Maturity
  (Years) ................
Weighted Average
  Life-to-Call
  (Years) ................

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                           Class A-2 Certificates
                             ---------------------------------------------------
       Payment Date            0%      50%      75%      100%     125%     150%
--------------------------   ------   ------   ------   ------   ------   ------

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average
  Life-to-Maturity
  (Years) ................
Weighted Average
  Life-to-Call
  (Years) ................

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                           Class A-3 Certificates
                             ---------------------------------------------------
       Payment Date            0%      50%      75%      100%     125%     150%
--------------------------   ------   ------   ------   ------   ------   ------

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average
  Life-to-Maturity
  (Years) ................
Weighted Average
  Life-to-Call
  (Years) ................

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                           Class A-4 Certificates
                             ---------------------------------------------------
       Payment Date            0%      50%      75%      100%     125%     150%
--------------------------   ------   ------   ------   ------   ------   ------

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average
  Life-to-Maturity
  (Years) ................
Weighted Average
  Life-to-Call
  (Years) ................

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                           Class A-5 Certificates
                             ---------------------------------------------------
       Payment Date            0%      50%      75%      100%     125%     150%
--------------------------   ------   ------   ------   ------   ------   ------

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average
  Life-to-Maturity
  (Years) ................
Weighted Average
  Life-to-Call
  (Years) ................

              PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

                                           Class A-6 Certificates
                             ---------------------------------------------------
       Payment Date            0%      50%      75%      100%     125%     150%
--------------------------   ------   ------   ------   ------   ------   ------

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average
  Life-to-Maturity
  (Years) ................
Weighted Average
  Life-to-Call
  (Years) ................

                                   ----------

      The above tables have been prepared based on the enumerated modeling assumptions and should be read in conjunction with these modeling assumptions. The modeling assumptions include the characteristics and performance of the loans which may differ from their actual characteristics and performance.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The depositor will issue its [_________] Asset Backed Certificates, Series 200_-_ on or about the closing date, pursuant to the Pooling and Servicing Agreement.

      The offered certificates, together with the Class R certificates, will represent in the aggregate the entire beneficial interest in a trust. Collectively, the assets of the trust are referred to as the trust fund which includes:

            (1) the loans and all payments thereunder and proceeds thereof received after the cut-off date, exclusive of payments of principal, interest and other amounts due thereon on or before the cut-off date;

            (2) any REO Properties; and

            (3) the funds or assets as from time to time are deposited in the Certificate Account.

      The certificates will consist of ____ classes to be designated as:

            (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates;

            (2) the Class A-6IO certificates; and

            (3) the REMIC residual certificates, or the Class R certificates.

      Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class A-6IO certificates are offered by this prospectus supplement.

      The Class R certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Class R certificates, that information is provided because of its potential relevance to a prospective purchaser of an offered certificate.

      The Class A certificates will be issued only in book-entry form, in denominations of $25,000 initial principal balance with integral multiples of $1,000 in excess of that amount, except that one certificate for each class may be issued in a different amount.

      Each class of Class A certificates will initially be represented by a single physical certificate in each case registered in the name of Cede, as nominee of DTC. Cede will be the "Holder" or "Certificateholder" of the Class A certificates as those terms are used in the Pooling and Servicing Agreement. No beneficial owner of a Class A certificate will be entitled to receive a certificate representing the person's interest in the Class A certificates, except as set forth under "Definitive Certificates." Before any termination of the book-entry provisions, distributions on the Class A certificates will be made to persons with beneficial ownership interests in the Class A certificates only through DTC and participants of DTC in the United States, or Clearstream or Euroclear, or indirectly through participants in these systems in Europe. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

Definitive Certificates

      While the Class A certificate is a book-entry certificate, it will be converted to a Definitive Certificate and reissued to the beneficial owners or their nominees, rather than to DTC or its nominee, only if:

            (1) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the servicer is unable to locate a qualified successor; or

            (2) the trustee, at its option, elects to terminate the book-entry system through DTC.

      If any event described in the immediately preceding paragraph occurs, DTC will be required to notify all its participants of the availability through DTC of Definitive Certificates. The trustee will reissue the book-entry certificates as Definitive Certificates to the beneficial owners if the Definitive Certificates have been delivered to it. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

      Definitive Certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange. However, the trustee may require payment by the beneficial owner of the certificate of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of this transfer or exchange.

Certificate Principal Balances and Notional Amount

      On the closing date, the respective classes will have the certificate principal balances indicated on the cover of this prospectus supplement in each case, subject to a variance of plus or minus 5%.

      The certificate principal balance of any class of certificates outstanding at any time will be the then aggregate stated principal amount of the certificates. On each distribution date, the certificate principal balance of each class of principal certificates that have a principal balance will be reduced by any distributions of principal actually made on the class of certificates on the distribution date. See "--Distributions" below.

      The Class A-6IO certificates will not have a certificate principal balance. The Class A-6IO certificates will represent the right to receive distributions of interest accrued on a notional amount equal to the aggregate certificate principal balance of the Class A-6 certificates outstanding from time to time.

      The Class R certificates will not have a certificate principal balance or a notional amount.

      A class of offered certificates will be considered to be outstanding until its certificate principal balance or notional amount is reduced to zero.

Pass-Through Rates

      The pass-through rates applicable to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO certificates will, for any distribution date, at all times be equal to the respective fixed rates set forth on page [ ] of this prospectus supplement.

      The pass-through rate applicable to the Class A-1 certificates for any distribution date will be equal to the lesser of:

            (1) the Class A-1 LIBOR Rate; and

            (2) the Weighted Average Net Loan Rate for that distribution date.

      Interest distributable on each distribution date will be interest accrued during the Accrual Period. Interest will accrue throughout an Accrual Period only on the certificate principal balance or notional amount at the end of the related Accrual Period, even though the certificate principal balance or notional amount may be higher during a portion of the Accrual Period. Any principal distributed during the Accrual Period is deemed to have been distributed at the beginning of the Accrual Period.

      Interest with respect to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO certificates on each distribution date will accrue on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Class A-1 certificates on each distribution date will accrue on the basis of the actual number of days during an Accrual Period over a 360-day year.

Distributions

      General. Distributions on or with respect to the certificates will be made by the trustee, to the extent of available funds, on each distribution date. The distribution date is the __ day of each month or, if any ___ day is not a business day, then on the next succeeding business day, commencing in _____ 200__. All distributions will generally be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. If the certificateholder provides the trustee with written wiring instructions no less than five business days prior to the related Record Date, distributions will be made by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity having appropriate facilities. Alternatively, distributions will be made by check mailed to the certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the offered certificates. See "--General" above. The final distribution on any certificate will be made in like manner, but only if presentation and surrender of the certificate is made at the location that will be specified in a notice of the pendency of the final distribution. All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in a particular class.

      Available Distribution Amount. With respect to any distribution date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for the distribution date.

      Application of the Available Distribution Amount. On each distribution date, the trustee will apply the Available Distribution Amount and any Insured Payment for the distribution date for the following purposes and in the following order of priority:

            (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO certificates, up to an amount equal to, and pro rata as among those classes in accordance with, all Distributable Certificate Interest. Interest will be payable only to the extent not previously paid, for all prior distribution dates;

            (2) to the Class A-6 certificates, in an amount equal to the lesser of

            (a) the Principal Distribution Amount and

            (b) the Class A-6 Lockout Distribution Amount, until the certificate principal balance of the Class A-6 certificates has been reduced to zero;

            (3) to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates, in that order, in an aggregate amount up to the Principal Distribution Amount until the certificate principal balance of each class has been reduced to zero. No amount will be distributed on any class of certificates pursuant to this clause (3) while any Principal Balance Certificate having a lower numerical designation remains outstanding;

            [(4) to the certificate insurer, the Reimbursement Amount]; and

            (5) to the Class R certificates, any remaining amounts.

      [If the certificate insurer has defaulted under the certificate insurance policy, then on any distribution date on which the Overcollateralization Amount has been reduced to zero,] any amounts payable to the holders of the Class A certificates in respect of principal on the distribution date will be distributed pro rata in proportion to the certificate principal balances of those classes, and not sequentially.

      Allocation of Net Prepayment Interest Shortfalls. On each distribution date, Net Prepayment Interest Shortfalls will be allocated to reduce the Distributable Certificate Interest of each class of Class A certificates.

Calculation of LIBOR

      On each distribution date, LIBOR will be established by the trustee. As to the Accrual Period relating to the Class A-1 certificates, LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Accrual Period. With respect to the first Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date. If LIBOR does not appear on that page or another page as may replace that page on that service or another service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee after consultation with the servicer, the rate will be the Reference Bank Rate. If no quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding distribution date.

      The establishment of LIBOR as to each Accrual Period by the trustee and the trustee's calculation of the rate of interest applicable to the Class A-1 certificates for the related Accrual Period will, in the absence of manifest error, be final and binding.

Termination; Purchase of Loans

      The trust fund will terminate if the trustee receives notice of either:

            (1) the later of

                  (a) the distribution to certificateholders of the final
            payment or collection with respect to the last loan, or Periodic Advances of same by the servicer, or

                  (b) the disposition of all funds with respect to the last loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to [the certificate insurer and] the trustee or

            (2) mutual consent of the servicer[, the certificate insurer] and all certificateholders in writing.

      The servicer may, at its option, terminate the trust on any date on which the aggregate unpaid principal balance of the loans, as of the date of determination, is less than 10% of the cut-off date principal balance of the loans. [If the servicer does not exercise this option, the certificate insurer may exercise the option.]

      When the trust is terminated, the servicer [or certificate insurer] must purchase, on the next succeeding distribution date, all of the property of the trust at a price equal to the sum of:

            (1) the greater of

                  (a) 100% of the unpaid principal balance of each related
            outstanding loan and each related REO Property and

                  (b) the fair market value determined as the average of three written bids made by nationally recognized dealers. The fair market value must be based on a valuation process which would be used to value comparable loans and REO Property. Accrued interest on the loans and REO Properties are disregarded for this purpose.

            (2) the aggregate amount of accrued and unpaid interest on the unpaid principal balances of the loans through the related Due Period and 30 days' accrued interest on the unpaid principal balances at a rate equal to the loan interest rate, in each case net of the Servicing Fee[, and

            (3) any unreimbursed amounts due to the certificate insurer under the Pooling and Servicing Agreement or the Certificate Insurance Agreement]. [This termination requires the prior written consent of the certificate insurer if the termination would result in a draw on the certificate insurance policy.]

Report to Certificateholders

      Pursuant to the Pooling and Servicing Agreement, on each distribution date the trustee will deliver to [the certificate insurer,] each certificateholder and the depositor a written report, based solely on information provided by the servicer, containing information including, without limitation:

      o     the amount of the distribution on the distribution date;

      o the amount of the distribution allocable to principal and allocable to interest;

      o the aggregate outstanding certificate principal balance of each Principal Balance Certificate as of the distribution date;

      o [the amount of any Insured Payment included in the distributions on that distribution date]; and

      o     any other information as required by the Pooling and Servicing
            Agreement.

                             SERVICING OF THE LOANS

The Servicer

      ___________________ will act as the servicer of the trust fund. See "The Transferor and the Servicer" in this prospectus supplement. All references in this prospectus supplement to the "Servicer" shall mean "Master Servicer" for purposes of the accompanying prospectus.

Collection and Other Servicing Procedures; Loan Modifications

      The servicer will be obligated under the Pooling and Servicing Agreement to service and administer the loans, on behalf of the trust, for the benefit of the certificateholders [and the certificate insurer] in accordance with the terms of the Pooling and Servicing Agreement. The servicer will have full power and authority to do any and all things in connection with the servicing and administration which it may deem necessary or desirable. The servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers.

      Even if the servicer has engaged a subservicer, the servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the servicer alone were servicing the loans. The servicer will be obligated under the Pooling and Servicing Agreement to make reasonable efforts to collect all payments called for under the terms and provisions of the loans. The servicer will be obligated to follow loan collection procedures as it would normally follow with respect to loans comparable to the loans. These procedures are required to generally conform to the mortgage servicing practices of prudent mortgage lending institutions which service mortgage and manufactured housing loans of the same type as the loans for their own account in the jurisdictions in which the related properties are located.

      Consistent with the above, the servicer will be permitted, in its discretion, to:

            (1) waive any late payment charge or other charge in connection with any loan, and

            (2) arrange a schedule, running for no more than 180 days after the due date of any installment due under the related loan, for the liquidation of delinquent items.

Payments on the Loans

      The Pooling and Servicing Agreement provides that the servicer, for the benefit of the certificateholders [and the certificate insurer], will establish and maintain one or more Collection Accounts. Each Collection Account will generally be an Eligible Account. The servicer shall have the right to choose the location and relocate the Collection Account at any time, provided each Collection Account shall otherwise comply with the requirements of the preceding sentence. The Pooling and Servicing Agreement permits the servicer to direct any depository institution maintaining a Collection Account to invest the funds in that Collection Account in Permitted Investments. The Permitted Investments must mature prior to the business day preceding the date on which the servicer is required to transfer any amounts included in the funds from the Collection Account to the Certificate Account. Permitted Investments may also be payable on demand.

      The servicer is obligated to deposit in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the cut-off date:

            (1) all payments on account of principal, including unscheduled principal prepayments, on the loans;

            (2) all payments on account of interest on the loans;

            (3) all Liquidation Proceeds [and all Insurance Proceeds] to the extent those proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

            (4) all net revenues with respect to a property held by the trust fund;

            (5) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and

            (6) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

The Pooling and Servicing Agreement further provides that all funds deposited in any Collection Account that are to be included in the Servicer Remittance Amount related to a particular distribution date be transferred to the Certificate Account prior to the Servicer Remittance Date. The trustee will be obligated to set up a Certificate Account.

      The servicer is required to deposit into the Collection Account no later than the Servicer Remittance Date an amount, subject to its determination that an advance would not be nonrecoverable, equal to the sum of

            (1) the interest portion of the scheduled monthly payments on each loan due by the related due date but not received by the servicer as of the close of business on the related Determination Date, net of the Servicing Fee and

            (2) any Periodic Advance with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Property disposition did not occur during the related Due Period.

      Periodic Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest to the offered certificates [and to pay the premium due the certificate insurer]. Even if the Periodic Advance becomes nonrecoverable, the servicer will be entitled to reimbursement of the Periodic Advance from the trust fund. The servicer will be entitled to reimbursement even if it determined in good faith at the time the Periodic Advance was made that the Periodic Advance would be recoverable.

      The servicer is required to make Servicing Advances, subject to the its determination that the advance would not be nonrecoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related loan. Servicing Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. Even if the Servicing Advance becomes nonrecoverable, the servicer will be entitled to reimbursement of the Servicing Advance from the trust fund. The servicer will be entitled to reimbursement even if it determined in good faith at the time the Servicing Advance was made that the Servicing Advance would be recoverable.

      The servicer is required to remit to the Certificate Account, the Compensating Interest, if any, prior to the close of business on the business day immediately following each Servicer Remittance Date.

Realization on or Sale of Defaulted Loans

      The servicer will generally be required to foreclose on or otherwise comparably convert the ownership of properties securing those of the loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the servicer will be required to follow those procedures it follows with respect to similar loans held in its own portfolio. However, the servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that:

            (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the loan to certificateholders after reimbursement to itself for those expenses and

            (2) those expenses shall be recoverable to it through Liquidation Proceeds. The servicer will reimburse itself for these expenses prior to the deposit in the Collection Account of those proceeds.

      The servicer will be permitted to foreclose against the property securing a defaulted loan either by foreclosure, by sale, by strict foreclosure, and in the case of manufactured homes, repossession. If a deficiency judgment is available against the borrower or any other person, the servicer may proceed for the deficiency.

      If title to any property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the trustee, or to the servicer on behalf of the trustee[, the certificate insurer] and the certificateholders. Even if title to the related property is acquired and the loan is canceled, the loan is required to be considered to be a loan held in the trust fund until the related property is sold and that loan becomes a liquidated loan. For purposes of all calculations under the Pooling and Servicing Agreement, so long as that loan is an outstanding loan:

            (1) It will be assumed that the Mortgage Note or manufactured housing contract and the related amortization schedule in effect at the time of any acquisition of title will remain in effect. This assumption will be made even if the indebtedness evidenced by the related Mortgage Note or manufactured housing contract has been discharged. However, the amortization schedule will be adjusted to reflect the application of proceeds received in any month pursuant to the succeeding clause. This assumption will be made after giving effect to any previous partial prepayments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period.

            (2) Net proceeds after payment of servicer's expenses related to disposition from the property received in any month will be deemed to be received first in payment of the accrued interest that remained unpaid on the date that title to the related property was acquired by the trust. The excess of the net proceeds, if any, will be deemed to be received in respect of the delinquent principal installments that remained unpaid on that date. Thereafter, net proceeds from that property received in any month will be applied to the payment of installments of principal and accrued interest on that loan deemed to be due and payable in accordance with the terms of the Mortgage Note or manufactured housing contract and the amortization schedule. If those net proceeds exceed the then unpaid REO Property amortization, the excess shall be treated as a partial principal prepayment received in respect of that loan.

            (3) Only that portion of the net proceeds on a loan allocable to interest that bears the same relationship to the total amount of net proceeds allocable to interest as the rate at which the Servicing Fee is determined bears to the loan interest rate borne by that loan will be allocated to the Servicing Fee.

      If the trust fund acquires any property as aforesaid or otherwise in connection with a default or imminent default on a loan, that property will be required to be disposed of by or on behalf of the trust fund prior to the close of the third calendar year after its acquisition by the trust fund unless:

            (1) the trustee [and the certificate insurer] received an opinion of counsel to the effect that the holding by the trust fund of that property subsequent to that period, and specifying the period for which the property may be held, will not

                  (a) cause any of the trust REMICs to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1),

                  (b) otherwise subject the trust fund or any of the trust
            REMICs to tax or

                  (c) cause any of the trust REMICs to fail to qualify as a
            REMIC at any time that any certificates are outstanding, or

            (2) the trustee or the servicer applied for, prior to the expiration of the period, an extension of the period in the manner contemplated by Code Section 856(e)(3), in which case the original period shall be extended by the applicable extension period. The servicer will also be required to ensure that the property is administered so that

                  (a) it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times,

                  (b) the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and

                  (c) the trust fund does not derive any "net income from
            foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to the property.

      Instead of foreclosing on any defaulted loan, the servicer may, in its discretion, permit the assumption of that loan if, in the servicer's judgment, the default is unlikely to be cured and if the assuming borrower satisfies the servicer's underwriting guidelines with respect to loans owned by the servicer. In connection with any assumption, the loan interest rate of the related Mortgage Note or manufactured housing contract and the payment terms will not be permitted to be changed. Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as servicing compensation. Alternatively, the servicer may encourage the refinancing of any defaulted loan by the borrower.

      Prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any property, the servicer shall make,

            (1) inspection of the property in accordance with accepted servicing procedures, and

            (2) with respect to environmental hazards, inspection substantially comparable to the procedures as are required by the provisions of the Fannie Mae's Selling and Servicing Guide applicable to single-family homes or manufactured homes, as applicable, and in effect on the date of this prospectus supplement.

The servicer shall be entitled to rely on the results of any inspection made by others. In cases where the inspection reveals that this property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the servicer shall promptly give written notice of that fact to [the certificate insurer,] the trustee and the certificateholders. The servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for any property where that inspection reveals potential contamination by hazardous waste [without obtaining the consent of the certificate insurer].

Servicing Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as servicer under the Pooling and Servicing Agreement, the servicer will be entitled with respect to each loan to the Servicing Fee. The Servicing Fee will be payable monthly from amounts on deposit in the Collection Account. In addition, the servicer will be entitled to receive, as additional servicing compensation, any late payment charges, prepayment penalties, assumption fees or similar items, to the extent permitted by applicable law and the related Mortgage Notes or manufactured housing contract. The servicer shall also be entitled to withdraw from the Collection Account any interest or other income earned on deposits in the Collection Account. The servicer will pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement of such expenses except as specifically provided in the Pooling and Servicing Agreement.

      The servicer may recover Periodic Advances and Servicing Advances from the Collection Account to the extent permitted by the Pooling and Servicing Agreement and by the terms of the loans. If not recovered from the borrower on whose behalf a Periodic Advance or Servicing Advance was made, the Servicer may recover Periodic Advances and Servicing Advances from late collections on the related loan, including

            (1) Liquidation Proceeds,

            (2) released mortgaged property proceeds[, Insurance Proceeds],

            (3) other amounts as may be collected by the servicer from the borrower or otherwise relating to the loan, or,

            (4) in the case of Periodic Advances, from late collections of interest on any loan.

If a Periodic Advance or a Servicing Advance becomes a nonrecoverable advance, the servicer may be reimbursed for the advance from the Certificate Account.

      The servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance. A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the servicer, the Periodic Advance or Servicing Advance is not ultimately recoverable.

Enforcement of Due-on-Sale Clauses

      The servicer will exercise its rights to accelerate the maturity of the related loan under any "due-on-sale" clause contained in the related mortgage, Mortgage Note or manufactured housing contract if the servicer has knowledge of the borrower's conveyance or prospective conveyance of the property. However, the servicer shall not exercise any of these rights if the "due-on-sale" clause, in the reasonable belief of the servicer, is not enforceable under applicable law. In that event, the servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note or manufactured housing contract. The borrower will remain liable on the Mortgage Note or manufactured housing contract, unless prohibited by applicable law or the mortgage, Mortgage Note or manufactured housing contract. However, the loan interest rate of the related Mortgage Note or manufactured housing contract and the payment terms will not be changed. The servicer is also authorized to enter into a substitution of liability agreement with the person to whom the property is conveyed to. Pursuant this agreement the original borrower is released from liability and the person to whom the property is conveyed is substituted as borrower and becomes liable under the Mortgage Note or manufactured housing contract.

Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage

      Generally, the underwriting requirements of the transferor require borrowers to obtain fire and casualty insurance as a condition to approving the related loan. However, the existence and/or maintenance of fire and casualty insurance is not in all cases monitored by the transferor. Title insurance is not required on all loans. The servicer will follow those practices with respect to the loans. Accordingly, if a property suffers any hazard or casualty losses, or if the borrower is found not to have clear title to that property, certificateholders may bear the risk of loss resulting from a default by the related borrower to the extent those losses are not covered by foreclosure or Liquidation Proceeds on the defaulted loan or by the applicable credit enhancement. To the extent that the related mortgage documents or manufactured housing contracts require the borrower to maintain a fire and hazard insurance policy with extended coverage on the related property in an amount at least equal to the lesser of the full insurable value of that property or the unpaid principal balance of that loan and any senior liens, the servicer will

            (1) monitor the status of insurance in varying degrees based on certain characteristics of the related loans, and

            (2) cause that insurance to be maintained on a case-by-case basis.

      Further, with respect to each property acquired by the trust by foreclosure, by deed in lieu of foreclosure or repossession, the servicer will maintain fire and hazard insurance for the property with extended coverage in an amount at least equal to the lesser of

            (1) the full insurable value of the improvements that are a part of the property and

            (2) the unpaid principal balance owing on the related loan at the time of the foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest thereon and related liquidation expenses.

The insurance on a property acquired by foreclosure, deed in lieu of foreclosure or repossession may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

      Any cost incurred by the servicer in maintaining any insurance will not be added to the unpaid principal balance of the related loan for purposes of calculating distributions to the certificateholders. No earthquake or other additional insurance other than flood insurance will be required to be maintained by any borrower or the servicer, other than as required by terms of the related mortgage documents or manufactured housing contracts and the applicable laws and regulations that at any time are in force and require the additional insurance. The servicer will also be required under the Pooling and Servicing Agreement to maintain in force:

            (1) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer; and

            (2) a fidelity bond in respect of its officers, employees or agents.

      No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the mortgage loans or manufactured housing contracts. No loan will be insured by any government or government agency.

Servicer Reports

      The servicer is required to deliver an officer's certificate to [the certificate insurer and] the trustee prior to the last day of the [_____] month following the end of the servicer's fiscal year, stating that

            (1) a review of the activities of the servicer during the preceding fiscal year and of performance under the Pooling and Servicing Agreement has been made under the officers' supervision, and

            (2) to the best of the officers' knowledge, based on the review, the servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for that year. If there has been a default in the fulfillment of any obligation, the certificate will specify each default known to the officers and the nature and status of the default including the steps being taken by the servicer to remedy each default.

      The servicer will deliver a statement to [the certificate insurer and] the trustee from a firm of independent certified public accountants on or before the last day of the _____ month following the end of the servicer's fiscal year. This statement will be to the effect that the accounting firm has examined certain documents and records relating to the servicing of the loans during the preceding calendar year. Based on the examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the statement is required to provide that the servicing has been conducted in compliance with the Pooling and Servicing Agreement. The statement will set forth those significant exceptions or errors in records that, in the opinion of the firm of independent certified public accountants, generally accepted auditing standards and the Uniform Single Audit Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for Freddie Mac require it to report.

Removal and Resignation of Servicer

      The trustee, only at the direction of [the certificate insurer or] the majority certificateholders[, with the consent of the certificate insurer, in the case of any direction of the majority certificateholders,] may remove the servicer if an event described below occurs and continues beyond the applicable cure period:

            (1) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the Pooling and Servicing Agreement which continues unremedied beyond any grace period [permitted by the certificate insurer];

            (2) the failure by the servicer to make any required Servicing Advance or Periodic Advance;

            (3) (a) any failure on the part of the servicer duly to observe or perform in any material respect any of the other covenants or agreements on the part of the servicer contained in the Pooling and Servicing Agreement, or

            (b) the breach of any representation and warranty set forth in the Pooling and Servicing Agreement,

      which continues unremedied for a period of 30 days after the date on which written notice of the failure or breach, requiring the same to be remedied, is given to the servicer by the depositor or the trustee, or to the servicer and the trustee by any certificateholder [or the certificate insurer];

            (4) insolvency events of the servicer;

            (5) the delinquency or loss experience of the loan pool exceeds certain levels specified in the Pooling and Servicing Agreement.

      The servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except

            (1) by mutual consent of [the certificate insurer and] the trustee, or

            (2) if determined that the servicer's duties under the Pooling and Servicing Agreement are no longer permissible under applicable law and this incapacity cannot be cured by the servicer without the incurrence[, in the reasonable judgment of the certificate insurer,] of unreasonable expense.

No resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

      If the servicer is removed or resigns, the trustee has agreed to be the successor servicer. However, the transfer of servicing will be effected over a period 90 days or less. Immediately after the resignation or removal, the trustee, as successor servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that those advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority certificateholders [with the consent of the certificate insurer or the certificate insurer] so requests, the trustee shall appoint, or petition a court of competent jurisdiction to appoint a successor servicer. This appointment must be made in accordance with the provisions of the Pooling and Servicing Agreement [and subject to the approval of the certificate insurer]. The successor servicer must be an established loan servicing institution [acceptable to the certificate insurer] having a net worth of at least $15,000,000.

      The trustee and any other successor servicer in that capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer. See "--Servicing and Other Compensation and Payment of Expenses" above.

Amendment

      The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer and the trustee by written agreement. A party may amend the Pooling and Servicing Agreement without notice to, or consent of, the certificateholders, to

            (1) cure any ambiguity,

            (2) to correct or supplement any provisions in the Pooling and Servicing Agreement,

            (3) to comply with any changes in the Internal Revenue Code, or

            (4) to make any other provisions with respect to matters or questions arising under the agreement which shall not be inconsistent with the provisions of the agreement.

This type of amendment shall not adversely affect in any material respect the interests of any certificateholder of any outstanding class of certificates, unless 100% of the class of certificateholders so affected shall have consented. Furthermore, no amendment shall

            (1) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any certificate without the consent of the affected certificateholder, or

            (2) change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of the party.

      The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the trustee and the holders of the majority certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders. This type of amendment shall not be made unless the trustee [and the certificate insurer] receives an opinion of counsel, at the expense of the party requesting the change, that the change will not adversely affect the status of any of the trust fund as a REMIC or cause a tax to be imposed on the trust fund or any of the REMICs. In addition, this type of amendment shall not

            (1) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any certificate without the consent of the holder of the certificate or

            (2) reduce the percentage for each class the holders of which are required to consent to any amendment without the consent of the holders of 100% of each class of certificates affected thereby.

                                   THE TRUSTEE

      _________________, a _______________ corporation, has been named trustee pursuant to the Pooling and Servicing Agreement. The trustee will serve initially as the custodian of the Trustee's Loan Files. The Pooling and Servicing Agreement provides that the trustee shall be entitled to a Trustee Fee in respect of its services as trustee.

      The trustee shall at all times

            (1) be a banking association organized and doing business under the laws of any State or the United States of America subject to suspension or examination by federal or state authority,

            (2) be authorized under such laws to exercise corporate trust powers,

            (3) have a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least "___" by _________and "____" by __________[, or such lower rating as may be approved in writing by the certificate insurer and

            (4) reasonably acceptable to the certificate insurer as evidenced in writing].

If at any time the trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign immediately in the manner and with the effect specified in the Pooling and Servicing Agreement.

      Any resignation or removal of the trustee and appointment of a successor trustee will become effective if a successor trustee [acceptable to the certificate insurer] has accepted the appointment.

      The trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. The servicer will promptly appoint a successor trustee or trustees if the servicer receives notice of resignation. The successor trustee must meet the eligibility requirements in the manner set forth in the Pooling and Servicing Agreement. The servicer will deliver a copy of the instrument used to appoint a successor trustee to the certificateholders[, the certificate insurer] and the depositor. If the successor trustee accepts appointment in the manner provided in the Pooling and Servicing Agreement, the servicer will give notice of the successor trustee's appointment to the certificateholders. The resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee if no successor trustee has been appointed and has accepted appointment within 30 days after the giving of notice of resignation. The court may appoint a successor trustee after delivery of the notice, if any, as it may deem proper and prescribe.

      If the trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement[, the certificate insurer or] the majority certificateholders [with the consent of the certificate insurer,] may remove the trustee and appoint a successor trustee in the manner set forth in the Pooling and Servicing Agreement.

      For the purpose of meeting any legal requirements of any jurisdiction in which any part of the trust fund or the trust or property securing the same may at the time be located, the servicer and the trustee acting jointly shall have the power and shall execute and deliver all instruments to

            (1) appoint one or more persons approved by the trustee to act as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the trust fund, including the trust, and

            (2) to vest in the person or persons, title to the trust fund or the trust, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, those powers, duties, obligations, rights and trusts as the servicer and the trustee may consider necessary or desirable.

                        [THE CERTIFICATE INSURANCE POLICY

      The following summary of the terms of the certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate insurance policy. The information in this section regarding the certificate insurance policy has been supplied by the certificate insurer for inclusion herein. Only the Class A certificates will be entitled to the benefit of the certificate insurance policy to be issued by the certificate insurer.

      On the closing date, the certificate insurer will issue the certificate insurance policy in favor of the trustee. The certificate insurance policy will unconditionally and irrevocably guarantee Insured Payments on the Class A certificates.

      The certificate insurer's obligation under the certificate insurance policy will be discharged to the extent that funds are received by the trustee for distribution to the holders, whether or not the funds are properly distributed by the trustee.

      For purposes of the certificate insurance policy, the "holder" as to a particular Class A certificate does not and may not include the servicer, the transferor or the depositor.

      The certificate insurance policy will be non-cancelable.

      The certificate insurance policy will be issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

                            [THE CERTIFICATE INSURER

      The following information has been supplied by __________________ for inclusion in this prospectus supplement. No representation is made by the transferor, the depositor, the servicer, the trustee, the underwriters or any of their respective affiliates as to the accuracy or completeness of the information.

      The certificate insurer is a ______________________ corporation regulated by the Office of the Commissioner of Insurance of the State of ____________. The certificate insurer is licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The certificate insurer primarily insures ___________________ obligations. The certificate insurer is a wholly owned subsidiary of _____________, a ___________ company. Moody's Investor Service, Inc., Standard & Poor's Ratings Services and Fitch, Inc. have each assigned a __________ financial strength rating to the certificate insurer.

      The following financial statements are incorporated into this prospectus supplement and shall be deemed to be a part of this prospectus supplement:

            (1) the consolidated financial statements of the certificate insurer and its subsidiaries as of December 31, 200_ and December 31, 200_ and for the three years ended December 31, 200_ prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ________________ and

            (2) the unaudited consolidated financial statements of the certificate insurer and its subsidiaries as of March 31, 200_ and for the periods ending March 31, 200_ and March 31, 200_, included in the Quarterly Report on Form 10-Q of __________ for the period ended March 31, 200_.

      Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference also modified or superseded the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the certificate insurer and its subsidiaries included in documents filed by _________________ with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing the documents.

      The following table sets forth the capitalization of the certificate insurer as of December 31, 200_, December 31, 200_, December 31, 200_ and March 31, 200_, respectively, in conformity with generally accepted accounting principles.

                           __________________________
                              Capitalization Table
                              (Dollars in Millions)

                             December 31,    December 31,    December 31,    March 31,
                                 200_            200_            200_           200_
                             -------------   -------------   -------------   ----------
Unearned premium .........         $               $               $             $
Other liabilities ........
                             -------------   -------------   -------------   ----------
Total Liabilities ........         $               $               $             $
                             -------------   -------------   -------------   ----------

Stockholder's equity
  Common stock ...........         $               $               $             $
  Additional paid-in
  capital ................
  Accumulated other
  comprehensive income ...
  Retained earnings ......
                             -------------   -------------   -------------   ----------
Total stockholder's equity         $               $               $             $
                             -------------   -------------   -------------   ----------

Total liabilities and
stockholder's equity .....         $               $               $             $
                             =============   =============   =============   ==========

      Components of stockholder's equity as set forth in the above Capitalization Table, have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the certificate insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the certificate insurer's financial position or results of operations.

      For additional financial information concerning the certificate insurer, see the audited and unaudited financial statements of the certificate insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the certificate insurer incorporated by reference and copies of the certificate insurer's annual statement for the year ended December 31, 200_ are available, without charge, from the certificate insurer. The address of the certificate insurer's administrative offices and its telephone number are __________________________________ and (___) ___-____.

      The certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates. The certificate insurer makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the certificate insurer and presented under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" in the prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.]

                         FEDERAL INCOME TAX CONSEQUENCES

General

      For federal income tax purposes, we will make elections to treat designated portions of the trust fund as one or more REMICs. The Class A certificates will represent the "regular interests" in a REMIC and in the right to receive the basis risk payments. The beneficial owner of a principal balance certificate will be required to allocate its basis between the regular interest and the right to receive the basis risk payments. The Class R certificates will represent the "residual interest" in each of the trust REMICs. Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, will deliver an opinion when the Offered certificates are issued. This opinion will generally be to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each portion of the trust fund as to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code. The portion of the trust fund not designated as a REMIC will be treated as a grantor trust. See "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

      The REMIC regular interests represented by the principal balance certificates each bear interest at the lesser of their respective pass-through rates and Weighted Average Net Loan Rate less ___%. Because the interest rate of the regular interests may be lower than the pass-through rates on the Principal Balance Certificates, some or all of the regular interests may be treated or issued with original issue discount or at a lesser premium based on the portion of the investor's purchase price for the principal balance certificates allocable to the regular interest. See "--Discount and Premium" below.

Discount and Premium

      The regular interests represented by the Class A-1 through Class A-6 certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the regular interests in accordance with the accrual method of accounting. The Class A-6IO certificates will be treated as issued with original issue discount in an amount equal to all distributions expected to be received thereon over their issue price. It is anticipated that the regular interests represented by the Class __ and Class __ certificates will be issued with original issue discount for federal income tax purposes. It is anticipated that the regular interests represented by the Class __ and Class __ certificates will be issued at a premium for federal income tax purposes. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the accompanying prospectus.

      The Prepayment Assumption will be ___% CPR for purposes of accruing original issue discount, determining whether the original issue discount is de minimis and amortizing any premium. See "Yield and Maturity Considerations--Weighted Average Lives" in this prospectus supplement. No representation is made as to the rate, if any, at which the mortgage loans will prepay.

Characterization of Investments in Certificates

      Generally, except to the extent noted below, the regular interests represented by the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The offered certificates will also generally be considered loans secured by an interest in real property which is residential real property as described in Section 7701(a)(19)(C) of the Code. If 95% or more of the mortgage loans are treated as assets described in Section 856(c)(4)(A) or Section 7701(a)(19)(C) of the Code, the regular interest represented by the offered certificates will be treated as the assets in their entirety.

      Furthermore, the principal balance certificates will not be treated as meeting the foregoing real estate asset and income tests to the extent of an investor's basis, if any, allocable to, or amounts received under, a Basis Risk

Arrangement. As a result of the Basis Risk Arrangements, the offered certificates may not be treated as "qualified mortgages" for another REMIC under
Section 860G(a)(3)(C) of the Code. However, the offered certificates should be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain restrictions on

            (1) employee benefit plans as defined in Section 3(3) of ERISA,

            (2) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

            (3) any entities whose underlying assets include plan assets by reason of a plan's investment in the entities set forth in clauses (1) and
      (2) above, and

            (4) persons who have certain specified relationships to the Plans "Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code.

      Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings. Bank, 510 U.S. 86, an insurance company's general account may be deemed to include assets of the Plans investing in the general account, e.g., through the purchase of an annuity contract. As a result, the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of the investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to the Plans. There are certain exemptions issued by the United States Department of Labor that may be applicable to an investment by a Plan in the certificates, including Prohibited Transaction Class Exemption 83-1. For further discussion of PTE 83-1, including the necessary conditions to its applicability and other important factors to be considered by a Plan contemplating investing in the certificates, see "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor has granted to [____________] Prohibited Transaction Exemption [___], as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487
(2002) (the "Exemption"). The Exemption exempts from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

            (1) The acquisition of the Class A certificates by a Plan is on terms including the price for the Class A certificates that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

            (2) The Class A certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Rating Services, Moody's Investors Service, Inc., Fitch, Inc.

            (3) The sum of all payments made to the underwriter[s] in connection with the distribution of the Class A certificates represents not more than reasonable compensation for underwriting the Class A certificates. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Pooling and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

            (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below other than an underwriter); and

            (5) The Plan investing in the Class A certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended.

      The trust fund also must meet the following requirements:

            (1) The corpus of the trust fund must consist solely of assets of the type which have been included in other investment pools;

            (2) Certificates in the other investment pools must have been rated in one of the four highest rating categories of Standard & Poor's Ratings Services, Moody's Investors Services, Inc. or Fitch, Inc. for at least one year prior to the Plan's acquisition of certificates; and

            (3) Certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of Class A certificates.

      In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A certificates, the Exemption requires, among other matters, that:

            (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the "sponsors" of the trust fund and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group,

            (2) the fiduciary, or its affiliate, is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the trust;

            (3) the Plan's investment in Class A certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and

            (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by

            (1) an underwriter,

            (2) the trustee,

            (3) the servicer,

            (4) any obligor with respect to the loans included in the trust,

            (5) any entity deemed to be a "sponsor" of the trust fund as this term is defined in the Exemption, or

            (6) any affiliate of any party.

      The parties listed in (1) through (6) above constitute the "Restricted Group."

      Subject to the foregoing, the depositor believes that the Exemption will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of that exemption other than those within the control of the investors have been met.

      Before purchasing a Class A certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, including PTE 83-1, and whether the conditions of any exemption will be applicable to the class A certificates. Any fiduciary of a Plan considering whether to purchase a Class A certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to the investment. See "ERISA Considerations" in the prospectus.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any applicable law similar to ERISA.

      The sale of Class A certificates to a Plan is not a representation by the depositor or the underwriter, that this investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The Class [_____] Certificates will constitute "mortgage related securities" for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of Certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

      Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement among the depositor[, and] Barclays Capital Inc., an affiliate of the depositor, [and ________________ ("_________"), the depositor has agreed to sell to the underwriter[s], and the underwriter[s] ha[ve] agreed to purchase from the depositor, the certificate principal balance or notional amount of offered certificates set forth opposite its name in the tables below:

                                 Principal Amount or Notional Amount of:
                          ------------------------------------------------------
                           Class A-1     Class A-2     Class A-3     Class A-4
Underwriter               Certificates  Certificates  Certificates  Certificates
------------------------  ------------  ------------  ------------  ------------
Barclays Capital Inc. ..

------------------------  ------------  ------------  ------------  ------------
Total ..................
                          ============  ============  ============  ============

                           Class A-5     Class A-6    Class A-6IO
Underwriter               Certificates  Certificates  Certificates
------------------------  ------------  ------------  ------------
Barclays Capital Inc. ..

------------------------  ------------  ------------  ------------
Total ..................
                          ============  ============  ============

      The depositor has been advised by the underwriter[s] that [it/they] propose[s] initially to offer the offered certificates to the public at the prices set forth below, and to certain dealers at prices less the initial concession set forth below for each class. The underwriter[s] may allow, and the dealers may reallow, a concession not in excess of that set forth below for each class. After the initial public offering of the offered certificates, the public offering price and the concessions and reallowances may be changed.

                           Class A-1     Class A-2     Class A-3     Class A-4
                          Certificates  Certificates  Certificates  Certificates
                          ------------  ------------  ------------  ------------
Concessions ...........
Reallowances ..........
Price to Public .......
Underwriting Discount .

                           Class A-5     Class A-6    Class A-6IO
                          Certificates  Certificates  Certificates
                          ------------  ------------  ------------
Concessions ...........
Reallowances ..........
Price to Public .......
Underwriting Discount .

      Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter[s] and certain selling group members to bid for and purchase the offered certificates. As an exception to these rules, the underwriter[s] [is/are] permitted to engage in certain transactions that stabilize the price of the offered certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

      If the underwriter[s] create[s] a short position in the offered certificates in connection with the offering, the underwriter[s] may reduce that short position by purchasing offered certificates in the open market. A short position will result if the underwriter[s] sell[s] more offered certificates than are set forth on page [ ] of this prospectus supplement.

      In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

      Neither the depositor nor the underwriter[s] make[s] any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered certificates. In addition, neither the depositor nor the underwriter[s] make[s] any representation that the underwriter[s] will engage in the transactions or that those transactions, once commenced, will not be discontinued without notice.

      There is currently no secondary market for the offered certificates. We cannot assure you that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

      The depositor has agreed to indemnify the underwriter[s] against, or make contributions to the underwriter[s] with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      In addition to the purchase of the offered certificates pursuant to the Underwriting Agreement, Barclays Capital Inc. and certain of its affiliates have certain financing relationships with the transferor.

                                    [EXPERTS

      The consolidated financial statements of the certificate insurer, _______________, as of December 31, 200_ and 200_ and for each of the years in the three-year period ended December 31, 200_, are incorporated by reference into this prospectus supplement in reliance on the report of _________, independent certified public accountants and on the authority of the firm as experts in accounting and auditing. The report of the accounting firm is also incorporated by reference into this prospectus supplement]

                                     RATINGS

      It is a condition to the original issuance of the class A certificates that they will receive ratings of "____" by ____________________ and "____" ____________________. [The ratings assigned to the Class A certificates will be based on the financial strength rating of the certificate insurer.] Explanations of the significance of the ratings may be obtained from ________________________________________ and _________________________________.
The ratings will be the views only of the rating agencies. We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

      A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  LEGAL MATTERS

      The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                GLOSSARY OF TERMS

      "Accrual Period" is the period from,

            (1) in the case of the Class A-1 certificates, the preceding distribution date, or the closing date, in the case of first distribution date, to and including the day preceding the current distribution date and

            (2) in the case of all other certificates, the first day of the preceding calendar month to and including the last day of the preceding calendar month.

      "Administrative Fee Rate" is sum of

            (1) the applicable Servicing Fee Rate,

            (2) the per annum rate at which the monthly trustee Fee is calculated [and

            (3) the per annum rate at which the premium payable to the certificate insurer is calculated].

      "Available Distribution Amount" for any distribution date is, in general, equal:

            (1) the servicer Remittance Amount relating to the distribution date, minus

            (2) the sum of the

                  (a) Trustee Fee for the distribution date [and

                  (b) the amount owed to the certificate insurer as a premium for the certificate Insurance Policy for the distribution date].

      "Base Principal Distribution Amount" for any distribution date is the sum, without duplication, of

            (1) the amount allocable to principal actually due and collected by the servicer in respect of the loans during the related Due Period, including all full and partial principal prepayments,

            (2) the unpaid principal balance of each loan that was repurchased from the trust fund during the related Due Period,

            (3) the portion of any Substitution Adjustment allocable to principal paid by the transferor in connection with a substitution of a loan during the related Due Period, and

            (4) all Net Liquidation Proceeds [and Insurance Proceeds] actually collected by the servicer during the related Due Period (to the extent allocable to principal).

      "Certificate Account" is an Eligible Account set up by the trustee into which the servicer will deposit the Servicer Remittance Amount on the Servicer Remittance Date.

      ["Certificate Insurance Agreement" The Insurance and Indemnity Agreement among the certificate insurer, the depositor and the transferor.]

      "Certificate Interest Remittance Amount" is the sum of the Interest Remittance Amounts for each class of certificates.

      "Class A-1 LIBOR Rate" is LIBOR calculated as described under "Description of the Offered Certificates--Calculation of LIBOR" as of the LIBOR Determination Date, plus __% per annum, subject to a maximum rate of __% per annum.

      "Class A-6 Lockout Distribution Amount" for any distribution date, is the product of

            (1) the applicable Class A-6 Lockout Percentage for the distribution date and

            (2) the Class A-6 Lockout Pro Rata Distribution Amount for the distribution date.

      "Class A-6 Lockout Percentage" for each distribution date is as follows:

                  `                                 Lockout
                        Distribution Dates         Percentage
                  ------------------------------   ----------

                  ____ 20__ - ____ 20__ ........       %
                  ____ 20__ - ____ 20__ ........       %
                  ____ 20__ - ____ 20__ ........       %
                  ____ 20__ - ____ 20__ ........       %
                  ____ 20__ and thereafter .....       %

      "Class A-6 Lockout Pro Rata Distribution Amount" for any distribution date is an amount equal to the product of

            (1) a fraction, the numerator of which is the certificate principal balance of the Class A-6 certificates immediately prior to the distribution date and the denominator of which is the aggregate certificate principal balance of all the principal balance certificates immediately prior to the distribution date and

            (2) the Principal Distribution Amount for the distribution date.

      "Clearstream" is Clearstream Banking, societe anonyme.

      "CLTV" for any loan is the combined loan-to-value ratio, which is calculated by dividing the sum of:

            (1) any outstanding first lien balance of the loan as of the date of origination of the related loan plus

            (2) the unpaid principal balance of the loan as of the cut-off date, by the appraised value of the property at origination.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Account" an Eligible Account established and maintained for the benefit of the certificateholders [and the certificate insurer] into which the servicer shall deposit required payments and collections.

      "Compensating Interest" for any distribution date is an amount equal to the lesser of

            (1) the aggregate of the Prepayment Interest Shortfalls for the related distribution date resulting from principal prepayments during the related Due Period and

            (2) the servicer's aggregate Servicing Fees received in the related Due Period.

      "CPR" means constant prepayment rate.

      "Debt Service Reduction" is a reduction by a court of the monthly payment due on a loan.

      "Deficient Valuation" is reduction in the principal balance of a loan by the bankruptcy court in connection as a result of a bankruptcy of the borrower.

      "Definitive Certificate" is a physical certificate issued in the name of the beneficial owner of the offered certificate rather than DTC.

      "Determination Date" with respect to any distribution date is the [ ] day of month in which the related distribution date occurs, or, the [ ] day is not a business day, the immediately preceding business day.

      "Distributable Certificate Interest" with respect to each class of Class A certificates for each distribution date is equal to interest at the pass-through rate applicable to each class of certificates for the distribution date accrued on the related certificate balance or notional amount during the related Accrual Period, as the case may be, outstanding immediately prior to the distribution date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except that interest calculated with respect to the Class A-1 certificates will be based on a 360-day year and the actual number of days elapsed.

      "DTC" is the Depository Trust Company.

      "Due Period" for each distribution date or Determination Date is the period that begins on the ___ day of the calendar month preceding the month in which the distribution date or Determination Date occurs and ends on and includes the last day of the month in which the distribution date or Determination Date occurs.

      "Eligible Account" is a trust account maintained with a depository institution acceptable to each rating agency [and the certificate insurer].

      "Extra Principal Distribution Amount" for any distribution date if there exists an Overcollateralization Deficiency Amount, is the Turbo Amount.

      "Foreclosure Profits" With respect to any distribution date, the excess, if any, of:

            (1) Net Liquidation Proceeds in respect of each loan that became a Liquidated Loan in the Due Period prior to the distribution date over

            (2) the sum of the unpaid principal balance of each Liquidated Loans plus accrued and unpaid interest.

      ["Insurance Proceeds" are the proceeds paid by any insurer pursuant to any insurance policy covering a loan to the extent the proceeds are not applied to the restoration of the related property or released to the related borrower. Insurance Proceeds do not include Insured Payments.]

      "Insured Payment" means

            (1) with respect to any distribution date the excess, if any, of

                  (a) the sum of:

                        (i) the amount of interest accrued on the principal
                  balances or notional balance of the related Class A certificates, at the applicable pass-through rate during the related Accrual Period, excluding any Relief Act Shortfalls and Net Prepayment Interest Shortfall,

                        (ii) the Subordination Deficit and

                        (iii) any related Preference Amounts, without
                  duplication, over

                  (b) the Total Available Funds for the distribution date and

            (2) on the final distribution date, the outstanding principal balance of all classes of Class A certificates then outstanding, to the extent not otherwise paid on the distribution date.

      "Interest Remittance Amount" is interest payable on any distribution date at the related pass-through rate on the related certificate principal balance or notional amount outstanding on the immediately preceding distribution date, after giving effect to all payments of principal made on the distribution date.

      "LIBOR" is the London interbank offered rate for one-month U.S. dollar deposits.

      "LIBOR Business Day" means any day other than

            (1) a Saturday or a Sunday or

            (2) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      "LIBOR Determination Date" is the second business day prior to the preceding distribution date, or prior to the cut-off date in the case of the first distribution date.

      "Liquidated Loan" in general, a defaulted loan as to which the servicer has determined that all amounts that it expects to recover on the loan have been recovered, exclusive of any possibility of a deficiency judgment.

      "Liquidated Loan Loss" is the aggregate of the amount of losses with respect to each loan which became a Liquidated Loan in the Due Period prior to the distribution date, equal to the excess of:

            (1) the unpaid principal balance of each Liquidated Loan, plus accrued interest thereon, over

            (2) Net Liquidation Proceeds with respect to the Liquidated Loan. To the extent of the Available Distribution Amount, a Liquidated Loan Loss will be recovered by the holders of the certificates, on the distribution date which immediately follows the event of loss.

      Any Liquidated Loan Loss that results in a Subordination Deficit will require payment of an Insured Payment if not otherwise available from the Available Distribution Amount.

      "Liquidation Proceeds" are the amounts received by the servicer, [including Insurance Proceeds], in connection with the liquidation of a defaulted or written-down loan or property acquired in respect thereof, other than amounts required to be paid to the borrower pursuant to the terms of the loan or to be applied otherwise pursuant to law.

      "Loan Schedule" is the schedule appearing as an exhibit to the Pooling and Servicing Agreement which sets forth the requirements and descriptions of the loans.

      "Mortgage Note" evidences an interest in a mortgage loan secured by a mortgage or deed of trust.

      "Net Foreclosure Profits" for any distribution date is the excess, if any, of:

            (1) the aggregate Foreclosure Profits for the distribution date, over

            (2) the Liquidated loan Loss for the distribution date.

      "Net Loan Rate" with respect to any loan is, in general, a per annum rate equal to the related loan interest rate in effect from time to time, minus the Administrative Fee Rate.

      "Net Liquidation Proceeds" with respect to any defaulted loan, the Liquidation Proceeds with respect to the loan, net of the sum of:

            (1) expenses incurred by the servicer in connection with the liquidation of any defaulted loan and

            (2) any unreimbursed Periodic Advances made by the servicer with respect to the defaulted loan.

      "Net Prepayment Interest Shortfalls" with respect to any distribution date, the excess of:

            (1) the Prepayment Interest Shortfalls for the related distribution date and

            (2) the Compensating Interest paid by the servicer for the related distribution date.

      "Overcollateralization Amount" with respect to any distribution date is the excess, if any, of:

            (1) the aggregate principal balance of the loans as of the close of business on the last day of the related Due Period over

            (2) the aggregate certificate principal balance of the offered certificates, as of the distribution date, after taking into account the distribution of the Base Principal Distribution Amount, but not the Extra Principal Distribution Amount, on the distribution date.

      "Overcollateralization Deficiency Amount" for any distribution date is the excess, if any,

            (1) of the related Overcollateralization Target Amount for the distribution date over

            (2) the related Overcollateralization Amount for the distribution date.

      The Overcollateralization Deficiency Amount is calculated after giving effect to the reduction on the distribution date of the aggregate certificate principal balance attributable to the distribution of the Base Principal Distribution Amount on the distribution date.

      "Overcollateralization Target Amount" for any distribution date will be established pursuant to the Pooling and Servicing Agreement and may increase or decrease over time and may be modified from time to time by agreement of the [certificate insurer and the] transferor.

      "Periodic Advance" for any distribution date is sum of:

            (1) the interest portion of the scheduled monthly payments on each loan due by the related due date but not received by the servicer as of the close of business on the related Determination Date, net of the Servicing Fee and

            (2) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Property disposition did not occur during the related Due Period, an amount equal to the excess, if any,

                  (a) of interest on the unpaid principal balance of the loan related to the REO Property at the related loan interest rate, net of the Servicing Fee, for the related Due Period for the related loan over

                  (b) the net income from the REO Property to be transferred to the Certificate Account for the distribution date pursuant to the Pooling and Servicing Agreement.

      "Permitted Investments" are certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer any amounts included in the funds from the Collection Account to the Certificate Account.

      "Plan" is any

            (1) employee benefit plan as defined in Section 3(3) of ERISA,

            (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, or

            (3) entity whose underlying assets include plan assets by reason of a plan's investment in entities specified in clauses (1) and (2) above.

      "Pooling and Servicing Agreement" is a pooling and servicing agreement among the depositor, the servicer and the trustee.

      "Preference Amount" is any amount previously distributed to a holder of a Class A certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

      "Prepayment Assumption" represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of the loans.

      "Prepayment Interest Shortfall" with respect to any distribution date is an amount equal to the excess, if any, of

            (1) 30 days' interest on the outstanding principal balance of a loan at a per annum rate equal to the related loan interest rate, less any Deficient Valuation and/or any Debt Service Reduction, and less the rate at which the Servicing Fee is calculated, over

            (2) the amount of interest actually remitted by the borrower in connection with the principal prepayment in full, less the Servicing Fee for the loan in the related month.

      "Principal Balance Certificate" is [_________].

      "Principal Distribution Amount" for any distribution date is the sum of:

            (1) the Base Principal Distribution Amount for the distribution date and

            (2) the Extra Principal Distribution Amount for the distribution date, if any.

      "Purchase Price" is equal to the unpaid principal balance of a loan as of the date of purchase, plus the greater of:

            (1) all accrued and unpaid interest on the loan or

            (2) 30 days' interest on the loan, computed at the related loan interest rate, plus the amount of any unreimbursed Servicing Advances made by the servicer.

      The Purchase Price shall be deposited in the Collection Account on the next succeeding Determination Date after deducting any amounts received in respect of a repurchased loan or loans and being held in the Collection Account for future distribution to the extent the amounts have not yet been applied to principal or interest on the loan or loans.

      "Qualified Substitute Loan" is any loan or loans which:

            (1) relates or relate to a detached one-family residence or to the same type of residential dwelling as the loan being substituted for and in each case has or have the same or a better lien priority as the deleted loan with a borrower having the same or better traditionally ranked credit status and is an owner-occupied property,

            (2) matures or mature no later than, and not more than one year earlier than, the deleted loan,

            (3) has or have a CLTV or CLTV at the time of the substitution no higher than the CLTV of the deleted loan,

            (4) has or have an unpaid principal balance or principal balances after application of all payments received on or prior to the date of substitution, which shall be the unpaid principal balance or principal balances, not substantially less and not more than the unpaid principal balance of the deleted loan as of the date, and

            (5) complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement.

      "Record Date" is the last business day of the calendar month immediately preceding the month in which the related distribution date occurs.

      "Reduced Weighted Average Net Loan Rate" is the Weighted Average Net Loan Rate minus ____% per annum.

      "Reference Bank Rate" will be, with respect to any Accrual Period, the arithmetic mean of the offered rates for United States dollar deposits for one month which are offered by four major banks specified in the Pooling and Servicing Agreement to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding certificate principal balance of the Class A-1 certificates. The Reference Bank Rate will be rounded upwards, if necessary, to the nearest one-sixteenth of one percent. The Reference Bank Rate will be determined as of 11:00 a.m., London, England time, on the second LIBOR business day prior to the first day of the related Accrual Period.

      If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 a.m., New York time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding certificate principal balance of the Class A-1 certificates.

      If no quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

      "Reimbursement Amount" for any distribution date is the lesser of:

            (1) the excess of:

                  (a) the Available Distribution Amount remaining after the
            distributions set forth in clauses (1) through (3) under "Description of the Offered Certificates--Application of the Available Distribution Amount" have been made for the distribution date over

                  (b) the amount of any Insured Payment for the distribution date [and

            (2) the amount of all Insured Payments and other payments made by the certificate insurer pursuant to the Certificate Insurance Agreement which have not been previously repaid together with interest thereon at the rate set forth in the Certificate Insurance Agreement as of the distribution date].

      "Relief Act Shortfalls" are interest shortfalls incurred by any class of certificates resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of Residential Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

      "REO property" is a property acquired on behalf of the certificateholders in respect of a defaulted loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

      "Servicer Remittance Amount" for any distribution date is the sum of

            (1) all unscheduled collections of principal and interest on the loans collected by the servicer during the related Due Period and all scheduled monthly payments on the loans in the case of loans due on the related due date and received on or prior to the business day preceding the Servicer Remittance Date,

            (2) all Periodic Advances made by the servicer with respect to interest payments due to be received on the loans in the case of the related due date,

            (3) the amount of Compensating Interest due with respect to loans for the related Due Period, and

            (4) any other amounts required to be placed in a Collection Account by the servicer in respect of the loans pursuant to the Pooling and Servicing Agreement but excluding the following:

                  (a) amounts received on particular Loans as late payments of interest and respecting which the servicer has previously made an unreimbursed Periodic Advance;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances made with respect to the loans by the Servicer;

                  (c) those portions of each payment of interest on a particular
            Loan which represent the Servicing Fee;

                  (d) that portion of Liquidation Proceeds and proceeds received in respect of any REO Property which represents any unpaid Servicing Fee;

                  (e) all income from Permitted Investments that is held in the
            Collection Account for the account of the servicer;

                  (f) all amounts in respect of late fees, assumption fees,
            prepayment penalties and similar fees;

                  (g) certain other amounts which are reimbursable to the
            Servicer, as provided in the Pooling and Servicing Agreement; and

                  (h) that portion of Net Foreclosure Profits with respect to loans otherwise due to the servicer as provided in the Pooling and Servicing Agreement.

      "Servicer Remittance Date" is the date on which all funds deposited in any Collection Account that are to be included in the Servicer Remittance Amount related to a particular distribution date are required to be transferred to the Certificate Account, in no event later than the close of business on the ____ business day prior to the distribution date.

      "Servicing Advances" are advances to be made by the Servicer constituting "out-of-pocket" costs and expenses relating to:

            (1) the preservation and restoration of the property,

            (2) enforcement proceedings, including foreclosures,

            (3) expenditures relating to the purchase or maintenance of a first lien not included in the trust on the property, and

            (4) certain other customary amounts described in the Pooling and Servicing Agreement.

      "Servicing Fee" is an amount equal to interest at one-twelfth of the Servicing Fee Rate for the loan on the unpaid principal balance of the loan at the end of the applicable Due Period.

      "Servicing Fee Rate" is the rate, equal to ___%, at which the Servicing Fee is paid.

      "Subordination Deficit" for any distribution date is the excess, if any, of:

            (1) the aggregate of the certificate principal balance of all classes, on the related distribution date, after taking into account the payment of the related Principal Distribution Amount on the distribution date [except for amounts payable under the certificate Insurance Policy] over

            (2) the aggregate unpaid principal balance of the loans, as of the end of the related Due Period.

      "Substitution Adjustment" is the amount by which the principal balance of a loan to be substituted for, plus accrued and unpaid interest on the loan exceeds the principal balance of the related Qualified Substitute Loan.

      "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks. If such rate does not appear on such page, or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the issuer after consultation with the trustee, the rate will be the Reference Bank Rate.

      "Total Available Funds" with respect to each class of Class A certificates and any distribution date is the Available Distribution Amount for the distribution date.

      "Trustee Fee" is a fee payable to the trustee, which fee shall include the expenses of the trustee, including transition expenses, to the extent the expenses are not paid by the servicer in respect of its services as trustee.

      "Trustee's Loan File" consists of the following documents with respect to each loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage, all intervening assignments and each assumption, modification or substitution agreement.

      "Turbo Amount" for any distribution date is the product of

            (1) ___% per annum and

            (2) the unpaid principal balance of the loans as of the end of the related Due Period, less any losses on the loans allocable to interest that were incurred during the related Due Period.

      "Weighted Average Life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of the security, assuming no losses.

      "Weighted Average Net Loan Rate" is the weighted average of the Net Loan Rates for any distribution date for all the loans, based on loan interest rates applied with respect to payments due in the related Due Period and weighted on the basis of their respective unpaid principal balances immediately following the preceding distribution date or, in the case of the initial distribution date, as of the cut-off date.

========================================    ====================================

You should rely on the information
contained or incorporated by
reference in this prospectus
supplement and the attached
prospectus. We have not authorized
anyone to provide you with different
information.

We are not offering these
certificates in any state where the
offer is not permitted.

                ----

          TABLE OF CONTENTS

        Prospectus Supplement

Summary..............................S-5
Risk Factors........................S-12
Forward-Looking Statements..........S-16         $___________ (Approximate)
Defined Terms.......................S-16
Description Of The Loans............S-16               ______________
The Transferor And The Servicer.....S-22                Trust 200_-_
Prepayment And Yield
   Considerations...................S-26             ____________ Asset
Description Of The Offered                          Backed Certificates,
   Certificates.....................S-35                Series 200_-_
Servicing Of The Loans..............S-38
The Trustee.........................S-45          Securitized Asset Backed
[The Certificate Insurance Policy...S-46               Receivables LLC
[The Certificate Insurer............S-46                 (Depositor)
Federal Income Tax Consequences.....S-48
Erisa Considerations................S-49       _______________________________
Legal Investment....................S-51          (Transferor and Servicer)
Underwriting........................S-51
[Experts............................S-52    ------------------------------------
Ratings.............................S-53            PROSPECTUS SUPPLEMENT
Legal Matters.......................S-53    ------------------------------------
Glossary Of Terms...................S-54
                                                      Barclays Capital
             Prospectus
                                                     _____________, 200_
                                    Page
                                    ----

Available Information...................
Reports to Securityholders..............
Incorporation of Certain
   Information by Reference.............
prospectus supplement or Current
   Report on Form 8-K...................
Summary of Terms........................
Risk Factors............................
The trust funds.........................
Use of Proceeds.........................
Yield Considerations....................
Maturity and Prepayment
   Considerations.
The Depositor...........................
Residential loan Program................
Description of the Securities...........
Description of Primary Insurance
Coverage................................
Description of Credit Support...........
Certain Legal Aspects of Residential
   loans................................
Federal Income Tax Consequences.........
State and Other Tax Consequences........
ERISA Considerations....................
Legal Investment........................
Plans of Distribution...................
Legal Matters...........................
Financial Information...................
Rating..................................
Index of Defined Terms..................

                ----

Dealers will be required to deliver
a prospectus supplement and
prospectus when acting as
underwriters of these certificates
and with respect to their unsold
allotments or subscriptions. In
addition, all dealers selling these
certificates will deliver a
prospectus supplement and prospectus
until ____________, 200_.

========================================    ====================================

PROSPECTUS SUPPLEMENT DATED _________, 200_
(To prospectus dated ____________, 2003)
                                 $ (Approximate)

                      __________ [_____] Owner Trust 200 -

                                     Issuer

                    Securitized Asset Backed Receivables LLC

                                    Depositor

                              [__________________]
                         Transferor and Master Servicer

                              [__________________]
                                    Servicer

                  [__________] Asset Backed Notes, Series 200_-_

o The issuer, an owner trust, is issuing notes that have an approximate original principal balance of $ , subject to permitted variance of plus or minus % and a per annum interest rate of one-month LIBOR plus %.

o The notes are backed by a pool of [first lien mortgage loans on one-to-four family residences] and other properties as described in this prospectus supplement.

o [Credit enhancement consisting of an unconditional and irrevocable guarantee of timely payment of interest and ultimate payment of principal on the notes is provided by a financial guaranty insurance policy issued by ____________________.]

      Price to Public     Underwriting Discount      Proceeds to Depositor
      ---------------     ---------------------      ---------------------
      $______________     $_____________________     $_____________________
       ______________%     _____________________%

      The price to public, underwriting discount and proceeds to depositor shown are for all classes of offered notes in the aggregate. This information is shown for each individual class on page S-__. See "Underwriting."

      The proceeds to depositor are less expenses, estimated at $___________, plus accrued interest. See "Underwriting."

--------------------------------------------------------------------------------

      You should consider carefully the risk factors beginning on page S-[ ] of this prospectus supplement and page [ ] in the prospectus.

      The notes will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the notes of any series. No governmental agency or any other person will insure the notes or the collateral securing the notes[, except that __________________ will insure the notes].

      You should consult with your own advisors to determine if the offered notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered notes.

--------------------------------------------------------------------------------

      Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      We will not list the notes on any securities exchange or on any automated quotation system.

      The underwriter[s], Barclays Capital Inc.[and _______________], will purchase the offered notes from Securitized Asset Backed Receivables LLC and expect to deliver the offered notes in book-entry form through the facilities of The Depository Trust Company to Clearstream Banking societe anonyme and Euroclear Bank, societe anonyme purchasers on or about ________, 200_.

                                Barclays Capital

              Important Notice About Information Presented In This
                    Prospectus Supplement And The Prospectus

      We provide information about the series 200 - notes is in two separate documents that progressively include more detail:

      o the accompanying prospectus dated __________, 200_, which provides general information, some of which may not apply to the series 200_-_ notes; and

      o this prospectus supplement, which describes the specific terms of the series 200_-_ notes.

      Sales of the notes may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

      If the terms of the notes vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      All statistical data with respect to the loans are approximate, and are based on the scheduled principal balances of the loans as of the close of business on ___________, 200_, except where noted otherwise.

                               TABLE OF CONTENTS
                                                                           Page
Summary......................................................................5
Risk Factors................................................................13
   Basis Risk May Adversely Affect Yield....................................13
   Actual Yield to Maturity May Be Less Than Anticipated....................13
   Unpredictability of Prepayments Could Adversely Affect Yield.............14
   Limited Liquidity May Adversely Affect Market Value of Notes.............14
   Credit Enhancement May Not Be Adequate...................................14
   [Noteholders Rights Are Limited by Securities Insurer....................14
   Risks Relating to Non-Conforming Underwriting Guidelines.................15
   Transfers of Servicing May Adversely Affect Payments on the Notes........15
   Inadequacy of Value of Properties Could Affect Severity of Losses........15
   Bankruptcy of Borrower May Adversely Affect Payments on the Notes........16
   Geographic Concentration Could Increase Losses on the Loans..............16
   Non-Recordation of Assignments Could Increase Losses on the Loans........16
   Bankruptcy of Other Parties May Adversely Affect Payments on the Notes...16 Violations of Federal and State Laws May Adversely Affect Ability to
      Collect on Loans......................................................17
   Failure of Servicer to Perform May Adversely Affect Payments on the
      Notes.................................................................17
   Transferor May Not Be Able To Repurchase or Replace Defective Loans......17
Forward-Looking Statements..................................................17
The Pool....................................................................18
   General..................................................................18
   Payments on the Loans....................................................18
Six-Month LIBOR.............................................................19
   Characteristics of the Loans.............................................20
   Loan Statistics..........................................................20
Loans.......................................................................21
Geographic Distribution.....................................................21
Principal Balances..........................................................22
Current Loan Rates..........................................................23
Current Loan Rates-Fixed-Rate Loans.........................................23
Current Loan Rates-Adjustable-Rate Loans....................................23
Distribution of Gross Margins-Adjustable-Rate Loans.........................24
Distribution of Lifetime Caps-Adjustable-Rate Loans.........................25
Distribution of Lifetime Floors-Adjustable-Rate Loans.......................25
Month of Next Change Date-Adjustable-Rate Loans.............................25
Loan-to-Value Ratios........................................................26
Occupancy Status............................................................27
Mortgaged Property Types....................................................27
Months Since Origination....................................................27
Remaining Terms to Maturity.................................................28
Transferor Assigned Risk Categories.........................................28
Master Servicer.............................................................29
   Master Servicer Duties...................................................29
Servicer....................................................................30
   General..................................................................30
   Servicing Procedures.....................................................31
   Delinquency and Loss Experience May Not Be Applicable to the Pool........33
Delinquencies and Foreclosures (Dollars in Thousands).......................33
Real Estate Owned (Dollars in Thousands)....................................33
Loan Loss Experience on the Servicer's Servicing Portfolio of Mortgage Loans
   (Dollars in Thousands)...................................................34
Underwriting Criteria.......................................................35
   General..................................................................35
Prepayment and Yield Considerations.........................................39
   General..................................................................39
   Excess Spread and Reduction of Overcollateralization Amount..............42
   Reinvestment Risk........................................................43
   Maturity Date............................................................43
   Yield Considerations Relating to Adjustable-Rate Loans...................43
   Weighted Average Lives of the Notes......................................44
   Modeling.................................................................45
Assumed Loan Characteristics................................................46
Percentage of Original Note Principal Balance...............................47
The Owner Trust and Indenture...............................................48
   General..................................................................48
   The Owner Trustee........................................................48
   The Indenture Trustee....................................................49
Description of the Notes....................................................49
   General..................................................................49
   Payments on the Notes....................................................51
   Priority of Payments.....................................................51
   [Securities Insurer Reimbursement Amount]................................52
   Optional Redemption......................................................52
Description of Credit Enhancement...........................................53
   [Financial Guaranty Insurance Policy]....................................53
   [The Securities Insurer..................................................55
   [Overcollateralization...................................................57
   Subordination............................................................58

Description of the Transfer and Servicing Agreements........................58
   Sale and Assignment of the Loans.........................................58
   Representations and Warranties...........................................59
   Repurchase of Loans......................................................59
   Fees and Expenses........................................................60
   Servicing................................................................61
   Collection Account, Note Payment Account and Certificate Distribution
      Account...............................................................61
   Income From Accounts.....................................................62
   Collection and Other Servicing Procedures For Loans......................62
   Insurance................................................................63
   Realization On Defaulted Loans...........................................63
   Evidence as to Compliance................................................64
   Certain Matters Regarding the Master Servicer............................64
   Master Servicer Events of Default........................................65
   Certain Matters Regarding the Servicer...................................66
   Servicer Determinations and Events of Default............................66
   Rights of Noteholders upon Occurrence of Event of Default................67
   [Restrictions on Noteholders' Rights.....................................68
   The Owner Trustee and Indenture Trustee..................................68
   Duties of the Owner Trustee And Indenture Trustee........................69
   Reports to Noteholders...................................................70
Federal Income Tax Consequences.............................................71
   Classification of Investment Arrangement.................................71
   Taxation of Holders......................................................71
   Backup Withholding and Information Reporting.............................72
ERISA Considerations........................................................73
Legal Investment............................................................75
Use of Proceeds.............................................................76
Underwriting................................................................76
Experts.....................................................................76
Legal Matters...............................................................76
Ratings.....................................................................77
Glossary of Terms...........................................................78

                                    SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties

  Issuer..................... ________________ [_________] Owner Trust 200_-_, a
                              Delaware business trust, will be established pursuant to a trust agreement among the depositor, the paying agent, the owner trustee and ______________. You may contact the issuer at the owner trust's offices. See "The Owner Trust and Indenture" in this prospectus supplement.

  Depositor.................. Securitized Asset Backed Receivables LLC, the
                              depositor, is a limited liability company organized under the laws of Delaware. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC. See "The Depositor" in the accompanying prospectus.

  Transferor and Master
    Servicer................. _________________________________________.
                              __________________'s address is ________________
                              _______________________________________. See
                              "________________" and "Master Servicer" in this prospectus supplement. _________ will also act as the initial servicer.

  Servicer................... _______________________________________________.
                              ____________________s' address is
                              _________________________________________. See
                              "Servicer" in this prospectus supplement.
                              _____________ will begin servicing the loans on or before _____________, 200_.

  [Securities Insurer........ ____________________________________.
                              _________'s address is
                              _______________________________________
                              ____________________________. See "Description of
                              Credit Enhancement--The Securities Insurer" in this prospectus supplement.]

  Indenture Trustee,
  Paying Agent
  and Custodian.............. ______________________________________________.
                              _________________'s address is
                              ____________________ _______________. See "The
                              Owner Trust and Indenture--The Indenture Trustee" in this prospectus supplement.

  Owner Trustee.............. _______________________________________________.
                              ________________'s address is
                              _____________________ ___________________. See
                              "The Owner Trust and Indenture--The Owner Trustee" in this prospectus supplement.

Relevant Dates

  Closing Date............... On or about __________, 200_.

  Cut-Off Date............... The close of business on __________, 200_.

  Payment Date............... The ____ day of each month or, if that day is not a business day, the next business day, commencing in ____________ 200_.

  Due Period................. For the first payment date, commencing on the cut-off date and ending on the first day of the month in which the relevant payment date occurs. For each other payment date, commending on the ___ day of the calendar month preceding the month in which the relevant payment date occurs, and ending on the 1st day of the month in which the relevant payment date occurs.

  Determination Date......... The ___ calendar day of each month or, if that day is not a business day, then the preceding business day.

Assets of the Issuer

  Loans...................... The assets of the issuer will consist primarily of a pool of mortgage loans, which will have an aggregate principal balance of approximately $__________ as of __________, 200_. The loans will be secured by first liens on one- to four-unit single family residences, condominium units and townhouses.

                              Approximately _____% of the loans, by cut-off date aggregate principal balance, will bear interest at a fixed rate for the term of the loan. Approximately ______% of the loans, by original aggregate principal balance, will bear interest at an adjustable rate.

                              The interest rate on each adjustable-rate loan will be subject to adjustment after an initial period. Approximately _____% of the loans, by cut-off date principal balance, known as "____ loans" will bear interest at a fixed rate for approximately two years after origination. Approximately _____% of the loans, by cut-off date aggregate principal balance, known as "____ loans" will bear interest at a fixed rate for three years after origination. Approximately ____% of the loans, by cut-off date aggregate principal balance, will bear interest at a fixed rate for six months after origination. At the end of the six month, two year or three year period and every six months after that date, each of these adjustable-rate loans will be subject to an interest rate adjustment.

                              The loans have been originated using underwriting standards that are less stringent than Freddie Mac or Fannie Mae guidelines concerning first-lien mortgage loans. See "The Pool" in this prospectus supplement and "The Trust Funds--Residential Loans" in the accompanying prospectus.

Offered Securities........... The issuer is offering the series 200_-_ notes with an approximate original principal balance of $__________, subject to a permitted variance of plus or minus __%. The notes will bear interest at a per annum rate equal to one-month LIBOR plus a margin. The notes represent obligations of the issuer only, and will be secured by the assets of the issuer pursuant to the indenture. See "Description of the Notes" in this prospectus supplement.

  Interest Payments.......... On each payment date, interest accrued during the preceding accrual period will be due on the notes. The notes will accrue interest for each accrual period on their unpaid principal balance at a per annum rate equal to the lesser of:

                              (1)   one-month LIBOR plus ____%, or on any
                                    payment date after the call option date, one-month LIBOR plus ____%, and

                              (2) the amount of interest due on the loans for that accrual period, net of the sum of:

                                    (a)   the fees of the master servicer, the
                                          servicer and the indenture trustee
                                          [and the premium payable to the
                                          securities insurer] and

                                    (b)   on and after the payment date in
                                          _________, ____% of the outstanding
                                          principal balance of the loans,
                                          expressed as an annualized percentage
                                          of the outstanding principal balance
                                          of the notes.

                              The maximum rate we refer to in clause (2) is sometimes called the net funds cap. Any resulting shortfall together with interest on the shortfall will be carried forward and will be paid on the next payment date to the extent there are funds available.

                              The ratings assigned to the notes do not address the likelihood of your receipt of interest carried forward to later payment dates due to the net funds cap. Interest on the notes will be calculated on the basis of the actual number of days elapsed in the accrual period and a 360-day year.

                              With respect to the first payment date, the accrual period is the period from and including the closing date, through but excluding the first payment date. Each other accrual period is the period from and including the immediately preceding payment date, through but excluding the related payment date.

                              See "Description of the Notes--Payments on the Notes" in this prospectus supplement.

  Principal Payments......... On each payment date, the notes will be due payments of principal. See "Description of the Notes--Payments on the Notes" in this prospectus supplement for a detailed discussion of the amount and timing of principal payments.

                              The final payment of principal is scheduled to occur on the payment date occurring in ___________. The notes are expected to have received payments of principal in full by no later than the maturity date. However, the actual final payment date, on which the notes receive payment of principal in full, may occur significantly earlier than the maturity date. See "Prepayment and Yield Considerations--Maturity Date" in this prospectus supplement.

Other Securities Issued...... In addition to the notes, the issuer is also issuing residual interest certificates that evidence the residual interest in the assets of the issuer. The residual interest certificates are subordinate to the notes.

                              We are not offering the residual interest certificates through this prospectus supplement or the accompanying prospectus.

Servicing of the Loans....... _____________, as the servicer, will perform the loan servicing and receive a monthly servicing fee and other servicing compensation. The servicer also will make reasonable and customary expense advances with respect to the loans, in accordance with reasonable and customary servicing procedures. See "Description of the Transfer and Servicing Agreements--Servicing" in this prospectus supplement.

                              ________________ will be the master servicer. The master servicer will generally

                              o advance delinquent payments of interest and principal on the loans,

                              o     pay compensating interest to cover
                                    prepayment interest shortfalls to the extent described in this prospectus supplement,

                              o monitor the servicing activities of the servicer and

                              o be available to assume the servicing if the servicer is terminated. See "Master Servicer" in this prospectus supplement.

                              ___________ has agreed to service the loans beginning on or before __________, 200_. The master servicer will service the loans for an interim period beginning on the closing date until _______ has assumed its duties as servicer.

Credit Enhancement........... Credit enhancement for the notes will be provided by and utilized in the following order of priority:

                              first, the subordination of the residual interest certificates;

                              second, the overcollateralization that results from the cash flow structure[; and

                              third, the guaranty policy.]

                              Each of these sources of credit enhancement is intended to increase the likelihood that you will receive the full and timely amount of interest payments and full amount of principal payments due on the notes and to provide protection against losses on the loans. The credit enhancement for the notes is for the benefit of the series 200_-_ notes only. The series 200_-_ notes will not be entitled to the benefits of any other credit enhancement. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.

  Subordination.............. The rights of the holders of the residual interest certificates to receive payments from any remaining amounts available on each payment date are subordinate to your rights. See "Description of Credit Enhancement--Subordination" in this prospectus supplement.

[Overcollateralization;
  Application
  of Excess Spread........... The overcollateralization amount with respect to any payment date will equal the excess of the aggregate principal balance of the loans over the unpaid principal balance of the notes, after giving effect to regular principal and interest payments on the notes on that payment date. On the closing date, the overcollateralization amount will be equal to $__________. The overcollateralization amount is expected to increase through the application of excess spread to reduce the unpaid principal balance of the notes. This application of excess interest payments on the loans, known as "excess spread," is intended to create and maintain the overcollateralization amount at a level equal to a particular target amount.

                              The overcollateralization target amount may increase or decrease over time. The overcollateralization target amount is subject to some minimum and maximum amounts and trigger events that are based on excess spread requirements and the delinquency and loss experience of the loans and the outstanding principal balance of the loans. See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.

                              An increase in the overcollateralization target amount will occur if, among other things, the delinquency or loss experience of the loans exceeds those levels established by the securities insurer. These levels can be changed by the securities insurer. If an increase in the overcollateralization target amount occurs, then the principal amortization of the notes would be accelerated by the payment of any available excess spread to the notes. This acceleration will continue until the overcollateralization amount equals the increased overcollateralization target amount.

                              If the delinquency or loss experience of the loans does not exceed the levels established by the securities insurer, then a decrease or stepdown in the overcollateralization target amount may initially occur when the outstanding principal balance of the loans is reduced to an amount established by the securities insurer. A decrease or stepdown will likely result in the current overcollateralization amount exceeding the decreased overcollateralization target amount. If the overcollateralization amount exceeds the overcollateralization target amount, then:

                              o all or a portion of the principal payments that would otherwise be paid to the notes will instead be paid to the residual interest certificates and

                              o  the principal amortization of the notes
                                 would be reduced in relation to the
                                 principal amortization of the loans.

                              The securities insurer may lower the
                              overcollateralization target amount at any time to particular minimum amounts.

                              See "Description of Credit
                              Enhancement--Overcollateralization" in this prospectus supplement.]

  [Guaranty Policy........... A financial guaranty insurance policy from
                              ___________________, will irrevocably and
                              unconditionally guaranty to the indenture trustee timely payment of interest and ultimate payment of principal due on the notes. The guaranty policy may not be canceled for any reason. The guaranty policy does not guaranty any specified rate of prepayments or any interest payments carried forward to subsequent payment dates due to the net funds cap. The guaranty policy does not provide funds to redeem any of the notes, unless the redemption is at the option of the securities insurer.
                              See "Description of Credit Enhancement--

                              Financial Guaranty Insurance Policy" and "--The Securities Insurer" in this prospectus supplement.

                              The insurance which the guaranty policy provides is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

Allocation and Payments to
  The Notes.................. Interest and principal payments due on the notes will be paid from the available payment amount and any insured payment made under the guaranty policy. On each payment date, the priority of payments from the available payment amount will be as follows first, to pay accrued interest and principal on the notes; and

                              second, to pay the excess spread, if any.

                              The available payment amount with respect to any payment date, will generally equal the sum of interest and scheduled principal payments collected from the loans during the related due period or advanced by the master servicer and any prepayments or other unscheduled principal payments collected during the related due period, minus the payment of the issuer's fees and expenses including the fees owed to the master servicer, the servicer[, the securities insurer] and the indenture trustee.

                              [The securities insurer will be required to make an insured payment to the indenture trustee when it receives a claim under the guaranty policy. See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.

                              An insured payment with respect to any payment date, generally will be made under the guaranty policy to cover any deficiency attributable to the sum of:

                              any deficiency resulting from the available payment amount being less than the accrued and unpaid interest due on the notes and any deficiency resulting from the aggregate unpaid principal balances of the loans being less than the aggregate unpaid principal balances of the notes.

                              Insured payments will not be available to cover

                              o interest shortfalls on the notes resulting from the Soldiers' and Sailors' Relief Act of 1940, as amended, or

                              o interest payments carried forward from prior payment dates due to the application of the net funds cap.]

                              See "Description of the Notes" in this prospectus supplement for a further discussion of the payments of interest and principal on the notes.

  Optional Redemption........ The holders of residual interest certificates have the option to cause the issuer to effect an early redemption of the notes on or after any payment date on which the outstanding aggregate principal balance of the loans declines to __% or less of the aggregate principal balance of the loans as of the cut-off date. The early redemption option will be effected by purchasing all of the loans at a price that will at least pay in full

                              o     accrued interest,

                              o interest carried forward due to the net funds cap, together with accrued interest on the carried forward interest,

                              o     unreimbursed servicing advances and

                              o     monthly advances and principal of the notes.

                              On or after any payment date on which the outstanding aggregate principal balance of the loans declines to __% or less of the aggregate principal balance of the loans as of the cut-off date, [the securities insurer or] the servicer will have the option to cause the issuer to effect the same early redemption of the notes if the holders of the residual interest certificates fail to exercise this early redemption option.

                              [In addition, if the events of default specified in the insurance agreement occur with respect to the issuer, the securities insurer may, at its option, cause an early redemption of the notes.] See "Description of the Notes--Optional Redemption" in this prospectus supplement.

Clearance, Settlement and
  Denominations of the....... Notes. The series 200_-_ notes will be issued only in book-entry form through DTC in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme in Europe. Transfers will be in accordance with the usual rules and operating procedures of DTC, Clearstream Banking, societe anonyme and Euroclear Bank, societe anonyme. You will not receive a definitive certificate representing your note, except in limited circumstances described in the accompanying prospectus. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration of Securities" in the accompanying prospectus.

                              We will offer beneficial interests in the notes in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount.

  Tax Status................. Special counsel to the depositor and the underwriters is of the opinion that under existing law

                              o the notes will be characterized as debt for federal income tax purposes and

                              o the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes.

                              By acceptance of a note, you are deemed to agree to treat your notes as debt for Federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

  ERISA Considerations....... Subject to important considerations described in this prospectus supplement and in the accompanying prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. You should carefully review with your legal advisors whether the purchase or holding of the notes could give rise to a prohibited transaction. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

  Legal Investment........... If your investment activities are subject to legal investment laws and regulations,
                              regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the notes.
                              You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the notes. The notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.
                              See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

  Ratings.................... On the closing date, the notes are required to be rated "___" by _________________________ and
                              "____" by _________________________________. See
                              "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the primary factors on which the ratings are based.

Important Covenants of
  Noteholders................ By accepting your note, you agree not to institute or join in any bankruptcy, reorganization or other insolvency or similar proceeding against the transferor, the servicer, the master servicer or the issuer. [You also agree to allow the insurer to exercise all of your voting rights with respect to your notes.] See "Risk Factors--Limitations on Rights of Noteholders" and "Description of the Transfer and Servicing Agreements--Restrictions on Noteholders' Rights" in this prospectus supplement.

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the notes speculative or risky. In particular, payments on your notes will depend on payments received on and other recoveries with respect to the loans.

Basis Risk May Adversely Affect Yield

      The yield on your notes will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the net funds cap. The prepayment of the mortgage loans with higher mortgage rates may result in a lower net funds cap. If on any payment date the application of the net funds cap results in an interest payment lower than the interest rate on the notes during the related accrual period, the value of your notes may decline.

      The mortgage pool will contain adjustable-rate mortgage loans that, after a period of six months, two years or three years following the date of origination, adjust semi-annually based on the London interbank offered rate for six-month United States dollar deposits. Consequently, the interest due on the related mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on your notes during the related accrual period. In particular, because the interest rate on your notes adjusts monthly, while the interest rates on the mortgage loans adjust semi-annually, in a rising interest rate environment, the amount of interest paid on the notes on any payment date may be less than one-month LIBOR plus the applicable margin.

      Although you will be entitled to receive on subsequent payment dates the amount of any interest shortfall resulting from the application of the net funds cap on the notes, in light of the payment priorities on the relevant payment dates, there is no assurance that funds will be available. The failure to pay the applicable amount carried forward on subsequent payment dates due to a lack of funds will not be an event of default under the indenture. In addition, [the guaranty policy does not cover,] and the ratings of the notes do not address, the likelihood of the payment of those amounts carried forward.

      The yield to maturity on the notes may be affected by the resetting of the mortgage rates on the adjustable-rate mortgage loans. In addition, because the mortgage rate for most mortgage loans is based on six-month LIBOR plus the related margin, this rate could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the mortgage loans after the adjustment. Also, while a substantial majority of the "2/28" and "3/27" loans impose prepayment penalties if a loan is prepaid during the initial one to five years of the loan, these penalties are typically suspended during the sixty-day period following the initial adjustment date. The suspension of the prepayment penalties may also result in increased prepayments on the mortgage loans during the related 60-day period. See "Certain Legal Aspects of Residential Loans--Prepayment Charges and Prepayments" in the prospectus.

Actual Yield to Maturity May Be Less Than Anticipated

      The degree to which the actual yield of your notes may vary from the anticipated yield will depend on:

      o the price of your notes, including the amount of any premium or discount;

      o the degree to which the timing of payments on your notes is sensitive to the prepayment experience of loans and the application of excess spread as principal on the notes;

      o the timing of delinquencies, defaults and losses on the loans to the extent not covered by the credit enhancement[, including the guaranty policy]; and

      o a change in the overcollateralization target amount or a change in the delinquency or loss levels with respect to the loans or excess spread requirements used to determine an increase or decrease in the overcollateralization target amount.

The allocation of excess spread as an additional payment of principal on the notes until the overcollateralization amount equals the overcollateralization target amount will accelerate the principal amortization of the notes relative to the speed at which principal is paid on the loans. However, any reduction in the overcollateralization amount will slow the principal amortization of the notes. See "Prepayment and Yield Considerations" in this prospectus supplement.

Unpredictability of Prepayments Could Adversely Affect Yield

      The rate and timing of payments of principal on the loans, among other factors, will affect the rates of principal payments on the notes and the aggregate amount of payments and the yield to maturity of your notes. Because the prepayment experience of the loans will depend on future events and a variety of factors, the prepayment experience of the loans is uncertain and in all likelihood will not conform to any projected rates of prepayments. See "Prepayment and Yield Considerations" in this prospectus supplement.

Limited Liquidity May Adversely Affect Market Value of Notes

      A secondary market for the notes may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your notes are outstanding. Limited liquidity could result in a substantial decrease in the market value of your notes. See "Risk Factors--Limited Liquidity" in the accompanying prospectus.

Credit Enhancement May Not Be Adequate

      [Ratings of Securities Insurer. Any reduction in a rating assigned to the claims-paying ability of the securities insurer may result in a reduction in the rating of the notes. Future events may reduce the rating of the securities insurer or impair the ability of the securities insurer to pay claims for insured payments under the guaranty policy. In that event, the securities insurer might not have the ability to cover delays or shortfalls in payments of interest or ultimate principal due on the notes. See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.]

      Loan Delinquencies, Defaults and Losses. Delinquencies, if not advanced by the master servicer, defaults and losses on the loans will reduce the credit enhancement available from the overcollateralization feature. If amounts available from this credit enhancement are not adequate to protect against the delinquencies, defaults and losses experienced on the loans, then delays or shortfalls in payments of interest or principal due on the notes will occur, unless these delays or shortfalls are covered under the guaranty policy. See "Description of Credit Enhancement" in this prospectus supplement.

      Availability of Excess Spread for Overcollateralization. Excess spread may not be generated in sufficient amounts to create and maintain the overcollateralization amount at the overcollateralization target amount at all times. In particular, delinquencies, if not advanced by the master servicer, defaults and principal prepayments on the loans will reduce the excess spread that otherwise would be available on a payment date. The reduction of the available excess spread will result in a slower principal amortization of the notes in relation to the loans. This in turn will result in a lower level of overcollateralization amount. See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.

      Limitations on Subordination. The holders of the residual interest certificates are never obligated to refund payments previously distributed to them to holders of the notes, including payments of excess spread. This is the case even if on a subsequent payment date insufficient funds are available to pay interest or principal due on the notes. See "Description of Credit Enhancement--Subordination" in this prospectus supplement.

[Noteholders' Rights Are Limited by Securities Insurer

      Generally, the securities insurer may exercise all of your voting rights with respect to your notes without your consent. The exercise, or a refusal to consent to the exercise, by the securities insurer of some noteholder rights could be adverse to your interest. For example, this type of event could cause an unanticipated prepayment of principal on your notes. See "Description of the Transfer and Servicing Agreements--Restrictions on Noteholder Rights" in this prospectus supplement.]

Risks Relating to Non-Conforming Underwriting Guidelines

      The originator's underwriting standards are intended to assess the creditworthiness of the borrower and the value of the mortgaged property and to evaluate the adequacy of the related property as collateral for the loan. In comparison to first lien mortgage loans that conform to the underwriting guidelines of Fannie Mae or Freddie Mac the loans have generally been underwritten or reunderwritten with more lenient underwriting criteria. For example, the loans may have been made to borrowers having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or borrowers with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income.

      Accordingly, the loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to Fannie Mae or Freddie Mac guidelines. As a result, the risk that you will suffer losses could increase. Furthermore, changes in the values of the mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the loans than on mortgage loans originated according to Fannie Mae or Freddie Mac guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans. See "--Adequacy of Credit Enhancement" above, and "Underwriting Criteria" in this prospectus supplement.

Transfers of Servicing May Adversely Affect Payments on the Notes

      The servicing of loans like those originated pursuant to the underwriting guidelines described above, as compared to the servicing of prime mortgage loans, requires special skill and diligence. The servicing of these types of loans generally requires

      o     more attention to each account,

      o     earlier and more frequent contact with borrowers in default and

      o     commencing the foreclosure process at an earlier stage of default.

The loans are not currently being serviced by the servicer. On or before _________, 200_, the servicing of the related loans will be transferred from
__________ to ______________. Following that time, _____________ will directly service all of the loans. Interruptions in servicing may occur during the transfer of servicing to the servicer.

      Pursuant to the servicing agreement, the term of the servicer shall be extendable for successive 90-day terms until the notes are paid in full, provided that prior to the expiration of each term the securities insurer delivers written notice of renewal to the servicer. If this renewal notice is not delivered and a successor servicer is appointed, the servicing of the loans will be transferred. During this period, interruptions in servicing may occur potentially resulting in the loans suffering a higher default rate.

Inadequacy of Value of Properties Could Affect Severity of Losses

      Assuming that the mortgaged properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, like legal fees, real estate taxes, and maintenance and preservation expenses, will reduce the proceeds payable on the mortgage notes and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. If any of the mortgaged properties fail to provide adequate security for the related loan[, you may experience a loss if the securities insurer were unable to perform its obligations under the guaranty policy]. See "Description of the Transfer and Servicing Agreements--Realization On Defaulted Loans" in this prospectus supplement, and "Certain Legal Aspects of Residential Mortgage Loans--Foreclosure on Mortgages" in the prospectus.

Bankruptcy of Borrower May Adversely Affect Payments on the Notes

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. These loans will likely experience more severe losses, which may be total losses. As a result, the risk that you will suffer losses could increase. See "--Adequacy of Credit Enhancement" above and "--Legal Considerations--Legal Compliance and Regulation" below.

Geographic Concentration Could Increase Losses on the Loans

      Because of the geographic concentration of mortgaged properties within ______________, an economic downturn or recession in ___________ may affect the ability of the borrowers to timely pay their loans. Accordingly the loans may experience higher rates of delinquencies, defaults and losses than the rates experienced by loans having greater geographical diversification. In addition, mortgaged properties located in ___________ may experience special hazards that are not covered by any available casualty insurance, including earthquakes, mudslides and other disasters. Accordingly, these loans may experience higher rates of delinquencies, defaults and losses than rates experienced for similar loans secured by residential properties located in other states. See "--Adequacy of Credit Enhancement" above.

Non-Recordation of Assignments Could Increase Losses on the Loans

      The transferor will not be required to record assignments of the mortgages to the indenture trustee in the real property records of _____________ and some other states. The master servicer will retain record title to the related mortgages on behalf of the issuer, the indenture trustee and the holders of the notes. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Loans" in this prospectus supplement.

      The recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a pledge of the loans to the indenture trustee. However, if the transferor or the depositor were to sell, assign, satisfy or discharge any loan prior to recording the related assignment in favor of the indenture trustee, the other parties to this sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, in the absence of a related recordation of the assignments of the mortgages, the pledge to the indenture trustee of the loans may not be effective against particular creditors or purchasers from the transferor or a trustee in bankruptcy of the transferor. If these other parties, creditors or purchasers have rights to the loans that are superior to those of the indenture trustee, you could lose the right to future payments of principal and interest from the related loans. As a result you could suffer a loss of principal and interest to the extent that the relevant loss is not otherwise covered by the applicable credit enhancement.

Bankruptcy of Other Parties May Adversely Affect Payments on the Notes

      The depositor intends to treat the transfer of the loans to the issuer as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurs and would not be available to the depositor's creditors. If an insolvency of the depositor occurs, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely payments of amounts due on the notes and result in a reduction of payments on the notes.

      If a bankruptcy or insolvency of the master servicer or servicer occurs, the bankruptcy trustee or receiver may have the power to prevent [the securities insurer,] the indenture trustee or the issuer from appointing a successor master servicer or servicer.

      If an insolvency of the servicer occurs and if cash collections are commingled with the servicer's own funds for at least ten days, the issuer will likely not have a perfected interest in these collections. This is because the collections would not have been deposited in a segregated account within ten days after the related collection. The inclusion of these cash collections within the bankruptcy estate of the servicer in this situation may result in delays in payment and failure to pay amounts due on the notes.

      In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

Violations of Federal and State Laws May Adversely Affect Ability to Collect on Loans

      Federal and state laws regulate the underwriting, origination, servicing and collection of the loans. These laws will likely change over time and may become more restrictive or stringent with respect to some of these activities of the servicer, master servicer and transferor. Violations of these Federal and state laws may

      o limit the ability of the servicer or master servicer to collect principal or interest on the loans,

      o     entitle the borrowers to a refund of amounts previously paid, and

      o subject the issuer, the servicer, master servicer or transferor to damages and administrative sanctions.

The inability to collect principal or interest on the loans because of violations of federal or state laws will likely cause the loans to experience higher rates of delinquencies, defaults and losses. An assessment of damages or sanctions against the issuer could result in the issuer's assets being insufficient to pay all interest and principal due on the notes. An assessment of damages or sanctions against the servicer, master servicer or the transferor may adversely affect the ability of the servicer or master servicer to service the loans or the transferor to repurchase or replace defective loans. See "Risk Factors--Certain Other Legal Considerations Regarding Residential Loans" in the prospectus. The transferor will be required to repurchase or replace any loan that did not materially comply with applicable Federal and state laws. See "--Limitations on the Transferor and Servicer" below.

Failure of Servicer to Perform May Adversely Affect Payments on the Notes

      The amount and timing of payments on the notes generally will be dependent on ________________ as the servicer to perform its servicing obligations in an adequate and timely manner. See "Servicer--Servicing Procedures" in this prospectus supplement. [The failure of the securities insurer to renew the term of the servicer every ninety days or the occurrence of particular events of default may result in the termination of the servicer.] For example, an event that causes a material adverse effect, may result in the termination of the servicer. See "Description of the Transfer and Servicing Agreements--Servicer Determinations and Events of Default" in this prospectus supplement. The master servicer or similar other successor appointed by the master servicer [and approved by the securities insurer] will assume the loan servicing functions if the servicer is terminated. This termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans which could cause shortfalls in payments due on your notes.

Transferor May Not Be Able To Repurchase or Replace Defective Loans

      If the transferor fails to cure a material breach of its loan representations and warranties with respect to any loan in a timely manner, then the transferor is required to repurchase or replace the related defective loan. See "Description of the Transfer and Servicing Agreements--Representations and Warranties" in this prospectus supplement. The transferor may not be capable of repurchasing or replacing any defective loans, for financial or other reasons. The transferor's inability to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in payments due on your notes could occur. See "--Adequacy of Credit Enhancement" above, and "______________________" and "Description of Credit Enhancement" in this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition,

      o     political and/or social conditions, and

      o     the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which those statements were originally based.

                                 DEFINED TERMS

      We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the notes and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-[__] in this prospectus supplement.

                                    THE POOL

General

      On or about ____________, 200__, the depositor will acquire from the transferor a pool of loans having an aggregate unpaid principal balance as of the close of business on ____________, 200__, of approximately $__________. The depositor will then transfer the loans to the issuer pursuant to the Owner Trust Agreement in exchange for the notes and the Residual Interest Certificates. The owner trust will be entitled to all payments of principal and interest in respect of the loans due after the cut-off date. The loans will be secured by first lien mortgages, deeds of trust and security deeds of trust and security deeds on residences.

      Approximately ____% of the loans, by cut-off date pool principal balance, will be closed-end, fully amortizing, adjustable-rate home loans. Approximately ____% of the loans will be fully amortizing fixed-rate home loans. None of the loans are insured or guaranteed by any governmental agency. The loans have been originated for the purpose of:

      o     purchasing and refinancing single-family residences,

      o     consolidating debt,

      o     financing property improvements,

      o     providing cash to the borrower for unspecified purposes or

      o     a combination of the foregoing.

The majority of the loans will have been originated or acquired by the transferor on a flow basis, through a network of small independent mortgage brokers. A small number of the loans were acquired by the transferor either through a network of correspondents or direct origination. No loans were purchased by the transferor in bulk.

      The loans have been underwritten in compliance with the underwriting standards of the transferor. See "Underwriting Criteria" in this prospectus supplement.

Payments on the Loans

      Interest on each loan is payable monthly on its outstanding principal balance at a per annum loan interest rate. The loan interest rate on each adjustable-rate loan will be subject to adjustment based on Six-Month LIBOR after an initial period. Approximately _____% of the loans, by cut-off date pool principal balance, known as "____ loans" will bear interest at a fixed rate for approximately two years after origination. Approximately ____% of the loans, by cut-off date pool principal balance, known as "____ loans" will bear interest at a fixed rate for three years after origination. Approximately ____% of the loans, by cut-off date pool principal balance, will bear interest at a fixed rate for six months after origination. Approximately ____% of the loans, by cut-off date pool principal balance, will bear interest at a fixed rate for the life of the loans.

      The loan interest rate on each adjustable-rate loan will be adjusted on each loan interest rate reset date to a rate equal to the sum of:

      (1)   Six-Month LIBOR, as published in The Wall Street Journal; and

      (2)   the number of basis points stated in the mortgage note.

The loan interest rate reset date for each adjustable-rate loan will occur at end of the related six month, two year or three year period, and at six month intervals, thereafter. The new loan interest rate will be rounded and may be subject to periodic rate caps, lifetime caps and lifetime floors. A periodic rate cap limits changes in the loan rate for each loan on a particular reset date. The lifetime cap for a loan is the maximum loan reset rate that may be charged on a loan. The lifetime floor is the minimum loan reset rate that may be charged on a loan. The loans do not provide for negative amortization or limits on changes in monthly payments.

      Six-Month LIBOR. Listed below are monthly Six-Month LIBOR rates on the first business day of the related calendar month beginning in 200_, as published by _____________. The Six-Month LIBOR rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern. There can be no assurance that levels of Six-Month LIBOR published in ____________ on a different LIBOR reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR, as published by __________. No assurance can be given as to the level of Six-Month LIBOR on any reset date or during the life of any loan based on Six-Month LIBOR.

                                Six-Month LIBOR

                                             200_   200_    200_   200_    200_
                                            -----  -----   -----  -----   -----
January................................     ____%  ____%   ____%  ____%   ____%
February...............................     ____%  ____%   ____%  ____%   ____%
March..................................     ____%  ____%   ____%  ____%   ____%
April..................................            ____%   ____%  ____%   ____%
May....................................            ____%   ____%  ____%   ____%
June...................................            ____%   ____%  ____%   ____%
July...................................            ____%   ____%  ____%   ____%
August.................................            ____%   ____%  ____%   ____%
September..............................            ____%   ____%  ____%   ____%
October................................            ____%   ____%  ____%   ____%
November...............................            ____%   ____%  ____%   ____%
December...............................            ____%   ____%  ____%   ____%

      The initial loan interest rate in effect on an adjustable-rate loan generally will be lower, and may be significantly lower, than the loan interest rate that would have been in effect based on the rate of Six-Month LIBOR and the Gross Margin at the origination of the loan. Therefore, unless Six-Month LIBOR declines after origination of a loan, the related loan interest rate will generally increase on the first reset date following origination of the loan, subject to the periodic rate cap. The repayment of the loans will be dependent on the ability of the borrowers to make larger monthly payments following adjustments of the loan interest rate. Loans that have the same initial loan interest rate at the cut-off date may not always bear interest at the same loan interest rate. This is so because the loans may have different reset dates, and the loan interest rates therefore may reflect different levels of Six-Month LIBOR, gross margins, lifetime caps and lifetime floors.

      The principal balance of a loan on any day is equal to

            (1) its unpaid principal as of the cut-off date after giving effect to scheduled principal payments due on the loan on or prior to the cut-off date, whether or not received, minus

            (2) all principal reductions credited against the principal balance of the related loan since the cut-off date, including any principal losses recorded by the servicer on account of a short pay-off, short sale or other modification of that loan affecting the applicable principal balance;

provided, however, that any Liquidated Home Loan will have a principal balance of zero. With respect to any date, the pool principal balance will be equal to the aggregate principal balances of all loans in the pool as of that date.

      Although the loans may be prepaid at any time, prepayment may subject the borrower to a prepayment penalty, subject to state regulation. Approximately ____% of the loans, by cut-off date pool principal balance, provide for a prepayment penalty for specific partial prepayments and any prepayments in full made during the first, second, third and fifth years of the loan, except for a short prepayment window at the time of the first adjustment of the loan interest rate. The prepayment penalty would equal, generally, a specified amount of advance interest on the amount of the prepayment of the loan. Because the master servicer is entitled to keep the prepayment penalties as additional compensation, it will not be available to make payments on the notes.

      The loans will be serviced under an actuarial interest method in which interest is charged to the related borrowers, and payments are due from those borrowers as of a scheduled day each month that is fixed at the time of origination. Payments received after a grace period following the scheduled day are subject to a late charge. Therefore, each regular scheduled payment made by the borrower is treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the borrowers on the loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest. Interest accrued on each loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      In connection with a partial prepayment, the servicer, at the request of the borrower, may recalculate the amortization schedule of the related loan to reduce the scheduled monthly payment over the remaining term to maturity.

Characteristics of the Loans

      Set forth below is statistical information regarding characteristics of the loans included in the pool as of the cut-off date. As of the cut-off date, the loans had an approximate aggregate principal balance of $_________. Unless the context indicates otherwise, any numerical or statistical information presented in this prospectus supplement is based on the characteristics of the pool of loans that will be included in the owner trust and that comprise the cut-off date pool principal balance.

      Before the closing date, the transferor may remove any of the loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the loans identified as of the date of this prospectus supplement. However, the aggregate principal balance of the loans will not exceed __% of the cut-off date pool principal balance. As a result, the statistical information presented below regarding the characteristics of the loans included in the pool may vary in some respects from comparable information based on the actual composition of the loans included in the pool on the closing date. In addition, after the cut-off date, the characteristics of the actual loans may materially vary from the information below due to a number of factors. These factors include prepayments after the cut-off date or the substitution or repurchase of loans after the closing date.

Loan Statistics

      As of the cut-off date, the loans had the following characteristics:

                                      Loans

Number of Loans........................
Principal Balance
Aggregate..............................                    $
Average................................                    $
Range..................................                    $         to $
Current Loan Rate
Weighted Average.......................                    %
Range..................................                        % to     %
Current Loan Rate-(Fixed-Rate Loans)
Weighted Average.......................                        %
Range..................................                         % to      %
Current Loan Rate-(Adjustable-Rate Loans)
Weighted Average.......................                         %
Range..................................                         % to      %
Gross Margin-(Adjustable-Rate Loans)
Weighted Average.......................                        %
Range..................................                         % to      %
Lifetime Caps-(Adjustable-Rate Loans)
Weighted Average.......................                         %
Range..................................                         % to      %
Lifetime Floors-(Adjustable-Rate Loans)
Weighted Average.......................                         %
Range..................................                         % to      %
Months to Next Change Date-(Adjustable-Rate Loans)
Weighted Average.......................                        months
Range..................................                      months to    months
Remaining Term to Maturity (months)
Weighted Average.......................                        months
Range..................................                      months to    months
Seasoning (months)
Weighted Average.......................                        months
Range..................................                      months to   months
Loan-to-Value Ratio
Weighted Average.......................                         %
Range..................................                         % to      %

      As of the cut-off date, all of the loans had original stated maturities of not more than years, and no loan was scheduled to mature later than ___________.

      As of the cut-off date, all of the loans were secured by mortgaged properties located in __ states.

      The following tables are based on some statistical characteristics with respect to the loans as of the cut-off date. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

                             Geographic Distribution


                                                                         % of
                                                                        Cut-Off
                                                           Aggregate     Date
                                                 Number    Principal   Principal
                  Jurisdiction                   of Loans   Balance     Balance
                  ------------                   --------   -------     -------

                                                                         % of
                                                                        Cut-Off
                                                           Aggregate     Date
                                                 Number    Principal   Principal
                  Jurisdiction                   of Loans   Balance     Balance
                  ------------                   --------   -------     -------









Total                                                                  100.00%



                               Principal Balances




                                                                         % of
                                                                        Cut-Off
                                                           Aggregate     Date
                                                 Number    Principal   Principal
          Range of Principal Balances            of Loans   Balance     Balance
          ---------------------------            --------   -------     -------

                                                           $                 %



Total                                                      $           100.00%



*     Less than 0.01%.

      As of the cut-off date, the average cut-off date principal balance of the loans was approximately $____ .

                               Current Loan Rates

                                                                         % of
                                                                        Cut-Off
                                                           Aggregate     Date
                                                 Number    Principal   Principal
              Range of Loan Rates                of Loans   Balance     Balance
              -------------------                --------   -------     -------

                                                           $                 %






Total                                                      $           100.00%




      As of the cut-off date, the weighted average loan interest rate of the loans was approximately _____% per annum.
------------------------------------------------------------------------------

                     Current Loan Rates-Fixed-Rate Loans


                                                                         % of
                                                                        Cut-Off
                                                                         Date
                                                                      Principal
                                                          Aggregate   Balance of
                                                Number    Principal   Fixed-Rate
                     Range of Loan Rates        of Loans   Balance      Loans

                                                           $                 %





Total                                                    $            100.00%


      As of the cut-off date, the weighted average loan interest rate of the fixed-rate loans was approximately _______% per annum.



                    Current Loan Rates-Adjustable-Rate Loans



                                                                          % of
                                                                         Cut-Off
                                                                          Date
                                                                        Principal
                                                            Aggregate  Balance Of
                                                 Number     Principal  Adjustable-Rate
              Range of Loan Rates                of Loans    Balance      Loans
              -------------------                --------   --------   --------------

                                                           $                  %





Total                                                      $           100.00%

      As of the cut-off date, the weighted average loan interest rate of the adjustable-rate loans was approximately _____% per annum.



              Distribution of Gross Margins-Adjustable-Rate Loans



                                                               % of Cut-Off Date
                                                               Principal Balance
  Range of                                          Aggregate          Of
   Gross                                 Number of  Principal   Adjustable-Rate
  Margins                                  Loans     Balance         Loans
  -------                                  -----     -------    ---------------

                                                    $                       %






Total                                               $                100.00%



      As of the cut-off date, the weighted average gross margin of the adjustable-rate loans was approximately ____% per annum.

             Distribution of Lifetime Caps-Adjustable-Rate Loans



                                                                  % of Cut-Off
                                                                 Date Principal
                                                     Aggregate     Balance of
   Range of                              Number of   Principal   Adjustable-Rate
Lifetime Caps                              Loans      Balance         Loans
-------------                              -----      -------    ---------------

                                                    $                       %




Total                                               $                100.00%



      As of the cut-off date, the weighted average lifetime cap on the adjustable-rate loans was approximately ______% per annum.


             Distribution of Lifetime Floors-Adjustable-Rate Loans



                                                                  % of Cut-Off
                                                                 Date Principal
  Range of                                           Aggregate     Balance of
  Lifetime                               Number of   Principal   Adjustable-Rate
   Floors                                  Loans      Balance         Loans
   ------                                  -----      -------    --------------

                                                    $                      %






Total                                               $                100.00%



      As of the cut-off date, the weighted average lifetime floor of the adjustable-rate loans was approximately ______% per annum.


                Month of Next Change Date-Adjustable-Rate Loans



                                                                  % of Cut-Off
                                                                 Date Principal
                                                      Aggregate    Balance of
   Month of Next                            Number    Principal  Adjustable-Rate
    Change Date                             of Loans   Balance        Loans
    -----------                             --------   -------   ---------------

                                                     $                       %

                                                                  % of Cut-Off
                                                                 Date Principal
                                                      Aggregate    Balance of
   Month of Next                            Number    Principal  Adjustable-Rate
    Change Date                             of Loans   Balance        Loans
    -----------                             --------   -------   ---------------

                                                     $                       %







Total.                                               $                100.00%



      As of the cut-off date, the weighted average next reset date of the adjustable-rate loans was approximately ___________, 200_.


                              Loan-to-Value Ratios



                                                      Aggregate   % of Cut-Off
       Range of                             Number    Principal  Date Principal
 Loan-to-Value Ratio                        of Loans   Balance       Balance
 -------------------                        --------   -------   --------------

                                                     $                    %

                                                      Aggregate   % of Cut-Off
       Range of                             Number    Principal  Date Principal
 Loan-to-Value Ratio                        of Loans   Balance       Balance
 -------------------                        --------   -------   --------------



Total                                                $               100.00%




      As of the cut-off date, the weighted average Loan-to-Value Ratio of the
loans was approximately   %.


                                Occupancy Status


                                                      Aggregate   % of Cut-Off
                                            Number    Principal  Date Principal
 Occupancy                                  of Loans   Balance       Balance
 ---------                                  --------   -------   --------------

Owner Occupied                                       $                       %
Non-Owner Occupied
Second Home
Total                                                $                 100.00%



                            Mortgaged Property Types



                                                      Aggregate   % of Cut-Off
  Property                                  Number    Principal  Date Principal
    Type                                    of Loans   Balance       Balance
 ---------                                  --------   -------   --------------

                                                     $                       %






Total                                                $           100.00%





                            Months Since Origination


                                                                   % of Cut-Off
                                                        Aggregate      Date
 Range of Loan Age (in                       Number     Principal    Principal
        months)                              of Loans    Balance      Balance
 ---------------------                       --------    -------   ------------

                                                       $                     %








Total                                                  $              100.00%


      As of the cut-off date, the weighted average number of months since origination of the loans was approximately __ months.

                          Remaining Terms to Maturity


                                                                   % of Cut-Off
                                                        Aggregate      Date
    Range of Remaining Terms to              Number     Principal    Principal
        Maturity (in months)                 of Loans    Balance      Balance
        --------------------                 --------    -------    -----------

                                                       $                      %








Total                                                  $                100.00%




      As of the cut-off date, the weighted average remaining term to maturity of the loans was approximately ___ months.


                      Transferor Assigned Risk Categories



                                                                   % of Cut-Off
                                                       Aggregate       Date
 Transferor Assigned Risk                   Number     Principal     Principal
        Categories                          of Loans    Balance       Balance
 ------------------------                   --------    -------    ------------
                                                      $                      %





Total                                                 $                100.00%

                                 Master Servicer

Master Servicer Duties

      __________, as master servicer, will be responsible for performing the loan master servicing functions for the loans pursuant to the Sale and Servicing Agreement. All references in the accompanying prospectus to "master servicer" shall mean the "servicer" with respect to this prospectus supplement. In consideration for the performance of the master servicing functions for the loans, the master servicer is entitled to receive a monthly servicing fee as to each loan in the amount equal to one-twelfth of the product of ___% and the principal balance of the related loan as of the first day of the immediately preceding Due Period. In addition, the master servicer is entitled to receive on a monthly basis additional compensation attributable to

      o investment earnings from amounts on deposit in the Collection Account, the Note Payment Account,

      o     a portion of late payment charges, and

      o     prepayment penalties

which, together with the Master Servicer Fee, are referred to as the Master Servicer Compensation.

      The master servicer will service the loans for an interim period beginning on the closing date and ending on or before _______, 200_. During this time the master servicer shall be entitled to all Servicing Compensation, and shall be vested with all of the rights and obligations of the servicer. The master servicer will transfer the servicing of the loans to the servicer on or before ________, 200_. After this date, the servicer will perform the servicing functions with respect to the loans.

      Under the Sale and Servicing Agreement, the master servicer will perform the following master servicing functions:

      o The master servicer will advance delinquent payments of interest and principal on the loans in order to maintain a regular flow of scheduled payments to holders of the notes. Prior to each payment date, the master servicer will remit a Monthly Advance, if necessary, to the indenture trustee for deposit into the note payment account to be paid on the related payment date. The master servicer may recover Monthly Advances, first from the borrower on whose behalf the related monthly advance was made, then from subsequent collections on the related loan. The master servicer is not required to make any Monthly Advance it deems not recoverable from subsequent collections on the related loan;

      o If a loan prepays in full or in part in any month other than on the date the related monthly payment was due, the borrower is only required to pay interest to the date of prepayment. In this event, the master servicer and the servicer are obligated to pay any shortfall in interest up to an amount equal to the sum of the Master Servicer Fee and the Servicing Fee for the related payment date. The Compensating Interest will first be paid by the master servicer out of its Master Servicer Compensation on any payment date. Any required Compensating Interest in excess of the Master Servicer Compensation will be paid by the servicer out of its Servicing Fee. The servicer will be reimbursed for all amounts paid by it in respect of Compensating Interest

            o first, on the related payment date, from amounts that would otherwise be paid to the Residual Certificateholder and

            o second, on subsequent payment dates, by the master servicer out of amounts otherwise payable in respect of the Master Servicer Compensation and amounts that would otherwise be payable to the Residual Certificateholder;

      o The master servicer will periodically review the servicing reports, loan level information and other relevant information as may be reasonably required by the master servicer to ascertain whether the servicer is in compliance with the Servicing Agreement;

      o If the reports submitted by the servicer are inaccurate or incomplete, then the master servicer will prepare and submit exception reports to the indenture trustee[, the securities insurer] and the rating agencies and notify the indenture trustee[, the securities insurer] and the rating agencies of any event of default with respect to the servicer under the Servicing Agreement;

      o If the servicer is terminated as servicer under the Servicing Agreement, then the master servicer will accept appointment as, or cause another entity [as directed by the securities insurer] to act as, the successor servicer under the Servicing Agreement; and

      o The master servicer will either maintain computer systems and software compatible with the computer systems of the servicer or will obtain computer systems allowing it to assume the servicing of the loans, if necessary.

      Under the Servicing Agreement, the servicer will facilitate the master servicing functions of the master servicer as follows:

      o the servicer will comply with the terms of the various agreements it is entering into in connection with the loans, including but not limited to, the Transfer and Servicing Agreements;

      o the servicer will provide to the master servicer information regarding the loans and its servicing activities of those loans; and


      o the servicer will permit the master servicer to inspect the servicer's books and records.

      In some limited circumstances and conditions, the master servicer may resign [or be removed by the securities insurer,] in which event another third-party master servicer will be sought to become the successor master servicer. The master servicer has the right to resign under the Sale and Servicing Agreement if it gives 60 days' notice any time on or after one year from the closing date. No removal or resignation of the master servicer will become effective until the indenture trustee, the owner trustee or a successor master servicer[, acceptable to the securities insurer,] has assumed the master servicer's responsibilities and obligations under the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

                                    Servicer

General

      _____________________, will service the loans in accordance with the Servicing Agreement _________________________________________________________.
The servicer's corporate offices are located at _____________________________.
__________________________________________________   ________________________.

      The master servicer will service the loans for an interim period beginning on the closing date and ending on or before __________, 200_. During this time the master servicer shall be entitled to all Servicing Compensation, and shall be vested with all of the rights and obligations of the servicer. The master servicer will transfer the servicing of the loans to the servicer on or before _______, 200_. After that date the servicer will perform the servicing functions with respect to the loans.

      The information contained in this prospectus supplement with regard to the servicer has been provided to the depositor, or compiled from information provided to the depositor, by the servicer. None of the depositor, the indenture trustee, the master servicer, the transferor[, the securities insurer] or any of their respective affiliates has made any independent investigation of that information or has made or will make any representation as to the accuracy or completeness of that information.

Servicing Procedures

      The following is a general description of the servicer's servicing policies and procedures currently employed by the servicer with respect to its conventional loan portfolio. All references in this prospectus supplement to the servicer shall mean master servicer for purposes of the accompanying prospectus. For a description of other servicing procedures applicable to the loans, see "Description of the Transfer and Servicing Agreements" in this prospectus supplement. In response to changes and developments in the consumer finance area, as well as the refinement of the servicer's servicing and collection procedures, the servicer's servicing policies and procedures for specific types of loans, including the loans in the trust, may change from time to time. The manner in which the servicer performs its servicing obligations will affect the amount and timing of principal and interest payments on the loans. As a result, payments to the holders of the notes will be affected.

      The servicer's loan servicing activities include

      o     responding to borrower inquiries,

      o     processing and administering loan payments,

      o reporting and remitting principal and interest to trustees, investors and other interested parties,

      o     collecting delinquent loan payments,

      o     evaluating and conducting loss mitigation efforts,

      o     charging off uncollectible loans, and

      o     otherwise administering the loans.

The servicer has developed loss mitigation methodologies for conventional loans, which includes short sales with repayment plans, short pay-offs, substitutions of collateral and modifications that use borrower-specific repayment schedules. Servicing operations also include

      o     customer complaint monitoring,

      o     maintenance of daily delinquency information,

      o analysis and monitoring of legal remedies, including collection litigation,

      o     foreclosure proceedings and dispositions,

      o     accounting for principal and interest,

      o     contacting delinquent borrowers,

      o     handling borrower defaults,

      o     recording mortgages and assignments,

      o     investor and securitization reporting, and

      o     management portfolio reporting.

      The servicer utilizes a computer-based loan servicing system. The servicer provides

      o     payment processing and cashier functions,

      o     automated payoff statements,

      o     on-line collection, statement and notice mailing, and

      o     a full range of investor reporting information.

The servicer has installed a predictive automated dialing system and computerized telephone loan inquiry system to increase the productivity of its collections staff.

      Collection activity usually begins once a loan is 5 days delinquent, without regard to any grace period. At this time, if payment has not been received the 5-day notice is sent. The focus of collection activity is understanding the cause of, and finding a solution for, the delinquency. Throughout the entire process there is a continual effort to contact the borrower and make acceptable payment arrangements. The servicer sends late notices to borrowers whose payment has not been received by the 11th day after the due date. Borrowers whose loans are 16 days delinquent will receive written notice that late fees have been imposed. If payment has not been received by the 21st day, the 21-day late notice is sent. If the borrower cannot be contacted within 15 days after the first attempted phone call, or at 20 days of delinquency, a third party property inspection company may be engaged to visit the borrower's home to complete an exterior inspection of the property securing the loan, if applicable. The inspection provides specific details about the property, including whether the property is vacant or occupied, and a notice is left to call the servicer's servicing department.

      If payment is not received by the 26th day of delinquency a notice advising of the pending notice of default is sent via Western Union. The demand is sent via either Western Union or certified mail, return receipt requested, and regular first class mail. The demand requires the borrower to pay the full amount due within 30 days to avoid further legal action. If the demand for payment has expired with no plan for reinstatement, the loan will be submitted to a default review committee. If the committee approves the foreclosure, the loan is referred to the legal department to commence foreclosure proceedings in accordance with applicable servicing agreement requirements. Between 15 and 30 days after the expiration of the demand, if the servicer and the borrower have not agreed on a plan to cure the default, the legal department will refer the loan to local counsel for foreclosure. Continuous effort will be made by telephone to remain in contact with the borrower while the loan is being approved for foreclosure and during the foreclosure process. These procedures are taken in an effort to exhaust all avenues to cure the default.

      Under the Servicing Agreement, the servicer may resign from its duties only in accordance with the terms of the agreement. No removal or resignation will become effective until the master servicer or a successor servicer has assumed the servicer's responsibilities and obligations under the Servicing Agreement.

      The servicer may not assign its obligations under the Servicing Agreement. However, the servicer may delegate some of its obligations to a sub-servicer pursuant to a sub-servicing agreement. A sub-servicer must meet specific eligibility requirements, as set forth in the Servicing Agreement. Each sub-servicing agreement will require that the loans be serviced in a manner that is consistent with the terms of the Servicing Agreement. The servicer will not be released of its servicing obligations and duties with respect to any subserviced loans. As of the closing date, the servicer will not have subcontracted its servicing obligations and duties to a sub-servicer with respect to the loans.

      Delinquency and Loss Experience. The following tables set forth specific information relating to:

      o the delinquency experience, including foreclosures in progress and bankruptcies, as of the end of indicated period, and

      o     the loan loss experience for the indicated period.

This information is for those portfolios of one- to four- family residential mortgage loans that consisted primarily of performing loans at the time the servicer began servicing those loans. The servicer did not service any of these types of portfolios prior to [____]. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquency and Loss Experience May Not Be Applicable to the Pool

      It is unlikely that the delinquency experience of the loans will correspond to the delinquency experience of the servicer's mortgage portfolios set forth in the following tables. The statistics shown below represent the delinquency experience of the servicers' mortgage servicing portfolios only for the periods presented. However, the aggregate delinquency experience on the loans will depend on the results obtained over the life of the loans. There can be no assurance that the loans will perform in a manner consistent with the delinquency or foreclosure experience of the servicer's mortgage servicing portfolios described in this prospectus supplement. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions or other factors may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans. As a result, the actual rates of delinquencies and foreclosures with respect to the loans in the trust may vary significantly from the information set forth in the tables below.

                         Delinquencies and Foreclosures
                             (Dollars in Thousands)

                                                  At _______________, 200_
-------------------------------------    ---------------------------------------

                                                                         Percent
                                                               Percent     by
                                           By No.    By Dollar  by No.   Dollar
                                           of Loans    Amount  of Loans  Amount
                                           --------    ------  --------  ------

Total portfolio                                      $                       N/A
Period of delinquency
31-59 days                                           $                  %      %
60-89 days
90 days or more
Total delinquent loans                               $                  %      %
Loans in foreclosure                                 $                  %      %




      The information regarding the total portfolio represents only the servicer's one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the servicer began servicing those loans. The number of total delinquent loans includes loans in foreclosure.



                               Real Estate Owned
                             (Dollars in Thousands)


                                                        At ______________, 200_
                                                          By No.    By Dollar
                                                         of Loans    Amount
                                                         --------   ---------
Total portfolio                                                     $
Foreclosed loans
Foreclosure ratio                                       %           %



      The information regarding the total portfolio represents only the servicer's one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the servicer began servicing those loans. For the purposes of these tables, foreclosed loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the servicer, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure. The foreclosure ratio is equal to the aggregate principal balance or number of foreclosed loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the total portfolio at the end of the indicated period.

                     Loan Loss Experience on the Servicer's
                      Servicing Portfolio of Mortgage Loans
                             (Dollars in Thousands)



                                                               Year Ended
                                                               ----------

                                                            -------------, 200_
                                                            -------------------


Total portfolio                                                  $
Gross losses
Recoveries
Net losses                                                       $
Annualized net losses as a percentage of total portfolio         %

      The information regarding the total portfolio represents only the servicer's one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the servicer began servicing those loans. In addition, the information regarding the total portfolio uses the aggregate principal balance of the mortgage loans outstanding on the last day of the period. Gross losses are the actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. Recoveries are from liquidation proceeds and deficiency judgments. Net losses are gross losses minus recoveries.

                             Underwriting Criteria

General

      [The loans were underwritten or reunderwritten in accordance with ________'s underwriting standards. These standards are designed to permit mortgage lending to borrowers whose creditworthiness and repayment ability do not satisfy the more stringent underwriting requirements used as standards for Fannie Mae and Freddie Mac. __________ has established risk categories by which it aggregates acceptable loans into groupings considered to have progressively greater risk characteristics. The discussion under this section sets forth a more detailed description of those risk categories applicable to the loans.

      ______________'s underwriting of the loans generally consisted of analyzing the following as standards applicable to the loans:

      o     the creditworthiness of a borrower;

      o the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in some instances rental income from investment property; and

      o the adequacy of the mortgaged property, expressed in terms of Loan-to-Value Ratio, to serve as the collateral for a mortgage loan.

      The transferor has implemented a credit policy that provides a number of guidelines to assist underwriters in the credit decision process. The creditworthiness characteristics emphasized by the transferor are the borrower's debt-to-income ratio, credit history and employment stability. The debt-to-income ratio for a borrower is calculated by dividing:

            (1) the borrower's total monthly payment obligations, including payments due under the loan with the transferor, but after any debt consolidation from the proceeds of that loan, by

            (2) the borrower's monthly gross income.

      A credit bureau report that reflects the applicant's credit history is obtained by the transferor from an independent, nationally recognized credit-reporting agency. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. A loan applicant's credit report must be current - generally less than 90 days old - at the time of application. The credit report is used to evaluate the borrower's payment record and tendency to repay debts in a timely manner. A lack of credit payment history will not necessarily preclude a loan if other favorable borrower characteristics exist, including sufficient equity in the property or an adequate debt-to-income ratio.

      The calculation of the borrower's debt-to-income ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income. A borrower's income is verified through various means, including

      (1)   applicant interviews,

      (2)   written verifications with employers, and

      (3) the review of pay stubs, bank statements, tax returns, W-2's or other acceptable forms of documentation.

The debt-to-income ratio is calculated to determine if a borrower demonstrates sufficient income levels to cover or satisfy all debt repayment requirements.

      Generally, each borrower would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, each borrower furnished

      o information, which may have been supplied solely in that application, with respect to its assets, liabilities, income, credit history, employment history and personal information, and

      o an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of past or present bankruptcy or foreclosure proceedings.

The borrower may have also been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes, but could be considered as a compensating factor.

      A determination was made by ___________ that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property. This determination was made based on the data provided in the application, some verifications and the appraisal or other valuation of the mortgaged property. In some circumstances, ___________ may also have considered the amount of liquid assets available to the borrower after origination.

      Prospective borrowers may submit loan applications under one of three programs. These programs differ from each other with respect to the requirements for the verification of the income of the borrower and the source of funds required to be deposited by the applicant in order to close the loan. Some of the loans have been originated under "Easy Documentation" programs that require less documentation and verification than do traditional "Full Documentation" programs. Generally, under this type of program, minimal investigation into a borrower's income profile would have been undertaken by the originator. The underwriting for those mortgage loans will place a greater emphasis on the value of the mortgaged property and credit history. Under the "Easy Documentation" program, applicants must have income evidenced by six months of personal bank statements. Under the "Full Documentation" program, borrowers are generally required to submit documentation verifying at least two years of income and employment history. Under the "Stated Income Application" program, no verification of the applicant's income is required. Rather, the applicant may be qualified based on monthly income as stated in the mortgage loan application, if that income is supported by the general information included in the loan application package.

      As used in this discussion of the underwriting standards, "Loan-to-Value Ratio" generally means that ratio, expressed as a percentage of,

            (1) the principal amount of the loan at origination, over

            (2) the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified loan, either the appraised valued determined at origination or, if applicable, at the time of the refinancing or modification.

      The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with preestablished appraisal procedure guidelines for appraisals established by __________. Appraisers were typically licensed independent appraisers selected in accordance with the underwriting standards. The appraisal procedure guidelines generally required the appraiser or an agent on its behalf to inspect the property personally and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. The Loan-to-Value Ratio has been supported by a review appraisal conducted by ________ or an independent review company.

      Pursuant to the underwriting standards, each loan was assigned a risk grade and categorized in a "Loan Class," denominated by a letter. ___________'s risk classification system is designed to assess the likelihood that each borrower will satisfy the repayment obligations associated with the related mortgage loan and to establish the maximum permissible Loan-to-Value Ratio for the mortgage loan. Time frames referred to below, e.g., "within the last 12 months," are measured from the time of underwriting of a borrower's credit.

      [Loan Class A: For a loan to have been assigned to a Loan Class A, the prospective borrower must have overall "good" to "excellent" consumer credit. No 30-day, 60-day or 90-day late payments within the last 12 months are acceptable on an existing mortgage loan. Any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted. Minor derogatory items are allowed as to non-mortgage credit. However, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related. No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous three years. No Chapter 13 bankruptcy filings may have been made by the borrower during the previous three years. No foreclosures may have been filed within the last three years with respect to borrower property. No foreclosure sales with respect to borrower property may have been conducted within the last three years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan secured by a single family owner-occupied property, or 80% for a mortgage loan originated under an "Easy Documentation" program and 80% for a mortgage loan originated under a "Stated Income" application program. A maximum Loan-to-Value Ratio of 80% is permitted for a mortgage loan secured by a non-owner occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties, and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The borrower's debt service-to-income ratio generally is 45% or less.

      Loan Class A-: For a loan to have been assigned to Loan Class A-, the prospective borrower is required to have overall "good" to "excellent" consumer credit. A maximum of two 30-day late payments, and no 60-day or 90-day late payments within the last 12 months is acceptable on an existing mortgage loan. Any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted. As to non-mortgage credit, some prior defaults may have occurred. However, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related. No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the two years. No Chapter 13 bankruptcy filings may have been made by the borrower during the previous two years. No foreclosures may have been filed within the last three years with respect to borrower property. No foreclosure sales with respect to the borrower property may have been conducted within the last two years. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 80% or 75% for mortgage loans originated under an "Easy Documentation" program and 65% for mortgage loans originated under a Stated Income Application program, is permitted for a mortgage loan secured by non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less.

      Loan Class B: For a loan to have been assigned to Loan Class B, the prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms and may have some charge-offs, and is required to have overall "satisfactory" consumer credit. A maximum of four 30-day late payments, or two 30-day late payments and one 60-day late payment, but no 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan and no notices of default within the last two years on an existing mortgage loan are permitted. As to non-mortgage credit, some prior defaults may have occurred. However, open collections and chargeoffs must be paid down to an amount not in excess of $500 at closing unless they are three years old or older and not reflected in the title report or are medical related. No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous two years. No Chapter 13 bankruptcy filings may have been made by the borrower during the previous two years. No foreclosures may have been filed within the last two years with respect to borrower property. A maximum Loan-to-Value Ratio of 85% is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 75% is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 50% or less.

      Loan Class C: For a loan to have been assigned to Loan Class C, the prospective borrower may have experienced significant credit problems in the past, with overall "fair" consumer credit and a majority of credit not currently delinquent. As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, and a maximum of two 60-day late payments and one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. No notices of default within the last twelve months, or eighteen months if the Loan-to-Value Ratio is 75% or higher, or on an existing mortgage loan are permitted. As to non-mortgage credit, significant prior defaults may have occurred. However, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related. No bankruptcies may have been filed or discharged during the 12-month period prior to the date the mortgage loan was made. No foreclosures may have been filed within the last year with respect to borrower property. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 80% is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 70% is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less.

      Loan Class C-: For a loan to have been assigned to Loan Class C-, the prospective borrower may have experienced significant credit problems in the past, with overall "poor" consumer credit. As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, is not more than 120-days delinquent on an existing mortgage loan and there may not be a current notice of default outstanding on an existing mortgage loan. As to non-mortgage credit, significant prior defaults may have occurred. However, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 70% is permitted for a mortgage loan secured by an owner-occupied property. A maximum Loan-to-Value Ratio of 65% for all programs is permitted for a mortgage loan secured by a non- owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 55% or less.

      Loan Class D: For a loan to have been assigned to Loan Class D, the prospective borrower will have experienced substantial credit problems in the past, and generally will have overall poor credit. The prospective borrower's credit history is poor and a notice of default on an existing mortgage loan may have been filed against the borrower. As to non-mortgage credit, significant prior defaults may have occurred. However, open collections and charge-offs must be paid down to an amount not in excess of $2,500 at closing unless they are three years old or older and not reflected in the title report or are medical related. A bankruptcy filing by the borrower is permitted if it is discharged at closing. Also, on a case-by-case basis, ___________ may make a loan on a mortgage that takes a borrower out of foreclosure. ____________ will make a mortgage loan to a borrower to take him out of bankruptcy or foreclosure only if it improves the borrower's financial situation. The mortgaged property must be in average to good condition. A maximum Loan-to-Value Ratio of 65% is permitted for mortgage loans originated under a full documentation program, "Easy Documentation" program or "Stated Income" application program. A maximum Loan-to-Value Ratio of 60% for mortgage loans originated under a full documentation program, "Easy Documentation" program or "Stated Income" application program is permitted for a mortgage loan secured by a non-owner-occupied property. The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan. The debt service-to-income ratio generally is 65% or less.

      As described in this section the indicated underwriting standards applicable to the loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, __________ may have determined in the course of its underwriting process that a prospective borrower warrants a Loan-to-Value Ratio upgrade based on compensating factors. For example, a borrower may be able to get a loan in a particular Loan Class with a Loan-to-Value Ratio __% higher than the ratio that would otherwise be permitted for that Loan Class if particular compensating factors exist.

      Based on the indicated underwriting standards applicable for mortgage loans with risk features originated under these standards, and in particular loans in Loan Classes C- and D as described in this prospectus supplement,] these loans are likely to experience greater rates of delinquency, foreclosure and loss. As a result, these loans may experience substantially greater rates of delinquency, foreclosure and loss, than mortgage loans underwritten under more stringent underwriting standards.]

                      Prepayment and Yield Considerations

General

      The yield on the notes will be sensitive to fluctuations in the level of One-Month LIBOR and the net funds cap. In addition, because the rate and timing of principal payments on the notes depends primarily on the rate and timing of principal payments, i.e., the prepayment experience of the loans and the availability and amount of Excess Spread, the final payment of principal on the notes could occur significantly earlier than the Maturity Date. If significant principal payments are made on the notes, the holders of the notes may not be able to reinvest those payments in a comparable alternative investment having a comparable yield. No prediction can be made as to the rate of prepayments on the loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayments on the loans will be borne entirely by the holders of the affected notes.

      The rate of principal payments on the notes, the aggregate amount of each interest payment on the notes and the yield to maturity on the notes will be directly related to and affected by:

            (1) the prepayment experience of the loans;

            (2) the application of Excess Spread to reduce the Note Principal Balance of the notes to the extent described in this prospectus supplement under "Description of Credit Enhancement--Overcollateralization," and

            (3) under some circumstances, the rates of delinquencies, defaults or losses experienced on the loans.

      The prepayment experience of the loans will be affected by:

            (1) the scheduled amortization of the loans; and

            (2) any unscheduled principal prepayments or reductions of the loans, which may include:

                  (a) borrower prepayments and refinancings,

                  (b) liquidations, write-offs and some modifications of the loans due to defaults, casualties, condemnations or other dispositions, and

                  (c) repurchases of defective and defaulted loans pursuant to the Transfer and Servicing Agreements.

      Modifications of defaulted loans by the servicer may have the effect of delaying or decreasing principal reductions that would have otherwise occurred on relevant defaulted loans. On or after any payment date on which the pool principal balance declines to __% or less of the cut-off date pool principal balance, the majority Residual Certificateholders may purchase all of the loans from the issuer at a price equal to or greater than the Termination Price. This purchase would result in a redemption of the notes. Furthermore, to the extent that the majority Residual Certificateholders fail to exercise those optional redemption rights, [the securities insurer and] the servicer may be entitled to exercise a similar right to effect an optional redemption of the notes if the pool principal balance declines to __% or less of the cut-off date pool principal balance. See "Description of the Notes--Optional Redemption" in this prospectus supplement.

      The weighted average life of a note is the average amount of time that will elapse from the closing date to the date each dollar in respect of principal of that note is repaid. The weighted average life of a note will be influenced by, among other factors, the following:

            (1) the prepayment experience of the loans;

            (2) the rate at which Excess Spread is paid to holders of those notes;

            (3) the extent to which any reduction of the Overcollateralization Amount is paid to the holders of the Residual Interest Certificates; and

            (4) under some circumstances, the rates of delinquencies, defaults or losses experienced on the loans.

      If substantial principal prepayments on the loans are received from unscheduled prepayments, liquidations or repurchases, then the payments to the holders of the notes resulting from those prepayments may significantly shorten the actual average lives of those notes. If the loans experience delinquencies and particular defaults in the payment of principal, then the holders of the notes may similarly experience a delay in the receipt of principal payments attributable to those delinquencies and defaults. In particular instances, these delinquencies and defaults may result in longer actual average lives of those notes than would otherwise be the case. However, to the extent that the principal balances of Liquidated Home Loans are included in the principal payments on the notes then the holders of those notes will experience an acceleration in the receipt of principal payments. In some instances this may result in shorter actual average lives of those notes than would otherwise be the case. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.

      A variety of general economic and social factors, as well as other factors and characteristics that relate specifically to each loan, will influence prepayments on loans. Factors that relate specifically to the loans and that may affect the prepayment rate of the loans include the following:

            (1) the outstanding principal balances of the loans;

            (2) the interest rates on the loans;

            (3) changes in the value of the related mortgaged properties and the related Loan-to-Value Ratios;

            (4) changes in the creditworthiness of the borrowers;

            (5) changes in the availability of comparable financing to the borrowers on either more or less favorable terms; and

            (6) changes in the borrowers' housing needs or employment status.

      Additional factors that relate to the loans on a specific basis include the seasoning of the loans, the existence and enforceability of "due-on-sale" clauses, and the existence and enforceability of prepayment penalties. For example, some of the loans contain due-on-sale provisions and the servicer intends to enforce those provisions, unless:

            (1) the servicer, in a manner consistent with the accepted servicing procedures, permits the purchaser of the related mortgaged property to assume the loan, or

            (2) this enforcement is not permitted by applicable law.

      See "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" in the accompanying prospectus. In some cases, if the borrower is selling its mortgaged property, the servicer, in a manner consistent with the accepted servicing procedures, may permit a substitution of collateral, short sales, short pay-offs or other modifications. See "Description of the Transfer and Servicing Agreements--Realization On Defaulted Loans" in this prospectus supplement.

      Some of the loans contain prepayment penalties. Prepayment penalties generally obligate the related borrower to pay penalties in connection with a prepayment of the borrower's loan. The servicer will enforce prepayment penalties unless doing so would be unlawful or the master servicer consents to waiver. The master servicer has no obligation to enforce prepayment penalties and will exercise its rights to enforce them to the extent it deems appropriate. In addition, the prepayment penalties are typically suspended during the 60-day period that coincides with the initial adjustment date for a loan, where applicable. The master servicer is entitled to retain all prepayment penalties to the extent the servicer collects them from borrowers. The existence of prepayment penalties and any enforcement by the master servicer of the prepayment penalties contained in the loans may have an effect on the decisions of borrowers to prepay their loans and thus may affect the weighted average lives of the notes.

      Other general economic and social factors that may affect the prepayment rate of the loans, include, among other matters,

      o     the rate of inflation, o unemployment levels,

      o     personal bankruptcy levels,

      o     prevailing interest rates,

      o     consumer spending and saving habits,

      o     competition within the mortgage and consumer finance industries, and

      o     consumer, bankruptcy and tax law developments.

For example, any further limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayments on the loans.

      In addition, the rate of prepayment on a pool of mortgage loans is generally affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective loan interest rates on the loans, the rate of prepayment, and refinancing, would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective loan interest rates on the loans, the rate of prepayment on the loans would be expected to decrease. Depending on prevailing market interest rates, the outlook for market interest rates, and economic conditions generally, some borrowers may sell or refinance their mortgaged properties to realize their equity in order to meet cash flow needs or to make other investments.

      As a result of the foregoing general economic and social factors, as well as the loan specific factors and characteristics, the prepayment experience of the loans:

            (1) cannot be predicted with certainty,

            (2) will be likely to fluctuate over the life of the loans and

            (3) may differ significantly from the prepayment rates of other similar loans.

      None of the transferor, the servicer, the master servicer[, the securities insurer], the depositor, nor the underwriters makes any representation as to:

            (1) the particular factors that will affect the prepayment of the loans,

            (2) the relative importance of these factors, or

            (3) the percentage of the principal balances of the loans that will be paid as of any date.

      Payments of principal to holders of the notes at a faster rate than anticipated will increase the yields on the notes purchased at discounts but will decrease the yields on the notes purchased at premiums. The payments of principal may be attributable to scheduled payments and prepayments of principal on the loans and to the application of Excess Spread. The effect on an investor's yield due to payments of principal to the holders of the notes occurring at a rate that is faster, or slower, than the rate anticipated by the investor during any period following the issuance of the notes will not be entirely offset by a subsequent like reduction, or increase, in the rate of the payments of principal during any subsequent period.

      The rate of delinquencies and defaults on the loans, and the recoveries, if any, on defaulted loans and foreclosed properties, will also affect the prepayment experience of the loans. As a result, the weighted average lives of the notes will also be affected. To the extent that the delinquencies, defaults and losses cause a reduction in the amount of Excess Spread, then payments of principal to the holders of the notes could be delayed and result in a slower rate of principal amortization of the notes. See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.

      However, to the extent that the delinquencies, defaults and losses cause an increase in the Overcollateralization Deficiency Amount, then an increasing amount of Excess Spread may be applied to the payment of principal to the holders of the notes. This increase in the Overcollateralization Deficiency Amount would result in a faster rate of principal amortization of the notes. If the Overcollateralization Amount is reduced to zero, then the defaults and losses would cause an increase in the payment of principal to the holders of the notes to the extent that the defaults or losses are covered by the credit enhancement available for the notes[, including the guaranty policy]. Several factors may influence delinquencies, defaults and losses, including

      o     the outstanding loan principal balances;

      o     the related Loan-to-Value Ratios; and

      o     other underwriting standards for the loans.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on home loans similar to the loans. See "Risk
Factors--Realization On Defaulted Loans" and "Underwriting Criteria" in this prospectus supplement.

      Furthermore, the rate and timing of prepayments, delinquencies, defaults, liquidations and losses on the loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located or the related borrowers are residing. See "Risk Factors--Geographic Concentration" and "The Pool" in this prospectus supplement. The risk of delinquencies, defaults and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists. A weak or deteriorating economy may be evidenced by, among other factors, increasing unemployment or falling property values.

Excess Spread and Reduction of Overcollateralization Amount

      [The overcollateralization feature has been designed to accelerate the principal amortization of the notes relative to the principal amortization of the loans. If on any payment date, the Overcollateralization Target Amount exceeds the Overcollateralization Amount, Excess Spread, if any, will be paid as principal to the holders of the Notes in the amounts described under "Description of the Notes--Priority of Payments" in this prospectus supplement. If the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount for the related payment date, Excess Spread otherwise payable to the holders of the notes will instead be paid to the holders of the Residual Interest Certificates. On any payment date after the Stepdown Date as to which the Overcollateralization Amount is, or after taking into account all other payments to be made on the related payment date, would be at least equal to the Overcollateralization Target Amount, principal collections on the loans otherwise payable as principal to the holders of the notes on the related payment date in reduction of their Note Principal Balance may instead be paid to the holders of the Residual Interest Certificates. As a result, the rate of the principal amortization of related notes will be reduced, and may be delayed, until the Overcollateralization Amount is reduced to the Overcollateralization Target Amount.

      The yield to maturity on notes purchased at a premium or discount will be affected by the extent to which any Excess Spread is paid to holders of the notes, or to the holders of the Residual Interest Certificates, in lieu of payment to the holders of the notes. If Excess Spread payments to the holders of the Residual Interest Certificates occurs sooner than anticipated by an investor who purchases notes at a discount, the actual yield to that investor may be lower than anticipated. If Excess Spread payments to the holders of the Residual Interest Certificates occur later than anticipated by an investor who purchases notes at a premium, the actual yield to that investor may be lower than anticipated. In particular, high rates of delinquencies on the loans during any Due Period will cause the Excess Spread available on the related payment date to be reduced. This occurrence may cause the Note Principal Balance of the notes to amortize at a slower rate relative to the pool principal balance, resulting in a possible reduction of the Overcollateralization Amount.

      If the securities insurer changes the Overcollateralization Target Amount or the delinquency or loss levels or Excess Spread requirements that determine whether the Overcollateralization Target Amount will increase or decrease, your principal on the notes may be paid more slowly or quickly than otherwise would be the case. This could adversely affect the yield to maturity of your notes. See "--Reinvestment Risk" and "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.]

Reinvestment Risk

      The reinvestment risk with respect to an investment in the notes will be affected by the rate and timing of principal payments, including prepayments, in relation to the prevailing interest rates at the time of receipt of these principal payments. For example, during periods of falling interest rates, holders of the notes may receive an increased amount of principal payments from the loans at a time when the related holders may be unable to reinvest these payments in investments having a yield and rating comparable to their respective notes. Conversely, during periods of rising interest rates, holders of the notes may receive a decreased amount of principal prepayments from the loans at a time when the holders may have an opportunity to reinvest these payments in investments having a higher yield than, and a comparable rating to, their respective notes. [If the securities insurer changes the Overcollateralization Target Amount or the delinquency or loss levels or Excess Spread requirements that determine whether the Overcollateralization Target Amount will increase or decrease, your principal on the notes may be paid more slowly or quickly than may otherwise be the case. This could adversely affect your reinvestment risk.]

Maturity Date

      The Maturity Date of the notes was determined by adding one year to the payment date which occurs in the month following the Maturity Date of the latest maturing loan. The actual maturity of the notes may be significantly earlier than the Maturity Date.

Yield Considerations Relating to Adjustable-Rate Loans

      During the initial period following origination, substantially all of the adjustable-rate loans bore interest at loan interest rates which were set independently of the Six-Month LIBOR applicable at the time of origination. See "The Pool--Payments on the Loans" in this prospectus supplement.

      At the initial reset date for each adjustable-rate loan, the loan interest rate was or will be adjusted to a rate based on the applicable Six-Month LIBOR plus the related Gross Margin. However, the loan interest rate is subject to the applicable periodic rate cap and applicable lifetime cap and lifetime floor on the loan interest rate. On a reset date, increases in Six-Month LIBOR will increase the loan interest rates of the adjustable-rate loans, subject to the applicable periodic rate cap and the applicable lifetime cap. Resulting increases in the amount of the required monthly payments on the adjustable-rate loans in excess of those assumed in underwriting the adjustable-rate loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

      If the loan interest rate on any adjustable-rate loan cannot increase above a particular level due to the applicable periodic rate cap or the applicable lifetime cap, the yield on the notes could be adversely affected. In addition, should the loan interest rate on any adjustable-rate loan not be able to decrease below a particular level due to the applicable lifetime floor or periodic rate cap, the related borrower may be more likely to prepay these adjustable-rate loans in full in order to refinance at a lower rate.

      The loan interest rates on the adjustable-rate loans adjust periodically based on Six-Month LIBOR. However, the interest rate on the notes adjusts monthly based on One-Month LIBOR as described under "Description of the Notes" in this prospectus supplement, subject to a net funds cap. The interest due on the adjustable-rate loans during any Due Period may not equal the amount of interest that would accrue on the notes during the related Accrual Period. To the extent any shortfall is created as a result, the shortfall will only be paid to noteholders to the extent and in the priority described under "Description of the Notes--Payments on the Notes" in this prospectus supplement. In addition, Six-Month LIBOR and One-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling. It is also possible that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR.

      The transferor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans over an extended period of time. The transferor's experience with respect to the loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the adjustable-rate loans. The rate of principal prepayments with respect to adjustable-rate mortgage loans has fluctuated in recent years.

      In addition, the features of adjustable-rate mortgage loan programs in the past have varied significantly in response to market conditions like interest rates, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of the adjustable- rate mortgage loan programs has made it impracticable to compile meaningful comparative data on prepayment rates. As a result, there can be no certainty as to the rate of prepayments on the adjustable-rate loans in stable or changing interest rate environments. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant. Higher prepayment rates will occur because the availability of fixed-rate mortgage loans at competitive interest rates may cause borrowers to refinance their adjustable-rate mortgage loans in order to obtain lower fixed interest rates.

Weighted Average Lives of the Notes

      The following information is given solely to illustrate the effect of prepayments of the loans on the weighted average lives of the notes under particular stated assumptions. The following information is not a prediction of the prepayment rate that may actually be experienced by the loans. Weighted average lives of the notes, refers to the average amount of time that will elapse from the date of delivery of the notes until each dollar of principal of the notes will be repaid to the investor on the notes. The weighted average lives of the notes will be influenced by the rate o at which principal of the loans is paid, which may be in the form of scheduled amortization or prepayments,

      o at which Excess Spread is paid to holders of the notes, the extent to which any reduction in Overcollateralization Amount is paid to the Residual Interest Certificates and

      o     of delinquencies and losses on the loans from time to time.

For this purpose, the term "prepayment" includes reductions of principal, including, without limitation, those resulting from

      o     unscheduled full or partial prepayments,

      o     refinancings,

      o     liquidations and write-offs due to defaults,

      o     casualties or other dispositions and substitutions and

      o     repurchases by or on behalf of the transferor.

See "Description of Credit Enhancement--Overcollateralization" in this prospectus supplement.

      The model used in this prospectus supplement is the constant prepayment rate (CPR) which represents an assumed rate of prepayment each month to the then outstanding principal balance of a pool of loans for the life of the related loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans. The transferor believes that no existing statistics of which it is aware provide a reliable basis for the holders of the notes to predict the amount or the timing of receipt of prepayments on the loans.

Modeling

      Modeling assumptions. For purposes of preparing the tables below, the following modeling assumptions have been made:

            (1) all scheduled principal payments on the loans are timely received on the first day of each Due Period, with the first Due Period for the loans commencing on _______, 200_, and no delinquencies or losses occur on the loans;

            (2) the scheduled payments on the loans have been calculated on the outstanding principal balance, before giving effect to prepayments, the loan interest rate and the remaining term to stated maturity so that the loans will fully amortize by their remaining term to stated maturity;

            (3) all scheduled payments of interest and principal in respect of the loans have been made through the cut-off date;

            (4) the loan interest rate on each adjustable-rate loan is adjusted on its next reset date and subsequent reset dates, if necessary, to equal the sum of

                (a) an assumed level of Six-Month LIBOR, equal to ___%, and

                (b) the Gross Margin, subject to the periodic rate caps, the lifetime cap and the lifetime floor;

            (5) LIBOR remains constant at ______% per annum;

            (6) (a) all loans prepay monthly at the specified percentage of CPR,

                (b) no optional or other early termination of the notes occurs, except with respect to the calculation of the "Weighted Average Life-to-Call (Years)" figures in the table on page S-[__] of this prospectus supplement, and

                (c) no substitutions or repurchases of the loans occur;

            (7) all prepayments in respect of the loans include 30 days' accrued interest;

            (8) the closing date for the notes is ________, 200_;

            (9) each year will consist of twelve 30-day months;

            (10) cash payments in full are received by the holders of the notes on the ____ day of each month, commencing in _______ 200_;

            (11) the Overcollateralization Target Amount will be _____% of the cut-off date pool principal balance with respect to any payment date prior to the Stepdown Date and the greater of

            (a) ___% of the pool principal balance and

            (b) ___% of the cut-off date pool principal balance on or after the Stepdown Date;

            (12) the interest rate for the notes is a per annum rate equal to One-Month LIBOR plus ____%. However, the Note Interest Rate on the notes will be increased commencing on the date that the Residual
      Certificateholders may elect to exercise their optional redemption right;

            (13) all Servicing Fees and Master Servicer Fees assumed to be deducted from the interest collections in respect of the loans equal ____% of the pool principal balance;

            (14) other fees and expenses assumed to be deducted from the interest collections in respect of the loans equal ___% of the principal balance of the notes;

            (15) no reinvestment income from any trust account is earned and available for payment; and

            (16) the pool consists of loans having the following characteristics:

                                                  Assumed Loan Characteristics

                                               Remaining      Original               Gross          Gross
                   Cut-Off Date                 Term to       Term to                Initial      Subsequent   Gross        Gross
                    Principal                  Maturity       Maturity     Gross     Periodic      Periodic    Lifetime    Lifetime
Sub-Pool  Type       Balance      Loan Rate    (Months)       (Months)     Margin       Cap          Cap          Cap       Floor
--------  ----     ------------   ---------    --------       --------     ------    --------     ----------   --------    --------
1                 $                       %                                    %            %             %            %   _____%
2                 $                       %                                    %            %             %            %   _____%
3                 $                       %                                    %            %             %            %   _____%
4                 $                       %                                    %            %             %            %   _____%
5                 $                       %                                    %            %             %            %   _____%
6                 $                       %                                    %            %             %            %   _____%
7                 $                       %                                    %            %             %            %   _____%
8                 $                       %                                    %            %             %            %   _____%
9                 $                       %                                    %            %             %            %   _____%
10                $                       %                                    %            %             %            %

      The following table indicates the percentages of the initial principal balance of the notes that would be outstanding, based on the specified percentages of the CPR.

                 Percentage of Original Note Principal Balance

 Date                                           0%    15%  25%   30%   35%  45%
 ----  --------------------------------------  ---    ---  ---   ---   ---  ---







Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

      The percentages in this table have been rounded to the nearest whole number. The weighted average life is determined by

      (a) multiplying the amount of each applicable payment of principal by the number of years from the date of issuance to the related payment date,

      (b)   summing the results and

      (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

      This table has been prepared based on the modeling assumptions, including the assumptions regarding the characteristics and performance of the loans. These assumptions may differ from the actual characteristics and performance of the loans, and should be read in conjunction with these assumptions.

      The pay-down scenarios for the notes set forth in the foregoing table is subject to significant uncertainties and contingencies, including those discussed above under this caption "Prepayment and Yield Considerations". As a result, neither the foregoing pay-down scenarios nor the modeling assumptions on which they were made will likely prove to be accurate. Indeed, the actual weighted average lives of the notes will likely vary from those set forth in the foregoing table. These variations may be shorter or longer, and may be greater with respect to later years.

      Furthermore, the loans in all likelihood will not prepay at a constant rate or at the same rate. Moreover, the payment experience of the loans and other factors affecting the payments on the notes will not conform to the modeling assumptions. In fact, the characteristics and payment experience of the loans will differ in many respects from the modeling assumptions. See "The Pool" in this prospectus supplement. To the extent that the loans actually included in the pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See "Risk Factors--Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

      In light of the uncertainties inherent in the foregoing pay-down scenarios, the inclusion of the weighted average lives of the notes in the foregoing table should not be regarded as a representation by the transferor, the depositor, the underwriters or any other person that any of the pay-down scenarios described in this section will be experienced.

                         The Owner Trust and Indenture

General

      _________ [_____] Owner Trust 200_-_, the owner trust or the issuer is a business trust to be formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement. On the closing date, the depositor will sell the loans to the issuer pursuant to a Sale and Servicing Agreement. After its formation, the issuer, as an owner trust, will not engage in any activity other than the activities related to the notes, which will include:

      o acquiring and holding the loans and the other assets of the Issuer and proceeds therefrom,

      o     issuing the notes and the Residual Interest Certificates,

      o making payments on the notes and distributions on the Residual Interest Certificates, and

      o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

      The Residual Interest Certificates represent the residual interest in the assets of the issuer. The issuer will initially be capitalized with equity equal to the value of the Residual Interest Certificates. The Residual Interest Certificates, together with the notes, will be transferred by the issuer to the depositor as consideration for the loans pursuant to the Sale and Servicing Agreement. The Residual Interest Certificates will be transferred by the depositor to the transferor as partial consideration for the loans.

      The assets of the issuer will consist primarily of the loans and all amounts distributable on the loans. The assets of the issuer also will include

            (1) amounts on deposit in the Collection Account, Note Payment Account and the Certificate Distribution Account;

            (2) payments of principal and interest in respect of the loans received after the cut-off date;

            (3) an assignment of the depositor's rights under the Home Loan Purchase Agreement;

            (4) an assignment of the transferor's rights under the Servicing Agreement; and

            (5) other ancillary or incidental funds, rights and properties related to the foregoing. The issuer's principal offices will be located in ___________________________, in care of ________________, as the owner trustee, at the address set forth below under "--The Owner Trustee."

The Owner Trustee

      _________________, a __________________, will act as the owner trustee under the Owner Trust Agreement. ________________ is a ______________________
and its principal offices are located at ____________________________________.

      Some functions of the owner trustee under the Owner Trust Agreement and the Sale and Servicing Agreement will be performed by the indenture trustee. These functions include maintaining the Certificate Distribution Account and making distributions to the Residual Interest Certificates.

The Indenture Trustee

      On the closing date, the issuer will pledge the loans and its other assets under an Indenture between the issuer and ________________, a national banking association (" "), as the indenture trustee. __________ also will act:

      o     as the paying agent under the Owner Trust Agreement

      o as the custodian under the Custodial Agreement between the custodian, the issuer and the indenture trustee, and

      o as the administrator under the Administration Agreement among the issuer, the administrator and the master servicer.


                            DESCRIPTION OF THE NOTES

General

      The issuer will issue one class of notes pursuant to the Indenture. The assets of the issuer will secure the notes under the Indenture. The notes will have an approximate aggregate original principal balance of $__________ and will bear interest at a per annum rate equal to the lesser of:

            (1) One-Month LIBOR plus _____%, provided that on any payment date on or after the Call Option Date, this rate shall be One-Month LIBOR plus ___%; and

            (2) the net interest rate.

      The net interest rate for any payment date will be equal to the annualized percentage derived from the fraction not be greater than 1,

      o the numerator of which is the positive difference, if any, between the amount of all interest due on the loans during the related Due Period and the interest reduction amount and

      o the denominator of which is the aggregate principal amount of the notes immediately prior to the related payment date.

The interest reduction amount for any payment date will be equal to the sum of the Servicing Fee, the Master Servicer Fee, the Indenture Trustee Fee and the Guaranty Insurance Premium. However, on any payment date on or after the payment date occurring in ________, 200_, the interest reduction amount will be increased by an amount equal to one-twelfth of the product of ____% and the aggregate principal balance of the loans as of the first day of the related Due Period.

      The issuer will also issue the Residual Interest Certificates evidencing the ownership interest in the issuer pursuant to the Owner Trust Agreement. The Residual Interest Certificates are not being offered through this prospectus supplement or the accompanying prospectus.

      On each payment date the indenture trustee or its designee will be required to pay to the persons in whose names the notes are registered on the last business day of the month immediately preceding the month of the related payment date, the portion of the aggregate payment to be made to each holder of a note as described below. Before any termination of the book-entry provisions, payments on the notes will be made to the Security Owners only through DTC and participants in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme System, or indirectly through participants in similar systems in Europe. See "Description of the Securities--Book-Entry Registration of Securities" in the accompanying prospectus.

      Beneficial ownership interests in the notes may only be held in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that denomination. However, one note may be issued in a denomination as may be necessary to represent the remainder of the aggregate amount of notes.

      ["One-Month LIBOR" means the London interbank offered rate for one-month United States dollar deposits. One-Month LIBOR for each Accrual Period shall be determined each LIBOR Determination Date, on the basis of the offered rates of the Reference Banks for one month United States dollar deposits, as these rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. London time on the related LIBOR Determination Date.]

      "Reference Banks" are the leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1) with an established place of business in London,

            (2) whose quotations appear on the Telerate Screen Page 3750 on the LIBOR Determination Date in question,

            (3) which have been so designated by the indenture trustee and

            (4) which are not controlling, controlled by or under common control with the issuer, the depositor or the transferor.

      On each LIBOR Determination Date, One-Month LIBOR will be established by the indenture trustee as follows:

                  (a) If on the related LIBOR Determination Date two or more
            Reference Banks provide these offered quotations, One-Month LIBOR shall be the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of _______%, of the offered quotations.

                  (b) If on the related LIBOR Determination Date fewer than two
            Reference Banks provide the offered quotations, One-Month LIBOR shall be the greater of:

            (1) One-Month LIBOR as determined on the previous LIBOR Determination Date and

            (2) the Reserve Interest Rate.

      Listed below is monthly One-Month LIBOR on the last day of the related calendar month beginning in ____, as published by _____________. The following does not purport to be a prediction of the performance of One-Month LIBOR in the future.


Month

January                            %          %          %         %           %
February                           %          %          %         %           %
March.                                        %          %         %           %
April                                         %          %         %           %
May                                           %          %         %           %
June                                          %          %         %           %
July                                          %          %         %           %
August                                        %          %         %           %
September                                     %          %         %           %
October                                       %          %         %           %
November                                      %          %         %           %
December                                      %          %         %           %


      The establishment of One-Month LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee's calculation of the interest rate on the notes for the related Accrual Period shall, in the absence of manifest error, be final and binding. Each applicable rate of interest may be obtained by telephoning the indenture trustee at ________________.

Payments on the Notes

      Available Collection Amount. Payments on the notes on each payment date will be made from the Available Collection Amount. The servicer will calculate the Available Collection Amount on the ___ calendar day of each month or, if this day is not a business day, then the immediately preceding business day.

      On each payment date, interest and principal payments on the notes will be made from the Available Payment Amount and any Insured Payments for the related payment date. [If for any payment date the securities insurer is required to make an Insured Payment, the indenture trustee must make a claim for this Insured Payment under the guaranty policy by submitting the required notice prior to 12:00 noon, New York time, on the second business day preceding this date.] See "Description of Credit Enhancement--Financial Guaranty Insurance Policy" in this prospectus supplement.

      Payments of Interest. Interest on the Note Principal Balance will accrue during each Accrual Period at the applicable interest rate. Interest will be payable to the holders of the notes monthly on each payment date, commencing in
________.

      On each payment date, interest payments on the notes will be made from the Available Payment Amount [and any Insured Payments for the related payment date]. Under some circumstances, [and if a Securities Insurer Default occurs], the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this event, each note will receive its ratable share, based on the aggregate amount of interest due to the notes, of the remaining amount available to be paid as interest. In addition, any related interest deficiency will be carried forward as a Noteholders' Interest Shortfall Amount, and will be paid to holders of the notes on subsequent payment dates to the extent that sufficient funds are available. Any related interest deficiency could occur, for example, if delinquencies or losses realized on the loans were exceptionally high or were concentrated in a particular month [and Insured Payments were not timely received under the guaranty policy.] No interest will accrue on any Noteholders' Interest Shortfall Amount.

      Payments of Principal. Principal payments will be made to the holders of the notes on each payment date in an amount described under "--Priority of Payments" below. The aggregate payments of principal to the notes will not exceed the initial Note Principal Balance.

Priority of Payments

      A. On each payment date, the Regular Payment Amount [and any Insured Payments] will be paid in the following order of priority:

            first, to the holders of the notes, the applicable portion of the Noteholders' Interest Payment Amount required to be paid in respect of the notes;

            second, to pay principal of the notes, until the Note Principal Balance is reduced to zero, in an amount up to the sum of the Regular Principal Payment Amount and the Noteholders' Principal Deficiency Amount, if any; and

            third, any remaining amount to be applied together with Excess Spread in the manner specified in the next paragraph.

      B. On each payment date, the Excess Spread, if any, will be applied in the following order of priority:

            [first, to pay the securities insurer the Securities Insurer Reimbursement Amount, if any;]

            [second, in an amount up to the Overcollateralization Deficiency Amount, if any, to pay principal of the notes, until the Note Principal Balance is reduced to zero;]

            third, to the holders of the notes, pro rata, Noteholders' Interest Carry-Forward Amount due and unpaid, if any; and

            fourth, any remaining amount

                  (A) first, concurrently, to the servicer in an amount needed to reimburse any non-recoverable servicing advances, and to the master servicer in an amount needed to reimburse any non-recoverable Monthly Advances, and

                  (B) then to the Residual Interest Certificates.

[Securities Insurer Reimbursement Amount]

      On each payment date, after the holders of the notes have been paid all amounts, other than the Overcollateralization Deficiency Amount and the Noteholders' Interest Carry-Forward Amount, to which they are entitled and prior to any distributions to the holders of the Residual Interest Certificates, the securities insurer will be entitled to be reimbursed for

      o any unreimbursed Insured Payments in respect of the notes not previously reimbursed and

      o any other amounts owed to the securities insurer under the Insurance Agreement, including legal fees and other expenses incurred by the securities insurer.

This reimbursement will include interest on these amounts at the rate specified in the Insurance Agreement and any accrued and unpaid Guaranty Insurance Premiums. In connection with each Insured Payment, the indenture trustee, as attorney-in-fact for the applicable holder, will be required to assign to the securities insurer the rights of the holders of the notes with respect to the notes. This assignment will only be to the extent of Insured Payments, including, without limitation, in respect of any amounts due to the holders of the notes as a result of a securities law violation arising from the offer and sale of the notes. If any Securities Insurer Reimbursement Amount is outstanding, the holders of the Residual Interest Certificates will not be entitled to receive distributions of any amounts of Excess Spread until the securities insurer has been distributed the applicable Securities Insurer Reimbursement Amount in full.]

Optional Redemption

      The holders of an aggregate percentage interest in the Residual Interest Certificates in excess of 50% may, at their option, cause the issuer to effect an early redemption of the notes on or after any payment date on which the pool principal balance declines to __% or less of the cut-off date pool principal balance. This redemption option will be effected by purchasing all of the loans from the owner trust at a price equal to or greater than the Termination Price. The proceeds from the related sale will be paid

            (1) first, to the outstanding Issuer Fees and Expenses,

            (2) second, to the servicer for unreimbursed Servicing Advances and to the master servicer for unreimbursed Monthly Advances, including those advances deemed to be nonrecoverable,

            (3) third, to the holders of notes in an amount equal to the then outstanding Note Principal Balance of the notes plus all accrued and unpaid interest on the Note Principal Balance at the note interest rate determined without application of any cap on the interest rate and all unpaid Noteholder's Interest Carry-Forward Amounts,

            [(4) fourth, to the securities insurer the Securities Insurer Reimbursement Amount, if any,] and

            (5) fifth, to the holders of the Residual Interest Certificates, in an amount equal to the amount of proceeds remaining, if any, after the payments specified in clauses (1) through (4) above.

      On or after any payment date the pool principal balance declines to 5% or less of the cut-off date pool principal balance, [the securities insurer or] the servicer may, at each one's option, cause the issuer to effect an early redemption of the notes if the Majority Residual Interest Certificateholders fail to exercise their option to cause to the issuer to effect an early redemption.

      In addition, if the events of default of the issuer occur as set forth in the Indenture, including:

            (1) a default in payment of any interest or principal amounts due the holders of the notes,

            (2) the failure by the issuer to observe or perform in any material respect any of its covenants or agreements in the Indenture, which failure continues unremedied for 30 days, and

            (3) events of bankruptcy, insolvency or other similar proceedings relating to the issuer, [then the securities insurer may, at its option, effect an early redemption of the notes, by purchasing all of the loans from the owner trustee at a price equal to the Termination Price.]

                       Description of Credit Enhancement

      [Credit enhancement with respect to the notes will be provided by the Guaranty Policy. Additional credit enhancement with respect to the notes that will be utilized before the Guaranty Policy will be provided by:

            (1) the overcollateralization feature described below under "--Overcollateralization," and

            (2) the subordination of the right of the Residual Interest Certificates to receive payments of any remaining amounts as described below under "--Subordination."]

[Financial Guaranty Insurance Policy]

      The following summary of the terms of the________________________________ does not purport to be complete and is qualified in its entirety by reference to the Policy. The Policy will be filed under cover of Form 8-K shortly after the closing date.

      Simultaneously with the issuance of the notes, the securities insurer will deliver the Guaranty Policy to the indenture trustee for the benefit of each noteholder. Under the Guaranty Policy, the securities insurer unconditionally and irrevocably guarantees to the indenture trustee for the benefit of each holder of the notes the full and complete payment of

            (1) Insured Payments, as defined below, on the notes; and

            (2) the amount of any Insured Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

      Payment of claims on the Guaranty Policy made in respect of Insured Payments will be made by the securities insurer following Receipt by the securities insurer of the appropriate notice for payment on the later to occur of:

            (1) 12:00 noon, New York City time, on the second business day following receipt of this notice for payment, and

            (2) 12:00 noon, New York City time, on the date on which the related payment was due on the notes.

      If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Guaranty Policy, the securities insurer shall cause the related payment to be made on the later of

            (1) the date when due to be paid pursuant to an order to the securities insurer or

            (2) the first to occur of the ______ business day following receipt by the securities insurer from the indenture trustee of

                  (A) a certified copy of the order of the court or other
            governmental body which exercised jurisdiction to the effect that the noteholder is required to return principal or interest paid on the notes during the term of the Guaranty Policy because the related payments were avoidable as preference payments under applicable bankruptcy law,

                  (B) a certificate of the noteholder that the order has been entered and is not subject to any stay, and

                  (C) an assignment duly executed and delivered by the
            noteholder, in the related form as is reasonably required by the securities insurer and provided to the noteholder by the securities insurer, irrevocably assigning to the securities insurer all rights and claims of the noteholder relating to or arising under the notes against the issuer or otherwise with respect to the applicable preference payment, or

            (3) the date of receipt by the securities insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) in (2) if, at least four business days prior to the related date of receipt, the securities insurer shall have received written notice from the indenture trustee that these items were to be delivered on the related date and this date was specified in that notice.

This avoided payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any noteholder directly, unless a noteholder has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order. In this case, this payment shall be disbursed to the indenture trustee for distribution to the related noteholder if proof of payment reasonably satisfactory to the securities insurer is provided. In connection with the foregoing, the securities insurer shall have the rights provided pursuant to the Indenture.

      "Receipt" and "received," with respect to the Guaranty Policy, mean actual delivery to the securities insurer or its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day. Delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding business day. If any notice or certificate given under the Guaranty Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received. As a result, the securities insurer, or its fiscal agent, if any, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

      Under the Guaranty Policy, business day is any day other than:

            (1) a Saturday or Sunday or

            (2) a day on which banking institutions in the City of New York, New York, the city in which the corporate trust office of the indenture trustee is located or in the city in which the servicer's servicing operations or the master servicer's master servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

      The securities insurer's obligations under the Guaranty Policy in respect of Insured Payments will be discharged to the extent funds are transferred to the indenture trustee as provided in the Guaranty Policy whether or not these funds are properly applied by the indenture trustee.

      The securities insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest under the notes to the extent of any payment by the securities insurer under the Guaranty Policy. For a discussion of the rights and powers of the securities insurer resulting from an event of default under the Transfer and Servicing Agreements, see "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

      To the fullest extent permitted by applicable law, the securities insurer agrees under the Guaranty Policy not to assert, and waives, for the benefit of each noteholder, all its rights, whether by counterclaim, setoff or otherwise, and defenses. The waived defenses include, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise. The securities insurer waives these rights to the extent that these rights and defenses may be available to the securities insurer to avoid payment of its obligations under the Guaranty Policy in accordance with the express provisions of the Guaranty Policy.

      Claims under the Guaranty Policy constitute direct, unsecured and unsubordinated obligations of the securities insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the securities insurer for borrowed money. Claims against the securities insurer under the Guaranty Policy and claims against the securities insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the securities insurer. The terms of the Guaranty Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer. The Guaranty Policy may not be cancelled or revoked prior to payment in full of the notes. The Guaranty Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.]

[The Securities Insurer

      The information in this section regarding the securities insurer has been supplied by the securities insurer, for inclusion in this prospectus supplement. This information has not been reviewed or verified by _________, the servicer, the depositor, the indenture trustee, the owner trustee, the underwriters or any of their respective affiliates.

      General. The principal executive offices of the securities insurer are located at ________________________________________________________________.

      Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the securities insurer or its domestic [or Bermuda] operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage. This percentage is substantially proportional to their respective capital, surplus and reserves, and is subject to applicable statutory risk limitations. In addition, the securities insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is utilized by the securities insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the securities insurer's obligations under any financial guaranty insurance policy.

      Ratings. The securities insurer's insurance financial strength is rated "____" by _______________. The securities insurer's insurer financial strength is rated "_________" by _____________. The securities insurer's claims-paying ability is rated "____" by _____________ Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, and are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

      Capitalization. The following table sets forth the capitalization of the securities insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of ________________, as well as the capitalization as adjusted to give effect to specific transactions entered into during ___________:

                                                         _______________, 200_

                                                           Actual    As Adjusted
                                                           ------    -----------

                                                        (Unaudited)
                                                      (In thousands)

Deferred Premium Revenue (net of prepaid reinsurance premiums)
Surplus Notes
Minority Interest
Shareholder's Equity:
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive Income (net of deferred income taxes)

Accumulated Earnings
Total Shareholder's Equity
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder's Equity

      For further information concerning the securities insurer, see the Consolidated Financial Statement of the Securities Insurer and Subsidiaries, and the notes thereto, incorporated by reference to this prospectus supplement. The securities insurer's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and at the Holdings web site, http://www.[ ]. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the securities insurer are available by request to the State of New York Insurance Department.

      The consolidated financial statements of the securities insurer are included in, or as exhibits to, the following documents. These documents have been filed with the Securities and Exchange Commission by Holdings and are incorporated by reference in this prospectus supplement:

            (a) Annual Report on Form 10-K of Holdings for the year ended __________, which Report includes as an exhibit the securities insurer's audited consolidated financial statements for the year ended ___________; and

            (b) Quarterly Report on Form 10-Q for the period ended ____________, which report includes as an exhibit the securities insurer's unaudited financial statements for the nine month period ended ________________.

   All financial statements of the securities insurer included in documents filed by Holdings pursuant to Section 13(a) 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of it from the respective dates of filing the related documents.

   The depositor will provide a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. These copies will be provided without charge to any person to whom this prospectus supplement is delivered, and only if requested by that person. Requests for these copies should be directed to the depositor at 200 Park Avenue, New York, New York 10166.

   The depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the securities insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the notes offered by this prospectus supplement. The offering of the notes at the time of the filing shall be deemed to be the initial bona fide offering of the notes.

   The securities insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the securities insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the securities insurer is subject to Article 69 of the New York Insurance Law which, among other things,

      o limits the business of this type of insurer to financial guaranty insurance and related lines,

      o requires that these insurers maintain a minimum surplus to policy holders,

      o establishes contingency, loss and unearned premium reserve requirements for each applicable insurer, and

      o limits the size of individual transactions and the volume of transactions that may be underwritten by these insurers.

Other provisions of the New York Insurance Law, applicable to non-life insurance companies like the securities insurer, regulate, among other things,

      o     permitted investments,

      o     payment of dividends,

      o     transactions with affiliates,

      o     mergers, consolidations, acquisitions or sales of assets and

      o     incurrence of liability for borrowings.]

[Overcollateralization

   A limited acceleration of the principal amortization of the notes relative to the principal amortization of the loans has been designed to increase the Overcollateralization Amount over time. This is achieved by making additional payments of principal to the holders of the notes from the payment of Excess Spread until the Overcollateralization Amount is equal to the Overcollateralization Target Amount.

   If on any payment date there exists an Overcollateralization Deficiency Amount, payments of Excess Spread, if any, will be made as an additional payment of principal to the holders of the notes as set forth under "Description of the Notes--Priority of Payments" in this prospectus supplement. These payments of Excess Spread are intended to accelerate the amortization of the Note Principal Balance relative to the amortization of the loans, thereby increasing the Overcollateralization Amount. The relative percentage of the Note Principal Balance to the pool principal balance will decrease as a result of the application of Excess Spread to reduce the Note Principal Balance.

   On any payment date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest Certificates as described in this prospectus supplement rather than being paid as principal to the holders of the applicable notes. This would have the effect of ceasing the acceleration of principal amortization of the related notes in relation to the principal amortization of the Pool until that time as the Overcollateralization Deficiency Amount is greater than zero. This is due to a reduction in the Overcollateralization Amount as a result of Realized Losses or delinquencies or due to an increase in the Overcollateralization Target Amount as a result of the failure to satisfy particular delinquency or loss criteria.

   On any payment date occurring on or after a Stepdown Date or the date on which the securities insurer has reduced the Overcollateralization Target Amount, the holders of the Residual Interest Certificates may receive payments attributable to all or a portion of the Regular Principal Payment Amount that would otherwise be paid to the holders of the notes. The payments may not exceed the Overcollateralization Reduction Amount.

   The Overcollateralization Target Amount may decrease or "stepdown":

      (1) as a result of the performance of the loans with respect to the principal amortization of the loans declining to specific levels and the delinquency and default experience of the loans staying lower than particular levels established by the securities insurer, and

      (2) if following an increase in the rates of delinquencies and defaults on the loans, these rates improve in relation to the levels established by the securities insurer.

   Pursuant to the Sale and Servicing Agreement, the securities insurer may modify, without the requirement of an amendment to the Sale and Servicing Agreement, the manner in which the Overcollateralization Target Amount is determined. Accordingly, the Overcollateralization Target Amount may be decreased at any time in the discretion of the securities insurer, but not below the amounts set forth in the Insurance Agreement.

   While the application of Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that this overcollateralization level will be achieved or maintained at all times. In particular, a high rate of delinquencies on the loans during any Due Period could cause the amount of interest received on the loans during the related Due Period to be less than the amount of interest payable on the notes on the related payment date. In this case, the Note Principal Balance could decrease at a slower rate relative to the pool principal balance, resulting in a possible reduction of the Overcollateralization Amount. In addition, Realized Losses from Liquidated Home Loans and Defaulted Loans will reduce the pool principal balance, which in turn will reduce the Overcollateralization Amount. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.]

Subordination

   Payments of interest will be made first to the notes. The rights of the holders of the Residual Interest Certificate to receive any payments on any payment date will be subordinated to the rights of the holders of the notes. This subordination of the Residual Interest Certificates is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the notes and to afford these holders protection against losses on the loans. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

   The following summary describes the Transfer and Servicing Agreements. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Securities" in the accompanying prospectus, to which description reference is hereby made.

Sale and Assignment of the Loans

   On the closing date, all of the transferor's right, title and interest in and to the loans will be conveyed from the transferor to the depositor and then from the depositor to the issuer. The issuer, concurrently with the conveyance of the loans, will cause the notes and the Residual Interest Certificates to be delivered to the depositor in exchange for the loans. The issuer will pledge and assign the loans to the indenture trustee in exchange for the notes.

   In addition, the transferor will, as to each loan, deliver to the custodian,

      o the related note endorsed in blank or to the order of the indenture trustee without recourse,

      o     any assumption and modification agreements,

      o the mortgage, deed of trust, or other similar security instruments, with evidence of recording indicated on the instrument, except for any mortgage not returned from the public recording office,

      o an assignment of the mortgage, if any, in the name of the indenture trustee in recordable form,

      o     a title insurance policy and

      o     any intervening assignments of the Mortgage.

   Subject to the confirmation by the rating agencies [and to the approval of the securities insurer], with respect to the loans secured by mortgaged properties located in particular states, the transferor will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the related states. In these circumstances, the transferor will deliver to the custodian the assignments of the mortgages in the name of the indenture trustee and in recordable form. The transferor, in its capacity as the master servicer, will retain the record title to the related mortgages under the applicable real property records, on behalf of the issuer, the indenture trustee and the Security Owners. In all other circumstances, pursuant to the direction of the rating agencies [or the securities insurer], assignments of the mortgages to the indenture trustee will be recorded in the real property records for those states in which this type of recording is deemed necessary to protect the indenture trustee's interest in the loans against the claims of some creditors of the transferor or subsequent purchasers. In these circumstances, the transferor will deliver to the custodian after recordation the assignments of the mortgages in the name of the indenture trustee.

   The custodian will agree, for the benefit of the holders of the notes, to review each Indenture Trustee's Loan File delivered to it within __ days after the pledge of the related loan to the indenture trustee to ascertain that all required documents have been executed and received. Subject to particular cure provisions set forth in the Transfer and Servicing Agreements, the transferor will be required to repurchase or replace loans as to which a material document deficiency exists.

   The recordation of the assignments of the mortgages in favor of the indenture trustee is generally not necessary to effect a pledge of the loans to the indenture trustee. However, if the transferor or the depositor were to sell, assign, satisfy or discharge any loan prior to recording the related assignment in favor of the indenture trustee, the other parties to this sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, in the absence of this type of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the loans may not be effective against some creditors or purchasers from the transferor or a trustee in bankruptcy of the transferor. If these other parties, creditors or purchasers have rights to the loans that are superior to those of the indenture trustee, the holders of the notes could lose the right to future payments of principal and interest from the loans. As a result, you could suffer a loss of principal and interest to the extent that the related loss is not otherwise covered by the applicable credit enhancement. See "Risk Factors--Adequacy of Credit Enhancement" in this prospectus supplement.

Representations and Warranties

   In the Sale and Servicing Agreement, the transferor will represent and warrant to the issuer and indenture trustee, among other things, that:

            (1) the information with respect to each loan set forth in the schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the issuer, is true and correct in all material respects;

            (2) upon the sale to the depositor of each loan, the depositor will have good and indefeasible legal title to each loan, the related note and any related mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others;

            (3) (a) as of the cut-off date, no more than approximately ____% of the loans were 30 days or more past due;

                (b) no more than approximately _____% of the loans were 60 or more days past due; and

                (c) ____of the loans were more than 89 days past due; and

            (4) at origination, each loan complied in all material respects with applicable state and federal laws.

Repurchase of Loans

   The transferor will have a limited option after the closing date to repurchase any Defaulted Loan. Each purchase of a Defaulted Loan will be conducted in the same manner as a repurchase of a Defective Loan. The transferor will also be obligated either to repurchase any Defective Loan or to remove a Defective Loan and substitute a Qualified Substitute Loan. The repurchase of any loan, rather than the replacement of the loan through substitution, will result in accelerated principal payments on the notes.

   [Unless waived by the securities insurer,] [T][t]he transferor is required

      (1) within 60 days after discovery or notice of a defect to cure in all material respects any breach of the representations or warranties which materially and adversely affects the value of a loan or the interests of the owner trustee,[the securities insurer] or the indenture trustee or as to which a material document deficiency exists, or

      (2) on or before the Determination Date next succeeding the end of this 60 day period, to repurchase the Defective Loan at a price equal to

               (a) the principal balance of the Defective Loan as of the date of repurchase,

               (b) plus all accrued and unpaid interest on the Defective Loan from the closing date to but not including the date of repurchase computed at the loan interest rate,

               (c) plus the amount of any unreimbursed Servicing Advances and
            Monthly Advances made by the servicer and master servicer, respectively, with respect to the Defective Loan.

   Instead of repurchasing a Defective Loan, the transferor may replace the Defective Loan with one or more qualified substitute loans within two years of the closing date. If the aggregate outstanding principal balance plus all accrued and unpaid interest of the qualified substitute loan(s) is less than the outstanding principal balance of the Defective Loan(s) plus all accrued and unpaid interest, the transferor will also remit for payment to the holders of the notes any Substitution Adjustment. As used in this prospectus supplement, a "qualified substitute loan" means a loan that:

      (1) has an interest rate which differs from the loan interest rate for the Defective Loan which it replaces - a "Deleted Loan" - by no more than two percentage points in excess of the related loan interest rate and no lower than the interest rate of the Deleted Loan, and pays interest in the same manner as the Deleted Loan, i.e., fixed-rate or adjustable-rate,

      (2) matures not more than one year later than, and not more than one year earlier than, the Maturity Date of the Deleted Loan, and in any case prior to ___________,

      (3) has a principal balance, after application of all payments received on or before the date of this substitution, equal to or less than the principal balance of the Deleted Loan as of that date,

      (4) has a lien priority no lower than the Deleted Loan,

      (5) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the loans and is not more than 89 days delinquent as of the date of substitution for the Deleted Loan,

      (6) has a borrower with a debt-to-income ratio no higher than the debt-to-income ratio of the borrower with respect to the Deleted Loan, and

      (7) is otherwise acceptable to the securities insurer provided that with respect to a substitution of multiple loans, items (1), (2) and (3) above may be considered on an aggregate or weighted average basis.

   At any time, the transferor may not be capable, financially or otherwise, of repurchasing Defective Loans or substituting qualified substitute loans for Defective Loans in the manner described in this section. Events relating to the transferor and its operations may occur that would adversely affect the ability of the transferor to repurchase or replace Defective Loans, or the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Loan, the servicer will utilize other accepted servicing procedures to realize any reasonable recovery of net proceeds from the Defective Loan.

Fees and Expenses

   The issuer fees and expenses for the series ______ consist of the following:

      (1) as compensation for its services pursuant to the Sale and Servicing Agreement and the Servicing Agreement, the servicer is entitled to the Servicing Compensation and reimbursement as described under "--Servicing" below, and the master servicer is entitled to the Master Servicer Compensation as described under the "Master Servicer" in this prospectus supplement;

      (2) as compensation for its services pursuant to the applicable Transfer and Servicing Agreements, the indenture trustee is entitled to a monthly indenture trustee fee. The amount of this fee is equal to one twelfth of the product of ______% and the principal balance of the loans as of the first day of the immediately preceding Due Period, or as of the cut-off date, with respect to the first Due Period, and reimbursement of expenses;

      (3) [as compensation for issuing the Guaranty Policy, the security insurer is entitled to a Guaranty Insurance Premium.]

Servicing

   In consideration for the performance of the daily loan servicing functions for the loans, the servicer is entitled to receive a monthly servicing fee as to each loan. The servicing will be calculated at the servicing fee rate equal to one-twelfth of the product of _____% and the principal balance of the related loan as of the first day of the immediately preceding Due Period, or as of the cut-off date, with respect to the first Due Period. See "--Servicer Determinations and Events of Defaults". The servicer may subcontract its servicing obligations pursuant to a subservicing agreement with each servicer, in this capacity, a "subservicer." However, the servicer will not be relieved of its servicing obligations and duties with respect to any subserviced loans. The servicer will pay the fees of any subservicer out of the amounts it receives as the servicing fee. In addition to the servicing fee, the servicer is entitled to retain additional servicing compensation in the form of assumption, modification and other administrative fees, insufficient funds charges, and some other servicing-related penalties and fees.

   If a delinquency or default with respect to a loan occurs, the servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to the related loan. However, the master servicer will advance Monthly Advances. The servicer will make reasonable and customary expense advances with respect to the loans in accordance with accepted servicing procedures. These advances are referred to in this prospectus supplement as Servicing Advances. For example, the Servicing Advances with respect to a loan may include costs and expenses advanced for the preservation, restoration and protection of the related mortgaged property. These expenses include advances to pay delinquent real estate taxes and assessments, or for any collection, enforcement or judicial proceedings. The servicer need not make this advance if it determines there is no reasonable likelihood of

      (1) recovering a Servicing Advance, together with any prior or expected future Servicing Advances for the related loan, and

      (2) recovering an economically significant amount from the interest and principal owing on the related loan in excess of the costs and expenses to obtain this recovery.

The servicer will be entitled to receive reimbursement for a Servicing Advance from the related borrower or any proceeds realized from the liquidation of the related loan or mortgaged property. Any Servicing Advances previously made and determined by the servicer in accordance with accepted servicing procedures to be nonrecoverable will be reimbursable from amounts in the Note Payment Account after payments are made to the holders of the notes.

      Collection Account, Note Payment Account and Certificate Distribution Account

   The servicer is required to use its best efforts to deposit in the Collection Account, within one business day after receipt, all payments on the related loans received after the cut-off date on account of

      (1) principal and interest,

      (2) all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds,

      (3) any amounts payable in connection with the repurchase or substitution of any loan,

      (4) interest and gains on funds held in the Collection Account and

      (5) any amount required to be deposited in the Collection Account in connection with the termination of the notes.

      The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the loans on or before the cut-off date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution, which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

   The indenture trustee will establish and maintain a Note Payment Account. The Note Payment Account will be in the name of the indenture trustee on behalf of the holders of the notes. Deposits into the Note Payment Account will be from amounts released from the Collection Account in respect of distributions on the loans [and any proceeds from the Guaranty Policy] for payment to the holders of notes. The indenture trustee will also establish and maintain a Certificate Distribution Account. The Certificate Distribution Account will be in the name of the owner trustee on behalf of the holders of the Residual Interest Certificates. Deposits into the Certificate Distribution Account will be from amounts released from the Collection Account or Note Payment Account for distribution to the Residual Interest Certificates.

   On the_____ business day before each payment date, the servicer will remit to the indenture trustee for deposit into the Note Payment Account the applicable portions of the Available Collection Amount by making the appropriate withdrawals from the Collection Account in respect of payments on the loans. On each payment date, the indenture trustee will make withdrawals from the Note Payment Account for application of the amounts specified under "Description of the Notes--Payments on the Notes" in this prospectus supplement and for deposit to the Certificate Distribution Account.

Income From Accounts

   So long as no Event of Default has occurred and is continuing, amounts on deposit in the Note Payment Account, the Certificate Distribution Account and the Collection Account, will be invested by the indenture trustee in one or more investments permitted under the Sale and Servicing Agreement bearing interest or sold at a discount. The master servicer will direct the indenture trustee with respect to investing the funds in the Collection Account and the Note Payment Account. No related investment in any account will mature later than the business day immediately preceding the next payment date. All income or other gain from investments in the Collection Account and the Note Payment Account will be paid to the master servicer as part of the Master Servicer Compensation. The master servicer will be obligated to reimburse the Collection Account and the Note Payment Account for any realized investment losses that are incurred in respect of investments of amounts in an account.

Collection and Other Servicing Procedures For Loans

   The servicer has agreed to manage, service, administer and make collections on the loans and perform the other actions required by the servicer under the Servicing Agreement. In performing these obligations, the servicer is required to act in good faith in a commercially reasonable manner and in accordance with the terms of the Servicing Agreement. The servicer has full power and authority, subject only to the specific requirements and prohibitions of the Servicing Agreement and the respective loans, to do any and all things in connection with servicing and administration which are consistent with its accepted servicing procedures. Under the Servicing Agreement, the servicer's "accepted servicing procedures" shall mean those servicing procedures that:

      (1) meet at least the same standards the servicer would follow in exercising reasonable care in servicing mortgage and consumer loans as it would for loans held for its own account,

      (2) comply with applicable state and federal law,

      (3) comply with the provisions of the related notes and Mortgages, and

      (4) give due consideration to the accepted standards of practice of prudent consumer loan servicers that service comparable loans and the reliance placed by the holders of the notes, the holders of the Residual Interest Certificates [and the securities insurer ] on the servicer for the servicing of the loans.

   If any payment due under any loan is not paid when the same becomes due and payable, or if the related borrower fails to perform any other covenant or obligation under the loan and this failure continues beyond any applicable grace period, the servicer, in accordance with the accepted servicing procedures, must take that action as it shall deem to be in the best interest of the Security Owners. In determining whether to undertake servicing actions with respect to one or more delinquent or defaulted loans, the servicer is expected to consider the reasonable likelihood of:

      (1) recovering an economically significant amount attributable to the unpaid principal and interest owing on the related loan as a result of those actions, in excess of

      (2) the costs and expenses to obtain the recovery, including without limitation any Servicing Advances, and in relation to

      (3) the expected timing of the recovery from the loan.

Insurance

   The servicer is required to maintain any fire and hazard insurance with respect to any mortgaged property acquired by the owner trustee in foreclosure.

Realization On Defaulted Loans

   The servicer may modify any provision of any loan if, in the servicer's good faith judgment, the modification would minimize the loss that might otherwise be experienced with respect to the related loan. This modification is subject to limitations in the Sale and Servicing Agreement and is permitted only if a payment default with respect to the related loan exists or is reasonably foreseeable by the servicer. [For example, the servicer must obtain the prior consent of the securities insurer to effect modifications, substitutions of collateral, or dispositions of loans through short sales or short pay-offs, if the aggregate of the principal balances of the related modified loans exceeds ____% of the cut-off date principal balance of the loans.]

   With respect to any loan in default and subject to the prior written consent of [the securities insurer and] the master servicer, the servicer may, among other things,

      o     accept short pay-offs or short sales,

      o     enter into assumptions and modifications,

      o     refer to a collection agency or attorney,

      o pursue collection litigation or alternative court proceedings to foreclosure actions,

      o     sell the related loan to another person,

      o     institute foreclosure proceedings,

      o     exercise any power of sale to the extent permitted by law,

      o     obtain a deed in lieu of foreclosure, or

      o otherwise acquire possession of or title to any mortgaged property, by operation of law or otherwise.

The servicer will be acting in the best interests of the holders of the notes, when the servicer undertakes actions to collect a defaulted loan that have a higher likelihood of a reasonable recovery within a shorter time period, and foregoes taking actions that have a lower likelihood of a larger recovery over a longer time period. See "Risk Factors--Realization On Defaulted Loans" in this prospectus supplement.

   The servicer may [, subject to the prior consent of the securities insurer,] permit a borrower who is selling his principal residence and relocating to another location, to substitute as collateral for the related loan the borrower's new single family residence in place of the mortgaged property being sold or any other real or personal property of the borrower. This substitution may include an interim substitution of personal property pending the borrower's acquisition of a new residence.

   Under some circumstances, if the related borrower has received net proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence, then the servicer, in its discretion, may require that the related borrower either

      (1) make a partial prepayment in reduction of the principal balance of the loan, or

      (2) place the related funds into a depository account or certificate of deposit as collateral for the related loan.

   If a borrower is selling its mortgaged property in a distressed situation or a situation involving compensating factors, then the servicer, in a manner consistent with the accepted servicing procedures, may

      (1) accept a partial payment for the release of the lien on the mortgaged property. This release will leave the related loan unsecured, i.e., a short sale, or

      (2) accept a settlement involving a partial payment for the release of the lien on the mortgaged property and the cancellation of the loan. This settlement will result in a net loan loss from any unpaid principal shortfall, i.e., a short payoff.

   In connection with any applicable foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a mortgaged property and any sale or liquidation of the loan or related mortgaged property, the servicer shall comply with the requirements of the Sale and Servicing Agreement. These requirements include the requirement that the servicer follow the accepted servicing procedures for foreclosure and operation of foreclosed property.

Evidence as to Compliance

   The Servicing Agreement provides that the servicer shall deliver to the master servicer an annual statement signed by an officer of the servicer. The Sale and Servicing Agreement provides that the master servicer shall provide this statement to the indenture trustee, the issuer, the depositor[, the securities insurer] and the rating agencies. In this statement, the servicer is required to certify that it has fulfilled its obligations under the Servicing Agreement throughout the preceding year, except as specified in the related statement.

   Each year, within 90 days following the end of the servicer's fiscal year, beginning in _____, the servicer will furnish to the master servicer, the issuer, the rating agencies[, the securities insurer] and the depositor a report prepared by a firm of nationally recognized independent public accountants. This report is required to state that the firm has examined the documents and the records relating to servicing of the loans as specified in the Sale and Servicing Agreement and the Servicing Agreement. The report must further set forth the firm's conclusion as to whether the servicer is in compliance with the agreements.

   The servicer's fiscal year begins on _____ and ends on ______.

Certain Matters Regarding the Master Servicer

   The Sale and Servicing Agreement provides that the master servicer may not resign from its obligations and duties thereunder except

      (1) with the consent of the owner trustee[, the securities insurer] and indenture trustee or

      (2) if the performance of its duties under the Sale and Servicing Agreement is determined to be no longer permissible under applicable law.

Any related determination permitting the resignation of the master servicer pursuant to clause (2) of the immediately preceding sentence shall be evidenced by an opinion of counsel to that effect delivered and acceptable to the owner trustee[, the securities insurer] and the indenture trustee. No resignation of the master servicer will become effective until a successor master servicer acceptable to [the securities insurer,] the rating agencies and the indenture trustee has assumed the master servicer's responsibilities and obligations.

   The master servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the master servicer's business unless, after the merger or consolidation, the successor or surviving entity is a servicer meeting the criteria specified in the Sale and Servicing Agreement[, acceptable to the securities insurer,] and is capable of fulfilling the duties of the master servicer contained in the Sale and Servicing Agreement. Any company into which the master servicer may be merged or consolidated will be the successor to the master servicer under the Sale and Servicing Agreement without the execution or filing of any paper or any further act.

   The Sale and Servicing Agreement provides that neither the master servicer nor any of its directors, officers, employees or agents will have any liability to the issuer or to the Security Owners for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement or for errors in judgment. However, neither the master servicer nor any of its directors, officers, employees or agents will be relieved of liability that would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or reckless disregard in performing the master servicer's duties or failure to perform its duties.

Master Servicer Events of Default

   "Master Servicer Events of Default" will consist of, among other things:

      (1) (a) any failure of the servicer to deposit in the Collection Account any amount required to be deposited under the Servicing Agreement or the Sale and Servicing Agreement, which failure continues unremedied for two business days,

            (b) any failure of the servicer to pay when due any amount required under the Servicing Agreement or the Sale and Servicing Agreement and that failure results in a draw under the Guaranty Policy and

            (c) the occurrence and continuance of an event of default by the servicer under the Servicing Agreement that continues unremedied for 30 days after notices have been given;

      (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement or Servicing Agreement, which failure continues unremedied for 30 days after notice;

      (3) events of insolvency occurring with respect to the master servicer; or

      (4) events established by [the securities insurer], including

            (a) the occurrence of particular events which have a material adverse effect on the master servicer's business, financial condition, operations or prospects;

            (b) a default by the master servicer or any of its affiliates on a material obligation;

            (c) the master servicer is no longer able to discharge its duties under the Sale and Servicing Agreement;

            (d) the master servicer has ceased to conduct its business in the ordinary course; and

            (e) some other events of default established by [the securities insurer] as further described in the Sale and Servicing Agreement.

   [Some events of default may be eliminated with the consent of the securities insurer.]

   If a Master Servicer Event of Default occurs and is continuing[, the securities insurer,] or the indenture trustee may terminate all of the rights and obligations of the master servicer under the Sale and Servicing Agreement. If a termination occurs, another entity acceptable to [the securities insurer ] will become the successor master servicer. This termination may only be effected with the prior written consent of [the securities insurer, or] the holders of notes representing more than 50% of the aggregate voting interests of the note [with prior written consent of the securities insurer,] by notice given in writing to the master servicer, and to the indenture trustee, if given by the holders of notes. If the master servicer is terminated, the indenture trustee is obligated to fulfill the duties of master servicer until a successor is appointed. On or after the receipt by the master servicer of this written notice, and the appointment of and acceptance of appointment by a successor master servicer, all authority, power, obligations and responsibilities of the master servicer under the Sale and Servicing Agreement shall become obligations and responsibilities of the successor master servicer.

   If the master servicer is terminated, the master servicer will execute and deliver the documents reasonably requested in order to orderly transfer the master servicing of the loans. Any successor master servicer shall be entitled to any compensation as the master servicer would have been entitled to under the Sale and Servicing Agreement if the master servicer had not resigned or been terminated.

Certain Matters Regarding the Servicer

   The Servicing Agreement provides that the servicer shall not resign from its obligations and duties except if its duties under the Servicing Agreement are determined to be no longer permissible under applicable law and that this incapacity cannot be cured by the servicer. Any determination permitting the resignation of servicer under the Servicing Agreement shall be evidenced by an opinion of counsel delivered to the master servicer [and the securities insurer] in form and substance reasonably acceptable to the master servicer [and the securities insurer]. The servicer's resignation shall not become effective until the master servicer or another successor [acceptable to the securities insurer] has assumed the servicer's responsibilities and obligations under the Servicing Agreement.

   The servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the servicer's business unless, after the merger or consolidation, the successor or surviving entity will

      o meet the qualifications of the servicer set forth in the Servicing Agreement,

      o be approved in advance by the master servicer [and the securities insurer] in their sole discretion, and

      o expressly assume the obligations of the servicer under the Servicing Agreement.

Servicer Determinations and Events of Default

   Under the Sale and Servicing Agreement and the Servicing Agreement, the term of the servicer shall be extendable for successive 90 day terms until the notes are paid in full, provided that prior to the expiration of each term [the securities insurer] delivers written notice of renewal to the servicer. If the renewal notice is not delivered on or before the last day of the servicing term, the servicer's term will be terminated.

   "Servicer Events of Default" will consist of, among other things:

      (1) a failure by the servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of the Servicing Agreement and the Sale and Servicing Agreement which continues unremedied for a period of two business days;

      (2) any failure on the part of the servicer to remit particular reports and certificates required under the terms of the Servicing Agreement, and this failure continues for two business days after the date on which either [the securities insurer] or the master servicer shall have given the servicer written notice of this failure and demanding that this failure be cured;

      (3) any failure on the part of the servicer duly to observe or perform in any material respect particular covenants and agreements in the Servicing Agreement, or any breach of particular representations or warranties, which continues uncured for a period of 10 days after the date on which [either the securities insurer or] the master servicer shall have given to the servicer written notice of this failure or breach and demanding that this default be cured;

      (4) events of insolvency occurring with respect to the servicer;

      (5) the servicer assigns or attempts to assign its rights to the Servicing Compensation or attempts to assign the Servicing Agreement or the servicing responsibilities thereunder or in the Sale and Servicing Agreement without the consent of the master servicer [and the securities insurer] except as otherwise expressly permitted by the terms of the Servicing Agreement; or

      (6) the servicer fails to remain qualified as a mortgage servicer for Freddie Mac loans and/or the servicer disposes of substantially all of its assets.

   In case of any Servicer Event of Default, [the securities insurer, or] in some instances, the master servicer, may provide the servicer with written notice of the termination of all of the servicer's authority, powers, and rights under the Servicing Agreement. On or after the receipt by the servicer of this written notice, all authority and power of the servicer under the Servicing Agreement and the Sale and Servicing Agreement shall terminate. The Servicing Agreement provides that in that case [either of the securities insurer or] the master servicer may execute and deliver on behalf of the servicer, as the servicer's attorney-in-fact, all documents, and to do or accomplish all acts that [in the securities insurer's judgment] may be necessary or appropriate to effect terminations with or without cause.

   If the servicer is terminated, the master servicer is obligated to perform the duties of servicer under the Servicing Agreement until a successor is appointed. The servicer will continue to provide services in accordance with the Servicing Agreement and the Sale and Servicing Agreement until terminated. The servicer will also in good faith cooperate fully to transfer the servicing and the management of the loans. The Servicing Agreement requires that the servicer cooperate with the master servicer to effect the termination of its responsibilities, rights, and powers under the Servicing Agreement. This cooperation includes providing to the master servicer all documents and records reasonably requested to enable the master servicer or its designee to assume and carry out the duties and obligations of the servicer.

Rights of Noteholders upon Occurrence of Event of Default

   Under the Indenture, the following, among other things, will constitute events of default

      (1) a failure to pay the full amount of the portion of the Noteholders' Interest Payment Amount payable to the notes within five days of the payment date on which a related payment is due,

      (2) a failure to pay the full amount of principal of the Notes on the related Maturity Date, without regard to the amount of the Available Collection Amount, and

      (3) material breaches under the Insurance Agreement.

See also "Description of the Securities--Events of Default--Indenture" in the accompanying prospectus for a description of some other Events of Default.

   If an event of default occurs under the Indenture[, the securities insurer or] holders of notes representing more than 50% of the aggregate of the voting interests of the notes then outstanding may exercise their remedies under the Indenture[, if the securities insurer provides prior written consent].

[Restrictions on Noteholders' Rights

   So long as

      (1) there does not exist a continuing failure by the securities insurer to make a required payment under the Guaranty Policy and

      (2) some bankruptcy-related events specified in the Sale and Servicing Agreement have not occurred with respect to the securities insurer,

the securities insurer will have the right to exercise all rights, including voting rights, which the Security Owners are entitled to exercise pursuant to the Indenture and Owner Trust Agreement, without any consent of the related Security Owners. However, without the consent of each holder of the notes affected thereby, the securities insurer will not be entitled to exercise those rights of the Security Owners to amend the indenture in any manner that would

      (1) reduce the amount of, or delay the timing of, collections of payments on the loans or distributions which are required to be made on any note,

      (2) adversely affect in any material respect the interests of the holders of the notes or

      (3) alter the rights of any Security Owner to consent to this type of amendment.]

The Owner Trustee and Indenture Trustee

   The owner trustee and the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees.

   For the purpose of meeting the legal requirements of various jurisdictions, the servicer, the owner trustee and the indenture trustee acting jointly - or in some instances, the owner trustee or the indenture trustee acting alone - will have the power to appoint co-trustees or separate trustees of all or any part of the issuer. If this appointment occurs, all rights, powers, duties and obligations conferred or imposed on the owner trustee by the Sale and Servicing Agreement and the Owner Trust Agreement will be conferred or imposed jointly on the owner trustee and the indenture trustee. All rights, powers, duties and obligations conferred or imposed on the indenture trustee by the Sale and Servicing Agreement and the Indenture will be conferred or imposed jointly on the owner trustee and the indenture trustee. In any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform acts, all rights, powers, duties and obligations will be conferred singly on this separate trustee or co-trustee. In each case, this separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

   The owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor thereto [acceptable to the securities insurer]. The administrator may remove the owner trustee if it ceases to be eligible to continue as owner trustee under the Owner Trust Agreement, or becomes legally unable to act or becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor owner trustee [acceptable to the securities insurer]. Any resignation or removal of the owner trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by that successor.

   The indenture trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor thereto [acceptable to the securities insurer]. The holders of a majority in outstanding amount of the notes [with the prior written consent of the securities insurer,] may remove the indenture trustee and may appoint a successor thereto [acceptable to the securities insurer]. The master servicer[, with the prior written consent of the securities insurer,] will be obligated to remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the Indenture or becomes legally unable to act or becomes insolvent. In these circumstances, the master servicer will be obligated to appoint a successor [acceptable to the securities insurer]. Any resignation or removal and appointment of a successor will not become effective until acceptance of the appointment by the successor [and approval by the securities insurer].

   The Owner Trust Agreement and Indenture will provide that the applicable trustee will be entitled to indemnification by the transferor, and will be held harmless against, any loss, liability or expense incurred by them not resulting from its own willful misfeasance, bad faith or negligence. However, the trustee will not be held harmless from a breach of any of its representations or warranties to be set forth in the Owner Trust Agreement or Indenture, as the case may be.

Duties of the Owner Trustee And Indenture Trustee

   The owner trustee will make no representations as to the validity or sufficiency of the Owner Trust Agreement, the Securities, other than the execution and authentication of the notes, or of any loans or related documents. The owner trustee will not be accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the loans, or the investment of any monies by the servicer before these monies are deposited into the trust accounts. So long as no Event of Default has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the Owner Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the Owner Trust Agreement. Accordingly, the owner trustee will only be required to examine those certificates, reports or other instruments to determine whether they conform to the requirements of the Owner Trust Agreement.

   The owner trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the Owner Trust Agreement or the Sale and Servicing Agreement. This failure constitutes a servicer Event of Default, unless the owner trustee obtains the actual knowledge of a failure as specified in the Owner Trust Agreement.

   The owner trustee will be under no obligation, at the request, order or direction of any of the holders of Residual Interest Certificates, to

   (1) exercise any of the rights or powers vested in it by the Owner Trust Agreement,

   (2) make any investigation of matters arising under the Owner Trust Agreement or

   (3) institute, conduct or defend any litigation under or in relation to the Owner Trust Agreement,

unless those holders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. Subject to the rights or consent of the holders of notes[, the securities insurer] and the indenture trustee, no holder of a Residual Interest Certificate will have any right under the Owner Trust Agreement to institute any proceeding with respect to the Owner Trust Agreement, unless the holder of the Residual Interest Certificate previously has given to the owner trustee written notice of the occurrence of a Servicer Event of Default and the Servicer Event of Default arises from the servicer's failure to remit payments when due.

   The indenture trustee will make no representations as to the validity or sufficiency of the Indenture, the notes, other than the authentication of the notes, or of any loans or related documents. The indenture trustee will not be accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the loans, or the investment of any monies by the servicer before these monies are deposited into the trust accounts. So long as no event of default under the Indenture will have occurred and be continuing, the indenture trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the Indenture. Accordingly, the indenture trustee will only be required to examine them to determine whether they conform to the requirements of the Indenture and to the making of monthly distributions to the Security Owners and the filing of claims under the Guaranty Policy. The indenture trustee will not be charged with knowledge of a failure by the servicer or the master servicer to perform its duties under the Transfer and Sale Agreements. This failure constitutes an event of default under the Indenture, unless the indenture trustee obtains the actual knowledge of a failure as specified in the Indenture.

   The indenture trustee will be under no obligation, at the request, order or direction of any of the holders of notes, to

   (1) exercise any of the rights or powers vested in it by the Indenture,

   (2) make any investigation of matters arising under the Indenture or

   (3) institute, conduct or defend any litigation under or in relation to the Indenture,

unless the applicable holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

   No holder of notes will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless [the applicable holder has obtained the prior written consent of the securities insurer] and the applicable holder gave to the indenture trustee prior written notice of the occurrence of an event of default under the Indenture and

      (1) the event of default arises from the servicer's failure to remit payments when due or

      (2) holders of notes representing more than 25% of the aggregate voting interests of the notes then outstanding have made written request of the indenture trustee to institute a related proceeding in its own name as the indenture trustee under the Indenture and have offered to the indenture trustee reasonable indemnity and the indenture trustee has for 30 days neglected or refused to institute any related proceedings.

Reports to Noteholders

   On each payment date, the indenture trustee is required to distribute, based on information provided by the servicer, a monthly distribution statement to the depositor, the holders of notes [, the securities insurer,] and the rating agencies, stating the date of original issuance of the notes and various other information, including the following:

      (1) the Available Collection Amount and Available Payment Amount, the Regular Payment Amount, the Insured Payment and the Excess Spread for the

   related payment date;

      (2) the Note Principal Balance, as applicable, of the notes before and after giving effect to payments made to the holders of the related notes on the relevant payment date, and the pool principal balance as of the first and last day of the related Due Period;

      (3) the Note Factor with respect to the notes then outstanding. "Note Factor" means with respect to the notes and any date of determination, the then applicable Note Principal Balance divided by its initial Note Principal Balance;

      (4) the amount of principal, if any, and interest to be paid to the notes on the related payment date;

      (5) as of the related payment date, the Overcollateralization Amount, the Overcollateralization Target Amount and any Overcollateralization Deficiency Amount, or any Overcollateralization Reduction Amount,] and any related amount to be paid to the holders of the notes or paid to the holders of the Residual Interest Certificates on the appropriate payment date;

      (6) the servicing compensation, the master servicer compensation and the indenture trustee fee, if any, for the appropriate payment date and the Guaranty Insurance Premium;

      (7) the Overcollateralization Amount on the related payment date and the Overcollateralization Target Amount as of the related payment date;]

      (8) the weighted average maturity of the loans and the weighted average loan interest rate of the loans;

      (9) particular performance information with respect to the related Due Period, including, without limitation, delinquency and foreclosure information with respect to the loans;

      (10) the number of and aggregate principal balance of all loans in foreclosure proceedings and the percent of the aggregate principal balances of the related loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

      (11) the number of and the aggregate principal balance of the loans in bankruptcy proceedings and the percent of the aggregate principal balances of those loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

      (12) the number of foreclosure properties, the aggregate principal balance of the related loans, the book value of those foreclosure properties and the percent of the aggregate principal balances of those loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

      (13) during the related Due Period, and cumulatively, from the closing date through the most current Due Period, the number and aggregate principal balance of loans for each of the following that became defaulted loans, Liquidated Home Loans, Deleted Loans as a result of the Deleted Loans being Defective Loans, and Deleted Loans as a result of the Deleted Loans being a loan in default or imminent default;

      (14) the scheduled principal payments and the principal prepayments received with respect to the loans during the Due Period; and

      (15) the number and aggregate principal balance of loans that were 30, 60 or 90 days delinquent as of the close of business on the last day of the related Due Period.

                         Federal Income Tax Consequences

   Set forth below is a summary of some United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset. Unless otherwise indicated below, this beneficial owner is a United States person, as defined in the accompanying prospectus. This summary does not address special tax rules that may apply to specific types of investors, including banks, insurance companies and securities dealers, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Certain Federal Income Tax Consequences," and supersedes that discussion to the extent that it is inconsistent with that discussion. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Classification of Investment Arrangement

   In the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, the issuer will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes. Rather the issuer will be ignored and treated as a mere security device when there is a single beneficial owner of the issuer, or will be treated as a domestic partnership when there are two or more beneficial owners of the issuer.

Taxation of Holders

   Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of the transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in the property has been made by the Internal Revenue Service and the courts. This determination is based on numerous factors designed to determine whether the issuer has relinquished, and the investor has obtained, substantial incidents of ownership in that property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, the notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the loans or an equity interest in the Issuer.

   Interest and Original Issue Discount. Interest on the notes will be treated as income to beneficial owners as those amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the notes will not be issued with original issue discount for federal income tax purposes. Any premium or de minimis original issue discount with respect to the notes will be determined in the same manner as described under "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Premium" and "--Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is 30% CPR.

   Sale, Exchange, Retirement or Other Disposition. After the sale, exchange, retirement or other disposition of a note, a beneficial owner who holds the note as a capital asset generally will recognize capital gain or loss. The amount of this capital gain or loss is equal to the difference, if any, between the amount realized, adjusted for accrued stated interest, on the sale or other disposition of the owner's note and the owner's cost for the note, increased by any original issue discount or accrued market discount reported as income or decreased by any amortized bond premium. Long-term capital gains of non-corporate investors - generally, gains on notes held for more than one year - would be subject to a lower maximum tax rate than ordinary income or short-term capital gains of those holders. Corporations are subject to the same tax rate on ordinary income and capital gains.

   Taxation of Certain Foreign Investors. Interest, including original issue discount, payable to beneficial owners of notes who are nonresident aliens, foreign corporations, or other non-U.S. Persons, i.e., any person who is not a "U.S. Person," will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

      (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the depositor or the issuer and

      (2) provides the owner trustee, or the person who would otherwise be required to withhold tax from distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the note is a non-U.S. Person.

   If this statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the note is effectively connected with the conduct of a trade or business within the United States by a non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning an Offered certificate.

   The IRS recently issued final, new regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The new regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The new regulations would require, in the case of notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Backup Withholding and Information Reporting

   Payments made on the notes and proceeds from the sale of notes to or through some brokers may be subject to a "backup" withholding tax of 31% of "reportable payments," unless, in general, the beneficial owner complies with some procedures or is an exempt recipient. The reportable payments include interest accruals, original issue discount, and, under some circumstances, payments in respect of principal amount. Any amounts so withheld from payments on the notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax. The new regulations change some of the rules relating to presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reports of interest, original issue discount and information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

   See "Certain Federal Income Tax Consequences--Partnership Trust Funds--Treatment of the Debt Securities as Indebtedness" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain restrictions on

      (1) employee benefit plans as defined in Section 3(3) of ERISA,

      (2) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

      (3) any entities whose underlying assets include plan assets by reason of a plan's investment in the entities set forth in clauses (1) and (2) above, and

      (5) persons who have certain specified relationships to the Plans "Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code.

   Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings. Bank, 510 U.S. 86, an insurance company's general account may be deemed to include assets of the Plans investing in the general account, e.g., through the purchase of an annuity contract. As a result, the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of the investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to the Plans. There are certain exemptions issued by the United States Department of Labor that may be applicable to an investment by a Plan in the certificates, including Prohibited Transaction Class Exemption 83-1. For further discussion of PTE 83-1, including the necessary conditions to its applicability and other important factors to be considered by a Plan contemplating investing in the certificates, see "ERISA Considerations" in the prospectus.

   The U.S. Department of Labor has granted to [____________] Prohibited Transaction Exemption [___], as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487
(2002) (the "Exemption"). The Exemption exempts from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

      (1) The acquisition of the Class A certificates by a Plan is on terms including the price for the Class A certificates that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The Class A certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from either Standard & Poor's Rating Services, Moody's Investors Service, Inc., Fitch, Inc.

      (3) The sum of all payments made to the underwriter[s] in connection with the distribution of the Class A certificates represents not more than reasonable compensation for underwriting the Class A certificates. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Pooling and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

      (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below other than an underwriter); and

      (5) The Plan investing in the Class A certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended.

   The trust fund also must meet the following requirements:

      (1) The corpus of the trust fund must consist solely of assets of the type which have been included in other investment pools;

      (2) Certificates in the other investment pools must have been rated in one of the four highest rating categories of Standard & Poor's Ratings Services, Moody's Investors Services, Inc. or Fitch, Inc. for at least one year prior to the Plan's acquisition of certificates; and

      (3) Certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan's acquisition of Class A certificates.

   In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A certificates, the Exemption requires, among other matters, that:

      (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the "sponsors" of the trust fund and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group,

      (2) the fiduciary, or its affiliate, is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the trust;

      (3) the Plan's investment in Class A certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and

      (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by

      (1) an underwriter,

      (2) the trustee,

      (3) the servicer,

      (4) any obligor with respect to the loans included in the trust,

      (5) any entity deemed to be a "sponsor" of the trust fund as this term is defined in the Exemption, or

      (6) any affiliate of any party.

   The parties listed in (1) through (6) above constitute the "Restricted
Group."

   Subject to the foregoing, the depositor believes that the Exemption will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of that exemption other than those within the control of the investors have been met.

   Before purchasing a Class A certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, including PTE 83-1, and whether the conditions of any exemption will be applicable to the class A certificates. Any fiduciary of a Plan considering whether to purchase a Class A certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to the investment. See "ERISA Considerations" in the prospectus.

   Certain affiliates of the trust or the servicer might be considered or might become Parties in Interest with respect to a Plan. In such cases if the Underwriter Exemption did not apply, the acquisition or holding of notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as one of the following Prohibited Transaction Class Exemptions ("PTCE").

      o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager,"

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts,

      o PTCE 91-38, which exempts certain transactions involving bank collective investment funds,

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or

      o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

   Each purchaser or transferee of a note that is a Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any applicable law similar to ERISA.

   The sale of Class A certificates to a Plan is not a representation by the depositor or the underwriter, that this investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

   The notes will constitute "mortgage related securities" for purposes of Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

   Except as to the status of the notes as "mortgage related securities," no representations are made as to the proper characterization of the notes for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the notes will constitute legal investments for them or are subject to investment, capital, or other restrictions.

   See "Legal Investment" in the prospectus.

                                 Use of Proceeds

   The depositor intends to use the net proceeds to be received from the sale of the notes to acquire the loans and to pay other expenses associated with the pooling of the loans and the issuance of the notes.

                                  Underwriting

   Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Barclays Capital Inc., __________________________ and _____________________, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the notes. The depositor has been advised by the underwriters that the underwriters propose initially to offer the notes to the public at a price equal to ______% of the initial Note Principal Balance and to some dealers at those prices less a concession not in excess of ____%, expressed as a percentage of the Note Principal Balance. The underwriters may allow and those dealers may allow a discount not in excess of ____%. The depositor estimates that its aggregate expenses in connection with the issuance and offering of the notes, excluding underwriting discounts and commissions, will be approximately $__________. The underwriters will receive an underwriting discount equal to _____% of the initial principal amount of the notes. In connection with the sale of the notes, the underwriters will be deemed to have received compensation from the depositor in the form of underwriting discounts equal to _____% of the initial Note Principal Balance.

   Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

   If the underwriters create a short position in the notes in connection with the offering, the underwriters may reduce that short position by purchasing notes in the open market. A short position will result if the underwriters sell more notes than are set forth on the cover page of this prospectus supplement.

   In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

   Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the depositor nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

   There is currently no secondary market for the notes. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue.

   The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to liabilities, including liabilities under the Securities Act of 1933, as amended.

   In addition to the purchase of the notes pursuant to the Underwriting Agreement, the underwriters and some of their affiliates may have financing relationships with the transferor.

   The depositor is an affiliate of Barclays Capital Inc. Any obligations of Barclays Capital Inc. are the sole responsibility of Barclays Capital Inc. and do not create any obligations on the part of any of its affiliates.

                                     Experts

[___________________________]


                                  Legal Matters

   The validity of the notes and specific federal income tax matters will be passed on for the depositor and for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     Ratings

   It is a condition to the issuance of the notes that the notes be rated
_______________________________________________________________________
________________________________by_____________________________________
_______________________________________________________________ and
_______________________________________________________________________
___________________________by _______________________________________. The
ratings on the notes also address the structural, legal and issuer-related aspects of the notes, including the nature of the loans. In general, the ratings on the notes address credit risk and not prepayment risk. The ratings on the notes do not represent any assessment of the likelihood that principal prepayments of the loans will be made by borrowers or the degree to which the rate of the related prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the notes do not address the possibility that holders of the notes might suffer a lower than anticipated yield in the event of principal payments on the notes resulting from rapid prepayments of the loans, the payment of any Noteholders' Interest Carry-Forward Amount, or the application of Excess Spread as described in this prospectus supplement, or if the owner trust is terminated before the final Maturity Date of the notes.

   The depositor has not solicited ratings on the notes with any rating agency other than the rating agencies. However, there can be no assurance as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by that rating agency. Any rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by the rating agencies.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. If the ratings initially assigned to any of the notes by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those notes.

                                Glossary of Terms

   "Accrual Period" is the period from and including the immediately preceding payment date, or, in the case of the first payment date, from the closing date, through but excluding the related payment date. Interest on the notes will be calculated on the basis of the actual number of days elapsed in the Accrual Period in a 360-day year.

   "Administration Agreement" is the agreement, dated [______], among the issuer, the administrator and the master servicer.

   "Available Collection Amount is, with respect to each payment date, the sum of:

      (1) all amounts received on the loans or required to be paid by the master servicer, the servicer or the transferor during the related Due Period or with respect to prepayments and other unscheduled principal payments during the related Due Period, exclusive of:

                  (a) amounts not required to be deposited by the servicer in the Collection Account; and

                  (b) amounts permitted to be withdrawn by the indenture trustee from the Collection Account;

      (2) the Purchase Price paid for any loans required to be repurchased and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case before the related Determination Date; and

      (3) after the exercise of an optional redemption by the Majority Residual Interest Certificateholders, the servicer [or the securities insurer,] the Termination Price.

   "Available Payment Amount" will equal, on each payment date, the related Available Collection Amount deposited into the Note Payment Account and remaining after providing for the payment of all Issuer Fees and Expenses for the related payment date.

   "Call Option Date" is the first date on which the Residual Certificateholders may exercise their option to cause the issuer to redeem the notes. This will occur when the pool principal balance is reduced to __% of the cut-off date pool principal balance.

   "Certificate Distribution Account" [___________________].

   "Certificateholder" A person who has beneficial ownership interests in a Residual Interest Certificate.

   "Collection Account" is an account established and maintained for the benefit of the noteholders into which the servicer will deposit required payments and collections.

   "Compensating Interest" is an amount paid by the master servicer or special servicer to cover interest shortfalls which results from a borrower's prepayment on a loan.

   "Custodial Agreement" is the agreement among the custodian, the issuer and the indenture trustee.

   "Defaulted Loans" are loans to which an event of default has occurred under the related note or mortgage.

   "Defective Loans" are loans which have a material document deficiency or as to which the transferor has breached a representation or warranty with respect to the loans which materially and adversely affect the value of the loan.

   "Determination Date" is the ___ calendar day of each month or, if that day is not a business day, then the preceding business day.

   "Due Period" is a period of time commencing on the [____] day of the month in which the immediately preceding distribution date occurs, or on the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

   "Excess Spread" means, with respect to any payment date, the excess, if any, of

      (1)   the Available Payment Amount, over

      (2)   the Regular Payment Amount.

   "Exchange Act" is the Securities Exchange Act of 1934, as amended.

   "Gross Margin" means the number of basis points stated in the mortgage note.

   ["Guaranty Insurance Premium" is the monthly amount payable to the securities insurer under the Guarantee Policy.]

   "Guaranty Policy" is the guaranty policy between ___________ and
___________.

   "Home Loan Purchase Agreement" is the agreement between the depositor and
_____________.

   "Indenture" is the agreement between the issuer and ________, a national banking association.

   "Indenture Trustee Fee" for any payment date, is the fee payable to the indenture trustee on each loan, which is an amount equal to one-twelfth of the Indenture Trustee Fee Rate on the unpaid principal balance of the loan at the end of the related Due Period.

   "Indenture Trustee Fee Rate" will equal _______% per annum.

   "Indenture Trustee Loan File" means for each loan:

      (1) the related note endorsed in blank or to the order of the indenture trustee without recourse;

      (2) any assumption and modification agreements;

      (3) the mortgage, deed of trust, or other similar security instruments, with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

      (4) an assignment of the mortgage, if any, in the name of the indenture trustee in recordable form;

      (5) a title insurance policy; and

      (6) any intervening assignments of the mortgage.

   "Insurance Agreement" means the Insurance and Indemnity Agreement among the security insurer, the depositor, ___________ and the issuer.

   "Insurance Proceeds" are, with respect to any payment date, the proceeds paid to the servicer by any insurer pursuant to any insurance policy covering a loan, mortgaged property or REO property or any other insurance policy that relates to a loan, net of any expenses which are incurred by the servicer in connection with the collection of those proceeds and not otherwise reimbursed the servicer. Insurance Proceeds do not include insured payments, the proceeds of any insurance policy that are to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the accepted servicing procedures.

   "Insured Payments" are, on any payment date the sum of:

      (1) any insufficiency resulting from the Available Payment Amount being less than the accrued and unpaid interest due on the notes, less

                  (a)   Noteholders' Interest Carry-Forward Amounts and

                  (b) any shortfalls incurred by the imposition of the Soldiers'
            and Sailors' Relief of 1940, as amended, and

      (2) any Noteholders' Principal Deficiency Amount.

   "Issuer Fees and Expenses" consist of the following:

      (1) the Servicing Compensation and the Master Servicer Compensation

      (2) the Indenture Trustee Fee, and

      (3) the Guaranty Insurance Premium.

   "LIBOR Determination Date" for each Accrual Period is the second business day preceding the first day of that Accrual Period.

   "Liquidated Home Loan" is any home loan in respect of which a monthly payment is in excess of 30 days past due and as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur on the earliest of:

      (1) the liquidation of the related mortgaged property acquired through foreclosure or similar proceedings or

      (2) the servicer's determination in accordance with the accepted servicing procedures that there is not a reasonable likelihood of an economically significant recovery from the borrower or the related mortgaged property in excess of the costs and expenses in obtaining that recovery and in relation to the expected timing of that recovery.

    "Loan Class" is the risk category assigned to each loan pursuant to the underwriting standards.

   "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the collateral value of the related residential property.

   "Majority Residual Interest Certificateholders" [___________________].

   "Master Servicer Compensation" will equal the aggregate of the investment earnings of funds in the Collection Account and Note Payment Account, late payment charges and prepayment penalties collected on the loans and the Master Servicer Fee.

   "Master Servicer Fee" with respect to each loan, is an amount equal to one-twelfth of __% multiplied by the unpaid principal of the loan at the end of the applicable Due Period.

   "Maturity Date" is [      , 20[  ]].

   "Monthly Advance" is an advance of interest and principal required to be made by the Master Servicer, net of the Servicing Fee and Master Servicer Fee, due during the related Due Period but delinquent.

   "Net Liquidation Proceeds" are, with respect to any payment date:

      (1) any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of mortgaged properties or otherwise, other than Insurance Proceeds and Released Mortgaged Property Proceeds, and

      (2) any other cash amounts received in connection with the management of the mortgaged properties from defaulted loans, in each case, net of

                  (a) any reimbursements to the servicer or the master servicer, as applicable, made from those amounts for any unreimbursed Servicing Compensation, Master Servicer Compensation, Servicing Advances and Monthly Advances, as applicable, and

                  (b) any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related liquidated home loans or mortgaged properties.

                  "Note Interest Rate" [____________________________].

   "Note Payment Account" is an account established by the indenture trustee from which the trustee will make payments to the holders of notes.

   "Note Principal Balance" means, with respect to the notes and as of any date of determination, the original note principal balance of the notes reduced by all amounts paid in respect of principal of the notes on all payment dates prior to the related date of determination.

   "Noteholders' Interest Carry-Forward Amount" means, with respect to any payment date,

      (1) if on that payment date the interest rate on the notes is capped, the excess, if any, of the amount of interest that would have accrued on the notes for the immediately preceding payment date if the interest rate were not capped over the amount of interest that is due on the notes for that payment date at the capped interest rate, plus

      (2) any outstanding Noteholders' Interest Carry-Forward Amount remaining unpaid from prior payment dates, together with interest at the applicable interest rate.

   "Noteholders' Interest Shortfall Amount" means, with respect to any payment date, the excess, if any, of the Noteholders' Monthly Interest payment amount for the preceding payment date over the amount in respect of interest that is actually paid on that preceding payment date.

   "Noteholders' Interest Payment Amount" means, with respect to any payment date, the sum of the Noteholders' Monthly Interest Payment Amount and the Noteholders' Interest Shortfall Amount on that payment date.

   "Noteholders' Monthly Interest Payment Amount" means, with respect to any payment date, interest accrued for the related accrual period on the notes at the interest rate on the note principal balance immediately preceding that payment date, or, in the case of the first payment date, on the closing date, after giving effect to all payments of principal to the holders of the notes on or before the applicable preceding payment date.

   "Noteholders' Principal Deficiency Amount" is:

      (1) with respect to any payment date, other than as set forth in clause
(2) below, the excess, if any, of

                  (a) the Note Principal Balance as of the related payment date, after giving effect to all payments of principal on the notes on the related payment date, but without giving effect to payments in respect of the Noteholders' Principal Deficiency Amount to be made on the related payment date, over

                  (b) the pool principal balance as of the end of the related
            Due Period and

      (2) with respect to the Maturity Date of the notes, the excess of

                  (a) the Note Principal Balance, after giving effect to all payments of principal on the notes on the related date, but without giving effect to payments in respect of this Noteholders' Principal Deficiency Amount to be made on the related date, over

                  (b) the Available Payment Amount remaining after the payment of the Noteholders' Interest Payment Amount and Regular Principal Payment Amount for that date.

   "OC Trigger Increase Event" and "OC Trigger Reversal Event" are defined in the Transfer and Servicing Agreements and are based on Excess Spread requirements and delinquency and loss levels established by the securities insurer. The securities insurer may change these delinquency and loss levels at any time.

   "One-Month LIBOR" is the London interbank offered rate for one-month United States dollar deposits.

   "Overcollateralization Amount" with respect to any payment date, is the amount equal to the excess, if any, of

      (1) the pool principal balance as of the end of the preceding Due Period, over

      (2) the note principal balance, after giving effect to payments on the notes on the related payment date.

   "Overcollateralization Deficiency Amount" means with respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.

   "Overcollateralization Reduction Amount" means, with respect to any payment date that occurs on or after the Stepdown Date, the lesser of

      (1) the excess, if any, of

                  (a) the Overcollateralization Amount, assuming principal
            payments of the notes on that payment date are equal to the Regular Principal Payment Amount, without regard to this Overcollateralization Reduction Amount, over

                  (b)   the Overcollateralization Target Amount and

      (2) the Regular Principal Payment Amount, as determined without the deduction of this Overcollateralization Reduction Amount from that number, on the related payment date.

   Prior to the occurrence of a Stepdown Date, the Overcollateralization Reduction Amount will be zero.]

   "Overcollateralization Target Amount" means with respect to any payment date, an amount determined as follows:

      (1) with respect to any payment date occurring prior to the Stepdown Date, the amount equal to ________of the cut-off date pool principal balance;

      (2) with respect to any other payment date occurring on or after the Stepdown Date, an amount equal to the greatest of

                  (a) an amount that may stepdown over a period generally equal to six months to not less than ____% of the pool principal balance as of the end of the related Due Period based on the formula set forth in the Transfer and Servicing Agreements,

                  (b) _____ of the cut-off date pool principal balance and

                  (c) an amount equal to the aggregate principal balance of the three largest loans then outstanding; and

      (3) with respect to any payment date occurring on or after an OC Trigger Increase Event, an amount equal to 100% of the cut-off date pool principal balance. However, with respect to any payment date occurring on or after an OC Trigger Reversal Event, an amount determined pursuant to clause (1) or (2) above, as applicable.

However, with respect to any payment date the Overcollateralization Target Amount shall not exceed the note principal balance. The Overcollateralization Target Amount will be subject to stepups and stepdowns based on delinquency and loss tests and excess spread requirements with respect to the loans. The securities insurer may reduce the Overcollateralization Target Amount, at any time to, but not below,

      (1) with respect to any payment date occurring prior to the Stepdown Date, _____% of the cut-off date pool principal balance or

      (2) with respect to any payment date occurring on or after the Stepdown Date, an amount equal to the greater of

                  (a) _____% of the pool principal balance as of the end of the related Due Period,

                  (b) _____% of the cut-off date pool principal balance or

                  (c) an amount equal to the aggregate principal balance of the three largest loans then outstanding.

   "Owner Trust Agreement" is the owner trust agreement, dated [____], among the depositor, the paying agent, the owner trustee and ___________.

   "Parties in Interest" has the definition given to it in Title I of ERISA.

   "Plans" are retirement plans and other employee benefit plans or arrangements subject to Title I of ERISA.

   "Purchase Price" is the amount paid for any loans which must be repurchased.

   "Qualified Substitute Loan" [_________________________].

   "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

   "Regular Payment Amount" is, with respect to any payment date, the lesser of

      (1)   the Available Payment Amount and

      (2) the sum of

                  (a)   the Noteholders' Interest Payment Amount and

                  (b) the Regular Principal Payment Amount.

   "Regular Principal Payment Amount" means, on each payment date, an amount, but not in excess of the note principal balance immediately before the payment date, equal to the sum of

      (1) each scheduled payment of principal collected by the servicer in the related Due Period,

      (2) all full and partial principal prepayments received by the servicer during that related Due Period,

      (3) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period,

      (4) that portion of the purchase price of any repurchased loan which represents principal received before the related Determination Date,

      (5) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related determination date, and

      (6) on the payment date on which the issuer is to be terminated pursuant to the Sale and Servicing Agreement, the Termination Price, net of

                  (a) any accrued and unpaid interest, due and unpaid Issuer
            Fees and Expenses,

                  (b) [amounts due and owing the securities insurer under the
            Insurance Agreement] and

                  (c) unreimbursed servicing advances and monthly advances owing to the servicer and the master servicer, as applicable.

If the related payment date occurs on or after a Stepdown Date, then the Regular Principal Payment Amount will be reduced, but not less than zero, by the Overcollateralization Reduction Amount, if any, for that payment date.

   "Released Mortgaged Property Proceeds" means, with respect to any loan, the proceeds received by the servicer in connection with:

      (1) a taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or

      (2) any release of part of the mortgaged property from the lien of the related mortgage, whether by partial condemnation, sale or otherwise, which proceeds are not released to the borrower in accordance with applicable law, accepted servicing procedures and the Sale and Servicing Agreement.

   "Reserve Interest Rate" shall be the rate per annum that the indenture trustee determines to be either:

      (1) the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of _____%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or,

      (2) if the indenture trustee can determine no applicable arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the related LIBOR Determination Date to leading European banks.

   "Residual Certificateholder" is a holder of a security representing a residual interest in the assets of the issuer.

   "Residual Interest Certificates" are securities which constitute residual interests in the assets of the issuer.

   "Sale and Servicing Agreement" is the sale and master servicing agreement by and among the issuer, the master servicer, the transferor, the depositor and the indenture trustee.

   ["Securities Insurer Reimbursement Amount" is an amount equal to any unreimbursed Insured Payments in respect of the notes and any other amounts owed to the securities insurer under the Insurance Agreement.]

   "Servicing Compensation" for any payment date, is the Servicing Fee and all other forms of compensation payable to the servicer under the Servicing Agreement.

   "Servicing Advances" are advances which the servicer is required to make under the Servicing Agreement.

   "Servicing Fee" for any payment date and for each loan, is an amount equal to one-twelfth of __% multiplied by the unpaid principal balance of the loan at the end of the related Due Period.

   ["Securities Insurer Default" is a continuing failure by the securities insurer to make a required payment under the Guaranty Policy or some bankruptcy-related events have occurred with respect to the securities insurer.]

   "Security Owner" is a person who acquires beneficial ownership interests in a security.

   "Servicing Agreement" is the servicing agreement, dated [_____], between the master servicer and the special servicer.

   "Six-Month LIBOR" is the London interbank offered rate for six-month United States dollar deposits.

   "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   "Stepdown Date" is the first payment date occurring on the later of:

      (1)   _________; or

      (2) the payment date on which the pool principal balance as of the end of the related Due Period has been reduced to __% of the cut-off date pool principal balance.

   "Substitution Adjustment" in connection with the substitution of a qualified substitute loan for a Defective Loan an amount equal to the shortfall caused by the substitute loan having an unpaid principal balance that is less than the Defective Loan plus any unreimbursed Servicing Advances for the Defective Loan.

   "Termination Price" is an amount equal to the greater of

      (1) the sum of

                  (a) the then outstanding Note Principal Balance and all
            accrued and unpaid interest on the Note Principal Balance at the applicable interest rate and all unpaid Noteholders' Interest Carry-Forward Amounts through the last day of the Accrual Period relating to the payment date;

                  (b) any Issuer Fees and expenses due and unpaid on the
            applicable date;

                  (c) any unreimbursed Servicing Advances and unreimbursed
            Monthly Advances including related advances deemed to be nonrecoverable[; and

                  (d) any unpaid Securities Insurer Reimbursement Amount and

      (2) the sum of

                  (a) the principal balance of each loan included in the owner trust as of the close of business on the first day of the month of the applicable payment date;

                  (b) all unpaid interest accrued on the principal balance of each related loan at the related interest rate to the applicable date;

                  (c) the aggregate fair market value of each foreclosure
            property included in the owner trust on the appropriate date, as determined by an independent appraiser acceptable to the indenture trustee as of a date not more than 30 days before this date; and

                  (d) any unpaid Securities Insurer Reimbursement Amount].

   "Transfer and Servicing Agreements" are the Indenture, the Sale and Servicing Agreement, the Servicing Agreement, the Administration Agreement and the Owner Trust Agreement.

   "U.S. Person" means an entity meeting the following characteristics:

      (1) a citizen or resident of the United States,

      (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

      (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, some trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

----------------------------------------
You should rely on the information
contained or incorporated by reference                $___________
in this prospectus supplement and the
attached prospectus.  We have not
authorized anyone to provide you with

different information.                            [____________] Asset
                                                      Backed Notes

We are not offering these certificates                Series 200_-_
in any state where the offer is not

permitted.                                               _______

                                                        [_______]
------------------------------                     Owner Trust 200_-_
                                                         Issuer

           TABLE OF CONTENTS

                                        Securitized Asset Backed Receivables LLC

         PROSPECTUS SUPPLEMENT

                              Page                     Depositor
                              ----
Summary.......................S-5
Risk Factors..................S-13                _____________________
Defined Terms.................S-18           Transferor and Master Servicer
The Pool......................S-18
Master Servicer...............S-29            ____________________________
Servicer......................S-30                      Servicer
Underwriting Criteria.........S-35
Prepayment and Yield

   Considerations.............S-39
The Owner Trust and Indenture.S-48
Description of the Notes......S-49
Description of Credit EnhancementS-53
Description of the Transfer and
   Servicing Agreements.......S-58             ---------------------------
Federal Income Tax ConsequencesS-71
ERISA Considerationsd.                            PROSPECTUS SUPPLEMENT
Legal Investment Matters......S-75              ---------------------------
Use of Proceeds...............S-76
Underwriting..................S-76
Experts.......................S-76                  Barclay's Capital
Legal Matters.................S-76
Ratings.......................S-77               ______________________
Glossary of Terms.............S-78

            PROSPECTUS

                                                    ___________, 200_

Available Information..............
Reports to Securityholders.........
Incorporation of Certain
  Information by Reference.........
Prospectus Supplement or Current

  Report on Form 8-K...............
Summary of Terms...................
Risk Factors.......................
The Trust Funds....................
Use of Proceeds....................
Yield Considerations...............
Maturity and Prepayment
  Considerations...................
The Depositor......................
Residential Loan Program...........
Description of the Securities......
Description of Primary Insurance
  Coverage.........................
Description of Credit Support......
Certain Legal Aspects of
  Residential Loans................
Certain Federal Income Tax
  Consequences.....................
State and Other Tax Consequences...
ERISA Considerations...............
Legal Investment...................
Plans of Distribution..............
Legal Matters......................
Financial Information..............
Ratings............................
Glossary...........................

Dealers will be required to deliver a
prospectus supplement and prospectus
when acting as underwriters of these
certificates and with respect to their
unsold allotments or subscriptions.  In
addition, all dealers selling these
certificates will deliver a prospectus
supplement and prospectus until
____________, 200_.

PROSPECTUS SUPPLEMENT DATED __________, 200_
(To prospectus dated ___________, 2003)


                          $______________ (Approximate)

                         _____________ Trust 200_-_
                                     Issuer

                   Securitized Asset Backed Receivables LLC
                                    Depositor

                   $__________ ______% Class A Certificates

                          ______________________________
                             Originator and Servicer

            _______________ Asset-Backed Certificates, Series 200_-_

      o The issuer, an owner trust, is issuing certificates in classes, but is offering only classes through this prospectus supplement.

      o The trust's main source of funds for making distributions on the certificates will be collections on a pool of receivables consisting of [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] and security interests in the underlying assets.

      o [Credit enhancement consisting of an unconditional and irrevocable guarantee of timely payment of interest and ultimate payment of principal on the certificates is provided by a financial guaranty insurance policy issued by ____________________.]

            Price to the           Underwriting          Proceeds to the
               Public                Discount               Depositor
            ------------           ------------          ---------------
                       %                      %          $

      The price to public, underwriting discount and proceeds to depositor shown are for all classes of offered certificates in the aggregate. This information is shown for each individual class on page S-__. See "Underwriting."

      The proceeds to depositor are less expenses, estimated at $_________, plus accrued interest. See "Underwriting."

--------------------------------------------------------------------------------

      You should consider carefully the risk factors beginning on page S-___ of this prospectus supplement and page ___ in the prospectus.

      The certificates will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates [, except that __________________ will insure the certificates].

      You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

--------------------------------------------------------------------------------

      Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      We will not list the offered certificates on any national securities exchange or on any automated quotation system.

      The underwriter[s], Barclays Capital Inc. [and _______________], will purchase the offered certificates from Securitized Asset Backed Receivables LLC and expect to deliver the offered certificates in book-entry form through the facilities of The Depository Trust Company to Clearstream Banking societe anonyme and Euroclear Bank, societe anonyme purchasers on or about ________, 200_.

                                Barclays Capital

              Important Notice About Information Presented In this Prospectus Supplement and the Accompanying Prospectus

      We provide information about the offered certificates for the series 200_-_ in two separate documents that progressively include more detail:

      o the accompanying prospectus dated ___________, 200_, which provides general information, some of which may not apply to the series 200_-_ certificates.

      o this prospectus supplement, which describes the specific terms of the series 200_-_ certificates.

Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

      If the terms of the certificates vary between this prospectus supplement and the accompanying prospectus, then you should rely on the information in this prospectus supplement.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                       Page                                                 Page

Summary.................................S-5          Origination Process and Credit
Risk Factors...........................S-12             Evaluation Procedures............S-23
   Limited Liquidity May Adversely                   Contract Processing, Purchase,
      Affect Market Value Of                            Servicing and
      Securities.......................S-12             Administration...................S-24
   Prepayments On The Receivables                    Delinquency Control and
      May Affect Your Yield On Your                     Collection Strategy..............S-24
      Certificates............ ........S-12          Delinquency and Loss
   [Potential Prepayments On                            Experience.......................S-24
      Certificates Due To Failure To              Weighted Average Life of the
      Transfer A Sufficient Number                   Securities..........................S-24
      Of Additional Receivables To                Description of Certificates............S-26
      The Trust........................S-12          General.............................S-26
   [Risk Of Potential Prepayments on                 Distributions.......................S-27
      Certificates Due To Failure To                 The Accounts........................S-27
      Obtain Release Of Existing                     Collections.........................S-27
      Lien.............................S-13          Flow of Funds.......................S-28
   You May Experience A Loss On Your                 Withholding.........................S-28
      Certificates Because The                    [The Insurer]..........................S-28
      Issuer Has Limited                             General.............................S-28
      Assets...........................S-13          Reinsurance.........................S-29
   [Originator Has A Limited                         Rating of Claims-Paying
      Operating History]...............S-13             Ability..........................S-29
   [The Originator's Internet-Based                  Capitalization......................S-29
      Origination Programs May Give                  Insurance Regulation................S-30
      Rise To Risks That Are Not                  [The Policy]...........................S-30
      Customary].......................S-14          Other Provisions of the Policy......S-32
   [You May Experience A Loss In                  The Pooling and Servicing Agreement
      Connection With An Event Of                    and the Transfer Agreements.........S-33
      Default..........................S-14          Conveyance of Receivables...........S-33
   The Certificates Are Obligations                  Servicing...........................S-33
      Of The Trust Only And Are Not                  Certain Reports.....................S-35
      Guaranteed By Any Other                        Termination.........................S-36
      Party............................S-14          Amendment...........................S-36
   A  Change In The Certificate                   Federal Income Tax Considerations......S-36
      Ratings May Adversely Affect                   Tax Status of the Trust.............S-37
      The Certificates.................S-14          Taxation of Certificateholders......S-37
   There Are Risks Associated With                   Discount and Premium................S-38
      Servicing Transfers..............S-15          Sale of a Class A Certificate.......S-39
   Potential Losses On Your                          Foreign Class A
      Certificates Due To Geographic                    Certificateholders...............S-39
      Concentration Of Receivables.....S-15          Backup Withholding..................S-39
   Risk Of Recharacterization Of                  Erisa Considerations...................S-39
      True Sale As A Pledge............S-15       Underwriting...........................S-39
Forward-Looking Statements.............S-16       Experts................................S-41
Defined Terms..........................S-16       Legal Matters..........................S-41
The Trust..............................S-16       Ratings................................S-41
   General.............................S-16       Glossary of Terms......................S-42
   Capitalization of the Issuer........S-17
   The Trustee.........................S-17
The Trust Fund.........................S-17
The Receivables Pool...................S-18
   Eligibility Criteria................S-18
   [Subsequent Receivables.............S-18
   Pool Composition....................S-19
The Transferor.........................S-23
The depositor..........................S-23
The Originator And The Servicer........S-23
   General.............................S-23

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties

Issuer....................... [_______] Owner Trust 200_-_, a Delaware business trust, will be established pursuant to a trust agreement among the depositor, the paying agent, the owner trustee and ______________. You may contact the issuer at the owner trust's offices. See ["The Owner Trust and Indenture"] in this prospectus supplement.

Depositor.................... Securitized Asset Backed Receivables LLC, the
                              depositor, is a limited liability company organized under the laws of Delaware. The depositor's address is 200 Park Avenue, New York, New York 10166, telephone number (212) 412-4000. See "The Depositor" in this prospectus supplement.

Originators and
  Sub-Servicers.............. ___________ originates the receivables consisting of [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] and will sell and contribute the receivables to the transferor and will act as sub-servicer of the receivables. _______ is a ___________
                              [company], whose executive offices are located at _____________.

Servicer.....................
                              _______________________________________________.
                              ____________________s' address is
                              _________________________________________. See
                              "Servicer" in this prospectus supplement.
                              _____________ will begin servicing the loans on or before _____________, 200_.

Trustee and Backup Servicer.. ________________________________________________'s
                              address is ________________________.  ___________
                              will also act as backup servicer under the sale and servicing agreement, and as custodian for the receivables files.

Relevant Dates

Initial Cut-Off Date......... Beginning of business on ________, 200_.  The issuer will receive payments due on, or
                              received with respect to, the receivables on or after this date.

Closing Date................. On or about ________, 200_.

Distribution Dates........... The __________ day of each month or if that day is not a business day, the next succeeding business day, commencing in ______, 200_.

Certificates Offered......... The certificates consist of a senior class offered by this prospectus supplement, the ______%
                              ___________ Class A, and ___________ classes of
                              subordinate certificates not offered by this prospectus supplement. Each certificate will represent a fractional undivided

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              interest in the trust. The Class A certificates will be issued in fully registered form in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof. However, one Class A certificate may be issued in another denomination representing any remaining portion of the initial Class A certificate balance. The Class A certificates will evidence in the aggregate an undivided ownership interest of ____% of the trust, with the subordinate certificates representing the remainder. The Class A certificates are senior in priority of distributions of principal and interest due on the subordinate certificates, to the extent described in this prospectus supplement.

Class A Pass-Through Rate.... __________% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of Interest.... On each distribution date, the trustee will be required to pass through and distribute pro rata with respect to the Class A certificates to the holders of record of the Class A certificates as of the last day of the immediately preceding calendar month, interest distributable with respect to the Class A certificates. The amount of interest distributable on the Class A certificates will be an amount equal to one-twelfth of the product of the Class A pass-through rate and the Class A certificate balance as of the record date to the extent that sufficient funds are on deposit in the collection account. The pass-through rate for the Class A certificates is ____% per annum. See "Description of The Certificates--Flow of Funds" in this prospectus supplement.

Distributions of Principal... On each distribution date, the trustee will be required to distribute pro rata to the Class A certificateholders and the subordinate certificateholders as of the related record date as a distribution of principal:

                              o     that portion of all collections on
                                    receivables, other than liquidated
                                    receivables and receivables that were
                                    purchased or repurchased from the trust
                                    under the pooling and servicing agreement allocable to principal, including all full and partial principal prepayments;

                              o the principal balance of all receivables, other than purchased receivables, that became liquidated receivables during the related collection period;

                              o     (A) the portion of the purchase amount
                                    allocable to principal of all receivables that became purchased receivables as of the immediately preceding record date, and (B) [in the sole discretion of the insurer,] the principal balance as of the immediately preceding record date of all receivables that were required to be purchased as of the immediately preceding record date but were not purchased; and

                              o the aggregate amount of cram down losses that occurred during the related collection period.

                              These amounts will be computed in accordance with the simple interest method.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              A collection period with respect to a distribution date will be the calendar month immediately preceding the month in which the distribution date occurs, or, in the case of the initial distribution date, the period from the cut-off date through the last day of the calendar month preceding the month in which the initial distribution date occurs. See "Description of The Certificates--Flow of Funds" in this prospectus supplement.

                              Distributions of interest and principal on the subordinate certificates will be subordinated in priority of distribution to interest and principal due on the Class A certificates. The subordinate certificateholders will not receive any distributions of interest or principal with respect to a collection period until the full amount of interest and principal on the Class A certificates relating to the collection period has been distributed from the collection account.

The Trust.................... The trust will be a trust established under the laws of the State of _______________. The activities of the trust are limited by the terms of the pooling and servicing agreement to:

                              o     purchasing, owning and managing the
                                    receivables;

                              o issuing and making distributions on the certificates; and

                              o     other related activities.

                              The trust property includes:

                              o     receivables consisting of [automobile]
                                    [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [vans] [loans];

                              o monies due under the receivables on or after the cut-off date;

                              o security interests in the [automobiles] [recreational vehicles] [motorcycles] [light duty trucks] [sport utility vehicle] [vans] or other property securing the receivables;

                              o amounts as from time to time may be held in one or more accounts established and maintained by the servicer under the pooling and servicing agreement and the related proceeds;

                              o     [the financial guaranty insurance policy;]

                              o     any proceeds from claims on certain
                                    insurance policies;

                              o     certain rights under the pooling and
                                    servicing agreement, under the transfer
                                    agreements; and

                              o     all proceeds related to property in the
                                    trust.

The Receivables and the
  Other Trust Fund
  Properties................. The primary assets of the issuer will be the receivables consisting of [automobile]
                              [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans]. The receivables will be sold and contributed by the originator to the transferor, and assigned by the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              transferor to the depositor, by the depositor to the issuer, and then by the issuer to the trustee for the benefit of the certificateholders on the day of closing and from time to time on subsequent transfer dates on or before __________, 200_.

The Receivables Pool......... As of the beginning of business on __________,
                              200_, the [___________] in the pool have:

                              (1)   an aggregate principal balance of
                                    $___________;

                              (2) a weighted average annual percentage rate of approximately ___________%;

                              (3) a weighted average remaining term to stated maturity of approximately ___________ months; and

                              (4) a remaining term to stated maturity of not more than __ months and not less than __months.

Other Trust Fund Properties.. In addition to the receivables, the trust fund will also include:

                              (1) all moneys received with respect to the initial receivables after the initial cut-off date and the subsequent receivables after the applicable subsequent cut-off dates;

                              (2) the security interests in the [automobiles] [recreational vehicles] [motorcycles] [light duty trucks] financed by the receivables;

                              (3) any proceeds from claims under insurance policies covering the underlying assets of the receivables or the related obligors;

                              (4) all instruments and documents relating to the receivables;

                              (5) a security interest in amounts on deposit in certain bank accounts; and

                              (6) all rights of the issuer under the pooling and servicing agreement.

[Pre-Funding

Pre-funding Account.......... On the day of closing, the transferor will deposit approximately $___________ of the proceeds of the certificates into a pre-funding account held by the trustee. The issuer will use funds on deposit in this account to acquire additional receivables from the transferor from time to time on or before __________, 200_.

                              The receivables acquired by the issuer during the period between the day of the closing and __________, 200_ will also have been originated by ___________.

                              The characteristics of the subsequently-acquired receivables will not differ materially from the receivables acquired by the issuer on the day of the closing.]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[Insurer..................... [__________] is a financial guaranty insurance company incorporated under the laws of the State of [__________]. See "The Policy" and "The Insurer" in this prospectus supplement.]

[The Policy.................. On the closing date, the insurer will issue the financial guaranty insurance policy to the trustee for the benefit of the Class A certificateholders under which the insurer will unconditionally and irrevocably guarantee to the Class A certificateholders payment of the guaranteed distributions for each distribution date. See "The Policy" and "Description Of The Certificates--Flow of Funds" in this prospectus supplement.]

Transfer Agreement........... The purchase agreement and assignment, dated as of [__________], under which the originators will sell the receivables to the seller, and the unaffiliated seller's agreement, dated as of [__________], under which the seller will sell the receivables to the depositor.

Repurchase and
  Purchase Obligations.......[__________] will be obligated to repurchase a receivable if the interests of the trust, the certificateholders [or the insurer] in the receivable or the value of the receivable is materially adversely affected by a breach of any representation or warranty made with respect to the receivable or by a breach of certain of the servicer's servicing obligations under the pooling and servicing agreement or certain other covenants with respect to the servicer, if either breach has not been cured by the deposit date of the first full calendar month following the discovery by or notice to [__________] of the breach.

Servicing Fee................ Each month the servicer will receive a fee for servicing the receivables plus a supplemental servicing fee. See "The Pooling And Servicing Agreement and the Transfer of
                              Agreements--Servicing" in this prospectus supplement.

Optional Purchase............ The servicer may purchase all of the receivables as of the last day of any month in which the aggregate principal balance as a percentage of the original aggregate principal balance is 10% or less. [The servicer's right to exercise this option will be subject to the prior approval of the insurer.] The purchase price will be equal to the aggregate purchase amounts and will be distributed to certificateholders on the following distribution date. See "The Pooling And Servicing Agreement and the Transfer Agreements".

Federal Income
  Tax Considerations......... In the opinion of Cadwalader, Wickersham & Taft
                              LLP, special tax counsel to the depositor, the trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. The certificateholders must report their respective allocable shares of all income earned on the trust assets, other than any amounts treated as "stripped coupons" and may deduct their respective allocable shares of reasonable servicing fees. See "Federal Income Tax Considerations--Tax Status of the Trust" in this prospectus supplement. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement, and no assurance can be given that the IRS will not take contrary positions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              See "Federal Income Tax Considerations" in this prospectus supplement.

ERISA Considerations......... A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Internal Revenue Code of 1986, as amended should carefully review with its legal advisors whether the purchase or holding of Class A certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Internal Revenue Code. The U.S. Department of Labor has issued to Barclays Capital Inc. [and ________________] individual Prohibited
                              Transaction Exemption 90-36 [and Prohibited
                              Transaction Exemption ____]. This exemption generally exempts from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A certificates and the servicing and operation of asset pools such as the trust, provided that specified conditions are satisfied. See "ERISA Considerations" in this prospectus supplement.

Ratings...................... On the closing date, the offered certificates must have the following ratings by each of ___________________ and ____________________,

                                    Class
                                    -----            -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                                    ----             -----           -----

                              [The ratings on the Class A certificates are based on the presence of the certificate insurance policy.] A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

                              See "Ratings" in this prospectus supplement for discussion of the primary factors on which the ratings are based.

--------------------------------------------------------------------------------

[Important Covenants of
  Certificateholders......... By accepting your certificate, you agree not to institute or join in any bankruptcy,
                              reorganization or other insolvency or similar proceeding against the transferor, the servicer or the issuer. You also agree to allow the securities insurer to exercise all of your voting rights with respect to your certificates.]

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on and other recoveries with respect to the receivables.

Limited Liquidity May Adversely Affect Market Value Of Securities

      A secondary market for the certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities" in the accompanying prospectus.

      (1) Prepayments On The Receivables Will Cause Prepayments On The Certificates Resulting In Reinvestment Risk To You

      The receivables may be prepaid, in full or in part, voluntarily or as a result of:

      o     prepayments as a result of the defaults;

      o     casualties to the related vehicles; or

      o     other reasons.

      Since the rate of distribution of principal of the certificates depends in part on the rate of payment, including prepayments, of the principal balance of the [____________], final distribution of the certificates could occur significantly earlier than the final scheduled distribution date for each class of certificates. You will bear the risk that you may have to reinvest the principal on your certificates earlier than you expected at a rate of interest that is less than the rate of interest on your certificates.

Prepayments On The Receivables May Affect Your Yield On Your Certificates

      If you purchase your certificates at a premium, prepayments on the receivables may reduce your yield. The ratings on the certificates do not address the possibility that prepayment rates may affect your yield on your certificates.

[Potential Prepayments On Certificates Due To Failure To Transfer A Sufficient Number Of Additional Receivables To The Trust

      If all of the funds on deposit in the pre-funding account are not used to purchase additional receivables during the pre-funding period, any remaining amount on deposit in loans to the trust will be used to make principal distributions on the certificates. See "Description of the Certificates--Distributions" in this prospectus supplement. The originator has identified an existing pool of receivables that the originator believes will satisfy the established criteria for receivables that will be assigned to the issuer on subsequent transfer dates. See "The Receivables Pool--Subsequent Receivables" in this prospectus supplement. However, we cannot assure you that the identified receivables will in fact satisfy that criteria and that there will be a sufficient number of eligible receivables to assign to the issuer.]

      For example, any receivable that is more than _____ days delinquent or that has not had at least _____ scheduled payments made prior to the end of the pre-funding period will not be eligible for assignment to the issuer. The ability of the transferor to assign a sufficient number of additional receivables to the issuer.

[Risk Of Potential Prepayments on Certificates Due To Failure To Obtain Release Of Existing Lien

      The receivables that the originator has identified for possible transfer to the to issuer on subsequent transfer dates are subject to a lien securing amounts on subsequent receivables advanced under a warehouse credit line that the originator uses to finance receivables it owns. Although the originator anticipates that amounts on deposit in the pre-funding account will be sufficient to repay the related warehouse debt and release the lien on additional receivables, we cannot assure you that those amounts will be sufficient or that the originator will have other sources of cash that could be used to repay the warehouse debt. If the related warehouse debt were not repaid and the lien released, the transferor would be unable to assign additional receivables to the issuer.]

You May Experience A Loss On Your Certificates Because The Issuer Has Limited Assets

      The issuer's primary assets or source of funds for distributions on the certificates are:

      o     the receivables;

      o     [the pre-funding account;]

      o     [the reserve limited assets account;]

      o     [the yield supplement account;]

      o     [the capitalized interest account;] and

      o     [the insurance policy issued by ___________.]

      For repayment, you must rely upon payments on the receivables, [amounts on deposit in the pre-funding account][, the yield supplement account,] [the capitalized interest account] and [amounts, if any, in the reserve account]. [The [pre-funding account] [and] [the capitalized interest account] will only be maintained until the first distribution date after the pre-funding period.

      The money in the pre-funding account will only be used to purchase additional receivables and is not available to cover losses on the receivables.] [The capitalized interest account covers obligations of the issuer relating to the portion of the issuer's assets not invested in receivables and is not designed to provide protection against losses on the receivables.] [Although the policy will be available to cover shortfalls in distributions each month, if ___________ defaults in its obligations under the policy, the certificateholders must rely solely on:

      o amounts received with respect to the receivables without the benefit of the policy

      o     amounts, if any, on deposit in the reserve account; and

      o the amount released from the yield supplement account on each distribution date.

      If this happens, the trustee may be unable to realize on the collateral securing the receivables and the proceeds to be distributed to certificateholders on a current basis may be reduced.]

[Originator Has A Limited Operating History]

      All of the receivables were originated by ___________ in accordance with its credit underwriting criteria. The originator was formed in ___________ and commenced its operations as an originator of [automobile] [recreational vehicle] [ motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] only in __________. Since that time it has experienced rapid growth in its portfolio of [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans]. The originator therefore has limited historical performance data with respect to the majority of the [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] it currently services. Although the originator has calculated and presented in this prospectus supplement its delinquency and net loss experience with respect to its entire portfolio of serviced [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans], we cannot assure you that the information presented will reflect actual experience with respect to the receivables. In addition, we cannot assure you that the future delinquency or loan loss experience of the servicer with respect to the receivables will be better or worse than that set forth in the table headed "Delinquency and Loss Experience" in this prospectus supplement. The originator is at an early stage of operations, is subject to the risks inherent in the establishment of a new business and must, among other things, continue to attract and retain qualified credit and collection personnel and support its [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] business. See "The Originator and the Servicer" in this prospectus supplement.]

[The Originator's Internet-Based Origination Programs May Give Rise To Risks That Are Not Customary]

      The originator generally uses the internet and the mail to communicate with obligors during the process of underwriting and originating [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans]. For a discussion of the underwriting and origination process, see "The Originator and The Servicer" in this prospectus supplement. The underwriting and origination processes and documentation used by the originator are novel and were developed to capitalize on the potential benefits of conducting its business over the internet and through the mail. These processes and the related documentation may entail risks that would not exist in a customary [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. We cannot assure you that these risks could not adversely affect the collectibility or enforceability of the contracts or the security interests in the underlying assets.]

[You May Experience A Loss In Connection With An Event Of Default

      Unless an insurer default has occurred and is continuing, neither the trustee nor the certificateholders may declare an event of default under the pooling and servicing agreement. So long as an insurer event of default has not occurred and is not continuing, an event of default will occur only upon delivery by the insurer to the trustee of notice of the occurrence of events of default under the insurance agreement. If a default occurs under the pooling and servicing agreement, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the sale, in whole or in part, of the receivables and the other assets of the trust, which will result in a prepayment, in whole or in part, of the certificates in advance of their maturity dates. Following the occurrence of an event of default, the trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make distributions on the certificates in accordance with the terms of the pooling and servicing agreement on each distribution date. Following the occurrence of an event of default, however, the insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the certificates, plus accrued interest on the certificates. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on your certificates.]

The Certificates Are Obligations Of The Trust Only And Are Not Guaranteed By Any Other Party

      The certificates are obligations of the trust only and do not represent an interest in or obligation of the seller, [_______], any of their affiliates or any other party or governmental body. [Except for the policy,] [T][t]the certificates have not been insured or guaranteed by any party or governmental body. [Additionally, as described in this prospectus supplement, the [spread account] will not be property of the trust and certificateholders should not rely on amounts on deposit in the spread account as a source of repayment of, or in evaluating the likelihood of payment on, the certificates.] See ["The Certificates -- Payments on the Certificates," "-- The Policy" and "-- Accounts -- Spread Account"] in this prospectus supplement.

A Change In The Certificate Ratings May Adversely Affect The Certificates

      Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. are the rating agencies rating the certificates. The rating for the certificates will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. The rating agencies have generally relied upon the existence of the insurer in assigning ratings on the certificates. A downgrade, qualification or withdrawal in the rating of the insurer could result in a downgrade, qualification or withdrawal in the rating of the certificates. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your certificates. A rating is not a recommendation to buy, sell or hold the certificates.

There Are Risks Associated With Servicing Transfers

      Although [_____] has informed us that it has dedicated significant resources to training collection staff, implementing collections procedures and developing data processing and related technologies, if [_____] ceases operations or is removed as servicer, the [standby servicer or] back-up servicer, acting solely through an agent (or other successor servicer), will assume responsibility for the servicing and administration of the automobile receivables. Servicing transfers generally result in higher delinquency and loss rates, and there is no assurance that higher delinquency and loss rates on the automobile receivables will not result in connection with such a transfer.

      Unless and until the servicer is removed or resigns, neither the standby servicer nor the back-up servicer will be responsible for the servicing and administration of the automobile receivables. So long as [____] remains the servicer, the back-up servicer and standby servicer will have only limited responsibilities, including the receipt of monthly computer tapes containing the information required to prepare the monthly servicer's certificate to be furnished by the servicer pursuant to the trust and servicing agreement. Accordingly, it is expected that the trust, and indirectly the certificateholders, will depend on [_____] for the servicing and administration of the automobile receivables.

      The servicer depends on data processing and technology for the performance of its servicing function. Any failure by the servicer to fully address and resolve any servicing, data processing or technological issues that may arise, including any required modifications of existing systems, replacement of such systems or other matters could have a material adverse effect on collection activity with respect to the automobile receivables and payment to the certificateholders.

Potential Losses On Your Certificates Due To Geographic Concentration Of Receivables

      Economic conditions in the states where the obligors under the receivables reside affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables. Based on the principal balance of the original pool of receivables as of __________, 200_, ______% of the receivables were originated in ___________, _____% in ___________, and _____% in
___________. No other states have concentrations in excess of ____%. Accordingly, adverse economic conditions or other factors affecting ________, _______ or ________ could have an especially significant impact on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of distribution of principal and interest on your certificates.

Risk Of Recharacterization Of True Sale As A Pledge

      The originator warrants to the transferor in the sale and servicing agreement that the sale and contribution of the receivables by it to the transferor is a valid sale and contribution of the receivables to the transferor. In addition, under the sale and servicing agreement the originator and the transferor have agreed to treat the transactions described in this prospectus supplement as a sale and contribution of the receivables to the transferor, and the originator will take all actions that are required under applicable law to perfect the transferor's ownership interest in the receivables. However, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the originator or the originator itself as debtor-in- possession were to take the position that the sale and contribution of the receivables from the originator to the transferor should be recharacterized as a pledge of those receivables to secure a borrowing from the originator, then delays in payments of collections of receivables could occur. Alternatively, if the court rules in favor of the trustee, debtor-in-possession or creditor, reductions in the amount of those payments could result.]

      It is possible that the risk of recharacterization of the transfer between the originator and the transferor may be increased by the fact that, for accounting purposes, the transferor will treat the certificates as debt and the transfer of the receivables from the transferor to the depositor as a pledge rather than a sale and contribution.

      If the transfer of receivables to the transferor were respected as a sale and contribution, the receivables would not be part of the originator's bankruptcy estate and would not be available to the originator's creditors.

      In addition, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of that debtor or the originator itself were to request a court to order that the originator should be substantively consolidated with the transferor, delays in payments on the certificates could result. If the bankruptcy court rules in favor of the creditor, trustee-in-bankruptcy or the originator, reductions in those payments could result.]


                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Weighted Average Life Of The Securities" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition,

      o     political and/or social conditions, and

      o     the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.


                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-[__] in this prospectus supplement.


                                    THE TRUST

General

      The issuer, ___________ Trust 200_-_ is a business trust formed under the laws of the State of ___________ under a trust agreement. After its formation, the issuer will not engage in any activity other than:

      o     acquiring, holding and managing the trust fund;

      o     issuing the certificates;

      o     making distributions on the certificates issued by it; and

      o engaging in other activities that are necessary, suitable or convenient to accomplish those objectives.

      The trust's principal offices are in ___________, in care of ___________, as trustee, at the address listed below under "--The Trustee" in this prospectus supplement.

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of __________, 200_, as if the issuance and sale of the notes and the certificates have taken place on that date:

Class A-1___________% Asset Backed Notes......................      $
Class A-2___________% Asset Backed Notes......................
Class A-3___________% Asset Backed Notes......................
Asset Backed Certificates.....................................
                                                                  --------------
        Total.................................................      $
                                                                  ==============

The Trustee

      ___________ is the trustee under the pooling and servicing agreement. The trustee is a ___________ and its principal offices are located at ___________.


                                 THE TRUST FUND

      The trust fund will include, among other things, the following property of the issuer:

      (2)   the Receivables;

      (3) all payments due on or received under the Initial Receivables after the beginning of business on the Initial Cut-off Date and under the Subsequent Receivables after the Subsequent Cut-off Dates;

      (4) any amounts as from time to time may be held in the collection account, the Certificate Distribution Account, [the Yield Supplement Account,] [the Pre-Funding Account] [and] [the Capitalized Interest Account;]

      (5) an assignment of the security interests of the originator in the assets underlying the Receivables;

      (6) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the assets underlying the Receivables or the obligors;

      (7) the receivable file related to each Receivable; and (8) certain other rights under the trust agreements.

      The trust fund will also include an assignment of the transferor's rights against the originator and the depositor's rights against the transferor and the originator under the pooling and servicing agreement upon the occurrence of certain breaches of representations and warranties.

      The Receivables were originated by ___________, the originator, in the ordinary course of business using its underwriting criteria. All of the Receivables will be sold and assigned by the originator to __________, the transferor, assigned by the transferor to the depositor and assigned by the depositor to the issuer under the Sale and Servicing Agreement. [The Subsequent Receivables will be purchased by the transferor from the originator and will be assigned from the transferor to the depositor and from the depositor to the issuer in accordance with the Sale and Servicing Agreement and one or more subsequent transfer agreements.]

      Under the Pooling and Servicing Agreement, the issuer will grant a security interest in the Receivables included in the trust fund in favor of the indenture trustee on behalf of the noteholders.

                              THE RECEIVABLES POOL

Eligibility Criteria

      The Receivables were originated by the originator in the ordinary course of its business. The pool of Receivables will consist of the [Initial] Receivables purchased by the issuer as of the [Initial] Cut-off Date and the Subsequent Receivables purchased by the issuer as of the related Subsequent Cut-off Dates. The [Initial] Receivables have been selected, [and the Subsequent Receivables will be selected,] from the portfolio of the originator for inclusion in the pool of Receivables by several criteria, including the following:

      o     each Receivable has an annual percentage rate of at least
            ___________%;

      o each Receivable as of the related cut-off date, was not more than ____ days past due;

      o each Receivable has a scheduled maturity not later than ____ months before __________, 20__;

      o each Receivable had an original term to stated maturity of not more than ____ months; and

      o each Receivable has had at least _____ scheduled payments received by the servicer prior to the related cut-off date.

      No selection criteria or procedures believed by the originator or the transferor to be adverse to [the insurer or] the certificateholders were used in selecting the receivables.

[Subsequent Receivables

      During the Pre-Funding Period, the transferor is obligated to purchase from the originator and to assign to the depositor the Subsequent Receivables. The Subsequent Receivables will then be assigned to the issuer, on each subsequent transfer date. The aggregate principal balance of the Subsequent Receivables is anticipated by the originator to equal approximately $__________. In connection with each assignment of Subsequent Receivables, the issuer will be required to pay to the depositor a cash purchase price equal to __% of the outstanding principal balance of the Subsequent Receivables as of their Subsequent Cut-off Dates [less required deposits to the reserve account]. The depositor will pay the cash purchase price to the transferor and the transferor in turn will pay it to the originator. At this agreed upon purchase price, the Initial Pre-Funded Amount will be sufficient to purchase the entire $___________ aggregate principal balance of Subsequent Receivables that the originator anticipates will be transferred to the transferor. The purchase price will be withdrawn from the Pre-Funding Account and paid to the depositor for further payment to the transferor and the originator.

      Any assignment of Subsequent Receivables is subject to the following conditions, among others:

      o each Subsequent Receivable and the underlying assets satisfies the eligibility criteria specified under "Eligibility Criteria" above as of the related Subsequent Cut-off Date;

      o [the insurer, so long as no Insurer Default has occurred and is not continuing, will have approved in its absolute and sole discretion the assignment of the Subsequent Receivables to the issuer;]

      o neither the originator nor the transferor will have selected the Subsequent Receivables in a manner that it believes is adverse to the interests of [the insurer or] the certificateholders;

      o the originator has delivered certain opinions of counsel with respect to the validity of the conveyance of the Subsequent Receivables;

      o the Rating Agencies will have confirmed that the ratings on the certificates have not been withdrawn or reduced as a result of the assignment of the Subsequent Receivables to the issuer; and

      o no event of default under the pooling and servicing agreement has occurred and is continuing.

      In addition, the obligation of the issuer to purchase the Subsequent Receivables on a subsequent transfer date is subject to the condition that the Receivables assigned to the issuer, including the Subsequent Receivables to be conveyed to the trust on the subsequent transfer date meet the following criteria:

      o each Subsequent Receivable assigned to the issuer will have an annual percentage rate of _______% or higher;

      o each Subsequent Receivable assigned to the issuer will have a remaining term to stated maturity of not more than __ months; and

      o not more than __% of the pool balance will have obligors whose mailing addresses are in any one state other than [_________] unless an opinion of counsel acceptable to the Rating Agencies [and the insurer] with respect to the security interest in the related [____________] is furnished by the transferor on or prior to the subsequent transfer date.

      Except for the criteria described in the preceding paragraphs, there are no required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the trust, the aggregate characteristics of the entire pool of Receivables included in the trust, including the composition of the Receivables, the distribution by annual percentage rate, the geographic distribution and the distribution by remaining term described in the following tables, will vary from those of the Initial Receivables.]

Pool Composition

      Set forth in the following tables is information concerning the composition, distribution by geographic location, distribution by remaining Principal Balance, distribution by APR, distribution by original term to stated maturity, distribution by remaining term to stated maturity and distribution by loan purpose of the [Initial] Receivables to be assigned to the issuer as of the [Initial] Cut-off Date.

                Composition of the [Initial] Receivables Pool
                        as of the [Initial] Cut-off Date

      Aggregate Principal Balance...................      $
      Number of Receivables.........................
      Average Principal Balance.....................      $
      (Range).......................................
      Average Original Amount Financed..............      $
      (Range).......................................
      Weighted Average APR..........................
      (Range).......................................
      Weighted Average Original Term to Stated
        Maturity (Range)............................
      Weighted Average Remaining Term to Stated
        Maturity....................................
      (Range).......................................

   Distribution by Remaining Principal Balance of the [Initial] Receivables as
                          of the [Initial] Cut-off Date

                                                    Aggregate       Aggregate
  Range of Remaining Principal       Number of      Principal       Principal
            Balances                Receivables      Balance       Balance (1)
--------------------------------  --------------- -------------  ---------------
                                                      $                    %

                                                    Aggregate       Aggregate
  Range of Remaining Principal       Number of      Principal       Principal
            Balances                Receivables      Balance       Balance (1)
--------------------------------  --------------- -------------  ---------------



------------

(1)   Percentages may not add to 100.00% due to rounding.

     Geographic Distribution of the [Initial] Receivables Pool as of the
                             [Initial] Cut-off Date


                                                                   Percentage of
                                                     Aggregate      Aggregate
                                      Number of      Principal      Principal
State (1)                            Receivables      Balance      Balance (2)
---------------------------------    -----------    -----------    -------------
Alabama..........................                   $                    %
Arizona..........................
Arkansas.........................
California.......................
Colorado.........................
Connecticut......................
District of Columbia.............
Florida..........................
Georgia..........................
Idaho............................
Indiana..........................
Iowa.............................
Kansas...........................
Kentucky.........................
Maine............................
Maryland.........................
Massachusetts....................
Michigan.........................
Minnesota........................
Missouri.........................
Montana..........................
Nebraska.........................
New Jersey.......................
New Mexico.......................
New York.........................
North Carolina...................
Ohio.............................
Oklahoma.........................
Oregon...........................
Rhode Island.....................
South Carolina...................
Tennessee........................
Texas............................
Utah.............................
Virginia.........................
Washington.......................
West Virginia....................
Wisconsin........................
Total............................

------------

(1)   Based on mailing addresses of the obligors as of the date of origination.

(2)   Percentages may not add to 100.00% due to rounding.

  Distribution by Annual Percentage Rate of the [Initial] Receivables as of
                           the [Initial] Cut-off Date

                                                                  Percentage of
                                                    Aggregate      Aggregate
  Range of Annual Percentage       Number of        Principal      Principal
             Rates                Receivables        Balance      Balance (2)
------------------------------  ---------------   -------------  ---------------
                                                    $                    %



------------

(1)   Percentages may not add to 100.00% due to rounding.



 Distribution by Original Term to Stated Maturity of the [Initial] Receivables
                        as of the [Initial] Cut-off Date


                                                                   Percentage of
                                                    Aggregate       Aggregate
  Range of Annual Percentage       Number of        Principal       Principal
             Rates                Receivables        Balance       Balance (2)
------------------------------  ---------------   -------------  ---------------
                                                         $               %



------------

(1)   Percentages may not add to 100.00% due to rounding.



            Distribution by Remaining Term to Stated Maturity of the
             [Initial] Receivables as of the [Initial] Cut-off Date


                                                                   Percentage of
                                                  Aggregate        Aggregate
                                 Number of        Principal        Principal
Range of Remaining Terms (1)    Receivables        Balance        Balance (2)
-----------------------------  -------------    -------------     --------------
                                                       $                %



------------

(1) Defined as the number of months from the Initial Cut-off Date to stated maturity.

(2)   Percentages may not add to 100.00% due to rounding.

        [Distribution by Loan Purpose as of the [Initial] Cut-off Date


                                                                  Percentage of
                                                  Aggregate        Aggregate
                                 Number of        Principal        Principal
           Loan Purpose         Receivables        Balance        Balance (2)
-----------------------------  -------------    -------------    ---------------
[____________] Purchase......                         $                %
[____________] Purchase......
Refinance of Existing Loan...
Lease Buyout.................
Total........................

------------

(1)   Percentages may not add to 100.00% due to rounding.]



                                 THE TRANSFEROR

      _________________, will be organized as a _____________ on or before the closing date and is wholly-owned by _____________. The transferor will be organized for limited purposes, which include selling and assigning receivables sold to it by the originator to the depositor and any activities incidental to and necessary or convenient for the accomplishment of that purpose. The principal executive offices of the transferor are located at _________________________, __________, ________, _______, and its telephone number is (___) ____-_____.


                                  THE DEPOSITOR

      Securitized Asset Backed Receivables LLC, the depositor, is a Delaware limited liability company organized on August 5, 2003. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

      Barclays Bank PLC together with its subsidiary companies (the "Barclays Bank Group" or the "Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, the Group is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centers. All of the issued share capital of Barclays Bank PLC is owned by Barclays PLC, a public limited company registered in England and Wales under company number 48839. The investment in Barclays Bank PLC is the only significant asset of Barclays PLC.


                         THE ORIGINATOR AND THE SERVICER

      ______________, a _____________, was formed in ______. Its executive offices are located at _____________, and its telephone number is (___)
___-_____.

General

      [Describe Originator's Business Generally]

Origination Process and Credit Evaluation Procedures

      [Describe For Specific Originator]

Contract Processing, Purchase, Servicing and Administration

      [Describe For Specific Originator]

Delinquency Control and Collection Strategy

      [Describe For Specific Originator/Servicer]

Delinquency and Loss Experience

      [Describe For Specific Originator/Servicer]


                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

      Information regarding certain maturity and prepayment considerations with respect to the certificates is set forth under "Risk Factors--Maturity and Prepayment Considerations" and "The Receivables--Maturity and Prepayment Considerations" in the prospectus. As the rate of distribution of principal of the Class A certificates depends primarily on the rate of payment including prepayments of the principal balance of the Receivables, final distribution to the Class A certificates could occur significantly earlier than the applicable Final Scheduled Distribution Date for that class. Reinvestment risk associated with early payment of the certificates will be borne exclusively by the certificateholders. It is expected that final distribution of each class of certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Class A certificates in full on or prior to the applicable Final Scheduled Distribution Date, final distribution would occur later than that date.

      Prepayments on Receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

      The following tables have been prepared on the basis of the characteristics of the Receivables. The tables assume that:

      (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

      (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

      (3) distributions on the certificates are made on each distribution date;

      (4) [the Yield Supplement Amount is deposited into the Collection Account each period;]

      (5) [the amount deposited into the Pre-Funding Account on the closing date is applied in its entirety to the purchase of Receivables transferred to the issuer during the Pre-Funding Period and to make related deposits to the [Reserve Account,] [the Yield Supplement Account and] [the Capitalized Interest Account; and

      (6)   the transferor exercises its option to purchase the Receivables.

      The tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools will be set up so that each pool will be fully amortized by the end of its remaining term to maturity. The scheduled monthly payment for each of the pools which is based on its aggregate principal balance, APR, original number of scheduled payments and remaining number of scheduled payments as of the related Cut-off Date.

         Aggregate          Original Term to        Remaining
         Principal            Maturity (in      Amortization Term
 Pool     Balance    APR         Months)           (in Months)      Cut-Off Date
------  ----------- -----  ------------------  -------------------  ------------
   1    $              %
   2
   3
   4

      The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivable will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of certificates.

      The following tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables, and should be read in conjunction with those assumptions.

     Percent of Initial Class A certificate Principal Balance at Various ABS
                                   Percentages


      Distribution date        0.00%    1.00%   1.30%    1.50%   1.70%    2.00%
---------------------------   -------  ------- -------  ------- -------  -------
Closing Date...............
December ___________.......
January ___________........
February ___________.......
March ___________..........
April ___________..........
May ___________............
June ___________...........
July ___________...........
August ___________.........
September ___________......
October ___________........
November ___________.......
December ___________.......
January ___________........
February ___________.......
March ___________..........
April ___________..........
May ___________............
June ___________...........
July ___________...........
August ___________.........
September ___________......

      Distribution date        0.00%    1.00%   1.30%    1.50%   1.70%    2.00%
---------------------------   -------  ------- -------  ------- -------  -------
October ___________........
November ___________.......
December ___________.......
January ___________........
February ___________.......
March ___________..........
April ___________..........
May ___________............
June ___________...........
July ___________...........
August ___________.........
September ___________......
October ___________........
November ___________.......
December ___________.......
January ___________........
February ___________.......
March ___________..........
April ___________..........
May ___________............
June ___________...........
July ___________............
August ___________..........
Weighted Average Life (years)(1)
Weighted Average Life (years)(1) (2)

------------

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each principal distribution of the certificate by the number of years from the date of the issuance of that certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that certificate.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.


                           DESCRIPTION OF CERTIFICATES

General

      The certificates will consist of the Class A certificates and the subordinate certificates. The certificates will be issued by ____________________ Trust 200 - , a trust to be organized under the laws of
__________. Only the Class A certificates are offered by this prospectus supplement.

      Persons in whose name a certificate is registered in the register maintained by the trustee are the holders of the certificates. For so long as the Class A certificates are in book-entry form with DTC, the only holder of the Class A certificates will be Cede & Co. All references in this prospectus supplement to the holders of Class A certificates will mean and include the rights of Class A interest holders, as those rights may be exercised through DTC and its participating organizations, except as otherwise specified in the pooling and servicing agreement.

      The obligations evidenced by the certificates are recourse to the assets of the trust only and are not recourse to the depositor, the seller, the originators, the servicer, the trustee, or any other person[, except that the Policy is a recourse obligation of the insurer].

      The percentage interest owned by a Class A certificateholder will be expressed, for voting and certain other purposes under the pooling and servicing agreement, as the percentage obtained by dividing the denomination representing the percentage interest of the Class A certificate by the Class A Principal Distributable Amount. So long as no Insurer Default has occurred and is continuing, except as otherwise specifically provided in the pooling and servicing agreement, whenever the action, consent or approval of a Class A certificateholder is required under the pooling and servicing agreement, this action, consent or approval will be deemed to have been taken or given on behalf of, and will be binding upon, all Class A certificateholders [if the insurer agrees to take this action or give its consent or approval].

Distributions

      The first distribution date for distributions to the Class A certificateholders will be __________. In general, the Class A certificateholders will be entitled to receive, on each distribution date, the Class A Principal Distributable Amount and the Class A Interest Distributable Amount. Distributions of principal and interest on the Class A certificates will be made by the trustee directly to Class A certificateholders in whose names the Class A certificates are registered at the close of business on the record date in accordance with the procedures set forth in the pooling and servicing agreement. These distributions will be made by check mailed to the address of the certificateholder as it appears on the register maintained by the trustee or, upon the request of any certificateholder meeting the requirements set forth in the pooling and servicing agreement, by wire transfer of immediately available funds. On the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will equal the Class A Certificate Balance as of the Final Scheduled Distribution Date. The final distribution on any Class A certificate, however, will be made only upon presentation and surrender of the Class A certificate at the office or agency specified in the notice of final distribution to certificateholders.

The Accounts

      The servicer will establish the Collection Account in the name of the trustee on behalf of the certificateholders [and the insurer]. Certain payments made on or with respect to the Receivables will be deposited daily in the Collection Account by the sub-servicers. On a specified date each month and prior to the distribution date, all collections relating to the prior Collection Period will be withdrawn from the Collection Account and deposited with the trustee for distribution on the related distribution date.

      The servicer will deposit all payments on Receivables received and all proceeds of Receivables collected during each Collection Period into the Collection Account no later than the ________ business day after receipt. __________ will remit the aggregate purchase amount of any Receivables required to be repurchased by it from the trust to the trustee on or before the __________ business day immediately preceding the related distribution date.

      The Collection Account will be initially established and maintained with the trustee so long as

      o the trustee's short-term unsecured debt obligations have a rating of by _____ and _____ by _____; or

      o the Collection Account is maintained in the trust department of the trustee.

Collections

      For purposes of the pooling and servicing agreement, collections on a Receivable which are not late fees, prepayment charges, or other administrative fees and expenses collected during a Collection Period are required to be applied first to the scheduled distribution. To the extent that the collections on a Receivable during a Collection Period exceed the scheduled payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during the Collection Period. However, for purposes of the pooling and servicing agreement, scheduled payments for Receivables are required to be allocated to principal and interest according to the actuarial method.

Flow of Funds

      On each distribution date, the trustee will, based on the information contained in the servicer's certificate delivered on the related determination date, distribute the following amounts and in the following order of priority:

      o first, from the Distribution Amount, to the servicer, the servicing fee for the related Collection Period, any Supplemental Servicing Fees for the related Collection Period, and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the servicer has not reimbursed itself in respect of these amounts;

      o second, from the Distribution Amount, to a relevant local bank, trustee, custodian, backup servicer or a collateral agent, including the trustee if acting in an additional capacity, any accrued and unpaid fees, in each case, to the extent the person has not previously received the amount from the servicer;

      o third, from the amount available to the Class A certificateholders, the sum of (x) the Class A Interest Distributable Amount for that distribution date and (y) the Class A Interest Carryover Shortfall, if any, for that distribution date;

      o fourth, from the Amount Available to the Class A certificateholders, the sum of (x) the Class A Principal Distributable Amount for that distribution date and (y) the Class A Principal Carryover Shortfall, if any, for that distribution date;

      o [fifth, from the distribution amount, to the insurer, to the extent of any amounts owing to the insurer, whether with respect to premiums or otherwise, and not paid, whether or not the originators are also obligated to pay those amounts;]

      o [fifth][sixth], the remaining available funds [will be first deposited in certain collateral accounts maintained for the benefit of the insurer and thereafter any further excess amounts] will be distributed to the subordinate certificateholders.

Withholding

      The trustee is required to comply with all federal income tax withholding requirements respecting distributions to Class A certificateholders of interest or original issue discount with respect to the Class A certificates that the trustee reasonably believes are applicable under the Code. The consent of the Class A certificateholders will not be required for this withholding. In the event that the trustee does withhold or causes to be withheld any amount from interest or original issue discount distributions or related advances to any Class A certificateholders under federal income tax withholding requirements, the trustee is required to indicate the amount withheld in its monthly report to the Class A certificateholders.


                                  [THE INSURER]

      [The following information has been obtained from _______________, the insurer, and has not been verified by the issuer, the depositor, the transferor, __________ or the underwriters. No representation or warranty is made by the issuer, the depositor, the transferor, ____________ or the underwriters.

General

      ________________ is a _______________ incorporated in ____ under the laws of the State of ___________. _____________ is licensed to engage in the financial guaranty insurance business in _____ states, the District of Columbia and Puerto Rico.

      ________________ and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled distributions of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. ________________ and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. ________________ insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy ________________'s underwriting criteria.

      [Additional Insurer Corporate Information]

      The principal executive offices of ________________ are located at _________________________________, and its telephone number at that location is
______________.

Reinsurance

      Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by ________________ or any of its domestic or [_______] operating insurance company subsidiaries are generally reinsured among those companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, ________________ reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. This reinsurance is utilized by ________________ as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit ________________'s obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

      ________________'s insurance financial strength is rated "______" by
______. ________________'s insurer financial strength is rated "______" by
_______. _____________________'s claims-paying ability is rated "______" by
_____________ and ________________. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

Capitalization

      The following table sets forth the capitalization of _____________ and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of _____________, 200_:

                                                 ___________, 200_
   ---------------------------------------  ----------------------------------
                                                       (Unaudited)
                                                      (In thousands)
   Deferred Premium Revenue (net of
     prepaid reinsurance premiums)........            $
   Surplus Notes..........................
   Minority Interest......................

   Shareholder's Equity:
     Common Stock.........................
     Additional Paid-in Capital...........
   Accumulated Other Comprehensive........
   Income (net of deferred income taxes)..
   Accumulated Earnings...................

   Total Shareholder's Equity.............

   Total Deferred Premium Revenue,
     Surplus Notes, Minority Interest
     and Shareholder's Equity.............

      For further information concerning ________________, see the Consolidated Financial Statements of ________________ and __________, and the accompanying notes, incorporated by reference in this prospectus supplement. ________________'s financial statements are included as Exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC by ___________ and may be reviewed at the EDGAR Website maintained by the SEC and at ___________' website, ____________.com. Copies of the statutory quarterly and annual statements filed with the State of __________________by ________________ are available upon request to the State of __________________.

Insurance Regulation

      _____________ is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of _______, its state of domicile. In addition, _____________ and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. [As a financial guaranty insurance corporation licensed to do business in the State of _______, ____________ is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of that insurer to financial guaranty insurance and related lines, requires that the insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for the insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by the insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as __________, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]]


                                  [THE POLICY]

      [The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

      Simultaneously with the issuance of the certificates, the insurer will deliver the Policy to the trustee for the benefit of each certificateholder. Under the Policy, the insurer will unconditionally and irrevocably guarantee to the trustee for the benefit of each certificateholder the full and complete payment of:

      o     Scheduled Payments on the certificates and

      o the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

      In the event the trustee fails to make a claim under the Policy, certificateholders do not have the right to make a claim directly under the Policy, but may sue to compel the trustee to do so.

      Scheduled Payments do not include payments which become due on an accelerated basis as a result of

      o     a default by the issuer,

      o     an election by the issuer to pay principal on an accelerated basis,

      o the occurrence of an event of default under the pooling and servicing agreement or

      o any other cause, unless the insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

      In the event the insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the certificates in accordance with their original terms. Scheduled Payments will not include unless, in each case, the insurer elects, in its sole discretion, to pay the amount in whole or in part:

      o any portion of the Certificateholders' Interest Distributable Amount due to certificateholders because the appropriate notice and certificate for payment in proper form was not timely received by the insurer, or

      o any portion of the Certificateholders' Interest Distributable Amount due to certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of distribution of the amount of the Certificateholders' Interest Carryover Shortfall under to the Policy.

      Scheduled Payments will not include any amounts due in respect of the certificates attributable to any increase in interest rate, penalty or other sum payable by the issuer by reason of any default or event of default in respect of the certificates or by reason of any deterioration of the creditworthiness of the issuer nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any certificateholder by any governmental authority due in connection with the payment of any Scheduled Payment to a certificateholder.

      Payment of claims on the Policy made in respect of Scheduled Payments will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of:

      o 12:00 noon, New York City time, on the [___ business day following receipt] of the notice for payment, and

      o 12:00 noon, New York City time, on the date on which the payment was due on the certificates.

      If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the insurer will cause the payment to be made on the later of:

      o the date when due to be paid pursuant to the order of the court or other governmental body and

      o     the first to occur of:

            o the fourth business day following receipt by the insurer from the trustee of (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that certificateholders are required to return Scheduled Payments made with respect to the certificates during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the trustee that the court order has been entered and is not subject to any stay and (C) an assignment executed and delivered by the certificateholder, in a form as is reasonably required by the insurer and provided to the certificateholder by the insurer, irrevocably assigning to the insurer all rights and claims of the certificateholder relating to or arising under the certificates against the issuer or otherwise with respect to the preference payment, and

            o the date of receipt by the insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least ___ business days prior to the date of receipt, the insurer has received written notice from the trustee that the items were to be delivered on that date and that date was specified in the notice. The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the court order and not to the trustee or any certificateholder directly, unless a certificateholder has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the payment will be disbursed to the trustee for distribution to the certificateholder upon proof of the payment reasonably satisfactory to the insurer.

      In connection with the foregoing, the insurer will have the rights provided under the pooling and servicing agreement including, without limitation, the right, in the absence of an Insurer Default, to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each certificateholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

      The terms "receipt" and "received" with respect to the Policy will mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, will be deemed to be received on the next succeeding business day. If any notice or certificate given under a Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been received, and the insurer or its fiscal agent will promptly so advise the trustee and the trustee may submit an amended notice.

      Under the Policy, "business day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in _______________, or are authorized or _______________ obligated by law, executive order or governmental decree to be closed.

      The Insurer's obligations under the Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the trustee as provided in the Policy whether or not the funds are properly applied by the trustee.

      The insurer will be subrogated to the rights of each certificateholder to receive payments of principal and interest to the extent of any payment by the insurer under the Policy.

      Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the Policy and each other financial guaranty insurance policy issued by the insurer constitute pari passu claims against the general assets of the insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of New York.

      It is a condition to issuance that the certificates be rated ______ by ______ and ______ by _______'s. The ratings by the Rating Agencies of the certificates will be based primarily on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell certificates. In the event that the rating initially assigned to any of the certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates. Any reduction or withdrawal of the rating may have an adverse effect on the liquidity and market price of the certificates.]

       THE POOLING AND SERVICING AGREEMENT AND THE TRANSFER AGREEMENTS

      The following summary describes certain terms of the pooling and servicing agreement and the transfer agreements, does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements. Wherever provisions of the agreements are referred to, the provisions are by this prospectus supplement incorporated by reference.

Conveyance of Receivables

      The Receivables were sold by the originators to the seller and sold by the seller to the depositor. At the time of issuance of the Class A certificates, the depositor will sell and assign to the trustee, without recourse, the depositor's entire interest in the Receivables, including its security interests in the underlying assets. Each Receivable will be identified in a schedule to the pooling and servicing agreement. The trustee will, concurrently with the sale and assignment, execute, authenticate and issue the certificates.

      In the pooling and servicing agreement, the depositor will appoint the trustee as the depositor's attorney-in-fact with all power independently to enforce all of the depositor's rights against the originator for breach of the representations and warranties made under the transfer agreements. This includes the originator's obligation to repurchase any Receivable from the trust if the breach of a representation or warranty relating to a Receivable materially and adversely affects the value of the Receivable or the interests of the trust, the certificateholders or the insurer in the Receivable unless the breach will have been cured by the deposit date of the first full calendar month following the discovery by or notice to the originator of the breach.

      The originator will deliver to the trustee a receivable file with respect to each Receivable containing the original contract for each Receivable and the original certificate of title or certificate of lien.

Servicing

      The Receivables will be serviced by the servicer under the pooling and servicing agreement. However, ____________ will act as sub-servicer with respect to the Receivables it originates and __________ will act as sub-servicer with respect to the Receivables it originates.

      Each sub-servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will continue the collection procedures as each generally follows with respect to all comparable Receivables that it services for itself or others, in a manner consistent with the pooling and servicing agreement. If a sub-servicer determines that eventual payment in full of a Receivable is unlikely, each will follow its normal collection practices and procedures, including the repossession and disposition of the underlying assets securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

      Servicing Compensation. The servicer is entitled under the pooling and servicing agreement on each distribution date to the Servicing Fee for the related monthly period. The servicer may retain the Servicing Fee from collections on the Receivables. See "Description of the Trust
Agreements--Servicing Compensation" in the prospectus.

      Appointment of Subservicer. The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer upon the prior written consent of the Controlling Party. However, the servicer may refer delinquent accounts to an outside collection agency for further collection and possible repossession of the related Receivable without the consent of the Controlling Party. The servicer will remain obligated and liable to the trustee[, the insurer] and the certificateholders for the servicing and administering of the Receivables in accordance with the provisions of the receivables without diminution of its obligation and liability by virtue of the appointment of a subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer from time to time and none of the trustee, [the insurer,] the certificateholders will have any responsibility for those fees and expenses.

      Evidence as to Compliance. The pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the trustee, the backup servicer, [the insurer,] the depositor, the certificateholders and each rating agency, for the first two calendar months after the closing date and if exceptions or errors that are required by generally accepted auditing standards to be reported exist, for each month thereafter until reports for two consecutive months indicate no exceptions or errors that are required by generally accepted auditing standards to be reported, a report of its audit of the Servicer's financial statements including its examination of the servicer's and each sub-servicer's financial statements and policies and procedures as of that date. The accountant's report will also be submitted on or before __________ of each year with respect to the twelve months ended the immediately preceding __________, beginning __________.

      The pooling and servicing agreement will also provide for delivery to the trustee [and the insurer], on or before __________ of each year, commencing __________, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding twelve months, or, for the initial report, for a shorter period as will have elapsed from the date of issuance of the certificates, or, if there has been a default in the fulfillment of the obligation, describing the default.

      Copies of the statements and certificates may be obtained by the Class A certificateholders by a request in writing addressed to the trustee.

      Monthly Statement. Under the pooling and servicing agreement, the servicer will perform certain monitoring and reporting functions for the trustee [and the insurer], including the preparation and delivery on the determination date to the trustee [and the insurer] of a statement setting forth the amounts on deposit in the Collection Account and the sources of the amounts and the amounts to be paid to certificateholders and certain other information.

      Retention and Termination of Servicer. Under the pooling and servicing agreement, the servicer will act as servicer for an initial term commencing on the closing date and ending on __________, which term will be extendible [by the insurer] for successive quarterly terms ending on each successive March 31, June 30, September 30 and December 31 until the termination of the trust.

      Removal of the Servicer. The pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer under the pooling and servicing agreement, except upon a determination that the servicer's performance of its duties is no longer permissible under applicable law. This resignation will not become effective until the backup servicer or another successor servicer [acceptable to the insurer] has assumed the servicer's servicing obligations and duties under the servicing agreement. The servicer can only be removed under a servicer termination event. A servicer termination event under the pooling and servicing agreement will include:

      o the servicer's failure to deliver to the trustee in accordance with the pooling and servicing agreement any proceeds or payments required for distribution to the certificateholders which failure continues unremedied for a period of __________ business days, after written notice is received by the servicer from the trustee, [the insurer, unless an Insurer Default will have occurred and be continuing] or after discovery of the failure by a responsible officer of the servicer;

      o the servicer's failure to deliver the servicer's certificate to the trustee [or to the insurer] on the date on which the certificate is required, under the pooling and servicing agreement, to be delivered, or failure on the part of the servicer to observe certain of its covenants and agreements set forth in the pooling and servicing agreement;

      o failure to satisfy certain other material covenants or agreements set forth in the pooling and servicing agreement, which covenants and agreements remain uncured for a period of days after notice of the failure to satisfy those covenants or agreements;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the servicer indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations which condition remains in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or in this prospectus supplement after in effect, or another present or future federal or state bankruptcy, insolvency or similar law and the case is not dismissed within __________ days;

      o the material breach of certain of the servicer's representations or warranties and the servicer's failure to cure the breach within __________ days after notice of the breach;

      o the servicer's term not being extended as provided in the pooling and servicing agreement;

      o     [certain defaults under the insurance agreement; and]

      o     [a claim being made under the Policy.]

      In addition, a servicer termination event includes any default by either sub-servicer.

      Rights Upon a Servicer Termination Event. If a servicer termination event has occurred and is continuing, [the insurer, or, if an Insurer Default exists, either] the trustee or the majority of certificateholders may terminate all, but not less than all, of the servicer's rights and obligations under the pooling and servicing agreement. Upon this termination, all authority, powers, obligations and responsibilities of the servicer under the pooling and servicing agreement automatically then pass to the backup servicer, [or, at the direction of the insurer,] a successor servicer appointed by [the insurer, or, if an Insurer Default exists, by] the Certificate Majority.

      [Waiver of Past Defaults. The insurer may, on behalf of all certificateholders, waive any default by the Servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. This waiver will not impair the certificateholders' rights with respect to subsequent defaults.]

Certain Reports

      Reports to Certificateholders. On each distribution date, the trustee will be required to forward to each Class A certificateholder [and, to the insurer] a statement, setting forth certain information for the Collection Period related to the distribution date based on information provided to the trustee by the servicer with respect to the preceding Collection Period. The information provided in the statement will include:

      o the amount of the distribution allocable to principal and the amount of the distribution allocable to interest;


      o the Class A Certificate Balance, after giving effect to distributions made on the distribution date;

      o the amount of fees paid to the trust with respect to the Collection Period; the Class A certificate factor;

      o     certain loss and delinquency information; and

      o     whether certain events of default have occurred.

      In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the pooling and servicing agreement, the trustee will be required to mail to each person who at any time during the calendar year will have been a Class A certificateholder a statement containing certain information related to the certificateholder's preparation of federal income tax returns.

      The "Class A certificate factor" will be a seven-digit decimal number which the servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the distribution date in that month as a fraction of the respective original outstanding principal balance of the Class A certificates. The Class A certificate factor will be 1.0000000 as of the Cut-Off Date. After the Cut-Off Date, the Class A certificate factor will decline to reflect reductions in the Class A Certificate Balance as a result of Scheduled Payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A certificateholder's pro rata share of the Class A Certificate Balance can be determined on any date by multiplying the original denomination of the holder's certificate by the Class A certificate factor as of the close of business on the most recent distribution date.

Termination

      Termination of the Trust. The obligations of the servicer, the depositor and the trustee under the pooling and servicing agreement [and of the insurer] will terminate upon the latest of:

      o the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; and

      o the payment to certificateholders of all amounts required to be paid to them under the pooling and servicing agreement, the expiration of any preference period related to the pooling and servicing agreement [and payment to the insurer of all amounts payable or reimbursable to it under the pooling and servicing agreement and the insurance agreement].

      The representations, warranties and indemnities of the depositor, the seller and the Servicer will survive any termination of the trust and the pooling and servicing agreement.

      Optional Purchase. The pooling and servicing agreement will provide that the servicer is permitted at its option to purchase from the trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than 10% of the original Aggregate Principal Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of the last day, plus the appraised value of any other property held by the trust. [This repurchase requires the consent of the insurer.]

Amendment

      The pooling and servicing agreement may be amended by the servicer, the depositor and the trustee, [with the prior written consent of the insurer,] but without the consent of the certificateholders, to cure any ambiguity, or to correct or supplement any provision tin this prospectus supplement which may be inconsistent with any other provision tin this prospectus supplement. However, this amendment may not adversely affect in any material respect the interests of the certificateholders.

      The servicer, the depositor and the trustee may also amend the pooling and servicing agreement with the prior written consent of [the insurer and] the consent of the Certificate Majority to add, change or eliminate any other provisions with respect to matters or questions arising under the pooling and servicing agreement or affecting the rights of the certificateholders. However, this amendment may not:

      o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any certificate or change the pass-through rate applicable to any class of certificates; or

      o reduce the percentage of certificateholders required to consent to the amendment, without, in either case, the consent of all of the affected certificateholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general discussion of certain federal income tax consequences of the purchase, ownership and disposition of Class A certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Class A certificates as "capital assets," generally, property held for investment, within the meaning of Section 1221 of the Code. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A certificates. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

Tax Status of the Trust

      In the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the trust will be classified as a grantor trust under subpart E, Part J of subchapter A of the Code and not as an association taxable as a corporation for federal income tax purposes. Each Class A certificateholder will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

      Each Class A certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable, minus the portion of the interest, the excess interest, payable on the Receivable that exceeds the sum of the applicable pass-through rate on the certificates and the Servicing Fee Rate, and the ownership interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

Taxation of Certificateholders

      Subject to the discussion below under the heading "Discount and Premium," each Class A certificateholder is required to include for federal income tax purposes its share of the gross income of the trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables, but not including any portion of the excess interest. This gross income attributable to interest on the Receivables exceeds the Class A Pass-Through Rate by an amount equal to the Class A certificateholder's share of the expenses of the trust for the period during which it owns a Class A certificate. Each Class A certificateholder is entitled to deduct its share of the amount used to pay expenses of the trust to the extent described below. Any amounts received by a Class A certificateholder from the subordinate certificates[, accounts established for the benefit of the insurer] or excess interest as a result of the subordination provisions will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

      Each Class A certificateholder should report its share of the income of the trust under its usual method of accounting. Accordingly, interest would be included in a Class A certificateholder's gross income when it accrues on the Receivables, or in the case of Class A certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of the Class A certificateholders. Because

      (1) interest accrues on the Receivables over differing monthly periods and is paid in arrears and

      (2) interest collected on a Receivable generally is paid to Class A certificateholders in the following month, the amount of interest accruing to a Class A certificateholder during any calendar month will not equal the interest distributed in that month. Discount on a Receivable would be included in income as described below.

      Each Class A certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a Class A certificateholder is an individual, estate or trust, the deduction for the Class A certificateholder's share of those fees will be allowed only to the extent that all of the Class A certificateholder's miscellaneous itemized deductions, including the Class A certificateholder's share of the fees, exceed 2% of the Class A certificateholder's adjusted gross income. In addition, in the case of certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced by an amount equal to 3% of the Class A certificateholder's adjusted gross income in excess of a statutorily defined threshold, but not by more than 80% of the itemized deductions.

      To the extent that any fee is determined to be in excess of a reasonable amount, and hence not deductible, the excess should be characterized as an additional ownership right that has been stripped from the Receivables. Accordingly, the gross income of the Class A certificateholders should not include any amount attributable to the excess fee.

      Rule of 78s Receivables. The annual statement regularly furnished to Class A certificateholders for federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on the Rule of 78s Receivables, and the amount of the fees paid to the servicer and others. Class A certificateholders should generally be permitted to account for interest on the Rule of 78s Receivables using the actuarial method, the method used to compute the Class A certificate factor and the Class A Pass-Through Rate. However, certain of the Receivables provide that, upon a prepayment in full, the amount payable by the obligor will be determined under the Rule of 78s method of loan amortization. Prospective investors should consult their own tax advisors as to whether they may be required or permitted to use the Rule of 78s method to account for interest on the Receivables. A Class A certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Receivables under the Rule of 78s method of accounting only upon written request to the trustee, and payment of the actual costs of producing that information.

      If a Receivable is prepaid, any amount received by the trust upon prepayment in excess of the account balance using the actuarial method either

      (1) would constitute income to a Class A certificateholder who had reported income with respect to the Receivable on the actuarial method, and an amount equal to the excess will be paid to the servicer as an additional fee and be deductible, subject to the limitations described above, or

      (2) would be treated as an interest stripped from the Receivables and not sold to the Class A certificateholders.

Discount and Premium

      A certificateholder that purchases a Class A certificate at a discount, i.e., for an amount less than its face amount, must include the discount in income over the life of the Class A certificates. Distinctions in the Code between original issue discount and market discount generally are not relevant in the case of the Class A certificates.

      The rate at which discount must be included in income depends on whether it is greater or than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the de minimis computation can be done for each overall Class A certificate and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Class A certificate times the number of full years remaining to the maturity date of the Class A certificate. It is not clear whether the maturity date for this purpose is the final maturity date or the weighted average maturity date, and whether expected prepayments are taken into account.

      If the discount is de minimis which should be the case for original purchasers of Class A certificates it would appear that the discount may be included in income as principal payments are received on the Receivables and in proportion to the principal payments. Although not entirely clear, the income attributable to de minimis discount should be treated as capital gain.

      If the discount is more than a de minimis amount, the discount must be included in income as it accrues on the basis of the yield to maturity of the Class A certificate, to the particular purchaser. It is not clear whether a prepayment assumption must be taken into account in computing this yield to maturity and how actual prepayments will affect accruals of discount. Unless the Class A certificates are originally issued with more than a de minimis amount of discount, the Servicer will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Class A certificates.

      In the event that a Receivable is treated as purchased at a premium, i.e., the Purchase Price exceeds the portion of the remaining principal balance of the Receivables allocable to the certificateholders, the premium will be amortizable by a Class A certificateholder as an offset to interest income, with a corresponding reduction in the certificateholder's basis, under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made, or was previously in effect, with respect to the Class A certificates. This election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired after that year.

Sale of a Class A Certificate

      If a Class A certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Class A certificateholder's adjusted basis in the certificate. A certificateholder's adjusted basis will equal the certificateholder's cost for the Class A certificate increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount, or by any offset previously allowed for accrued premium, and by the amount of principal payments previously received on the Receivables. Any gain or loss will be capital gain or loss if the Class A certificate was held as a capital asset.

Foreign Class A Certificateholders

      Interest attributable to Receivables which is received by a foreign Class A certificateholder, other than a foreign bank and certain other persons, generally will not be subject to the normal 30% withholding tax, or lower treaty rate, imposed with respect to those payments, provided that the Class A certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills certain certification requirements. Under these requirements, the holder must certify, under penalties of perjury, that it is not a U.S. Person and provide its name and address.

Backup Withholding

      Backup withholding of federal income tax at a rate of 28 percent (increasing to 31 percent after 2010) may apply to payments made in respect of the Class A certificates as well as payments of proceeds from the sale of certificates, to certificateholders that are not "exempt recipients" and that fail to provide certain identifying information, such as the taxpayer identification number of the certificateholder, to the trustee or its agent in the manner required. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Class A certificates must be reported to the IRS, unless the recipient is an exempt recipient or establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a certificateholder who is required to supply information but who does not do so in the proper manner.


                              ERISA CONSIDERATIONS

      Subject to the considerations set forth below and under "ERISA Considerations" in the accompanying prospectus, the notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Section 406 of ERISA prohibits parties in interest with respect to a [______] Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) or section 502(l) of ERISA) on disqualified persons who engage in non-exempt prohibited transactions or breaches of fiduciary duty. The U.S. Department of Labor has granted to [_______], an Underwriter Exemption (as summarized in the accompanying prospectus), as modified by PTE 2000-58, 65 Fed. Reg. 67765 (2000), and PTE 2002-41, 67 Fed. Reg. 54487 (2002), from certain of the prohibited transaction provisions of ERISA and the Code, provided that the conditions set forth in the Underwriter Exemption are met. See "ERISA Considerations" in the accompanying prospectus. Before purchasing a note, a fiduciary of a Plan should itself confirm that (i) the notes constitute "securities" for purposes of the Underwriter Exemption and (ii) the specific and general conditions and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determinations to the availability of the exemptive relief provided in the Underwriter Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including, with respect to governmental plans, any exemptive relief afforded under any federal, state or local law that is, to a material extent, similar to Title I of ERISA or Section 4975 of the Code. A purchaser of a note should be aware however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      The United States Department of Labor has issued a regulation (29 CFR
Section 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan. This regulation provides that, as general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. This regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, we believe that the notes should not be treated as "equity interests" for purposes of the regulation. Accordingly, the acquisition of the notes by benefit plan investors should not cause the assets of the trust to be treated as Plan assets for purposes of Title I of ERISA. However, the notes may not be purchased with the assets of a Plan if the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

      (1) has investment or administrative discretion with respect to the assets of the investing Plan;

      (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or

      (3)   is an employer maintaining or contributing to such Plan.

      For additional information regarding treatment of the notes under ERISA, See "ERISA Considerations" in the accompanying prospectus.


                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the issuer to sell to each of the underwriters listed below, and each of the underwriters has agreed to purchase, the principal amount of each class of the certificates set forth opposite its name below. Under the terms and conditions of the underwriting agreement, each of the underwriters is obligated to take and pay for all of the certificates if any are taken.


                                            Class A
Underwriters                             Certificates
------------                           ----------------
Barclays Capital Inc...................     $
[____________________].................
Total..................................

      The depositor has been advised by the underwriters that they propose initially to offer the certificates to the public at the prices set forth below, and to selling group members at those prices less a selling concession not in excess of the percentage set forth below for each class of certificates. The underwriters may allow, and the selling group members may also allow, a subsequent concession not in excess of the percentage set forth below for each class of certificates. After the initial public offering, the public offering price and such concessions may be changed.



                         Price to     Underwriting     Selling
                          Public        Discount     Concession    Reallowance
                        ----------   -------------- ------------  -------------
Class A
  Certificates                  %             %              %             %

      The depositor does not intend to apply for listing of the certificates on a national securities exchange, but has been advised by the underwriters that they may make a market in the certificates. The underwriters are not obligated, however, to make a market in the certificates and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the certificates.

      The depositor, the transferor and the servicer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      In the ordinary course of their respective businesses, each underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the depositor, the transferor and the servicer.

      After the initial distribution of the certificates by the underwriters, this prospectus supplement may be used by the underwriters or its successors, in connection with offers and sales relating to market making transactions in the certificates. The underwriters may act as principal or agent in these transactions. The transactions will be at prices related to prevailing market prices at the time of sale. Each underwriter is a member of the New York Stock Exchange, Inc.

      The underwriter is an affiliate of the depositor.


                                     EXPERTS

      [The consolidated balance sheets of __________, the insurer, and subsidiaries as of December 31, ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this prospectus supplement. These statements have been so incorporated in reliance on the report of __________, independent accountants, given on the authority of that firm as experts in accounting and auditing.]


                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft, New York, New York. [Certain legal matters will be passed upon for the insurer by __________, __________ to the insurer.]


                                     RATINGS

      As a condition to the issuance of the Class A certificates, the Class A certificates must be rated "____" by __________________________________ and
"___" by _____________________________.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the offered certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The ratings assigned to the offered certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that certificateholders might suffer a lower than anticipated yield.

                                GLOSSARY OF TERMS

      "ABS" the prepayment model used in this prospectus supplement to measure prepayments on [__________].

      "Aggregate Principal Balance" means, with respect to any Determination Date, the sum of the Principal Balances, computed as of the related record date, for all Receivables, other than (1) any Receivable that became a Liquidated Receivable during the related Collection Period and (2) any Receivable that became a Purchased Receivable on the immediately preceding Deposit Date.

      "Amount Available" means, with respect to any distribution date, the sum of (1) the Available Funds for the immediately preceding Determination Date[, plus (2) the Deficiency Claim Amount, if any, received by the trustee with respect to the distribution date, plus (3) the Policy Claim Amount, if any, received by the trustee with respect to the distribution date].

      "Amount Financed" means, with respect to a Receivable, the amount advanced under that Receivable toward the purchase price or refinancing of the ____________ and any related costs, including amounts in respect of
____________, ____________, ____________ and ____________, and other items customarily financed as part of ____________.

      "APR" means annual percentage rate.

      "Available Funds" means, with respect to any Determination Date, the sum of (1) the Collected Funds for the Determination Date and (2) all Purchase Amounts deposited in the Collection Account on the related Deposit Date.

      ["Capitalized Interest Account" is an account which is an asset of the trust established with the trustee, and will be pledged to the trustee for the benefit of the certificateholders.]

      "Certificate Distribution Account" an account established and maintained by the servicer, in the name of the trustee, on behalf of the certificateholders [and the insurer], in which amounts released from the Collection Account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made.

      "Certificate Majority" means holders of 50% or more of the aggregate principal balance of the certificates.

      "Certificateholders' Distributable Amount" means, with respect to any distribution date, the sum of the Certificateholder's Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

      "Certificateholders' Interest Carryover Shortfall" means, with respect to any distribution date, the excess of the Certificateholders' Interest Distributable Amount for the preceding distribution date, over the amount in respect of interest that was actually deposited in the Certificate Distribution Account on the preceding distribution date, plus interest on the amount of interest due but not paid to certificateholders on the preceding distribution date, to the extent permitted by law, at the interest rate borne by those certificates from the preceding distribution date to but excluding the current distribution date.

      "Certificateholders' Interest Distributable Amount" means, with respect to any distribution date, the sum of the Certificateholders' Monthly Interest Distributable Amount for the distribution date and the Certificateholders' Interest Carryover Shortfall for that distribution date.

      "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any distribution date, the sum of the products for each class of Certificates of:

      (1) the product of the applicable interest rate for the class and 1/12 and

      (2) the outstanding principal amount of the class of certificates immediately preceding the distribution date.

      "Certificateholders' Percentage" will be approximately %, for each distribution date until the Class A certificates have been paid in full, and then will be equal to zero.

      "Certificateholders' Principal Distributable Amount" for any distribution date will equal the sum of:

      (1) the Certificateholders' Percentage of the Principal Distributable Amount and

      (2) any unpaid portion of the amount described in clause (1) with respect to any prior distribution date.

      "Class A Certificate Balance" means, initially, $_____ and then will equal the Class A Certificate Balance reduced by all principal distributions on the Class A certificates.

      "Class A Interest Carryover Shortfall" means, as of the close of business on any distribution date, the excess of the Class A Interest Distributable Amount for the distribution date plus, without duplication, any outstanding Class A Interest Carryover Shortfall from the preceding distribution date plus interest on the outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from the preceding distribution date through the current distribution date, over the amount of interest that the Class A certificateholders actually received on the current distribution date.

      "Class A Interest Distributable Amount" means, with respect to any distribution date, 30 days of interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period, and any outstanding Class A Interest Carryover Shortfall.

      "Class A Pass-Through Rate" means ___% per annum.

      "Class A Principal Carryover Shortfall" means, as of the close of business on any distribution date, the excess of the Class A Principal distributable amount plus any outstanding Class A Principal Carryover Shortfall from the preceding distribution date over the amount of principal that the Class A certificateholders actually received on the current distribution date.

      "Class A Principal Distributable Amount" means the Class A certificateholders' pro rata share of the amount equal to the sum of the following amounts with respect to the immediately preceding Collection Period, computed in accordance with the simple interest method:

      (1) that portion of all collections on Receivables allocable to principal, including all full and partial principal prepayments;

      (2) the Principal Balance of all Receivables, other than Purchased Receivables, that became Liquidated Receivables during the related Collection Period;

      (3) (A) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Record Date, and (B) in the sole discretion of the Certificate Insurer, the Principal Balance as of the immediately preceding Record Date of all Receivables that were required to be purchased as of the immediately preceding Record Date but were not so purchased and

      (4) the aggregate amount of Cram Down Losses that occurred during the related Collection Period.

      With respect to each distribution date, the Class A Certificateholders' pro rata share of such principal distribution (the "Class A Principal Distributable Amount") is equal to the Class A Percentage of the amounts in clauses (1) through and including (4) of the immediately preceding paragraph, provided, that on the Final Scheduled

Distribution Date, the Class A Principal Distributable Amount will equal the Class A Certificate Balance as of the Final Scheduled Distribution Date.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period.

      "Collection Account" is an account established in the name of the trustee on behalf of the certificateholders, the certificateholders [and the insurer], into which payments or other amounts received with respect to the Receivables will be deposited.

      "Collection Period" means, with respect to a Determination Date or a distribution date, the calendar month preceding the month in which the Determination Date or distribution date occurs, the calendar month being referred to as the "related" Collection Period with respect to the Determination Date or distribution date. With respect to a Record Date, the calendar month in which the Record Date occurs is referred to in this prospectus supplement as the "related" Collection Period to the Record Date.

      "Controlling Party" means, the insurer, so long as no Insurer Default exists, and the trustee for the benefit of the certificateholders, for so long as an Insurer Default exists. However, the owner trustee for the benefit of the certificateholders will be the Controlling Party after all unpaid principal and interest on the certificates and all amounts owing to the insurer under the insurance agreement have been paid in full.

      "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding will have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to the excess of the principal balance of the Receivable immediately prior to the order over the principal balance of the Receivable as so reduced or the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" will be deemed to have occurred on the date of issuance of the order.

      "Credit Score" is a [Fair, Isaac National Automotive Industry Market
Score].

      "Cut-off Date" means, with respect to an Initial Receivable, the Initial Cut-off Date, and, with respect to a Subsequent Receivable, the related Subsequent Cut-off Date.

      ["Deficiency Claim Amount" means, with respect to any determination date, the excess, if any, of the sum of the amounts payable on the related Distribution Date under clauses (1), (2), (3), (4) and (5) under the heading "Description Of The Certificates--Flow of Funds" over the amount of Available Funds with respect to the Determination Date.]

      ["Deficiency Notice" means, a written notice delivered by the trustee to a collateral agent appointed by the insurer, the fiscal agent, if necessary, and the servicer specifying the Deficiency Claim Amount for the distribution date.]

      "Deposit Date" means, with respect to any Collection Period, the business day immediately preceding the related Determination Date.

      "Determination Date" means, with respect to any Collection Period, the _____ business day preceding the distribution date in the next calendar month.

      "Distribution Amount" with respect to any payment date, the sum of:

      (1) the Available Funds for the immediately preceding Determination Date, plus

      (2) [any amounts received with respect to the Deficiency Claim Amount, from the Reserve Account, an Insurer Optional Deposit or otherwise other than from draws under the Policy, by the indenture trustee, with respect to the payment date].

      "DTC" means the Depository Trust Company.

      "Excluded Plan" means, for purposes of the Class A certificates, a Plan sponsored by (1) Barclays Capital Inc., (2) the originators, (3) the servicer,
(4) the trustee, (5) the seller, (6) the depositor, (7) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance[, (8) the insurer] and [(8)][(9)] any affiliate or successor of a person described in
(1) to [(7)][(8)].

      "Final Scheduled Distribution Date" is the Class A Final Scheduled Distribution Date.

      "Initial Cut-off Date" is __________, 200 .

      ["Initial Pre-Funded Amount" a cash amount equal to approximately $__________ deposited in the Pre-Funding Account on the closing date.][

      ["Initial] Receivables" are the [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] assigned to the issuer on the closing date.

      ["Insurer Default" means, the occurrence and continuance of any of the following events:

      (1) the insurer will have failed to make a payment required under the Policy in accordance with its terms;

      (2) the insurer will have (x) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (y) made a general assignment for the benefit of its creditors, or (z) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

      (3) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority will have entered a final and nonappealable order, judgment or decree (x) appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property or (y) authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).]

      ["Insurer Optional Deposit" means, with respect to any distribution date, an amount delivered by the insurer for deposit into the Collection Account for any of the following purposes:

      (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the issuer with respect to the distribution date, or

      (2) to include the funds to the extent that without those amounts a draw would be required to be made on the Policy.]

      "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Collection Period,

      (1) [60 days] have elapsed since the servicer repossessed the _____________,

      (2) the servicer has determined in good faith that all amounts it expects to recover have been received,

      (3)   the _____________ has been sold and the proceeds received or

      (4) all or any portion of any scheduled payment by the obligor is [120 days] or more delinquent.

      "Net Liquidation Proceeds" means, with respect to any Liquidated Receivable, all amounts, including insurance proceeds, realized with respect to the Receivable, other than amounts withdrawn from the Reserve Account and drawings under the Policy, net of:

      (1) reasonable expenses incurred by the servicer in connection with the collection of the Receivable and the repossession and disposition of the _____________ and

      (2) amounts that are required to be refunded to the obligor on that Receivable; provided that Net Liquidation Proceeds with respect to any Receivable may not be less than zero.

      "Person" means, any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

      "Plan" is any:

      (1)   employee benefit plan as defined in Section 3(3) of ERISA,

      (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, or

      (3) entity whose underlying assets include plan assets by reason of a plan's investment in entities specified in clauses (1) and (2) above.

      ["Policy" is a financial guaranty insurance policy issued by the insurer that guarantees full and timely payment of the Certificateholders' Distributable Amount on each distribution date.]

      ["Policy Claim Amount" means, with respect to any Determination Date on which the trustee has delivered a Deficiency Notice the shortfall of (y) the sum of (1) the amount of Available Funds with respect to the Determination Date, as stated in the servicer's certificate with respect to the Determination Date, plus (2) the amount of the Deficiency Claim Amount, if any, to be delivered by a collateral agent to the trustee under a Deficiency Notice delivered with respect to the Distribution Date, as stated in the certificate delivered on the immediately preceding Deficiency Claim Date by a collateral agent, after giving effect to the distributions required by the pooling and servicing agreement and described in clauses (1) and (2) of "Description Of The Certificates--Flow of Funds", over (z) the amount necessary to pay the Class A Interest Distributable Amount and the Class A Principal Distributable Amount for the related distribution date.]

      "Pool Balance" means, at any time, the sum of the Principal Balances of the Receivables, excluding Purchased Receivables and Liquidated Receivables.

      ["Pre-Funded Amount" is the Initial Pre-Funded Amount as reduced from time to time during the Pre-Funding Period by the amount of the Initial Pre used to purchase Subsequent Receivables in accordance with the pooling and servicing agreement.]

      ["Pre-Funding Account" is an account which will be established with the trustee which will be an asset of the trust and will be pledged to the trustee for the benefit the certificateholders.]

      ["Pre-Funding Period" is the period from the closing date until the earliest of:

      (1) the date on which the amount on deposit in the Pre-Funding Account is less than $__________,

      (2) the occurrence of a servicer default under the pooling and servicing agreement, or

      (3)   __________, 200_ .]

      "Principal Balance" for any Receivable, at any time, means the Amount Financed minus:

      (1) that portion of all amounts received on or prior to that date and allocable to principal in accordance with the terms of the Receivable, and

      (2)  any Cram Down Loss in respect of that Receivable.

      "Principal Distributable Amount" with respect to any distribution date will be an amount equal to the sum of the following amounts:

      (1) the principal portion, allocable on the basis of the simple interest method, of all Collected Funds received during the immediately preceding calendar month, other than Liquidated Receivables and Purchased Receivables, including the principal portion of all prepayments;

      (2) the Principal Balance of all Receivables that became Liquidated Receivables during the related calendar month, other than Purchased Receivables;

      (3) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related calendar month;

      (4) at the option of the insurer, the Principal Balance of the Receivables that were required to be purchased by the transferor and the servicer during the related calendar month but were not purchased; and

      (5) the aggregate amount of Cram Down Losses that have occurred during the related calendar month.

      "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable, including one month's interest on the Receivable, in the month of payment, at the APR less the servicing fee, after giving effect to the receipt of any moneys collected, from whatever source, on the Receivable, if any.

      "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or repurchased by the Transferor or the originator pursuant to the pooling and servicing agreement.

      "Rating Agencies" are __________ and __________ .

      "Receivables" the Initial Receivables together with the Subsequent Receivables.

      "Record Date" with respect to any distribution date means the close of business on the business day preceding that distribution date.

      "Restricted Group" is any affiliate of a Person described in (1) to (8) of the definition of Excluded Plan.

      "Rule of 78s" is the provision of payments according to a "sum of periodic balances" or "sum of monthly payments" method and under which the portion of each payment allocable to interest is higher during the early months of the term of a Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal.

      "Rule of 78s Receivables" means Receivables that provide for the allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method.

      "Scheduled Payment" means payments which are scheduled to be made on the certificates during the term of the Policy in accordance with the original terms of the certificates when issued and without regard to any subsequent amendment or modification of the certificates or the pooling and servicing agreement that has not been consented to by the insurer, which payments for each distribution date are:

      (1) the Certificateholders' Interest Distributable Amount for the distribution date and

      (2)   the Certificateholders' Principal Distributable Amount.

      "Servicing Fee" is the fee to which the servicer is entitled under the pooling and servicing agreement on each distribution date for the related monthly period equal to the sum of:

      (1) the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the monthly period and

      (2)   the investment earnings, net of losses, on the Collection Account.

      "Servicing Fee Rate" is the rate, equal to ___%, at which the Servicing Fee is paid.

      "Subsequent Cut-off Date" the dates designated by the transferor from time to time as subsequent cut-off dates.

      "Subsequent Receivables" are the [auto loans] [recreational vehicle loans] [motorcycles] [light duty trucks] assigned to the issuer from time to time after the closing date and prior to __________ .

      "Supplemental Servicing Fee" with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, collected on the Receivables during the Collection Period.

      "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more of those U.S. Persons have the authority to control all substantial decisions of the trust, or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

      "Weighted Average Rate" means, with respect to any date of determination, a per annum rate equal to

      (1) the product of (x) the outstanding principal amount of the Class A-1 Certificates on that date and (y) the Class A Pass-Through Rate, divided by

      (2) the outstanding principal amount of the Class A certificates on that date.

      "Yield Supplement Account" is an account that the transferor will establish for the benefit of the certificateholders [and the insurer], which will initially be a segregated trust account in the corporate trust department of the trustee.

      "Yield Supplement Amount" with respect to any distribution date will determined by aggregating for all of the Receivables, one twelfth of the difference, if positive, between

      (1) the product of (a) the Principal Balance of the Receivable multiplied by (b) a rate equal to the Weighted Average Rate plus approximately _____%, which percentage represents the Servicing Rate plus approximately _____%, and

      (2) the product of (a) the Principal Balance of the Receivable multiplied by (b) the APR on that Receivable.

=======================================  =======================================

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

            --------------

           TABLE OF CONTENTS

         Prospectus Supplement

Summary...........................S-5
Risk Factors.....................S-12
Forward-Looking Statements.......S-16
Defined Terms....................S-16
The Trust........................S-16
The Trust Fund...................S-17
The Receivables Pool.............S-18
The Transferor...................S-23
The depositor....................S-23
The Originator And The Servicer..S-23
Weighted Average Life of the
  Securities.....................S-24
Description of Certificates......S-26
[The Insurer]....................S-28
[The Policy].....................S-30
The Pooling and Servicing                        $___________ (Approximate)
  Agreement and the Transfer
  Agreements.....................S-33
Federal Income Tax                          _____________________TRUST 200_-_
  Considerations.................S-36                      ISSUER
Erisa Considerations.............S-39            ASSET-BACKED CERTIFICATES,
Legal Investment.................S-39                   SERIES 200_-_
Underwriting.....................S-39
Experts..........................S-41             _________________________
Legal Matters....................S-41                     SERVICER
Ratings..........................S-41
Glossary of Terms................S-42
                                           Securitized Asset Backed Receivables
               Prospectus                                    LLC
Prospectus Supplement................                     DEPOSITOR
Summary of Terms.....................                   $___________
Risk Factors.........................               CLASS A CERTIFICATES
The Trust Funds......................
The Issuers..........................
The Receivables......................
Pool Factors.........................
Use of Proceeds......................
The Depositor........................      ------------------------------------
The Trustee..........................               PROSPECTUS SUPPLEMENT
Description of the Securities........      ------------------------------------
Description of the Trust Agreements..
Certain Legal Aspects of the
  Receivables........................
Federal Income Tax Considerations....
ERISA Considerations.................
Methods of Distribution .............                 Barclays Capital
Incorporation of Information by
  Reference..........................
Legal Matters........................
Financial Information................
Additional Information...............                _________, 2000_
Ratings..............................
Glossary of Terms....................

Dealers will be required to deliver a
prospectus supplement and prospectus
when acting as underwriters of these
securities and with respect to their
unsold allotments or subscriptions.  In
addition, all dealers selling these
securities will deliver a prospectus
supplement and prospectus until
____________, 200_.

=======================================  =======================================

PROSPECTUS SUPPLEMENT DATED __________, 200_
(To Prospectus dated ___________, 2003)

                          $______________ (APPROXIMATE)
                        ______________ OWNER TRUST 200_-_
                                     ISSUER

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                                    DEPOSITOR

                       $__________ ______% CLASS A-1 NOTES
                      $___________ ______% CLASS A-2 NOTES
                      $___________ ______% CLASS A-3 NOTES

                          [LOGO OF __________________]
                           ___________________________
                             ORIGINATOR AND SERVICER

               ________________ ASSET-BACKED NOTES, SERIES 200_-_


      o The issuer, an owner trust, is issuing 3 classes of notes that have an approximate original principal balance of $ , subject to permitted variance of plus or minus % and a per annum interest rate of one-month LIBOR plus %.

      o The notes are backed by a pool of receivables consisting of [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans]

      o [Credit enhancement consisting of an unconditional and irrevocable guarantee of timely payment of interest and ultimate payment of principal on the notes is provided by a financial guaranty insurance policy issued by ____________________.]

             PRICE TO THE       UNDERWRITING       PROCEEDS TO THE
                PUBLIC            DISCOUNT            DEPOSITOR
           ----------------   ----------------   -------------------
                       %                   %    $


      The price to public, underwriting discount and proceeds to depositor shown are for all classes in the aggregate. This information is shown for each individual class on page S-[ ]. See "Underwriting".

      The proceeds to depositor are less expenses, estimated at $[ ], plus accrued interest. See "Underwriting".

--------------------------------------------------------------------------------

      YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-___ OF THIS PROSPECTUS SUPPLEMENT ANE PAGE ___ IN THE PROSPECTUS.

      The notes will not represent obligations of the Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the notes of any series. No governmental agency or any other person will insure the notes or the collateral securing the notes[, except that [__________] will insure the notes].

      You should consult with your own advisors to determine if the offered notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered notes.

--------------------------------------------------------------------------------

      NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      We will not list the offered certificates on any national securities exchange or on any automated quotation system.

      The underwriter[s], Barclays Capital Inc. [and _______________], will purchase the offered notes from Securitized Asset Backed Receivables LLC and expect to deliver the offered notes in book-entry form through the facilities of The Depository Trust Company to Clearstream Banking societe anonyme and Euroclear Bank, societe anonyme purchasers on or about ________, 200_.


                                BARCLAYS CAPITAL

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We provide information about the offered notes for the series 200_-_ in two separate documents that progressively include more detail:

      o the accompanying prospectus dated ___________, 200_, which provides general information, some of which may not apply to the series 200_ notes.

      o this prospectus supplement, which describes the specific terms of the series 200_ notes.

      Sales of the offered notes may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

      IF THE TERMS OF THE NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                                                                            Page
                                                                            ----
Summary .................................................................   S-1
Risk Factors ............................................................   S-7
      Limited Liquidity May Adversely Affect Market Value Of Notes ......   S-7
      Prepayments On The Receivables Will Cause Prepayments On The
          Notes Resulting In Reinvestment Risk To You ...................   S-7
      Prepayments On The Receivables May Affect Your Yield On
          Your Notes ....................................................   S-7
      [Potential Prepayments On Notes Due To Failure To Transfer
          A Sufficient Number Of Additional Receivables To The Trust ....   S-7
      [Risk Of Potential Prepayments On Notes Due To Failure
          To Obtain Release Of Existing Lien ............................   S-7
      You May Experience A Loss On Your Notes Because The Issuer
          Has Limited Assets ............................................   S-8
      [Originator Has A Limited Operating History] ......................   S-8
      [The Originator's Internet-Based Origination Programs May
          Give Rise To Risks That Are Not Customary] ....................   S-9
      You May Experience A Loss In Connection With An Event
          Of Default ....................................................   S-9
      The Notes Are Obligations Of The Trust Only And Are Not
          Guaranteed By Any Other Party .................................   S-9
      A Change In The Note Ratings May Adversely Affect The Notes .......   S-9
      There Are Risks Associated With Servicing Transfers ...............   S-9
      Potential Losses On Your Notes Due To Geographic
          Concentration of Receivables ..................................   S-10
      Risk Of Recharacterization Of True Sale As A Pledge ...............   S-10
Forward-Looking Statements ..............................................   S-11
Defined Terms ...........................................................   S-11
The Trust ...............................................................   S-11
      General ...........................................................   S-11
      Capitalization of the Issuer ......................................   S-11
      The Owner Trustee .................................................   S-12
      The Indenture Trustee .............................................   S-12
The Trust Fund ..........................................................   S-12
The Receivables Pool ....................................................   S-12
      Eligibility Criteria ..............................................   S-12
      [Subsequent Receivables ...........................................   S-13
      Pool Composition ..................................................   S-14
The Transferor ..........................................................   S-17
The Depositor ...........................................................   S-18
The Originator and the Servicer .........................................   S-18
      General ...........................................................   S-18
      Origination Process and Credit Evaluation Procedures ..............   S-18
      Contract Processing, Purchase, Servicing and Administration .......   S-18
      Delinquency Control and Collection Strategy .......................   S-18
      Delinquency and Loss Experience ...................................   S-18
Weighted Average Life of the Notes ......................................   S-18
Description of the Notes ................................................   S-21
      Payments of Interest ..............................................   S-21
      Payments of Principal .............................................   S-22
      Optional Redemption ...............................................   S-22
      [Mandatory Redemption .............................................   S-22
      The Indenture .....................................................   S-22
      The Indenture Trustee .............................................   S-27
Description of the Certificates .........................................   S-27
[The Insurer] ...........................................................   S-28
      General ...........................................................   S-28
      Reinsurance .......................................................   S-28
      Rating of Claims-Paying Ability ...................................   S-28
      Capitalization ....................................................   S-29
      Insurance Regulation ..............................................   S-29
[The Policy] ............................................................   S-29
      Other Provisions of the Policy ....................................   S-31
Description of the Sale and Servicing Agreement .........................   S-32
      Assignment of Receivables .........................................   S-32
      Obligation to Repurchase Receivables ..............................   S-33
      Accounts ..........................................................   S-33
      Certain Allocations ...............................................   S-35
      Payments ..........................................................   S-35
      Statements to Noteholders .........................................   S-36
      Servicer Default; Rights Upon Servicer Default ....................   S-37
      Servicing Compensation ............................................   S-37
      Appointment of Subservicer ........................................   S-38
      Amendment .........................................................   S-38
Certain Legal Aspects of the Receivables ................................   S-38
Federal Income Tax Considerations .......................................   S-39
      General ...........................................................   S-39
      Classification of Investment Arrangement ..........................   S-39
      Taxation of Holders ...............................................   S-39
      Backup Withholding and Information Reporting ......................   S-40
ERISA Considerations ....................................................   S-40
Legal Investment ........................................................   S-42
Underwriting ............................................................   S-42
Experts .................................................................   S-43
Legal Matters ...........................................................   S-43
Ratings .................................................................   S-43
Glossary of Terms .......................................................   S-44

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the offered notes, you should read carefully this entire document and the accompanying prospectus.

RELEVANT PARTIES

Issuer....................... [_______] Owner Trust 200_-_, a Delaware business trust, will be established pursuant to a trust agreement among the depositor, the paying agent, the owner trustee and ______________. You may contact the issuer at the owner trust's offices. See ["The Owner Trust and Indenture"] in this prospectus supplement.

Depositor.................... Securitized Asset Backed Receivables LLC, the
                              depositor, is a limited liability company organized under the laws of Delaware. The depositor's address is 200 Park Avenue, New York, New York 10166, telephone number (212) 412-4000. See "The Depositor" in this prospectus supplement.

Transferor................... ________________________________________________'s
                              address is _______________________________________
                              See "________________" in this prospectus supplement.

Originator................... ____________ originates the receivables consisting of [automobile] [recreational vehicle]
                              [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] and will sell and contribute the receivables to the transferor. The originator is a [company], whose executive offices are located at ___________.

Servicer..................... ________________________________________________'s
                              address is _______________________________________
                              See "Servicer" in this prospectus supplement. _____________ will begin servicing the loans on or before _____________, 200_.

Indenture Trustee,
  Backup Servicer
  [and Indenture Collateral
  Agent] .................... ________________________________________________'s
                              address is _______________________________________
                              __________ will also act as backup servicer under the sale and servicing agreement, [as indenture collateral agent for the reserve account] and as custodian for the receivables files. See ["The Owner Trust and the Indenture--The Indenture Trustee"]

Owner Trustee................ _____________________________________'s address is
                              ________________________. See "The Owner Trust and
                              Indenture--The Owner Trustee" in this prospectus supplement.

Initial Cut-off Date......... Beginning  of business on  ________,  200_.  The issuer will receive payments due on, or received with respect to, the receivables on or after this date.

Closing Date................. On or about ________, 200_.

Payment Dates................ The __ day of each  month  or if that day is not a business day, the next business day, commencing in ________, 200_.

The Notes.................... Each  class  of  notes  will  have  the  initial principal amount, interest rate and final scheduled payment date set forth in the following table.

                                                                     FINAL
                                             PRINCIPAL  INTEREST   SCHEDULED
                                  CLASS       AMOUNT      RATE   PAYMENT DATE
                                  -----       ------      ----   ------------
                                                 $          %
                                                 $          %
                                                 $          %

                              If any class of notes is not repaid in full on or prior to its final scheduled payment date, an event of default will occur.

Book-EntryRegistration......  The notes will be initially available only in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, or Bank, societe anonyme, except under limited circumstances. See "Description of the Securities--Book-Entry Registration" in the prospectus.

The Receivables and
  the Other Trust Fund
  Properties ................ The primary assets of the issuer will be the receivables consisting of [automobile]
                              [recreational vehicle] [motorcycle] [sport utility vehicle] [van] [light duty truck] [loans] . The receivables will be sold and contributed by the originator to the transferor, and assigned by the transferor to the depositor. The depositor will transfer the receivables to the issuer. The issuer will pledge the receivables to the indenture trustee for the benefit of the noteholders on the day of closing and from time to time on subsequent transfer dates on or before __________, 200_.

The Receivables Pool......... As of the  beginning of business on  __________,
                              200_, the receivables in the pool have:

                              o    an aggregate principal balance of
                                   $___________;

                              o a weighted average annual percentage rate of approximately ___________%;

                              o a weighted average remaining term to stated maturity of approximately ___________ months; and

                              o a remaining term to stated maturity of not more than __ months and not less than __months.

Other Trust Fund Properties.. In addition to the receivables, the trust fund will also include:

                              o    all moneys received with respect to the
                                   initial receivables after the initial cut-off date and the subsequent receivables after the applicable subsequent cut-off dates;

                              o the security interests in the underlying assets of the receivables;

                              o any proceeds from claims under insurance policies covering the underlying assets of the receivables or the related obligors;

                              o all instruments and documents relating to the receivables;

                              o a security interest in amounts on deposit in certain bank accounts; and

                              o all rights of the issuer under the sale and servicing agreement.

[PRE-FUNDING

Pre-funding Account.......... On the day of closing, the transferor will deposit approximately $___________ of the proceeds from the sale of notes into a pre-funding account held by the indenture trustee. The issuer will use funds on deposit in this account to acquire additional receivables from the transferor from time to time on or before __________, 200_.

                              The receivables acquired by the issuer during the period between the day of the closing and __________, 200_ will also have been originated by
                              ___________.

                              The characteristics of the subsequently-acquired receivables will not differ materially from the receivables acquired by the issuer on the day of the closing.]

[Capitalized Interest
  Account ................... On the day of closing, the transferor will also deposit $_______ into a capitalized interest account held by the indenture trustee. The amount, if any, deposited into the capitalized interest account will be applied on the payment dates occurring on or prior to __________, 200_ to fund an amount equal to the amount of interest accrued for that payment date at the weighted average interest rates on the portion of the notes having a principal balance in excess of the principal balances of the receivables pledged by the issuer. Any amounts remaining in the capitalized interest account on __________, 200_ and not used for these purposes will be paid to the transferor on that date. See "Description of the Sale and Servicing Agreement--Accounts--Capitalized Interest Account" in this prospectus supplement.]

Interest Payments............ Each class of notes will bear interest each year at the rate listed in the table under "--The
                              Notes" above. Interest on each class of notes will accrue on a "30/360" basis. This means that the interest payable on each payment date on each class of notes will be the product of:

                              (1) the outstanding principal balance of the class of notes;

                              (2)  the applicable interest rate; and

                              (3)  1/12.

PRINCIPAL PAYMENTS

Calculation.................. The aggregate amount of principal payable on the notes on each payment date will be equal to an amount called the "noteholders' principal distributable amount," which will generally be equal to the noteholders' percentage of the sum of:

                              (1) the amount of principal collected on the receivables during the prior calendar month,

                              (2) the outstanding principal balance of any receivable that became a liquidated receivable during the prior calendar month,

                              (3) the principal balance of each receivable that was purchased by the originator or the transferor during the prior calendar month, and [at the option of the insurer,] the principal balance of each receivable that was required to be, but was not, so purchased,

                              (4) the aggregate amount of any reduction of the principal balance of a receivable as a result of a court order in an insolvency proceeding, and

                              (5) any unpaid portion of the amounts included in
                                  1, 2, 3 and 4 above for a prior payment date that were not paid to the noteholders, because of insufficient available cash.

Sequential Pay Feature....... Absent an event of default which has resulted in an acceleration of the notes, the noteholders' principal distributable amount will be payable to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes in that order. This means that no principal will be paid to the Class A-2 notes until the Class A-1 notes have been paid in full, and so forth. The noteholders' principal distributable amount is more fully described under "Description of the Sale and Servicing Agreement--Payments" in this prospectus supplement.

The Certificates............. The issuer will also issue $___________ aggregate principal amount of non- interest bearing certificates pursuant to a trust agreement to be dated as of __________, 200_ between the depositor and the owner trustee. The certificates are not being offered pursuant to this prospectus supplement and will initially be held by the transferor.

                              The certificates will not receive any
                              distributions on a payment date until the noteholders have received all amounts required to be distributed to them on such payment date [and until the reserve account has been fully funded and certain amounts owed to the insurer have been paid.]

[The Reserve Account......... The transferor will establish a reserve account for the benefit of the insurer. On the day of closing, the transferor will make an initial deposit of cash into the reserve account. On each payment date, if the amount on deposit in the reserve account is less than the required amount, additional amounts will be deposited into the reserve account from collections on the receivables that are available for this purpose. Funds will be withdrawn from the reserve account on each payment date if the amount of available funds on any payment date is not sufficient to pay:

                              o    the monthly servicing fee;

                              o    accrued and unpaid fees owing to the
                                   indenture trustee, the owner trustee, the indenture collateral agent, the custodian and the backup servicer;

                              o required payments of interest and principal to the noteholders; and

                              o    amounts owed to the insurer.

                              The amount required to be on deposit in the reserve account may increase or decrease without the consent of the noteholders. As a result, you should not rely on amounts on deposit in or required to be deposited to the reserve account as a source of funds for payments on the notes.]

[The Yield Supplement
  Account ................... The transferor will establish a yield supplement account held by indenture trustee for the benefit of the noteholders. On the day of closing, the transferor will deposit approximately $___________ in the yield supplement account.

                              On each payment date, the issuer will use funds in the yield supplement account to cover any shortfall between:

                              o the weighted average interest rate on the notes plus approximately ___________%; and

                              o    the interest rate on each receivable.]

[Insurer and the Policy...... __________ is a ________ financial guaranty insurance company. ___________ will issue a policy, which will guarantee the payment of timely interest and principal due on the notes, but only as set forth under the heading "The Policy" in this prospectus supplement.]

Optional Redemption.......... If the aggregate principal balance of the receivables on any payment date is __% or less of the sum of the aggregate principal balance of the initial receivables as of the initial cut-off date and the aggregate principal balance of all subsequently-acquired receivables as of their subsequent cut-off dates, the servicer may reacquire the receivables. If the transferor elects to reacquire the receivables, the outstanding principal balance of the notes will be paid in full together with accrued interest.

Federal Income Tax
  Considerations ............ In the opinion of Cadwalader, Wickersham & Taft
                              LLP, for federal income tax purposes, the notes will be characterized as debt, and the issuer will not be classified as a separate entity that is an association, or a publicly traded partnership, taxable as a corporation.

                              If you purchase a note, you agree to treat it as debt for tax purposes. See "Federal Income Tax Considerations" in this prospectus supplement for additional information concerning the application of federal and state tax laws to the issuer and the notes.

ERISA Considerations......... Subject to important considerations described in this prospectus supplement and in the accompanying prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. You should carefully review with your legal advisors whether the purchase or holding of the notes could give rise to a prohibited transaction. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Ratings...................... The notes must receive at least the following ratings from ___________ and ___________ in order
                              to be issued:

                                                                RATING
                              ----------------------  --------------------------
                                      CLASS
                              ----------------------  --------------------------
                                       A-1
                                       A-2
                                       A-3

Important Covenants of
  Noteholders................ By accepting your note, you agree not to institute or join in any bankruptcy, reorganization or other insolvency or similar proceeding against the transferor, the servicer or the issuer. [You also agree to allow the insurer to exercise all of your voting rights with respect to your notes.] See ["Risk Factors--Limitations on Rights of Noteholders" and "Description of the Transfer and Servicing Agreements--Restrictions on Noteholders' Rights"] in this prospectus supplement.

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the notes speculative or risky. In particular, payments on your notes will depend on payments received on and other recoveries with respect to the receivables.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF NOTES

      A secondary market for the notes may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your notes are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your notes. See "Risk Factors--Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities" in the accompanying prospectus.

PREPAYMENTS ON THE RECEIVABLES WILL CAUSE PREPAYMENTS ON THE NOTES RESULTING IN
  REINVESTMENT RISK TO YOU

   The receivables may be prepaid, in full or in part, voluntarily or as a result of:

   o  prepayments as a result of defaults;

   o  casualties to the related vehicles; or

   o  other reasons.

   Since the rate of payment of principal of the notes depends in part on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of the notes could occur significantly earlier than the final scheduled payment date for each class of notes. You will bear the risk that you may have to reinvest the principal on your notes earlier than you expected at a rate of interest that is less than the rate of interest on your notes.

PREPAYMENTS ON THE RECEIVABLES MAY AFFECT YOUR YIELD ON YOUR NOTES

   If you purchase your notes at a premium, prepayments on the receivables may reduce your yield. The ratings on the notes do not address the possibility that prepayment rates may affect your yield on your notes.

[POTENTIAL PREPAYMENTS ON NOTES DUE TO FAILURE TO TRANSFER A SUFFICIENT NUMBER
  OF ADDITIONAL RECEIVABLES TO THE TRUST

   If all of the funds on deposit in the pre-funding account are not used to purchase additional receivables during the pre-funding period, any remaining amount on deposit in the pre-funding account will be used to make principal payments on the notes. See "Description of the Notes--Mandatory Redemption" in this prospectus supplement. The originator has identified an existing pool of receivables that the originator believes will satisfy the established criteria for receivables that will be assigned to the issuer on subsequent transfer dates. See "The Receivables Pool--Subsequent Receivables" in this prospectus supplement. However, the issuer cannot assure you that the identified receivables will in fact satisfy that criteria and that there will be a sufficient number of eligible receivables to assign to the issuer.]

[RISK OF POTENTIAL PREPAYMENTS ON NOTES DUE TO FAILURE TO OBTAIN RELEASE OF
  EXISTING LIEN

   The receivables that the originator has identified for possible transfer to the issuer on subsequent transfer dates are subject to a lien securing amounts advanced under a warehouse credit line that the originator uses to finance receivables it owns. Although the originator anticipates that amounts on deposit in the pre-funding account will be sufficient to repay the related warehouse debt and release the lien on additional receivables, we cannot assure you that those amounts will be sufficient or that the originator will have other sources of cash that could be used to repay the warehouse debt. If the related warehouse debt were not repaid and the lien released, the transferor would be unable to assign those additional receivables to the issuer and any amount remaining in the pre-funding account at the end of the pre-funding period will be used to partially redeem the notes in the manner described under "Description of the Notes--Mandatory Redemption" in this prospectus supplement.]

YOU MAY EXPERIENCE A LOSS ON YOUR NOTES BECAUSE THE ISSUER HAS LIMITED ASSETS

   The issuer's primary assets or source of funds for payments on the notes are:

      o  the receivables;

      o  [the pre-funding account;]

      o  [the reserve limited assets account;]

      o  [the yield supplement account;]

      o  [the capitalized interest account;] and

      o  [the insurance policy issued by ___________.]

   For repayment, you must rely upon payments on the receivables, [amounts on deposit in the] [pre-funding account,] [the yield supplement account,] [the capitalized interest account] and amounts, if any, in the reserve account]. [The pre-funding account] [and the capitalized interest account] will only be maintained until the first payment date after the pre-funding period. The money in the pre-funding account will only be used to purchase additional receivables and is not available to cover losses on the receivables.] [The capitalized interest account covers obligations of the issuer relating to the portion of the issuer's assets not invested in receivables and is not designed to provide protection against losses on the receivables.] [Although the insurance policy will be available to cover shortfalls in distributions each month, if ___________ defaults in its obligations under the insurance policy, the noteholders must rely solely on:

      o amounts received with respect to the receivables without the benefit of the insurance policy;

      o  amounts, if any, on deposit in the reserve account; and

      o the amount released from the yield supplement account on each payment date.

   If this happens, the indenture trustee may be unable to realize on the assets underlying the receivables and the proceeds to be distributed to noteholders on a current basis may be reduced.]

[ORIGINATOR HAS A LIMITED OPERATING HISTORY]

   All of the receivables were originated by ___________ in accordance with its credit underwriting criteria. The originator was formed in ___________ and commenced its operations as an originator of [automobile] [recreational vehicle] [motorcycle] [light duty truck] [loans] only in __________. Since that time it has experienced rapid growth in its portfolio of [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] . The originator therefore has limited historical performance data with respect to the majority of the [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] it currently services. Although the originator has calculated and presented in this prospectus supplement its delinquency and net loss experience with respect to its entire portfolio of serviced [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] , we cannot assure you that the information presented will reflect actual experience with respect to the receivables acquired by the issuer. In addition, we cannot assure you that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in the table headed "The Originator and the Servicer--Delinquency and Loss Experience" in this prospectus supplement. The originator is at an early stage of operations, is subject to the risks inherent in the establishment of a new business and must, among other things, continue to attract and retain qualified credit and collection personnel and support its [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] business. See "The Originator and the Servicer" in this prospectus supplement.]

[THE ORIGINATOR'S INTERNET-BASED ORIGINATION PROGRAMS MAY GIVE RISE TO RISKS
  THAT ARE NOT CUSTOMARY]

   The originator generally uses the internet and the mail to communicate with obligors during the process of underwriting and originating [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] . For a discussion of the underwriting and origination process, see "The Originator and the Servicer" in this prospectus supplement. The underwriting and origination processes and loan documentation used by the originator are novel and were developed to capitalize on the potential benefits of conducting its business over the internet and through the mail. These processes and the related documentation may entail risks that would not exist in a customary [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. We cannot assure you that these risks could not adversely affect the collectibility or enforceability of the contracts or the security interests in the underlying assets.]

YOU MAY EXPERIENCE A LOSS IN CONNECTION WITH AN EVENT OF DEFAULT

   [Unless an insurer default has occurred and is continuing, neither the indenture trustee nor the noteholders may declare an event of default under the indenture. So long as an insurer event of default has not occurred and is not continuing, an event of default will occur only upon delivery by the insurer to the indenture trustee of notice of the occurrence of events of default under the insurance agreement.] If a default occurs under the indenture, [so long as an insurer default has not occurred and is not continuing, the insurer] will have the right, but not the obligation, to cause the sale, in whole or in part, of the receivables and the other assets of the trust, which will result in a prepayment, in whole or in part, of the notes in advance of their maturity dates. [Following the occurrence of an event of default, the indenture trustee will continue to submit claims under the insurance policy as necessary to enable the issuer to continue to make payments on the notes in accordance with the terms of the indenture on each payment date. Following the occurrence of an event of default, however, the insurer may elect, in its sole discretion, to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes.] You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is at least equal to the rate of return on your notes.

THE NOTES ARE OBLIGATIONS OF THE TRUST ONLY AND ARE NOT GUARANTEED BY ANY OTHER
  PARTY

   The notes are obligations of the trust only and do not represent an interest in or obligation of the seller, [_______], any of their affiliates or any other party or governmental body. [Except for the policy,] the notes have not been insured or guaranteed by any party or governmental body. [Additionally, as described in this prospectus supplement, the [spread account] will not be property of the trust and noteholders should not rely on amounts on deposit in the spread account as a source of repayment of, or in evaluating the likelihood of payment on, the notes.] See ["The Notes -- Payments on the Notes," "-- The Policy" and "-- Accounts -- Spread Account"] in this prospectus supplement.

A CHANGE IN THE NOTE RATINGS MAY ADVERSELY AFFECT THE NOTES

   Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. are the rating agencies rating the notes. The rating for the notes will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. The rating agencies have generally relied upon the existence of the insurer in assigning ratings on the notes. A downgrade, qualification or withdrawal in the rating of the insurer could result in a downgrade, qualification or withdrawal in the rating of the notes. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

THERE ARE RISKS ASSOCIATED WITH SERVICING TRANSFERS

   Although [_____] has informed us that it has dedicated significant resources to training collection staff, implementing collections procedures and developing data processing and related technologies, if [_____] ceases operations or is removed as servicer, the [standby servicer or] back-up servicer, acting solely through an agent (or other successor servicer), will assume responsibility for the servicing and administration of the automobile receivables. Servicing transfers generally result in higher delinquency and loss rates, and there is no assurance that higher delinquency and loss rates on the automobile receivables will not result in connection with such a transfer.

   Unless and until the servicer is removed or resigns, neither the standby servicer nor the back-up servicer will be responsible for the servicing and administration of the automobile receivables. So long as [____] remains the servicer, the back-up servicer and standby servicer will have only limited responsibilities, including the receipt of monthly computer tapes containing the information required to prepare the monthly servicer's certificate to be furnished by the servicer pursuant to the trust and servicing agreement. Accordingly, it is expected that the trust, and indirectly the noteholders, will depend on [_____] for the servicing and administration of the automobile receivables.

   The servicer depends on data processing and technology for the performance of its servicing function. Any failure by the servicer to fully address and resolve any servicing, data processing or technological issues that may arise, including any required modifications of existing systems, replacement of such systems or other matters could have a material adverse effect on collection activity with respect to the automobile receivables and payment to the noteholders.

POTENTIAL LOSSES ON YOUR NOTES DUE TO GEOGRAPHIC CONCENTRATION OF RECEIVABLES

   Economic conditions in the states where the obligors under the receivables reside affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables. Based on the principal balance of the original pool of receivables as of __________, 200_, ______% of the receivables were originated in ___________, _____% in ___________, and _____% in
___________. No other states have concentrations in excess of ____%. Accordingly, adverse economic conditions or other factors affecting ________, _______ or ________ could have an especially significant impact on the delinquency, loan loss or repossession experience of the issuer and may adversely affect the timing and amount of payment of principal and interest on your notes.

RISK OF RECHARACTERIZATION OF TRUE SALE AS A PLEDGE

   The originator warrants to the transferor in the sale and servicing agreement that the sale and contribution of the receivables by it to the transferor is a valid sale and contribution of the receivables to the transferor. In addition, under the sale and servicing agreement the originator and the transferor have agreed to treat the transactions described in this prospectus supplement as a sale and contribution of the receivables to the transferor, and the originator will take all actions that are required under applicable law to perfect the transferor's ownership interest in the receivables. However, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the originator or the originator itself as debtor-in-possession were to take the position that the sale and contribution of the receivables from the originator to the transferor should be recharacterized as a pledge of those receivables to secure a borrowing from the originator, then delays in payments of collections of receivables could occur. Alternatively, if the court rules in favor of the trustee, debtor-in-possession or creditor, reductions in the amount of those payments could result.

   It is possible that the risk of recharacterization of the transfer between the originator and the transferor may be increased by the fact that, for accounting purposes, the transferor will treat the notes as debt and the transfer of the receivables from the transferor to the depositor as a pledge rather than a sale and contribution.

   If the transfer of receivables to the transferor were respected as a sale and contribution, the receivables would not be part of the originator's bankruptcy estate and would not be available to the originator's creditors.

   In addition, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of that debtor or the originator itself were to request a court to order that the originator should be substantively consolidated with the transferor, delays in payments on the notes could result. If the bankruptcy court rules in favor of the creditor, trustee-in-bankruptcy or the originator, reductions in those payments could result.

                             FORWARD-LOOKING STATEMENTS

   In this prospectus supplement and the accompanying prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Weighted Average Life Of The Securities" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

   o  economic conditions and industry competition,

   o  political and/or social conditions, and

   o  the law and government regulatory initiatives.

   We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the notes and this offering. We define the capitalized terms we used in this prospectus supplement under the caption "Glossary of Terms" beginning on page S-44 in this prospectus supplement.

                                    THE TRUST

GENERAL

   The issuer, ___________ Owner Trust 200_-_ is a business trust formed under the laws of the State of ___________ under a trust agreement. After its formation, the issuer will not engage in any activity other than:

   o  acquiring, holding and managing the trust fund;

   o issuing the notes and certificates to finance its acquisition of its interest in the trust fund;

   o  making payments on the notes and the certificates issued by it; and

   o engaging in other activities that are necessary, suitable or convenient to accomplish those objectives.

   The trust's principal offices are in ___________, in care of ___________, as owner trustee, at the address listed below under "--The Owner Trustee" in this prospectus supplement.

CAPITALIZATION OF THE ISSUER

   The following table illustrates the capitalization of the issuer as of __________, 200_, as if the issuance and sale of the notes and the certificates have taken place on that date:

Class A-1___________% Asset Backed Notes......................    $
Class A-2___________% Asset Backed Notes......................
Class A-3___________% Asset Backed Notes......................
Asset Backed Certificates.....................................
                                                                  --------------

        Total.................................................    $
                                                                  ==============

THE OWNER TRUSTEE

   ___________ is the owner trustee under the Owner Trust Agreement. The owner trustee is a ___________ banking corporation and its principal offices where information can be obtained relating to the issuer and the notes are located at ___________. The originator, the transferor, the depositor and their respective affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

THE INDENTURE TRUSTEE

   ___________ is the indenture trustee under the indenture. The indenture trustee is a ___________ and its principal offices are located at ___________. The originator, the transferor, the depositor and their respective affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

                                 THE TRUST FUND

   The trust fund will include, among other things, the following property of the issuer:

(1)   the Receivables;

(2) all payments due on or received under the Initial Receivables after the beginning of business on the Initial Cut-off Date and under the Subsequent Receivables after the Subsequent Cut-off Dates;

(3) any amounts as from time to time may be held in the collection account, the Note Distribution Account, [the Yield Supplement Account,] [the Pre-Funding Account] and [the Capitalized Interest Account;]

(4) an assignment of the security interests of the originator in the assets underlying the Receivables;

(5) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the assets underlying the Receivables or the obligors;

(6)   the receivable file related to each Receivable; and

(7)   certain other rights under the trust agreements.

   The trust fund will also include an assignment of the transferor's rights against the originator and the depositor's rights against the transferor and the originator under the Sale and Servicing Agreement upon the occurrence of certain breaches of representations and warranties.

   The Receivables were originated by ___________, the originator, in the ordinary course of business using its underwriting criteria. All of the Receivables will be sold and assigned by the originator to __________, the transferor, assigned by the transferor to the depositor and assigned by the depositor to the issuer under the Sale and Servicing Agreement. [The Subsequent Receivables will be purchased by the transferor from the originator and will be assigned from the transferor to the depositor and from the depositor to the issuer in accordance with the Sale and Servicing Agreement and one or more subsequent transfer agreements.]

   Under the Indenture, the issuer will grant a security interest in the Receivables included in the trust fund in favor of the indenture trustee on behalf of the noteholders.

                              THE RECEIVABLES POOL

      ELIGIBILITY CRITERIA

   The pool of Receivables will consist of the [Initial] Receivables purchased by the issuer as of the [Initial] Cut-off Date [and the Subsequent Receivables purchased by the issuer as of the related Subsequent Cut-off Dates.] The [Initial] Receivables have been selected, [and the Subsequent Receivables will be selected,] from the portfolio of the originator for inclusion in the pool of Receivables by several criteria, including the following:

   o  each Receivable has an annual percentage rate of at least ___________%,

   o each Receivable as of the related cut-off date, was not more than ____ days past due;

   o each Receivable has a scheduled maturity not later than ____ months before __________, 20__;

   o each Receivable had an original term to stated maturity of not more than ____ months; and o each Receivable has had at least _____ scheduled payments received by the servicer prior to the related cut-off date.

   No selection criteria or procedures believed by the originator or the transferor to be adverse to [the insurer], the noteholders or the certificateholders were used in selecting the receivables.

[SUBSEQUENT RECEIVABLES

   During the Pre-Funding Period, the transferor is obligated to purchase from the originator and to assign to the depositor the Subsequent Receivables. The Subsequent Receivables will then be assigned to the issuer, on each subsequent transfer date. The aggregate principal balance of the Subsequent Receivables is anticipated by the originator to equal approximately $__________. In connection with each assignment of Subsequent Receivables, the issuer will be required to pay to the depositor a cash purchase price equal to __% of the outstanding principal balance of the Subsequent Receivables as of their Subsequent Cut-off Dates [less required deposits to the reserve account.] The depositor will pay the cash purchase price to the transferor and the transferor in turn will pay it to the originator. At this agreed upon purchase price, the Initial Pre-Funded Amount will be sufficient to purchase the entire $___________ aggregate principal balance of Subsequent Receivables that the originator anticipates will be transferred to the transferor. The purchase price will be withdrawn from the Pre-Funding Account and paid to the depositor for further payment to the transferor and the originator as described in the second preceding sentence.

   Any assignment of Subsequent Receivables is subject to the following conditions, among others:

   o each such Subsequent Receivable and the underlying asset satisfies the eligibility criteria specified under "--Eligibility Criteria" above as of the related Subsequent Cut-off Date;

   o [the insurer, so long as no Insurer Default has occurred and is not continuing, will have approved in its absolute and sole discretion the assignment of the Subsequent Receivables to the issuer;]

   o neither the originator nor the transferor will have selected the Subsequent Receivables in a manner that it believes is adverse to the interests of [the insurer,] the certificateholders or the noteholders;

   o the originator has delivered certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Receivables;

   o the Rating Agencies will have confirmed that the ratings on the notes have not been withdrawn or reduced as a result of the assignment of the Subsequent Receivables to the issuer; and

   o  no event of default under the indenture has occurred and is continuing.

   In addition, the obligation of the issuer to purchase the Subsequent Receivables on a subsequent transfer date is subject to the condition that the Receivables assigned to the issuer, including the Subsequent Receivables to be conveyed to the issuer on the subsequent transfer date meet the following criteria:

   o each Subsequent Receivable assigned to the issuer will have an annual percentage rate of _______% or higher;

   o each Subsequent Receivable assigned to the issuer will have a remaining term to stated maturity of not more than __ months; and

   o not more than __% of the pool balance will have obligors whose mailing addresses are in any one state other than [_________] unless an opinion of counsel acceptable to the Rating Agencies [and the insurer] with respect to the security interest in the underlying asset is furnished by the transferor on or prior to the subsequent transfer date.

   Except for the criteria described in the preceding paragraphs, there are no required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the issuer, the aggregate characteristics of the entire pool of Receivables included in the trust, including the composition of the Receivables, the distribution by annual percentage rate, the geographic distribution and the distribution by remaining term described in the following tables, will vary from those of the Initial Receivables.]

POOL COMPOSITION

   Set forth in the following tables is information concerning the composition, distribution by geographic location, distribution by remaining Principal Balance, distribution by APR, distribution by original term to stated maturity, distribution by remaining term to stated maturity and distribution by loan purpose of the [Initial] Receivables to be assigned to the issuer as of the [Initial] Cut-off Date.

                  COMPOSITION OF THE [INITIAL] RECEIVABLES POOL
                        AS OF THE [INITIAL] CUT-OFF DATE

Aggregate Principal Balance..............         $
Number of Receivables....................
Average Principal Balance................         $
(Range)..................................
Average Original Amount Financed.........         $
(Range)..................................
Weighted Average APR.....................
(Range)..................................
Weighted Average Original Term to Stated
Maturity.................................
(Range)..................................
Weighted Average Remaining Term to Stated
Maturity.................................
(Range)..................................

          DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE [INITIAL]
                  RECEIVABLES AS OF THE [INITIAL] CUT-OFF DATE

                                                AGGREGATE          AGGREGATE
   RANGE OF REMAINING        NUMBER OF          PRINCIPAL          PRINCIPAL
   PRINCIPAL BALANCES       RECEIVABLES          BALANCE          BALANCE(1)
   ------------------       -----------          -------          ----------
                                                     $                  %












------------

(1)   Percentages may not add to 100.00% due to rounding.

                    GEOGRAPHIC DISTRIBUTION OF THE [INITIAL]
                RECEIVABLES POOL AS OF THE [INITIAL] CUT-OFF DATE

                                                                  PERCENTAGE OF
                                                    AGGREGATE       AGGREGATE
                                      NUMBER OF      PRINCIPAL      PRINCIPAL
             STATE (1)               RECEIVABLES      BALANCE      BALANCE (2)
----------------------------------   -----------      -------      -----------
Alabama..........................                        $              %
Arizona..........................
Arkansas.........................
California.......................
Colorado.........................
Connecticut......................
District of Columbia.............
Florida..........................
Georgia..........................
Idaho............................
Indiana..........................
Iowa.............................
Kansas...........................
Kentucky.........................
Maine............................
Maryland.........................
Massachusetts....................
Michigan.........................
Minnesota........................
Missouri.........................
Montana..........................
Nebraska.........................
New Jersey.......................
New Mexico.......................
New York.........................
North Carolina...................
Ohio.............................
Oklahoma.........................
Oregon...........................
Rhode Island.....................
South Carolina...................
Tennessee........................
Texas............................
Utah.............................
Virginia.........................
Washington.......................
West Virginia....................
Wisconsin........................
Total............................

------------
(1) Based on mailing addresses of the obligors as of the date of origination.

(2) Percentages may not add to 100.00% due to rounding.

             DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE [INITIAL]
                  RECEIVABLES AS OF THE [INITIAL] CUT-OFF DATE

                                                                  PERCENTAGE OF
                                                    AGGREGATE       AGGREGATE
  RANGE OF ANNUAL PERCENTAGE       NUMBER OF        PRINCIPAL       PRINCIPAL
             RATES                RECEIVABLES        BALANCE        BALANCE (2)
  --------------------------      -----------        -------      -------------
                                                        $               %







------------

(1)   Percentages may not add to 100.00% due to rounding.

        DISTRIBUTION BY ORIGINAL TERM TO STATED MATURITY OF THE [INITIAL]
                  RECEIVABLES AS OF THE [INITIAL] CUT-OFF DATE

                                                                  PERCENTAGE OF
                                                    AGGREGATE       AGGREGATE
  RANGE OF ANNUAL PERCENTAGE       NUMBER OF        PRINCIPAL       PRINCIPAL
             RATES                RECEIVABLES        BALANCE        BALANCE (2)
  --------------------------      -----------        -------      -------------
                                                        $               %







------------
(1)   Percentages may not add to 100.00% due to rounding.

            DISTRIBUTION BY REMAINING TERM TO STATED MATURITY OF THE
             [INITIAL] RECEIVABLES AS OF THE [INITIAL] CUT-OFF DATE

                                                                  PERCENTAGE OF
                                                    AGGREGATE       AGGREGATE
  RANGE OF ANNUAL PERCENTAGE       NUMBER OF        PRINCIPAL       PRINCIPAL
             RATES                RECEIVABLES        BALANCE        BALANCE (2)
  --------------------------      -----------        -------      -------------
                                                        $               %







------------

(1) Defined as the number of months from the Initial Cut-off Date to stated maturity.

(2)   Percentages may not add to 100.00% due to rounding.

                                 THE TRANSFEROR

   _________________, will be organized as a _____________ on or before the closing date and is wholly-owned by _____________. The transferor will be organized for limited purposes, which include selling and assigning receivables sold to it by the originator to the depositor and any activities incidental to and necessary or convenient for the accomplishment of that purpose. The principal executive offices of the transferor are located at _________________________, __________, ________, _______, and its telephone number is (___) ____-_____.

                                  THE DEPOSITOR

   Securitized Asset Backed Receivables LLC, the depositor, is a Delaware limited liability company organized on August 5, 2003. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

   Barclays Bank PLC together with its subsidiary companies (the "Barclays Bank Group" or the "Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, the Group is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centers. All of the issued share capital of Barclays Bank PLC is owned by Barclays PLC, a public limited company registered in England and Wales under company number 48839. The investment in Barclays Bank PLC is the only significant asset of Barclays PLC.

                         THE ORIGINATOR AND THE SERVICER

   ______________, a _____________, was formed in ______. Its executive offices are located at _____________, and its telephone number is (___) ___-_____.

GENERAL

   [Describe Originator's Business Generally]

ORIGINATION PROCESS AND CREDIT EVALUATION PROCEDURES

   [Describe For Specific Originator]

CONTRACT PROCESSING, PURCHASE, SERVICING AND ADMINISTRATION

   [Describe For Specific Originator]

DELINQUENCY CONTROL AND COLLECTION STRATEGY

   [Describe For Specific Originator/Servicer]

DELINQUENCY AND LOSS EXPERIENCE

   [Describe For Specific Originator/Servicer]

                       WEIGHTED AVERAGE LIFE OF THE NOTES

   Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Risk Factors--Yield is Sensitive to Rate of Principal Prepayments on Receivables" and "The Receivables--Maturity and Prepayment Considerations" in the prospectus. No principal payments on any class of notes will be made until all notes with lower class designations have been paid in full. For example, no payments on the Class A-3 notes will be made until the Class A-1 notes and Class A-2 notes have been paid in full. See "Description of the Notes--Payments of Principal" in this prospectus supplement. As the rate of payment of principal of each class of notes depends primarily on the rate of payment including prepayments of the principal balance of the Receivables, final payment of any class of the notes could occur significantly earlier than the applicable Final Scheduled Payment Date for that class. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders. It is expected that final payment of each class of notes will occur on or prior to the Final Scheduled Payment Date. However, if sufficient funds are not available to pay the notes of any class in full on or prior to the applicable Final Scheduled Payment Date, final payment of such class of notes would occur later than such date.

   Prepayments on Receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

   The following tables have been prepared on the basis of the characteristics of the Receivables. The tables assume that:

   (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

   (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

   (3) payments on the notes are made on each payment date;

   (4) [the Yield Supplement Amount is deposited into the Collection Account each period;]

   (5) [the amount deposited into the Pre-Funding Account on the closing date is applied in its entirety to the purchase of Receivables transferred to the issuer during the Pre-Funding Period and to make related deposits to [the Reserve Account,] [the Yield Supplement Account and] [the Capitalized Interest Account];] and

   (6) the transferor exercises its option to purchase the Receivables.

   The tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity. The scheduled monthly payment for each of the pools which is based on its aggregate principal balance, APR, original number of scheduled payments and remaining number of scheduled payments as of the related Cut-off Date.

                                           ORIGINAL     REMAINING
                AGGREGATE                   TERM TO    AMORTIZATION
                PRINCIPAL                MATURITY (IN      TERM
     POOL        BALANCE        APR         MONTHS)    (IN MONTHS)  CUT-OFF DATE
     ----       ---------       ---      ------------  -----------  ------------
    1           $                %
    2
    3
    4

   The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivable will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

   The following tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables, and should be read in conjunction with those assumptions.

      PERCENT OF INITIAL CLASS A-1 NOTE PRINCIPAL BALANCE AT VARIOUS ABS
                                   PERCENTAGES

        PAYMENT DATE           0.00%   1.00%    1.30%   1.50%   1.70%    2.00%
----------------------------   -----   -----    -----   -----   -----    -----
Closing Date...............
December ___________.......
January ___________........
February ___________.......
March ___________..........
April ___________..........
May ___________............
June ___________...........
July ___________...........
August ___________.........
September ___________......
October ___________........
November ___________.......
December ___________.......

------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of that note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that Note.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.

                   PERCENT OF INITIAL CLASS A-2 NOTE PRINCIPAL
                       BALANCE AT VARIOUS ABS PERCENTAGES

        PAYMENT DATE           0.00%   1.00%    1.30%   1.50%   1.70%    2.00%
----------------------------   -----   -----    -----   -----   -----    -----
Closing Date...............
December ___________.......
January ___________........
February ___________.......
March ___________..........
April ___________..........
May ___________............
June ___________...........
July ___________...........
August ___________.........
September ___________......
October ___________........
November ___________.......
December ___________.......
Weighted Average Life
  (years)(1)

Weighted Average Life
  (years)(1)(2)

------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that note.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.

                   PERCENT OF INITIAL CLASS A-3 NOTE PRINCIPAL
                       BALANCE AT VARIOUS ABS PERCENTAGES

        PAYMENT DATE           0.00%   1.00%    1.30%   1.50%   1.70%    2.00%
----------------------------   -----   -----    -----   -----   -----    -----
Closing Date...............
December ___________.......
January ___________........
February ___________.......
March ___________..........
April ___________..........
May ___________............
June ___________...........
July ___________...........
August ___________.........
September ___________......
October ___________........
November ___________.......
December ___________.......
Weighted Average Life
  (years)(1)

Weighted Average Life
  (years)(1) (2)

------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of that note.

(2) This calculation assumes that the transferor does not exercise its option to purchase the Receivables.

                            DESCRIPTION OF THE NOTES

     The notes will be issued pursuant to an indenture to be dated as of __________, 200_ between the issuer and the indenture trustee. A copy of the indenture will be filed with the SEC following the issuance of the notes. The following summary, together with the description in the prospectus under the heading "Description of the Securities," describes the material terms of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

PAYMENTS OF INTEREST

   The Class A-1 notes will bear interest at the rate of ___________ % per annum; the Class A-2 notes will bear interest at the rate of ___________% per annum and the Class A-3 notes will bear interest at a rate of ___________% per annum.

   Each class of the notes will constitute fixed income securities, as described under "Summary of Terms--Securities--General Nature of the Securities as Investments" in the prospectus. Interest on the principal balances of each class of the notes will accrue at the respective interest rate for that class and will be payable to the persons in whose names the notes are registered on the related Record Date monthly on each payment date commencing _________, 200_. See "Description of the Securities--Book-Entry Registration" in the prospectus.

   With respect to any payment date, interest on the outstanding amount of each class of notes will be an amount equal to one twelfth of the applicable interest rate, multiplied by the principal amount of that class of notes as of the close of business on the preceding payment date, or the closing date, for the initial payment date. Interest distributions payable for any payment date but not distributed on that payment date will be payable on the next payment date increased by an amount equal to interest on the amount at the applicable interest rate to the extent lawful. See "Description of the Sale and Servicing Agreement--Payments" in this prospectus supplement.

   Interest payments to the holders of the notes of any class will have the same priority. [If an Insurer Default occurs, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. If this happens, each class of holders of notes will receive their ratable share, based upon the aggregate amount of interest payable to each class of notes of the aggregate amount available to be distributed in respect of interest on the notes.]

PAYMENTS OF PRINCIPAL

   Principal payments will be made to the noteholders on each payment date in an amount generally equal to the Noteholders' Principal Distributable Amount.

   Absent an event of default, on each payment date, to the extent of available funds, the indenture trustee will distribute an amount up to the Noteholders' Principal Distributable Amount in respect of principal on the notes first to the Class A-1 notes, then to the Class A-2 notes and then to the Class A-3 notes.

   The principal balance of the Class A-1 notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date. The principal balance of the Class A-2 notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The principal balance of the Class A-3 notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Payment Date.

   The actual date on which the aggregate outstanding principal balance of any class of notes is paid in full may be earlier than the applicable Final Scheduled Payment Date based on a variety of factors, including those described under "Weighted Average Life of the Notes" in this prospectus supplement and under the headings "Risk Factors--Yield is Sensitive to Rate of Principal Prepayments on Receivables" and "The Receivables--Maturity and Prepayment Considerations" in the prospectus.

OPTIONAL REDEMPTION

   The servicer may reacquire the Receivables when the Pool Balance as of the end of the related Collection Period has declined to __% or less of the sum of the Pool Balance as of the Initial Cut-off Date, plus the aggregate Principal Balance of the Subsequent Receivables as of their respective Subsequent Cut-off Dates. This redemption will cause an early retirement of the notes. The redemption price will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

[MANDATORY REDEMPTION

   On the payment date on or immediately following the last day of the Pre-Funding Period, any funds remaining in the Pre-Funding Account, after giving effect to the purchase of all Subsequent Receivables, including any purchase on the last day of the Pre-Funding Period, exclusive of earnings from the investment of funds in the Pre-Funding Account will be applied to redeem each class of notes then outstanding. The aggregate principal amount of each class of notes to be redeemed will be an amount equal to that class's pro rata share, based on the respective current principal amount of each class of notes of these remaining funds, net of investment earnings. However, if the remaining funds, net of investment earnings, are $_____ or less, the amount will be applied exclusively to reduce the outstanding principal balance of the class of notes then entitled to receive distributions of the Noteholders' Principal Distributable Amount. It is unlikely that the aggregate principal amount of Subsequent Receivables will exactly equal the Pre-Funded Amount, and therefore it is likely that at least a nominal amount of principal will be prepaid to the noteholders at the end of the Pre-Funding Period. See "Risk Factors--Risk of Potential Prepayments on Notes Due to Failure to Obtain Release of Existing Lien" in this prospectus supplement.]

THE INDENTURE

   Events of Default, Rights Upon Event of Default. [Unless an Insurer Default is continuing, "events of default is continuing" under the indenture will consist of insurance agreement indenture cross defaults, and will constitute an event of default under the indenture only if the insurer has delivered to the indenture trustee, and not rescinded, a written notice specifying that the insurance agreement indenture cross default constitutes an event of default under the indenture. Insurance agreement indenture cross defaults include, among others:

   (1) any failure of the issuer to make any payment when due on the notes;

   (2) a demand for payment being made under the Policy;

   (3) certain events of bankruptcy, insolvency, receivership or liquidation of the issuer;

   (4) the issuer is treated as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

   (5) the sum of the Available Funds with respect to any distribution date plus the amount, if any, available to be withdrawn from the reserve account is less than the sum of the amounts described in clauses 1 through 5 under "Description of the Sale and Servicing Agreement--Payments" in this prospectus supplement;

   (6) the notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization having a material adverse effect on the trust, the noteholders or the insurer;

   (7) any failure by the issuer to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee by the insurer; and

   (8) the violation of certain portfolio performance tests specified in the insurance agreement.

   Upon the occurrence of an event of default, so long as an Insurer Default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the indenture trustee to liquidate the assets of the trust fund in whole or in part, on any date or dates following the acceleration of the notes due to such event of default as the Insurer, in its sole discretion, may elect, and to distribute the proceeds of such liquidation in accordance with the terms of the indenture. The insurer may not, however, cause the indenture trustee to liquidate the trust fund in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the assets of the trust. Following the occurrence of any event of default, the indenture trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the notes. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the notes, plus any accrued interest. See "The Policy" in this prospectus supplement.]

   [If an Insurer Default has occurred and is continuing,] [A][a]n "event of default" means any one of the following events, whatever the reason for such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

   (1) default in the payment of any interest on the notes when it becomes due and payable, and the default continues for a period of five days;

   (2) default in the payment of the principal of or any installment of the principal of the notes when it becomes due and payable;

   (3) default in the observance or performance of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under the indenture or in connection with the indenture proves to be incorrect in any material respect as of the time when the representation or warranty was made, and the default continues or is not cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect is not eliminated or otherwise cured, for a period of ____ days, or for a longer period, not in excess of ____ days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within ____ days or less and the servicer on behalf of the indenture trustee delivers an officer's certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after there is given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least

       [____]% of the outstanding principal balance of the notes, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a "notice of default" under the indenture;

   (4) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the originator, the transferor or the issuer.


   If an event of default occurs and is continuing, [and an Insurer Default has occurred and is continuing,] the indenture trustee may declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the Note Majority if:

   o the issuer has paid to the indenture trustee a sum sufficient to pay all amounts then due; and

   o all events of default, other than nonpayment of the principal of the notes due solely as a result of such acceleration, have been cured or waived.

   If the notes have been declared due and payable following an event of default, the indenture trustee may with the consent of the Controlling Party and must, at the direction of the Controlling Party, institute proceedings to collect amounts due or foreclose on the trust fund, exercise remedies as a secured party, sell the trust fund or elect to have the issuer maintain possession of the trust fund and continue to apply collections on the trust fund as if there had been no declaration of acceleration. The indenture trustee, however, will be prohibited from selling the trust fund following an event of default if the proceeds of the sale are not sufficient to pay all outstanding principal of and accrued interest on the notes, unless:

   (1) [no Insurer Default has occurred and is continuing and] the related event of default arose from [a claim being made on the Policy or] from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuer or; and

   (2) [an Insurer Default has occurred and is continuing and] (a) the holders of all the outstanding notes consent to the sale; or (b) the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the Rating Agencies and obtains the consent of the holders of notes representing [66-2/3]% of the aggregate principal balance of the outstanding notes.

   Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Controlling Party or holders of such notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the Controlling Party will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any trust or power conferred on the indenture trustee and the Controlling Party may, in certain cases, waive any default with respect to the indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

   [Neither the insurer nor any] holder of a note will have the right to institute any proceeding with respect to the indenture unless:

   (1) [the insurer or] the holder previously gave to the indenture trustee written notice of a continuing event of default;

   (2) [the insurer or] the holders of not less than __% in principal amount of the outstanding notes made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

   (3) [the insurer or] the holder or holders offered the indenture trustee reasonable indemnity;

   (4) the indenture trustee failed to institute the proceeding for __ days; and

   (5) a Note Majority did not give any direction inconsistent with the written request to the indenture trustee during the __-day period.

   If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder [and the insurer, unless an Insurer Default has occurred and is continuing] notice of the event of default within __ days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice of an event of default and so long as it determines in good faith that withholding the notice is in the interest of the noteholders.

   In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor, the transferor, the servicer or the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   No recourse may be taken, directly or indirectly, with respect to the obligations of the issuer or the indenture trustee on the notes or under the indenture or any certificate or other writing delivered in connection with the indenture, against:

   (A) the depositor, the issuer or the indenture trustee in its individual capacity; or

   (B) any partner, owner, beneficiary, agent, officer, director, employee or agent of the depositor, the issuer or the indenture trustee or of any successor or assignee of the depositor, the issuer or the indenture trustee in its individual capacity, except as that person may have expressly agreed.

   Amendment. The indenture may be amended by the issuer, with the consent of the indenture trustee [and, if the insurer is the Controlling Party, the insurer,] but without the consent of the noteholders to cure any ambiguity, or to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture. The issuer and the indenture trustee may also amend the indenture:

   (1) [with the consent of the insurer, if the insurer is the Controlling Party; or]

   (2) [if the insurer is no longer the Controlling Party,] with the consent of a Note Majority to add, change or eliminate any other provisions with respect to matters or questions arising under the indenture or affecting the rights of the noteholders; provided that the action will not:

      o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the notes or distributions that are required to be made for the benefit of the noteholders; or

      o reduce the percentage of the noteholders required to consent to the amendment, without, in either case, the consent of the holders of all notes outstanding.

   The indenture requires the issuer to deliver to the indenture trustee [and the insurer] upon the execution and delivery of the indenture and any amendment to the indenture an opinion of counsel, satisfactory to the insurer and the indenture trustee that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the indenture trustee's interest in the trust fund.

   Certain Covenants. The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

   o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

   o such entity expressly assumes the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuer under the indenture;

   o no event of default will have occurred and be continuing immediately after the transaction;

   o the issuer has been advised that the rating of the notes then in effect would not be reduced or withdrawn by the Rating Agencies as a result of the transaction;

   o the issuer has received an opinion of counsel to the effect that the transaction would have no material adverse tax consequence to the issuer, [the insurer,] any noteholder or any certificateholder;

   o any action necessary to maintain the lien and security interest under the indenture has been taken;

   o the issuer has delivered an officer's certificate and an opinion of counsel each stating that the transaction and the supplemental indenture comply with the provisions of the indenture of the issuer and that all conditions precedent in the indenture to the transaction have been complied with; and

   o [so long as no Insurer Default has occurred and is not continuing, the issuer has given the insurer written notice of the transaction at least 20 business days prior to the consolidation or merger and] the issuer or the person, if other than the issuer, formed by or surviving the consolidation or merger has a net worth, immediately prior to giving effect to the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the issuer immediately prior to giving effect to such consolidation or merger.

   The indenture will also provide that the issuer may not convey or transfer all or substantially all of its properties or assets to any other entity, unless the entity that acquires the assets of the issuer:

   o agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of noteholders,

   o unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the issuer against and from any loss, liability or expense arising under or related to the indenture and the notes,

   o expressly agrees to make all filings with the SEC, and any other appropriate entity, required by the Securities Exchange Act of 1934 in connection with the notes, and

   o  is organized under the laws of the United States or any state.

   o  The issuer will not, among other things:

   o except as expressly permitted by the Trust Agreements or certain related documents with respect to the issuer sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

   o claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the trust fund;

   o permit the validity or effectiveness of the indenture to be impaired or permit the lien in favor of the indenture trustee created by the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes except as may be expressly permitted by the indenture;

   o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than certain liens that arise by operation of law, to be created on or extend to or otherwise arise upon or burden the trust fund or any part of the trust fund, or any interest in the trust fund or the proceeds of the trust fund;

   o permit the lien of the related indenture not to constitute a valid first priority, other than certain liens that arise by operation of law, security interest in the assets of the trust fund;

   o amend, modify or fail to comply with the provisions of the trust fund or related documents without the prior written consent of the Controlling Party; or

   o assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than indebtedness incurred pursuant to the notes, obligations under [the insurance agreement and] the indenture or otherwise in accordance with the trust fund or related documents.

   Annual Compliance Statement. The issuer will be required to file annually with the indenture trustee [and the insurer] a written statement as to the fulfillment of its obligations under the indenture.

   Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all noteholders a brief report relating to, among other things:

   o its eligibility and qualification to continue as indenture trustee under the indenture;

   o  any amounts advanced by it under the indenture;

   o the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity;

   o  the property and funds physically held by the indenture trustee as such;
      and

   o any action taken by it that materially affects the notes and that has not been previously reported.

   Satisfaction and Discharge of Indenture. The indenture trustee will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

   Trust Indenture Act. The indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

   The indenture trustee may resign at any time, in which event the issuer will be obligated to appoint a successor trustee eligible under the indenture [which, if there is no Insurer Default, will be acceptable to the insurer]. The issuer will remove the indenture trustee, if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the issuer will be obligated to appoint a successor trustee eligible under the indenture that, if no insurer default exists, is acceptable to the insurer. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the insurer and will not become effective until acceptance of the appointment by a successor trustee.

                         DESCRIPTION OF THE CERTIFICATES

   The certificates are not being offered by this prospectus supplement. The certificates will be issued under the Owner Trust Agreement. A copy of the Owner Trust Agreement will be filed with the SEC following the issuance of the notes.

   The certificates will initially be sold to the transferor on the closing date for cash in the amount of $____________________.

   On each payment date, all distributions on the certificates will be subordinated in priority of payment in full of the Noteholders' Principal Distributable Amount and Noteholders' Interest Distributable Amount for that payment date. The certificateholders' will not receive any distribution on any payment date unless the Noteholders' Distributable Amount has been deposited in the Note Distribution Account. See "Description of the Sale and Servicing Agreement--Payments" and "--Accounts" in this prospectus supplement.

                                  [THE INSURER]

   [The following information has been obtained from _______________, the insurer, and has not been verified by the issuer, the depositor, the transferor, the originator or the underwriters. No representation or warranty is made by the issuer, the depositor, the transferor, the originator or the underwriters.

GENERAL

   ________________ is a _______________ incorporated in ____ under the laws of the State of ___________. The insurer is licensed to engage in the financial guaranty insurance business in _____ states, the District of Columbia and Puerto Rico.

   The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

ADDITIONAL INSURER CORPORATE INFORMATION

   The principal executive offices of the insurer are located at
_________________________________, and its telephone number at that location is
______________.

REINSURANCE

   Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or any of its domestic or international operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. This reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements. This reinsurance does not alter or limit the insurer's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

   The insurer's insurance financial strength is rated "______" by ______. The insurer's insurer financial strength is rated "______" by _______. The insurer's claims-paying ability is rated "______" by _____________ and ________________.
These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

CAPITALIZATION

   The following table sets forth the capitalization of the insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of _____________, 200_:

                                                               ___________, 200_
----------------------------------------------------------  --------------------
                                                               (Unaudited)
                                                            (In thousands)

   Deferred Premium Revenue (net of prepaid
     reinsurance premiums)...............................                $
   Surplus Notes.........................................
   Minority Interest.....................................
   Shareholder's Equity:
   Common Stock..........................................
   Additional Paid-in Capital............................
   Accumulated Other Comprehensive.......................
   Income (net of deferred income taxes).................
   Accumulated Earnings..................................
   Total Shareholder's Equity............................
   Total Deferred Premium Revenue, Surplus Notes,
     Minority Interest and Shareholder's Equity..........

   For further information concerning the insurer, see the Consolidated Financial Statements of ________________ and Subsidiaries, and the accompanying notes, incorporated by reference in this prospectus supplement. The insurer's financial statements are included as Exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC by the insurer and may be reviewed at the EDGAR Website maintained by the SEC and at the insurer's website, ____________.com. Copies of the statutory quarterly and annual statements filed with the State of __________________by ________________ are available upon request to the State of __________________.

      INSURANCE REGULATION

   The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of _______, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. [As a financial guaranty insurance corporation licensed to do business in the State of _______, the insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]

                                  [THE POLICY]

   [The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

   Simultaneously with the issuance of the notes, the insurer will deliver the Policy to the indenture trustee for the benefit of each noteholder. Under the Policy, the insurer will unconditionally and irrevocably guarantee to the indenture trustee for the benefit of each noteholder the full and complete payment of:

   o  Scheduled Payments on the notes; and

   o the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

In the event the indenture trustee fails to make a claim under the Policy, noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the indenture trustee to do so.

   Scheduled Payments do not include payments which become due on an accelerated basis as a result of:

   o  a default by the issuer,

   o  an election by the issuer to pay principal on an accelerated basis,

   o  the occurrence of an event of default under the indenture or

   o  any other cause,

unless the insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

   In the event the insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the notes in accordance with their original terms. Scheduled Payments will not include, unless the insurer elects, in its sole discretion, to pay the amount in whole or in part:

   o any portion of the Noteholders' Interest Distributable Amount due to noteholders because the appropriate notice and certificate for payment in proper form was not timely received by the insurer, or

   o any portion of the Noteholders' Interest Distributable Amount due to noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of the Noteholders' Interest Carryover Shortfall under the Policy.

   Scheduled Payments will not include any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the issuer by reason of any default or event of default in respect of the notes or by reason of any deterioration of the creditworthiness of the issuer no coverage will be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a noteholder.

   Payment of claims on the Policy made in respect of Scheduled Payments will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of:

   o 12:00 noon, New York City time, on the [___ business day following receipt] of the notice for payment, and

   o 12:00 noon, New York City time, on the date on which the payment was due on the notes.

   If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the insurer will cause the payment to be made on the later of:

   o the date when due to be paid pursuant to the order of the court or other governmental body; and

   o  the first to occur of:

      o the fourth business day following receipt by the insurer from the indenture trustee of:

         (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that noteholders are required to return Scheduled Payments made with respect to the notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

         (B) a certificate of the indenture trustee that the court order has been entered and is not subject to any stay, and

         (C) an assignment executed and delivered by the noteholder, in a form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the issuer or otherwise with respect to the preference payment;

      o the date of receipt by the insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least ___ business days prior to the date of receipt, the insurer has received written notice from the indenture trustee that the items were to be delivered on that date and that date was specified in the notice. The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the court order and not to the indenture trustee or any noteholder directly. This will be the case unless a noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the payment will be disbursed to the indenture trustee for distribution to the noteholder upon proof of the payment reasonably satisfactory to the insurer. In connection with this, the insurer will have the rights provided under the indenture including, without limitation, the right, in the absence of an Insurer Default, to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

   The terms "receipt" and "received" with respect to the Policy will mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day. Delivery either on a day that is not a business day or after 12:00 noon, New York City time, will be deemed to be received on the next succeeding business day. If any notice or certificate given under a Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been received, and the insurer or its fiscal agent will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

   Under the Policy, "business day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in [___________________], [__________________], [________________] or
[____________________] are authorized or obligated by law, executive order or governmental decree to be closed.

   The Insurer's obligations under the Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy whether or not the funds are properly applied by the indenture trustee.

   The insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the Policy.

   Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the Policy and each other financial guaranty insurance policy issued by the insurer constitute pari passu claims against the general assets of the insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of New York.

   It is a condition to issuance that the notes be rated ______ by ______ and ______ by _______'s. The ratings by the Rating Agencies of the notes will be based primarily on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell notes. In the event that the rating initially assigned to any of the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of the rating may have an adverse effect on the liquidity and market price of the notes.]

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

   The following summary, together with the description in the prospectus under the heading "Description of the Sale and Servicing Agreement," describes certain terms of the Trust Agreements, which include the Sale and Servicing Agreement, the Owner Trust Agreement, the indenture and any subsequent transfer agreement. Copies of the Trust Agreements will be filed with the SEC following the issuance of the notes. The summary describes the material terms of the Trust Agreements, but it does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreements.

ASSIGNMENT OF RECEIVABLES

   Under the Sale and Servicing Agreement, the originator will sell and contribute to the transferor, on or prior to the closing date, or, with respect to the Subsequent Receivables, the related subsequent transfer date, without recourse, all of its right, title and interest in and to the related Receivables including, without limitation:

      o the related Receivables, and all moneys due or received on the Receivables after the Cut-off Date;

      o an assignment of the security interests in the assets underlying the Receivables granted by obligors under the Receivables and any other interest of the originator in those assets;

      o any proceeds with respect to the Receivables from claims on any theft, physical damage, credit life or disability insurance policies covering the assets underlying the Receivables or obligors and any proceeds from the liquidation of the Receivables;

      o all rights under any agreements providing for the repair of the related [automobile] [recreational vehicle], including any extended warranty;

      o  the related files with respect to the Receivables; and

      o  the proceeds of any and all of the foregoing.

   Also under the Sale and Servicing Agreement, the transferor will assign the Receivables and other assets to the depositor, which will in turn assign the Receivables and other assets to the issuer. Finally, pursuant to the indenture, the issuer will pledge the Receivables and other assets to the indenture trustee to secure the obligations of the issuer under the notes. The assignments of Receivables under the Sale and Servicing Agreement may be treated as pledges under the bankruptcy code and under other applicable insolvency law. See "Risk Factors--Competing Claims to Ownership of Receivables May Result in Reduced Payments on Your Securities" and "--Insolvency and Bankruptcy Proceedings Could Adversely Affect Payments on the Securities" in the prospectus and "Risk Factors--Risk of Recharacterization Of True Sale As A Pledge" in this prospectus supplement.

   In connection with the transfer and assignment of the Receivables on the closing date and each subsequent transfer date, the originator will be required to deliver or cause to be delivered to __________________________, as custodian, the following with respect to each Receivable:

   (a) [the note and security agreement or other evidence of the obligor's indebtedness to repay the Receivable;]

   (b) [a record of the information supplied by the obligor in the original credit application;]

   (c) [the original certificate of title or any documents that the servicer keeps on file, in accordance with its customary procedures, evidencing the security interest of _________ in the _______________, however, original certificates of title generally are not delivered to the originator for __ days, but promptly upon delivery they will be delivered to the custodian];

   (d) [the lease contract]; and

   (e) any and all other documents that the servicer keeps on file, in accordance with its customary procedures, relating to a Receivable, an obligor or a ______________.

   In the Sale and Servicing Agreement, the originator will represent and warrant to the transferor and the transferor will represent and warrant to the depositor and the issuer, among other things, that:

   o the information provided in the related schedule of Receivables and the related computer tape with respect to the Receivables is correct in all material respects;

   o neither the transferor nor the originator has received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes, relating to the assets underlying the Receivable, that are or may be prior to or equal to the lien granted by the Receivable;

   o as of the closing date or the applicable subsequent transfer date, if any, each of the Receivables is owned by the transferor free and clear of any lien [and is secured by a first perfected security interest in favor of the transferor in the asset underlying the Receivable];

   o each related Receivable, at the time it was originated, complied and, as of the closing date or the applicable subsequent transfer date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

   o each of the Receivables as of the related Cut-off Date satisfied the eligibility criteria for inclusion in the pool of Receivables that are described under "The Receivables Pool--Eligibility Criteria" in this prospectus supplement.

OBLIGATION TO REPURCHASE RECEIVABLES

   Under the Sale and Servicing Agreement, the originator will be obligated to repurchase a Receivable from the transferor if the interests of the issuer, [the insurer] or the noteholders are materially and adversely affected by any breach of any representation or warranty made by the originator with respect to the Receivable, if the breach has not been cured following discovery by or notice to the originator of the breach. The transferor will be obligated to repurchase a Receivable from the issuer if the interests of the issuer, [the insurer] or the noteholders are materially and adversely affected by any breach of any representation or warranty made by the transferor with respect to the Receivable, if the breach has not been cured following discovery by or notice to the originator of the breach. Each Receivable will be purchased from the trust by the originator or the transferor, as the case may be, at a price equal to the Purchase Amount. The purchase obligations will constitute the sole remedy available to the noteholders or the indenture trustee for any such uncured breaches.

   Pursuant to the Sale and Servicing Agreement, the servicer will be obligated to purchase a Receivable from the issuer if the interests of the noteholders, [the insurer] or the issuer in the Receivable are materially adversely affected by a breach of specified servicing obligations under the Sale and Servicing Agreement, if the breach has not been cured following the discovery or notice to the servicer of the breach.

ACCOUNTS

   Collection Account. The issuer will establish and maintain the Collection Account with the indenture trustee in the name of the indenture trustee on behalf of the noteholders, the certificateholders [and the insurer]. The issuer will deposit into the Collection Account payments or other amounts received with respect to the Receivables. The Collection Account will be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to [the insurer and] the Rating Agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer will, with the indenture trustee's assistance as necessary, cause the accounts to be moved within 30 days to a bank whose deposits have an acceptable rating.

   Distribution Accounts. The servicer will also establish and maintain the Note Distribution Account, in the name of the indenture trustee, on behalf of the noteholders [and the insurer]. Amounts released from the Collection Account for distribution to noteholders will be deposited into the Note Distribution Account and all distributions to noteholders will be made from the Note Distribution Account. A separate account, the Certificate Distribution Account, will be maintained for the purpose of making distributions to certificateholders.

   [Reserve Account. Pursuant to a reserve account agreement, dated as of the closing date, among the transferor, [the insurer,] the indenture trustee and ____________________, as indenture collateral agent, the transferor will cause the indenture collateral agent to establish the reserve account in the name of the indenture collateral agent [for the benefit of the insurer]. On the closing date, the transferor will make an initial deposit of cash into the reserve account. On each payment date, additional amounts will be deposited into the reserve account from collections on the Receivables to the extent funds are available for the deposit as described under "Description of the Sale and Servicing Agreement--Payments" in this prospectus supplement and from amounts, if any, released from the Yield Supplement Account as described under "--Yield Supplement Account" in this prospectus supplement. Funds will be withdrawn from the reserve account on or before each payment date to pay any Deficiency Claim Amount for the payment date, including amounts needed to pay the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for that payment date.

   The amount required under the reserve account agreement to be on deposit in the reserve account at any time may increase or decrease without noteholder consent. There can be no assurance that the amounts on deposit in the reserve account will reach the amount required to be on deposit since the existence of the reserve account and any other term or provision in the reserve account agreement regarding the reserve account may be amended by the insurer without noteholder consent. Consequently, the noteholders should not rely on amounts on deposit in or to be deposited to the reserve account in evaluating the likelihood of receiving repayment of the notes.

   Amounts, if any, on deposit in the reserve account on any payment date in excess of the amount required to be on deposit in the reserve account for each payment date will be paid to the certificateholders.

   In addition, the issuer, the depositor, the insurer and the indenture collateral agent may amend the reserve account agreement, and any provisions in the insurance agreement relating to the reserve account, in any respect. The amendment may include, without limitation, reducing or eliminating the amount required to be on deposit in the reserve account and/or reducing or eliminating the funding requirements of the reserve account or permitting those funds to be used for the benefit of persons other than noteholders, without the consent of, or notice to, the indenture trustee, the owner trustee or the noteholders. The indenture collateral agent will not withhold or delay its consent with respect to any amendment that does not adversely affect the indenture collateral agent in its individual capacity. The insurer will be obligated on each payment date to fund for the benefit of the noteholders the full amount of each Scheduled Payment otherwise required to be made on such payment date in accordance with the terms of the Policy.]

   [Yield Supplement Account. The transferor will establish the Yield Supplement Account for the benefit of the noteholders and the insurer, which will initially be a segregated trust account in the corporate trust department of the indenture trustee. On the closing date, the transferor will make an initial deposit to the Yield Supplement Account in the amount specified in the Sale and Servicing Agreement.

   No later than 12:00 noon New York City time on each payment date, the indenture trustee will cause an amount equal to the Yield Supplement Amount for the payment date, determined as described below, to be transferred from the Yield Supplement Account to the Collection Account. The "Yield Supplement Amount" with respect to any Payment Date will determined by aggregating for all of the Receivables, one twelfth of the difference, if positive, between:

   (x) the product of:

      (1) the Principal Balance of such Receivable multiplied by

      (2) a rate equal to the Weighted Average Rate plus approximately ___%, which percentage represents the Servicing Fee Rate plus approximately ___%; and

   (y) the product of:

      (1) the Principal Balance of the Receivable multiplied by

      (2) the APR on the Receivable.

For purposes of calculating the Yield Supplement Amount on each payment date, the servicer will determine the principal balance of each Receivable and the Weighted Average Rate as of the first day of the related Collection Period.

   On each payment date, the amount required to be on deposit in the Yield Supplement Account, after giving effect to the transfer of the Yield Supplement Amount for the payment date to the Collection Account will be an amount equal to the sum of all projected Yield Supplement Amounts for all future payment dates, which will be determined assuming that future scheduled payments on the Receivables are made on their scheduled due dates. The amount on deposit in the Yield Supplement Account in excess of the maximum required balance on each payment date will be transferred to the reserve account.]

   [Pre-Funding Account. On the closing date, the Pre-Funded Amount will be deposited in the Pre-Funding Account. The Pre-Funding Account will be an asset of the trust and will be pledged to the indenture trustee for the benefit the noteholders.

   The transferor expects that the Pre-Funded Amount will be reduced to less than $_____ on or before the end of the Pre-Funding Period. Any Pre-Funded Amount remaining at the end of the Pre-Funding Period will be payable to the noteholders as described under "Description of the Notes--Mandatory Redemption" in this prospectus supplement.]

   [Capitalized Interest Account. On the closing date, cash in the approximate amount of $________ will be deposited in the Capitalized Interest Account which will be established with the indenture trustee. The Capitalized Interest Account will be an asset of the trust, and will be pledged to the indenture trustee for the benefit of the noteholders. The amount, if any, deposited in the Capitalized Interest Account will be applied on the payment dates occurring on or prior to _________, 200__ to fund an amount equal to the amount of interest accrued for each of the payment dates at the weighted average interest rates on the portion of the notes having a principal balance in excess of the principal balances of the Receivables, which portion will equal the Pre-Funded Amount. Any amounts remaining in the Capitalized Interest Account on the payment date on or immediately following the last day of the Pre-Funding Period and not used for those purposes are required to be paid directly to the transferor on that date.]

CERTAIN ALLOCATIONS

   On or before the Determination Date, the servicer will be required to deliver a certificate to the indenture trustee [and the insurer], specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the transferor or the servicer, all with respect to the preceding Collection Period.

   [Not later than the fourth business day prior to each payment date, the indenture trustee will, based solely on the information contained in the servicer's certificate delivered on the related Determination Date, deliver to the indenture collateral agent, [the insurer] and the servicer a written notice specifying the Deficiency Claim Amount for the payment date. The deficiency notice will direct the indenture collateral agent to transfer the Deficiency Claim Amount from amounts on deposit in the reserve account for deposit in the Collection Account.]

   On each payment date, the servicer is required to instruct the indenture trustee to distribute funds in the amounts and priority set forth below under "--Payments" in this prospectus supplement.

PAYMENTS

   On each payment date, the indenture trustee will make the following payments from the Collection Account in the following order of priority:

   (1) first, from the Distribution Amount, to the servicer, any accrued and unpaid servicing fee for the related calendar month to the extent not retained by the servicer;

   (2) second, from the Distribution Amount, pro rata, all accrued and unpaid fees and expenses due and owing the indenture trustee, the owner trustee, the backup servicer, the custodian and the indenture collateral agent;

   (3) third, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

   (4) fourth, from the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes--Payments of Principal" in this prospectus supplement;

   (5) [fifth, from the Distribution Amount, to the insurer, any amounts due and owing under the insurance agreement;]

   (6) [sixth, from Available Funds, to the reserve account, all Available Funds remaining after the distributions pursuant to clauses 1 through 5 above;]

   (7) [seventh, from amounts, if any, released from the reserve account on that payment date due to an excess of the amount on deposit in the reserve account over the amount required to be on deposit in the reserve account, to the Certificate Distribution Account for distribution to the certificateholders, the Certificateholders' Principal Distributable Amount; and]

   (8) [eighth, all remaining amounts released from the reserve account on that payment date, after giving effect to the payment under clause 7, to the Certificate Distribution Account for distribution to the certificateholders.]

   [In the event that the servicer's certificate indicates that the Distribution Amount will be insufficient on any payment date to make the payments required under clauses (1) through (4) above on the payment date, the indenture trustee will furnish to the insurer no later than 12:00 noon, New York City time on the third business day immediately preceding the payment date a notice of claim in the amount of the Policy Claim Amount. Amounts paid by the insurer pursuant to any notice of claim will be deposited by the insurer into the Note Distribution Account for payment to the noteholders on the related payment date.]

STATEMENTS TO NOTEHOLDERS

   On or prior to each payment date, the indenture trustee will be required to forward a statement to the noteholders, the Rating Agencies [and the insurer]. These statements will be based on the information contained in the servicer's certificate delivered by the servicer on or before the related Determination Date. Each statement will include the following information as to the notes, with respect to that payment date or the period since the previous payment date, as applicable:

   (1) the amount of the distribution allocable to interest on or with respect to the notes;

   (2) the amount of the distribution allocable to principal with respect to the notes;

   (3) the Noteholders' Interest Carryover Shortfall if any, the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

   (4) the amount of the distribution, if any, payable pursuant to a claim on the Policy;

   (5) the amount of the servicing fee paid to the servicer with respect to the related Collection Period; and

   (6) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in the Collection Period.

   Each amount set forth pursuant to subclauses (1), (2) and (3) with respect to notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

   Unless and until definitive notes are issued, the reports will be sent on behalf of the issuer to Cede & Co., as registered holder of the notes and the nominee of DTC.

   Within the required period of time after the end of each calendar year, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder, a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information that the issuer deems necessary to enable the noteholder to prepare its tax returns.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

   A "servicer default" under the Sale and Servicing Agreement will include:

   (a) any failure by the servicer to deliver to the owner trustee or the indenture trustee any deposit or payment required to be so made, which failure continues unremedied for one business day after written notice from [the insurer], the owner trustee or the indenture trustee is received by the servicer or after discovery of the failure by the Servicer,

   (b) any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the noteholders [and the insurer] and which continues unremedied after applicable grace periods,

   (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the servicer or the transferor and certain actions by the servicer or the transferor indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations,

   (d) failure to deliver a servicer's certificate or annual statement of servicer's compliance within specified periods,

   (e) breach of any representation or warranty of the servicer set forth in the Sale and Servicing Agreement, which materially and adversely affects the rights of the noteholders [or the insurer] and remains uncured after applicable grace periods, and

   (f) [unless an Insurer Default has occurred and is continuing, certain defaults under the insurance agreement].

   If a servicer default occurs, then the Controlling Party or holders of notes representing not less than [25]% of the voting rights of the notes, or if the notes have been paid in full and the indenture has been discharged in accordance with its terms, by holders of certificates evidencing not less than [25]% of the voting interest of the certificates, may terminate the rights and obligations of the servicer under the Sale and Servicing Agreement. If this event occurs when __________ is the servicer, or, if ________ is terminated as servicer,
_____________ acting as backup servicer, has agreed, subject to the qualifications contained in the Sale and Servicing Agreement, to serve as successor servicer under the Sale and Servicing Agreement. As successor servicer, it will receive compensation at the Servicing Fee Rate and will no longer be entitled to receive a fee as backup servicer.

   Consistent with its customary procedures, the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule. However, no such arrangement will reduce the principal balance or APR of any Receivable or modify any Receivable if the amendment or modification would extend the final payment date of any Receivable beyond the Final Scheduled Payment Date. Some of the arrangements may result in the servicer purchasing the Receivable for the Purchase Amount. See "Risk Factors--Yield is Sensitive to Rate of Principal Prepayments on Receivables" in the prospectus. The servicer may sell the assets underlying the respective Receivable at public or private sale, or take any other action permitted by applicable law.

   The servicer may refinance any Receivable by accepting a new promissory note from the related obligor and applying the proceeds of the refinancing to pay all obligations in full of the obligor under the Receivable. The receivable created by the refinancing will not be property of the issuer.

SERVICING COMPENSATION

   The servicer is entitled on each payment date to the Servicing Fee for the related monthly period. The servicer may retain the Servicing Fee from collections on the Receivables.

APPOINTMENT OF SUBSERVICER

   The servicer may at any time appoint a subservicer to perform all or any portion of its obligations as servicer upon the prior written consent of the Controlling Party. However, the servicer may refer delinquent accounts to an outside collection agency for further collection and possible repossession of the related Receivable without the consent of the Controlling Party. The servicer will remain obligated and liable to the indenture trustee[, the insurer] and the noteholders for the servicing and administering of the Receivables in accordance with the provisions of the Receivables without diminution of its obligation and liability by virtue of the appointment of a subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer from time to time and none of the indenture trustee, [the insurer], the noteholders will have any responsibility for those fees and expenses.

AMENDMENT

   The Sale and Servicing Agreement may be amended from time to time by the transferor, the depositor, the indenture trustee, the originator, the servicer, the backup servicer, the custodian and the issuer, [with the consent of the insurer, so long as an Insurer Default has not occurred and is not continuing,] but without the consent of any of the noteholders or certificateholders to cure any ambiguity. This type of amendment may be made to correct or supplement any of its provisions, to comply with any changes in the code, or to make any other provisions with respect to matters or questions arising under the Internal Revenue Code of 1986, as amended, which would not be inconsistent with the provisions of the Sale and Servicing Agreement or the insurance agreement. However, [if the insurer is no longer the Controlling Party,] the action may not, as evidenced by an opinion of counsel delivered to the depositor, the owner trustee, the Rating Agencies and the indenture trustee, adversely affect in any material respect the interests of any noteholders and the certificateholders.

   The Sale and Servicing Agreement may also be amended from time to time by the transferor, the depositor, the originator, the servicer, the backup servicer, the indenture trustee and the owner trustee, with

   o [the consent of the insurer, if the insurer is the Controlling Party, but without the consent of any noteholders or certificateholders,] or

   o [if the insurer is no longer the Controlling Party,] with the consent of a Note Majority and the consent of the holders of certificates evidencing not less than a majority of the aggregate outstanding principal amount of the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the noteholders or the certificateholders.

   However, this amendment may not:

   o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the noteholders or the certificateholders or

   o reduce the percentage of the outstanding principal amount of the notes and the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of all the outstanding notes and the holders of all the outstanding certificates, of the class affected by the amendment.

   [In addition, if an Insurer Default has occurred and is continuing, the action may not materially adversely affect the interest of the insurer.]

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

   Information regarding certain legal aspects of the receivables is set forth under "Certain Legal Aspects of the Receivables" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person. This summary does not address special tax rules that may apply to certain types of investors, such as banks, insurance companies and securities dealers, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Considerations," and supersedes that discussion to the extent that it is inconsistent therewith. The authorities on which this discussion is based are subject to change or differing interpretations, and that change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax considerations to them of the purchase, ownership and disposition of the notes.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

   In the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, the issuer will not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather the issuer will be ignored and treated as a mere security device when there is a single beneficial owner of the issuer, or will be treated as a domestic partnership when there are two or more beneficial owners of the issuer.

TAXATION OF HOLDERS

   Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax considerations of the transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in the property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuer has relinquished, and the investor has obtained, substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, the notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the Receivables or an equity interest in the issuer.

   Interest and Original Issue Discount. Interest on the notes will be treated as income to beneficial owners as those amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the notes will [not] be issued with original issue discount for federal income tax purposes. Any premium or de minimis original issue discount with respect to the notes will be determined in the same manner as described under "Federal Income Tax Considerations" in the accompanying prospectus. The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is 100% of the prepayment assumption, in the case of the Class A-1 notes and % CPR, in the case of the Class A-2 and Class A-3 Notes.

   Sale, Exchange, Retirement or Other Disposition. Upon the sale, exchange, retirement or other disposition of a note, a beneficial owner who holds the note as a capital asset generally will recognize capital gain or loss equal to the difference, if any, between the amount realized (adjusted for accrued stated interest) on the sale or other disposition of the owner's note and the owner's cost for that note, increased by any original issue discount or accrued market discount reported as income or decreased by any amortized bond premium. Long-term capital gains of non-corporate investors, generally, gains on notes held for more than one year, would be subject to a lower maximum tax rate than ordinary income or short-term capital gains of those holders. Corporations are subject to the same tax rate on ordinary income and capital gains.

   Taxation of Certain Foreign Investors. Interest, including original issue discount, payable to beneficial owners of notes who are nonresident aliens, foreign corporations, or other non-U.S. Persons, i.e., any person who is not a U.S. Person, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that this non-U.S. Person: (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C) with respect to the depositor or the issuer and (2) provides the owner trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the note is a non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the note is effectively connected with the conduct of a trade or business within the United States by that non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax considerations to them of owning a note.

   The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of notes held by a foreign partnership, that
(x) the statements described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Similar rules apply in the case of notes held by other flow-through entities and intermediaries. Investors who are non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   Payments made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) of "reportable payments," including interest accruals, original issue discount, and, under certain circumstances, payments in respect of principal amount, unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from payments on the notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax. The new regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reports of interest, original issue discount and certain information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

   See "Federal Income Tax Considerations--Trusts Treated as Partnerships--Tax Characterization of the Trust as a Partnership" in the accompanying prospectus.

                                ERISA CONSIDERATIONS

   Subject to the considerations set forth below and under "ERISA Considerations" in the accompanying prospectus, the notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Section 406 of ERISA prohibits parties in interest with respect to a [______] Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) or section 502(l) of ERISA) on disqualified persons who engage in non-exempt prohibited transactions or breaches of fiduciary duty. The U.S. Department of Labor has granted to [_______], an Underwriter Exemption (as summarized in the accompanying prospectus), as modified by PTE 2000-58, 65 Fed. Reg. 67765 (2000), and PTE 2002-41, 67 Fed. Reg. 54487 (2002), from certain of the
prohibited transaction provisions of ERISA and the Code, provided that the conditions set forth in the Underwriter Exemption are met. See "ERISA Considerations" in the accompanying prospectus. Before purchasing a note, a fiduciary of a Plan should itself confirm that (i) the notes constitute "securities" for purposes of the Underwriter Exemption and (ii) the specific and general conditions and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determinations to the availability of the exemptive relief provided in the Underwriter Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including, with respect to governmental plans, any exemptive relief afforded under any federal, state or local law that is, to a material extent, similar to Title I of ERISA or Section 4975 of the Code. A purchaser of a note should be aware however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

   The United States Department of Labor has issued a regulation (29 CFR Section 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan. This regulation provides that, as general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. This regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, we believe that the notes should not be treated as "equity interests" for purposes of the regulation. Accordingly, the acquisition of the notes by benefit plan investors should not cause the assets of the trust to be treated as Plan assets for purposes of Title I of ERISA. However, the notes may not be purchased with the assets of a Plan if the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

   (1) has investment or administrative discretion with respect to the assets of the investing Plan;

   (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or

   (3) is an employer maintaining or contributing to such Plan.

   Certain affiliates of the trust or the servicer might be considered or might become Parties in Interest with respect to a Plan. In such cases if the Underwriter Exemption did not apply, the acquisition or holding of notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as one of the following Prohibited Transaction Class Exemptions ("PTCE").

   o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager,"

   o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts,

   o PTCE 91-38, which exempts certain transactions involving bank collective investment funds,

   o PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or

   o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

   Each purchaser or transferee of a note that is a Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

   For additional information regarding treatment of the notes under ERISA, See "ERISA Considerations" in the accompanying prospectus.

   PRIOR TO MAKING AN INVESTMENT IN NOTES, FIDUCIARIES OF PLAN INVESTORS, WHETHER OR NOT SUCH PLAN IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE, AND, PARTICULARLY IN THE CASE OF NON-ERISA PLANS AND ARRANGEMENTS, ANY ADDITIONAL STATE, LOCAL AND FOREIGN LAW CONSIDERATIONS, AS APPLICABLE, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES OF AN INVESTMENT IN NOTES.

                                LEGAL INVESTMENT

   [The Class A-1 notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940.]

                                  UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the issuer to sell to each of the underwriters listed below, and each of the underwriters has agreed to purchase, the principal amount of each class of the notes set forth opposite its name below. Under the terms and conditions of the underwriting agreement, each of the underwriters is obligated to take and pay for all of the notes if any are taken.

                                       CLASS A-1      CLASS A-2      CLASS A-3
            UNDERWRITERS                 NOTES          NOTES          NOTES
-----------------------------------    ---------      ---------      ---------
Barclays Capital Inc..............      $              $              $
[____________________]............
Total.............................

   The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth below, and to selling group members at those prices less a selling concession not in excess of the percentage set forth below for each class of notes. The underwriters may allow, and the selling group members may also allow, a subsequent concession not in excess of the percentage set forth below for each class of notes. After the initial public offering, the public offering price and such concessions may be changed.


                     PRICE TO      UNDERWRITING      SELLING
                      PUBLIC         DISCOUNT       CONCESSION     REALLOWANCE
----------------     --------      ------------     ----------     -----------
Class A-1 Notes         %             %                %              %
Class A-2 Notes
Class A-3 Notes

   The depositor does not intend to apply for listing of the notes on a national securities exchange, but has been advised by the underwriters that they may make a market in the notes. The underwriters are not obligated, however, to make a market in the notes and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the notes.

   The depositor, the transferor and the servicer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the ordinary course of their respective businesses, each underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the depositor, the transferor and the servicer.

   After the initial distribution of the notes by the underwriters, this prospectus supplement may be used by the underwriters or its successors, in connection with offers and sales relating to market making transactions in the notes. The underwriters may act as principal or agent in these transactions. The transactions will be at prices related to prevailing market prices at the time of sale. Each underwriter is a member of the New York Stock Exchange, Inc.
The underwriter is an affiliate of the depositor.

                                     EXPERTS

   [The consolidated balance sheets of __________, the insurer, and subsidiaries as of December 31, ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in this prospectus supplement. These statements have been so incorporated in reliance on the report of __________, independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                  LEGAL MATTERS

   The validity of the notes and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. [Certain legal matters will be passed upon for the insurer by __________, __________ to the insurer.]

                                     RATINGS

   As a condition to the issuance of the Class A notes, the Class A-1 notes must be rated "____" by __________________________________ and "___" by
_____________________________, and the Class A-2 notes and the Class A-3 notes must be rated "___" by ___________________ and "___" by
__________________________.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the offered notes address the likelihood of the receipt by noteholders of all distributions to which such noteholders are entitled. The ratings assigned to the offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                GLOSSARY OF TERMS

   "ABS" the prepayment model used in this prospectus supplement to measure prepayments on Receivables.

   "AMOUNT FINANCED" means, with respect to a Receivable, the amount advanced under that Receivable toward the purchase price or refinancing of the [automobile] [recreational vehicle] [motorcycle] [light duty truck] and any related costs.

   "APR" means annual percentage rate.

   "AVAILABLE FUNDS" means, with respect to any Determination Date, the sum of:


   (1) the Collected Funds for the related Collection Period,

   (2) all Purchase Amounts deposited in the Collection Account during the related Collection Period,

   (3) the monthly Capitalized Interest Amount with respect to the related payment date,

   (4) [the Yield Supplement Amount with respect to the related payment date, and]

   (5) following the acceleration of the notes pursuant to the indenture, the amount of money or property collected by the indenture trustee with respect to the assets of the issuer, from the sale of the assets or otherwise since the preceding Determination Date.

   ["CAPITALIZED INTEREST ACCOUNT" is an account which is an asset of the trust established with the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.]

   "CERTIFICATE DISTRIBUTION ACCOUNT" is a separate account maintained for the purpose of making distributions to certificateholders.

   "CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the Certificateholders' Percentage of the Principal Distributable Amount.

   "Certificateholders' Percentage" means

   (1) for each payment date prior to the payment date on which the Class A-3 notes are paid in full, %,

   (2) on the payment date on which the Class A-3 notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of:

      (a) the Principal Distributable Amount for the payment date over

      (b) the outstanding principal amount of the Class A-3 notes immediately prior to the payment date, and the denominator of which is the Principal Distributable Amount for the payment date, and

   (3) for each subsequent payment date to and including the payment date on which the Certificate Balance is reduced to zero, 100%.

   "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any payment date, the excess of the Certificateholders' Principal Distributable Amount for the preceding payment date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on that preceding payment date.

   "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Certificateholders' Monthly Principal Distributable Amount for the payment date and the Certificateholders' Principal Carryover Shortfall for the payment date. However, the Certificateholder's Principal Distributable Amount may not exceed the Certificate Balance.

   CLASS A-1 FINAL SCHEDULED PAYMENT DATE" is _______________, the date on which the Class A-1 notes will be due.

   "CLASS A-2 FINAL SCHEDULED PAYMENT DATE" is _______________, the date on which the Class A-2 notes will be due.

   "CLASS A-3 FINAL SCHEDULED PAYMENT DATE" is _______________, the date on which the Class A-3 notes will be due.

   "CODE" means the Internal Revenue Code of 1986, as amended.

   "COLLECTED FUNDS" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period.

   "COLLECTION ACCOUNT" is an account established in the name of the indenture trustee on behalf of the noteholders, the certificateholders and the insurer, into which payments or other amounts received with respect to the Receivables will be deposited.

   "COLLECTION PERIOD" is any calendar month, or, in the case of the initial Collection Period, the period from the Initial Cut-off Date to and including _______________, 200 . References to the "Collection Period" in this prospectus supplement shall mean the "remittance period" for purposes of the prospectus.

   "CONTROLLING PARTY" means, [the insurer, so long as no Insurer Default exists, and] the indenture trustee for the benefit of the noteholders, [for so long as an Insurer Default exists]. However, the owner trustee for the benefit of the certificateholders will be the Controlling Party after all unpaid principal and interest on the notes [and all amounts owing to the insurer under the insurance agreement] have been paid in full.

   "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to:

      (1) the excess of the principal balance of the Receivable immediately prior to the order over the principal balance of the Receivable as so reduced and/or

      (2) if the court has issued an order reducing the effective rate of interest on the Receivable, the net present value of the scheduled payments with respect to the Receivables as so modified or restructured. When calculating this net present value, the discount rate will be the higher of the annual percentage rate on that Receivable or the rate of interest, if any, specified by the court in that order.

A Cram Down Loss will be deemed to have occurred on the date of issuance of the order.

   "CUT-OFF DATE" means, with respect to an Initial Receivable, the Initial Cut-off Date, and, with respect to a Subsequent Receivable, the related Subsequent Cut-off Date.

   "DEFICIENCY CLAIM AMOUNT" on any Determination Date will equal the excess, if any, of the sum of the amounts payable on the related payment date from the Distribution Amount:

      (1) to the servicer, any accrued and unpaid servicing fee for the related calendar month to the extent not retained by the servicer;

      (2) pro rata, all accrued and unpaid fees and expenses due and owing the indenture trustee, the owner trustee, the backup servicer, the custodian and the indenture collateral agent;

      (3) to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

      (4) to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes--Payments of Principal" in this prospectus supplement; and

      (5) [to the Insurer, any amounts due and owing under the Insurance Agreement; over the amount of Available Funds with respect to that Determination Date].

   "DETERMINATION DATE" is the ______ business day prior to each payment date.

   "DISTRIBUTION AMOUNT" with respect to any payment date, the sum of:

      (1) the Available Funds for the immediately preceding Determination Date, plus

      (2) [any amounts received with respect to the Deficiency Claim Amount, from the Reserve Account, an Insurer Optional Deposit or otherwise other than from draws under the Policy, by the indenture trustee, with respect to the payment date].

   "DTC" means the Depository Trust Company.

   "FINAL SCHEDULED PAYMENT DATES" are the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date and the Class A-3 Final Scheduled Payment Date referred to in this prospectus supplement.

   "INITIAL CUT-OFF DATE" is _______________, 200__.

   ["INITIAL PRE-FUNDED AMOUNT" a cash amount equal to approximately $ deposited in the Pre-Funding Account on the closing date.]

   "[INITIAL] RECEIVABLES" are [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] assigned to the issuer on the closing date.

   ["INSURER DEFAULT" means the insurer is in continuing default on its obligations under the Policy or where bankruptcy events have occurred with respect to the insurer.]

   ["INSURER OPTIONAL DEPOSIT" means, with respect to any payment date, an amount delivered by the insurer for deposit into the Collection Account for any of the following purposes:

      (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the issuer with respect to the payment date, or

      (2) to include the funds to the extent that without those amounts a draw would be required to be made on the Policy.]

   "LIQUIDATED RECEIVABLE" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Collection Period,

      (1) [60 days] have elapsed since the servicer repossessed the asset underlying the Receivable,

      (2) the servicer has determined in good faith that all amounts it expects to recover have been received,

      (3) the asset underlying the Receivable has been sold and the proceeds received or

      (4) all or any portion of any scheduled payment by the obligor [is 120] days or more delinquent.

      "NET LIQUIDATION PROCEEDS" means, with respect to any Liquidated Receivable, all amounts, including insurance proceeds, realized with respect to the Receivable, other than amounts withdrawn from the Reserve Account and drawings under the Policy, net of

      (1) reasonable expenses incurred by the servicer in connection with the collection of the Receivable and the repossession and disposition of the asset underlying the Receivable and

      (2) amounts that are required to be refunded to the obligor on that Receivable; provided that Net Liquidation Proceeds with respect to any Receivable may not be less than zero.

   "NON-U.S. PERSON" is a person who is not a U.S. Person.

   "NOTE DISTRIBUTION ACCOUNT" is an account established and maintained by the servicer, in the name of the indenture trustee, on behalf of the noteholders and the insurer, in which amounts released from the Collection Account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

   "NOTE MAJORITY" means holders of 50% or more of the aggregate principal balance of the notes.

   "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Noteholder's Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

   "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any payment date,

   o  the excess of:

      (1) the Noteholders' Interest Distributable Amount for the preceding payment date, over

      (2) the amount in respect of interest that was actually deposited in the Note Distribution Account on the preceding payment date, plus

   o interest on the amount of interest due but not paid to noteholders on the preceding payment date, to the extent permitted by law, at the interest rate borne by those notes from the preceding payment date to but excluding the current payment date.

   "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the Noteholders' Monthly Interest Distributable Amount for the payment date and the Noteholders' Interest Carryover Shortfall for that payment date.

   "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any payment date, the sum of the products for each class of Notes of:

   (1) the product of the applicable interest rate for the class and 1/12 and

   (2) the outstanding principal amount of the class of notes immediately preceding the payment date.

   "NOTEHOLDERS' PERCENTAGE" will be approximately %, for each payment date until the Class A-3 notes have been paid in full, and then will be equal to zero.

   "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" for any payment date will equal the sum of:

   (1) the Noteholders' Percentage of the Principal Distributable Amount and

   (2) any unpaid portion of the amount described in clause (1) with respect to any prior payment date.

   "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any payment date:

   o the excess of:

      (1) the Noteholders' Principal Distributable Amount for the preceding payment date, over

      (2) the amount in respect of principal that was actually deposited in the Note Distribution Account on the preceding payment date, plus

   o interest on the amount of principal due but not paid to noteholders on the preceding payment date, to the extent permitted by law, at the interest rate borne by those notes from such preceding payment date to but excluding the current payment date.

   "OWNER TRUST AGREEMENT" is the trust agreement under which the trust for the transactions described in this prospectus supplement is formed.

   "PLAN" is any:

   (1) employee benefit plan as defined in Section 3(3) of ERISA,

   (2) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, or

   (3) entity whose underlying assets include plan assets by reason of a plan's investment in entities specified in clauses (1) and (2) above.

   ["POLICY" is a financial guaranty insurance policy issued by the insurer that guarantees full and timely payment of the Noteholders' Distributable Amount on each payment date.]

   ["POLICY CLAIM AMOUNT" means, the amount by which (a) the portion of the Distribution Amount available to make Scheduled Payments on the notes for any payment date is less than (b) the amount necessary to make the Scheduled Payments on the notes for that payment date.]

   "POOL BALANCE" means, at any time, the sum of the Principal Balances of the Receivables, excluding Purchased Receivables and Liquidated Receivables.

   ["PRE-FUNDED AMOUNT" is the Initial Pre-Funded Amount as reduced from time to time during the Pre-Funding Period by the amount of the Initial Pre-Funded Amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement.]

   ["PRE-FUNDING ACCOUNT" is an account which will be established with the indenture trustee which will be an asset of the trust and will be pledged to the indenture trustee for the benefit the noteholders.]

   ["PRE-FUNDING PERIOD" is the period from the closing date until the earliest of:

   (1) the date on which the amount on deposit in the Pre-Funding Account is less than $__________,

   (2) the occurrence of a servicer default under the Sale and Servicing Agreement, or

   (3) __________, 200__.]

   "PRINCIPAL BALANCE" for any Receivable, at any time, means the Amount Financed minus:

   (1) that portion of all amounts received on or prior to that date and allocable to principal in accordance with the terms of the Receivable, and

   (2) any Cram Down Loss in respect of that Receivable.

   "PRINCIPAL DISTRIBUTABLE AMOUNT" with respect to any payment date will be an amount equal to the sum of the following amounts:

   (1) the principal portion, allocable on the basis of the simple interest method, of all Collected Funds received during the immediately preceding calendar month, other than Liquidated Receivables and Purchased Receivables, including the principal portion of all prepayments;

   (2) the Principal Balance of all Receivables that became Liquidated Receivables during the related calendar month, other than Purchased Receivables;

   (3) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related calendar month;

   (4) [at the option of the insurer,] the Principal Balance of the Receivables that were required to be purchased by the transferor and the servicer during the related calendar month but were not purchased; and

   (5) the aggregate amount of Cram Down Losses that have occurred during the related calendar month.

   "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable. This amount includes one month's interest on the Receivable, in the month of payment, at the APR less the servicing fee, after giving effect to the receipt of any moneys collected, from whatever source, on such Receivable, if any.

   "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by the servicer or repurchased by the transferor or the originator pursuant to the Sale and Servicing Agreement.

   "RATING AGENCIES" are ___________ and _____________.

   "RECEIVABLES" the Initial Receivables together with the Subsequent
Receivables.

   "RECORD DATE" with respect to any payment date means the close of business on the business day preceding that payment date.

   "SALE AND SERVICING AGREEMENT" is the sale and servicing agreement dated as of ______ , 200 , between the originator, as seller and servicer, the transferor, the depositor, the issuer and the indenture trustee, backup servicer and custodian.

   ["SCHEDULED PAYMENT" means payments which are scheduled to be made on the notes during the term of the Policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by the Insurer, which payments for each payment date are:

   (1) the Noteholders' Interest Distributable Amount for such Payment Date and\

   (2) the Noteholders' Principal Distributable Amount.]

   "SERVICING FEE" is the fee to which the servicer is entitled under the Sale and Servicing Agreement on each payment date for the related monthly period equal to the sum of:

   (1) the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the monthly period and

   (2) the investment earnings, net of losses, on the Collection Account.

   "SERVICING FEE RATE" is the rate, equal to ___%, at which the Servicing Fee is paid.

   "SUBSEQUENT CUT-OFF DATE" the dates designated by the transferor from time to time as subsequent cut-off dates.

   "SUBSEQUENT RECEIVABLES" are the [automobile] [recreational vehicle] [motorcycle] [light duty truck] [sport utility vehicle] [van] [loans] assigned to the issuer from time to time after the closing date and prior to .

   "TRUST AGREEMENTS" means, collectively, any of the Sale and Servicing Agreement, the Owner Trust Agreement, the indenture and any subsequent transfer agreement.

   "U.S. PERSON" means:

   (1) a citizen or resident of the United States;

   (2) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

   (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

   (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

   "WEIGHTED AVERAGE RATE" means, with respect to any date of determination, a per annum rate equal to:

   (1) the sum of:

      (a) the product of (x) the outstanding principal amount of the Class A-1 Notes on that date and (y) the Class A-1 Interest Rate,

      (b) the product of (x) the outstanding principal amount of the Class A-2 Notes on that date and (y) the Class A-2 Interest Rate, and

      (c) the product of (x) the outstanding principal amount of the Class A-3 Notes on that date and (y) the Class A-3 Interest Rate, divided by

   (2) the outstanding principal amount of those notes on that date.

   ["YIELD SUPPLEMENT ACCOUNT" is an account that the transferor will establish for the benefit of the noteholders and the insurer, which will initially be a segregated trust account in the corporate trust department of the indenture trustee.]

   ["YIELD SUPPLEMENT AMOUNT" with respect to any payment date will determined by aggregating for all of the Receivables, one twelfth of the difference, if positive, between

   (1) the product of (a) the Principal Balance of the Receivable multiplied by
       (b) a rate equal to the Weighted Average Rate plus approximately _____%, which percentage represents the Servicing Fee Rate plus approximately _____%, and

   (2) the product of (a) the Principal Balance of the Receivable multiplied by
       (b) the APR on that Receivable.]

----------------------------------------
YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE NOTES IN ANY
STATE WHERE THE OFFER IS NOT PERMITTED.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary .........................................................           S-1
Risk Factors ....................................................           S-7
Forward-Looking Statements ......................................           S-11
Defined Terms ...................................................           S-11
The Trust .......................................................           S-11
The Trust Fund ..................................................           S-12
The Receivables Pool ............................................           S-13
The Transferor ..................................................           S-17
The Depositor ...................................................           S-18
The Originator and the Servicer .................................           S-18
Weighted Average Life of the Notes ..............................           S-18
Description of the Notes ........................................           S-21
Description of the Certificates .................................           S-27
[The Insurer] ...................................................           S-28
[The Policy] ....................................................           S-29
Description of the Sale and
  Servicing Agreement ...........................................           S-32
Certain Legal Aspects of the
  Receivables ...................................................           S-38
Federal Income Tax Considerations ...............................           S-39
ERISA Considerations ............................................           S-40
Legal Investment ................................................           S-42
Underwriting ....................................................           S-42
Experts .........................................................           S-43
Legal Matters ...................................................           S-43
Ratings .........................................................           S-43
Glossary of Terms ...............................................           S-44

               PROSPECTUS
[Summary of Terms...............................................................
Risk Factors....................................................................
Defined Terms...................................................................
The Trust Funds.................................................................
The Issuers.....................................................................
The Receivables.................................................................
Pool Factors....................................................................
Use of Proceeds.................................................................
The Depositor...................................................................
The Trustee.....................................................................
Description of the Securities...................................................
Description of the Sale and Servicing
Agreement.......................................................................
Certain Legal Aspects of the Receivables .......................................
Federal Income Tax Considerations...............................................
ERISA Considerations............................................................
Methods of Distribution ........................................................
Incorporation of Information by Reference.......................................
Legal Matters...................................................................
Financial Information...........................................................
Additional Information..........................................................
Ratings.........................................................................
Glossary of Terms...............................................................

DEALERS WILL BE REQUIRED TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THESE
SECURITIES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN
ADDITION, ALL DEALERS SELLING THESE
SECURITIES WILL DELIVER A PROSPECTUS
SUPPLEMENT AND PROSPECTUS UNTIL
____________, 200_.



========================================






      $___________ (APPROXIMATE)



      __________________________
        OWNER TRUST 200__-____



          [LOGO OF _________]



       ________________________
        ORIGINATOR AND SERVICER





SECURITIZED ASSET BACKED RECEIVABLES LLC
               DEPOSITOR



          ASSET-BACKED NOTES,
            SERIES 200__-__




   ----------------------------------
         PROSPECTUS SUPPLEMENT
   ----------------------------------




           BARCLAYS CAPITAL




           __________, 200__







========================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:

      SEC Registration Fee......................       $   404,500.00
      Legal Fees and Expenses...................           250,000.00
      Accounting Fees and Expenses..............            50,000.00
      Trustee's Fees and Expenses
         (including counsel fees)...............            20,000.00
      Printing and Engraving Expenses...........            75,000.00
      Rating Agency Fees........................           350,000.00
      Miscellaneous.............................            20,000.00
            Total                                      $ 1,169,500.00
                                                       ==============


---------------


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

            The Depositor was formed under the laws of the State of Delaware. The limited liability company agreement of the Depositor provides, in effect, that to the fullest extent permitted by law, the Depositor shall indemnify, hold harmless, protect and defend each of the former or current officers, member and, at the discretion of the member, any current or former delegate, employee or agent of the Depositor (collectively, the "Indemnitees"), against any losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or otherwise), including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any judgments, fines or amounts expended in settlement of any claim (whether civil, criminal, administrative, investigative or otherwise) threatened, pending or completed by reason of the fact that such person was a member, officer, delegate, employee, or agent of the company or is or was serving at the request of the Depositor as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise.

ITEM 16.  EXHIBITS.

    1.1    Form of Underwriting Agreement for Notes.
    1.2    Form of Underwriting Agreement for Certificates.
    3.1    Certificate of Formation of the Registrant.
   *3.2    Limited Liability Company Agreement.

    4.1    Form of Pooling and Servicing Agreement (including
           form of Mortgage-Backed Certificates).
    4.2    Form of Pooling and Servicing Agreement (including
           form of Automobile Receivables-Backed Certificates).
    4.3    Form of Trust Agreement (Mortgage Loans).
    4.4    Form of Trust Agreement (Automobile Receivables).
    4.5    Form of Indenture (including form of Mortgage-Backed
           Notes).
    4.6    Form of Indenture (including form of  Automobile
           Receivables-Backed Notes).
    4.7    Form of Sale and Servicing Agreement (relating to
           Mortgage-Backed Notes).
    4.8    Form of Sale and Servicing Agreement (relating to
           Automobile Receivables-Backed Notes).
    5.1    Opinion of Cadwalader, Wickersham & Taft LLP with
           respect to legality.
    8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.1).
   10.1    Form of Receivables Purchase Agreement
   23.1    Consent of Cadwalader, Wickersham & Taft LLP
           (included as part of Exhibit 5.1).
------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability
                  under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

            The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates or notes, as the case may be, in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, Securitized Asset Backed Receivables LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of August, 2003.


                              SECURITIZED ASSET BACKED RECEIVABLES LLC

                              By:  /s/ Michael Wade
                                 -------------------------------------
                              Name:    Michael Wade
                              Title:   President/Chief Executive Officer



                              By:  /s/ John Carroll
                                 -------------------------------------
                              Name:    John Carroll
                              Title:   Chief Financial Officer


                              By:  /s/ Paul Menefee
                                 -------------------------------------
                              Name:    Paul Menefee
                              Title:   Chief Accounting Officer

                                  EXHIBIT INDEX
                                  -------------



Number       Description of Document
------       -----------------------

 1.1         Form of Underwriting Agreement for Notes.
 1.2         Form of Underwriting Agreement for Certificates.
 3.1         Certificate of Formation of the Registrant.
*3.2         Limited Liability Company Agreement.
 4.1         Form of Pooling and Servicing Agreement (including form of
             Mortgage-Backed Certificates).
 4.2         Form of Pooling and Servicing Agreement (including form of
             Automobile Receivables-Backed Certificates).
 4.3         Form of Trust Agreement (Mortgage Loans).
 4.4         Form of Trust Agreement (Automobile Receivables).
 4.5         Form of Indenture (including form of Mortgage-Backed Notes).
 4.6         Form of Indenture (including form of  Automobile
             Receivables-Backed Notes).
 4.7         Form of Sale and Servicing Agreement (relating to
             Mortgage-Backed Notes).
 4.8         Form of Sale and Servicing Agreement (relating to Automobile
             Receivables-Backed Notes).
 5.1         Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.
 8.1         Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.1).
10.1         Form of Receivables Purchase Agreement
23.1         Consent of Cadwalader, Wickersham & Taft LLP (included as
             part of Exhibit 5.1).

* To be filed by amendment.